As filed with the Securities and Exchange Commission on April 15, 2011
Registration No. 333-156742
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 5
to
Form S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hines Global REIT, Inc.
(Exact name of registrant as specified in governing instruments)

2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Address, including zip code, and telephone number, including, area code, of principal executive offices)

Charles N. Hazen
2800 Post Oak Boulevard
Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Judith D. Fryer, Esq.
Alice L. Connaughton, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public: as soon as practicable after this registration statement becomes effective.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Hines Global REIT, Inc. $3,500,000,000 Maximum Offering $2,000,000 Minimum Offering

We were incorporated under the General Corporation Laws of the State of Maryland on December 10, 2008, to invest in a diversified portfolio of quality commercial real estate properties and other real estate investments throughout the United States and internationally. We are sponsored by Hines Interests Limited Partnership, or Hines, a fully integrated global real estate investment and management firm that has acquired, developed, owned, operated and sold real estate for over 50 years. As of April 11, 2011, we owned interests in six properties. These properties consisted of three U.S. office properties, one mixed-use office and retail complex in Birmingham, England, one office property in London, England and one industrial property in Austin, Texas. We elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2009.

Through our affiliated Dealer Manager, Hines Real Estate Investments, Inc., we are offering up to $3,000,000,000 in our common shares to the public at a price of $10.00 on a best efforts basis. We are also offering up to $500,000,000 in our common shares at a price of $9.50 to be issued pursuant to our distribution reinvestment plan. The offering price was arbitrarily determined by our board of directors. We reserve the right to reallocate the shares between the primary offering and the distribution reinvestment plan. You must initially invest at least $2,500. We had received subscriptions totaling our $2,000,000 minimum offering amount on October 19, 2009. This offering will terminate on or before August 5, 2011, unless extended by our board of directors.

We encourage you to carefully review the complete discussion of risk factors beginning on page 12 before purchasing our common shares. This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. Significant risks relating to your investment in our common shares include:

•	We have a limited operating history and the prior performance of other Hines affiliated entities may not be a good measure of our future results; therefore, there is no assurance we will be able to achieve our investment objectives;

•	There is no public market for our common shares; therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount;

•	This is a fixed price offering, and the offering price of our common shares was not established on an independent basis, therefore, the fixed offering price will not accurately represent the value of our assets, as it was arbitrarily determined, and the actual value of your investment may be substantially less;

•	This is a “blind pool” offering and you will not have the opportunity to evaluate all of our investments prior to purchasing shares of our common stock;

•	This is a best efforts offering and as such, the risk that we will not be able to accomplish our business objectives and that the poor performance of a single investment will materially adversely affect our overall investment performance, will increase if only a small number of shares are purchased in the offering;

•	The availability and timing of distributions we may pay is uncertain and cannot be assured;

•	Our distributions have been paid and may continue to be paid from sources such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. To the extent we pay distributions from sources other than our cash flow from operations, we will have less funds available for the acquisition of properties, and your overall return may be reduced;

•	There are significant restrictions and limitations on your ability to have all or any portion of your shares of our common stock redeemed under our share redemption program and, if you are able to have your shares redeemed, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares;

•	Due to the risks involved in the ownership of real estate investments, there is no guarantee of any return on your investment in Hines Global REIT, Inc., which we refer to as Hines Global, and you may lose some or all of your investment;

•	International investment risks, including the burden of complying with a wide variety of foreign laws and the uncertainty of such laws, the tax treatment of transaction structures, political and economic instability, foreign currency fluctuations, and inflation and governmental measures to curb inflation may adversely affect our operations and our ability to make distributions; and

•	We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We pay substantial fees and other payments to these affiliates for these services. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other investment vehicles sponsored by Hines. We also compete with affiliates of Hines for tenants and investment opportunities, and some of those affiliates will have priority with respect to certain investment opportunities.

	Price to the Public(1)	Selling Commission	Dealer Manager Fee	Proceeds to Us(2)

Primary Offering Per Share	$10.00	$.75	$.25	$9.00
Minimum Offering	$2,000,000	$150,000	$50,000	$1,800,000
Maximum Offering	$3,000,000,000	$225,000,000	$75,000,000	$2,700,000,000
Distribution Reinvestment Plan	$9.50	$—	$—	$9.50
Total Maximum for Distribution Reinvestment Plan	$500,000,000	$—	$—	$500,000,000
Total Maximum Offering (Primary and Distribution Reinvestment Plan)	$3,500,000,000	$225,000,000	$75,000,000	$3,200,000,000

(1)	Assumes we will sell $3,000,000,000 in the primary offering and $500,000,000 in our distribution reinvestment plan.

(2)	Proceeds are calculated before deducting issuer costs other than selling commissions and the dealer manager fee. These issuer costs are expected to consist of, among others, expenses of our organization, actual legal, bona fide out-of-pocket itemized due diligence expenses, accounting, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related expenses.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. THE ATTORNEY GENERAL OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

The use of projections or forecasts in this offering is prohibited. Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence that may flow from an investment in the common shares is not permitted.

The date of this prospectus is April [  ], 2011.

SUITABILITY STANDARDS

The common shares we are offering are suitable only as a long-term investment for persons of adequate financial means. There currently is no public market for our common shares, and we currently do not intend to list our shares on a national securities exchange. Therefore, it will likely be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount. You should not buy these shares if you need to sell them immediately, will need to sell them quickly in the future or cannot bear the loss of your entire investment.

In consideration of these factors, we have established suitability standards for all persons who may purchase shares from us in this offering. Investors with investment discretion over assets of an employee benefit plan covered under ERISA should carefully review the information entitled “ERISA Considerations.” These suitability standards require that a purchaser of shares have either:

•	a minimum annual gross income of at least $70,000 and a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $70,000; or

•	a minimum net worth (excluding the value of the purchaser’s home, home furnishings and automobiles) of at least $250,000.

Several states have established suitability standards different from those we have established. Shares will be sold only to investors in these states who meet the special suitability standards set forth below.

Kentucky, Michigan, Missouri, Oregon and Pennsylvania — In addition to our suitability requirements, investors must have a liquid net worth of at least 10 times their investment in our shares.

Alabama — In addition, an Alabama investor must have a liquid net worth of at least 10 times such Alabama resident’s investment in us and other similar programs.

Kansas — In addition, the Office of the Securities Commission of the State of Kansas recommends that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as “that portion of net worth which consists of cash, cash equivalents and readily marketable securities.”

Iowa and Ohio — In addition, an investor must have a liquid net worth of at least 10 times such resident’s investment in us and other real estate programs sponsored by Hines Interests Limited Partnership.

Tennessee — In addition to our suitability requirements, a Tennessee investor’s maximum investment in us and our affiliates cannot exceed 10% of such Tennessee resident’s net worth.

For purposes of determining suitability of an investor, net worth in all cases shall be calculated excluding the value of an investor’s home, furnishings and automobiles.

In the case of sales to fiduciary accounts (such as an IRA, Keogh Plan, or pension or profit-sharing plan), these suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares if the donor or grantor is the fiduciary. These suitability standards are intended to help ensure that, given the long-term nature of an investment in our common shares, our investment objectives and the relative illiquidity of our shares, our shares are an appropriate investment for those of you desiring to become stockholders. Our sponsor and each person selling our shares must make every reasonable effort to determine that the purchase of common shares is a suitable and appropriate investment for each stockholder based on information provided by the stockholder in the subscription agreement or otherwise. Our sponsor or each person selling our shares is required to maintain records of the information used to determine that an investment in common shares is suitable and appropriate for each stockholder for a period of six years.

In the case of gifts to minors, the suitability standards must be met by the custodian account or by the donor.

Subject to the restrictions imposed by state law, we will sell our common shares only to investors who initially invest at least $2,500. This initial minimum purchase requirement applies to all potential investors,

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including tax-exempt entities. A tax-exempt entity is generally any entity that is exempt from federal income taxation, including:

•	a pension, profit-sharing, retirement or other employee benefit plan that satisfies the requirements for qualification under Section 401(a), 414(d) or 414(e) of the Internal Revenue Code of 1986, as amended (the “Code”);

•	a pension, profit-sharing, retirement or other employee benefit plan that meets the requirements of Section 457 of the Code;

•	trusts that are otherwise exempt under Section 501(a) of the Code;

•	a voluntary employees’ beneficiary association under Section 501(c)(9) of the Code; or

•	an IRA that meets the requirements of Section 408 or Section 408A of the Code.

The term “plan” includes plans subject to Title I of ERISA, other employee benefit plans and IRAs subject to the prohibited transaction provisions of Section 4975 of the Code, governmental or church plans that are exempt from ERISA and Section 4975 of the Code, but that may be subject to state law requirements, or other employee benefit plans.

In order to satisfy the initial minimum purchase requirements for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. You should note that an investment in our common shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. Except in Maine, Minnesota, Nebraska and Washington (where any subsequent subscriptions by investors must be made in increments of at least $1,000), investors who have satisfied the initial minimum purchase requirement may make additional purchases through this or future offerings in increments of at least five shares, except for purchases made pursuant to our distribution reinvestment plan which may be in increments of less than five shares.

You must obtain our approval prior to any transfer of your shares if, as a result of such transfer, you or the transferee will own less than the initial minimum purchase requirement, unless you are transferring all of your shares, such transfer is made on behalf of a plan, or such transfer is made by gift, inheritance, intra-family transfer or family dissolution. In addition, no transfer or assignment may be made of a fractional share without our prior approval.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information inconsistent with that contained in this prospectus. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where such offers and sales are permitted.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering that is not otherwise addressed in the “Prospectus Summary” section of this prospectus. You should read this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any of the common shares offered by this prospectus.

Q:	What is Hines Global REIT, Inc. or Hines Global?

A:	Hines Global REIT, Inc., which we refer to as Hines Global, was formed in December 2008 as a Maryland corporation. As of April 11, 2011, we owned interests in six properties. These properties consisted of three U.S. office properties, one mixed-use office and retail complex in Birmingham, England, one office property in London, England and one industrial property in Austin, Texas. We intend to invest in a diversified portfolio of quality commercial real estate properties and other real estate investments throughout the United States and internationally.

We commenced this offering in August 2009. As of April 11, 2011, we had raised approximately $560.0 million of gross proceeds pursuant to this offering, including $12.3 of gross proceeds under our distribution reinvestment plan.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is an entity that:

• combines the capital of many investors to acquire or provide financing for a diversified portfolio of real estate investments under professional management;

• is able to qualify as a “real estate investment trust” for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and

• pays distributions to investors of at least 90% of its annual ordinary taxable income.

In this prospectus, we refer to an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes as a “REIT.” We made the election to be taxed as a real estate investment trust for U.S. federal income tax purposes beginning with our taxable year ending December 31, 2009.

Q:	Who is Hines?

A:	Hines Interests Limited Partnership, which we refer to as Hines, is our sponsor. Hines is a fully integrated global real estate investment and management firm and, with its predecessor, has been investing in real estate and providing acquisition, development, financing, property management, leasing and disposition services for over 50 years. Hines provides investment management services to numerous investors and partners including pension plans, domestic and foreign institutional investors, high net worth individuals and retail investors. Hines is owned and controlled by Gerald D. Hines and his son Jeffrey C. Hines. As of December 31, 2010, Hines and its affiliates had ownership interests in a real estate portfolio of over 211 projects, valued at approximately $18.3 billion. Please see “Management — Hines and Our Property Management, Leasing and Other Services — The Hines Organization” for more information regarding Hines.

Q:	What competitive advantages does Hines Global achieve through its relationship with Hines and its affiliates?

A:	We believe our relationship with Hines and its affiliates provides us the following benefits:

• Global Presence — Our relationship with Hines and its affiliates as our sponsor and advisor allows us to have access to an organization that has extraordinary depth and breadth around the world with, as of December 31, 2010, approximately 3,200 employees (including approximately 1,000 employees outside of the United States) located in 66 cities across the United States and 16 foreign countries. This provides us a significant competitive advantage in drawing upon the experiences resulting from the vast and varied real estate cycles and strategies that varied economies and markets experience.

As part of a global organization, all Hines offices and the investments they make get the benefit of:

• Hines’ international tenant base, which as of December 31, 2010 consists of more than 3,550 national and multinational corporate tenants;

• Extensive international financial relationships providing access to a broad base of buyers, sellers and debt financing sources;

• Awareness of and access to new state-of-the-art building technologies as new experiences are gained on the projects which Hines has under development or management anywhere in the world; and

• International “institutional” best practices on a global scale:

– Operating partner transparency;

– Accounting standards;

– Construction techniques;

– Property management services; and

– Sustainability leadership.

• Local Market Expertise — Hines’ global platform is built from the ground up based on Hines’ philosophy that real estate is essentially a local business. Hines provides us access to a team of real estate professionals who live and work in individual major markets around the world. These regional and local teams are fully integrated to provide a full range of real estate investment and management services including sourcing investment opportunities, acquisitions, development, re-development, financing, property management, leasing, asset management, disposition, accounting and financial reporting.

• Centralized Resources — Hines’ headquarters in Houston, Texas provides the regional and local teams with, as of December 31, 2010, a group of approximately 374 personnel who specialize in areas such as capital markets, corporate finance, construction, engineering, operations, marketing, human resources, cash management, risk management, tax and internal audit. These experienced personnel provide a repository of knowledge, experience and expertise and an important control point for preserving performance standards and maintaining operating consistency for the entire organization.

• Tenure of Personnel — Hines has one of the most experienced executive management teams in the real estate industry. As of December 31, 2010, all ten of Hines’ executive vice presidents have individual tenures of between 24 and 38 years, with an average tenure within the organization of 31 years.

• Long-Term Track Record — Hines has more than 50 years of experience in creating and successfully managing capital and real estate investments for numerous third-party investors. As stated above, as of December 31, 2010, Hines and its affiliates had approximately 3,200 employees (including approximately 1,000 employees outside of the United States) located in regional and local offices in 66 cities in the United States and in 16 foreign countries around the world. Since its inception in 1957, Hines, its predecessor and their respective affiliates have acquired or developed 920 real estate projects representing more than 295 million square feet.

Please see “Risk Factors — Risks Related to Potential Conflicts of Interest” and “Conflicts of Interest” for a discussion of certain risks and potential disadvantages of our relationship with Hines.

Q:	How will you structure the ownership and operation of your assets?

A:	We own substantially all of our assets and conduct our operations through an operating partnership called Hines Global REIT Properties LP. We are the sole general partner of Hines Global REIT Properties LP. Because we plan to conduct substantially all of our operations through an operating partnership, we are organized as an “UPREIT.” To avoid confusion, in this prospectus:

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• we refer to Hines Global REIT Properties LP as the “Operating Partnership” and partnership interests and special partnership interests in the Operating Partnership, respectively, as “OP Units” and “Special OP Units;”

• the use of “we,” “our,” “us” or similar pronouns in this prospectus refers to Hines Global REIT, Inc. and its direct and indirect wholly owned subsidiaries which includes the Operating Partnership, as required by the context in which such term is used.

For a discussion of certain risks related to our UPREIT structure, please see “Risk Factors — Risks Related to Potential Conflicts of Interest — Our UPREIT structure may result in potential conflicts of interest.”

Q:	Who chooses which real estate investments you will invest in?

A:	Hines Global REIT Advisors LP makes recommendations for all of our investment decisions, which are subject to the approval of our board of directors. In this prospectus, we refer to Hines Global REIT Advisors LP as our “Advisor.”

Q:	What fees and expense reimbursements do we pay to our Advisor, Hines and other affiliates of Hines in connection with your operations?

A:	We pay fees to our Advisor, Hines and other affiliates of Hines for services relating to, among other things, this offering, acquisitions and dispositions of real estate investments, our financings, the conduct of our day-to-day activities and the management of our real estate investments, which could be increased or decreased during or after this offering. Please see “Management Compensation, Expense Reimbursements and Operating Partnership OP Units and Special OP Units” for an explanation of the fees and expense reimbursements we pay to our Advisor, Hines and other affiliates of Hines in connection with our operations. Entities in which we may invest may pay Hines and/or its affiliates fees or other compensation in connection with the real estate investments of such entities.

Q:	What investment or ownership interests will Hines or any of its affiliates have in us?

A:	Hines or its affiliates have the following investments and ownership interests in us:

• an investment of $10,000 in shares of our common stock by Hines Global REIT Investor Limited Partnership, an affiliate of Hines;

• an investment of $190,000 in limited partner interests of the Operating Partnership by Hines Global REIT Associates Limited Partnership, an affiliate of Hines;

• an interest in the Operating Partnership, denominated as Special OP Units, by Hines Global REIT Associates Limited Partnership with economic terms as more particularly described in “The Operating Partnership — Special OP Units;” and

• Hines or its affiliates may also elect to receive certain fees, such as acquisition, debt financing, asset management and disposition fees, in OP Units rather than cash. Please see “Management Compensation, Expense Reimbursements and Operating Partnership OP Units and Special OP Units” for a description of the fees which may be paid with OP Units.

Q:	What is Hines Global’s term and the timing of a Liquidity Event?

A:	Subject to then existing market conditions, we expect to consider alternatives for providing liquidity to our stockholders beginning eight to ten years following the commencement of this offering, which began in August 2009. While we expect to seek a Liquidity Event in this timeframe, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that timeframe. Our board of directors has the sole discretion to consider a Liquidity Event at any time if it determines such event to be in our best interests. Hines Global does not have a stated term, as we believe setting finite dates for possible, but uncertain future liquidity events may result in actions that are not necessarily in the best interest or within the expectations of our stockholders. A “Liquidity Event”

could consist of a sale of our assets, our sale or merger, a listing of our shares on a national securities exchange or a similar transaction.

Q:	Why should I invest in real estate investments?

A:	Allocating some portion of your investment portfolio to real estate investments may provide you with portfolio diversification, reduction of overall risk, a hedge against inflation, and attractive risk-adjusted returns. For these reasons, real estate has been embraced as a major asset class for purposes of asset allocations within investment portfolios. According to the 2011 Plan Sponsor Survey of U.S. pension funds prepared by Institutional Real Estate, Inc. and Kingsley Associates, the 100 institutions represented in the survey allocated an average of 8.53% of their total portfolios to real estate in 2010. Although institutional investors can invest directly in real estate investments and on substantially different terms than individual investors, we believe that individual investors can also benefit by adding a real estate component to their investment portfolios. You and your financial advisor, investment advisor or financial planner should determine whether investing in real estate would benefit your investment portfolio. Please see “Risk Factors — Risks Related to Investments in Real Estate — A continued economic slowdown or rise in interest rates or other unfavorable changes in economic conditions in the markets in which we operate could adversely impact our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment” for a discussion of the current economic slowdown and disruptions in the capital and credit markets.

Q:	What are your investment objectives?

A:	Our primary investment objectives are to:

• preserve invested capital;

• invest in a diversified portfolio of quality commercial real estate properties and other real estate investments;

• pay regular cash distributions;

• achieve attractive total returns upon the ultimate sale of our investments or occurrence of some other Liquidity Event; and

• remain qualified as a real estate investment trust, or “REIT,” for federal income tax purposes.

Q:	How would you describe your real estate property acquisition and operations process?

A:	We have and expect to continue to buy real estate with part of the proceeds of this offering that we believe have some of the following attributes:

• Preferred Location. We believe that location often has the single greatest impact on an asset’s long-term income-producing potential and value and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to achieve attractive total returns.

• Premium Buildings. We seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties.

• Quality Tenancy. We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations.

We believe that following an acquisition, the additional component of proactive property management and leasing is a critical element necessary to achieve attractive investment returns for investors. Actively anticipating and quickly responding to tenant needs are examples of areas where proactive property management may make the difference in a tenant’s occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which may result in better financial performance of the property.

Q:	Do you currently own any investments?

A:	As of April 11, 2011, we owned interests in six properties. These properties consisted of three U.S. office properties, one mixed-use office and retail complex in Birmingham, England, one office property in London, England and one industrial property in Austin, Texas. These properties contain, in the aggregate, 2.2 million square feet of leasable space. We may purchase properties or make other real estate investments that relate to varying property types including office, retail, industrial, multi-family residential and hospitality or leisure.

Q:	What kind of offering is this?

A:	Through our Dealer Manager we are offering a maximum of $3,000,000,000 of common shares to the public in a primary offering on a “best efforts” basis at $10.00 per share. We are also offering up to $500,000,000 of common shares to be issued pursuant to our distribution reinvestment plan at $9.50 per share to those stockholders who elect to participate in such plan as described in this prospectus. We reserve the right to reallocate the shares of common stock being offered between the primary offering and the distribution reinvestment plan. We refer to our shares of common stock, par value $0.001 per share, as our “common shares” or “shares” in this prospectus.

Q:	How does a “best efforts” offering work?

A:	When shares are offered to the public on a “best efforts” basis, no underwriter, broker dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee that any minimum number of shares will be sold.

Q:	Who can buy shares?

A:	Generally, you may purchase shares if you have either:

• a minimum net worth (not including home, furnishings and personal automobiles) of at least $70,000 and a minimum annual gross income of at least $70,000; or

• a minimum net worth (not including home, furnishings and personal automobiles) of at least $250,000.

However, these minimum levels may vary from state to state, so you should carefully read the suitability requirements explained in the “Suitability Standards” section of this prospectus.

Q:	How do I subscribe for shares?

A:	If you choose to purchase common shares in this offering, you will need to contact your registered broker dealer or investment advisor and fill out a subscription agreement like the one attached to this prospectus as Appendix B for a certain investment amount and pay for the shares at the time you subscribe.

Q:	Is there any minimum required investment?

A:	Yes. You must initially invest at least $2,500, which will equal 250 shares, assuming no discounts apply. Thereafter, subject to restrictions imposed by state law, you may purchase additional shares in whole or fractional share increments subject to a minimum for each additional purchase of $50. You should carefully read the minimum investment requirements explained in the “Suitability Standards” section of this prospectus.

Q:	Are distributions I receive taxable?

A:	Yes and no. Generally, distributions that you receive will be considered ordinary income to the extent of our current or accumulated earnings and profits. In addition, because depreciation expense reduces earnings and profits but does not reduce cash available for the payment of distributions, and because we initially expect such depreciation expense to exceed our non-deductible expenditures, we expect a portion of your distributions will be considered returns of capital for tax purposes. These amounts will not be subject to tax immediately to the extent of your basis in your shares but will instead reduce the tax basis of your investment. To the extent these amounts exceed your basis in your shares, they will be treated as having been paid in exchange for shares. This in effect defers a portion of your tax until your shares are sold or we are liquidated, at which time you will generally be taxed at capital gains rates (assuming you have held your shares for at least one year). However, because each investor’s tax implications are different, we suggest you consult with your tax advisor. You and your tax advisor should also review the section of this prospectus entitled “Material U.S. Federal Income Tax Considerations.”

Q:	What will you do with the proceeds from your primary offering?

A:	If we sell all the shares offered in our primary offering, we expect to use approximately 89.2% of the gross proceeds to make real estate investments and to pay acquisition fees and expenses related to those investments. We will use the remaining approximately 10.8% of the gross proceeds to pay sales commissions, dealer manager fees and issuer costs.

Q:	How long will this offering last?

A:	We currently expect that this offering will terminate on August 5, 2011; however, we reserve the right to extend this offering at any time. In addition, we reserve the right to terminate this offering for any other reason at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes, periodic updates on the performance of your investment will be made available to you, including:

• distribution statements;

• periodic prospectus supplements during the offering;

• an annual report;

• an annual IRS Form 1099-DIV, if required; and

• three quarterly financial reports.

We will make this information available to you via one or more of the following methods:

• electronic delivery; or

• posting on our web site, located at www.hinesrei.com/global/investorrelations, along with any required notice.

In addition, to the extent required by law or regulation or, in our discretion, we may make certain of this information available to you via U.S. mail or other courier.

Q:	When will I get my detailed tax information?

A:	Generally, we expect that we will send you your Form 1099-DIV tax information for each year by January 31 of the following year.

Q:	Who is your transfer agent?

A:	Our transfer agent is DST Systems, Inc.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

Hines Real Estate Investments, Inc. 2800 Post Oak Boulevard, Suite 4700 Houston, Texas 77056-6118 Telephone: (888) 446-3773

If you have questions regarding our assets and operations, you should contact us at:

Hines Global REIT, Inc. 2800 Post Oak Boulevard, Suite 5000 Houston, Texas 77056-6118 Telephone: (888) 220-6121 Web site: www.hinesrei.com/global/investorrelations

PROSPECTUS SUMMARY

This prospectus summary highlights material information regarding our business and this offering that is not otherwise addressed in the “Questions and Answers about this Offering” section of this prospectus. You should read and consider this entire prospectus, including the section entitled “Risk Factors,” before deciding to purchase any common shares offered by this prospectus. We include a glossary of some of the terms used in this prospectus beginning on page 201.

Hines Global REIT, Inc.

We have invested and expect to continue to invest primarily in a diversified portfolio of quality commercial real estate properties and other real estate investments throughout the United States and internationally. We may purchase properties or make other real estate investments that relate to varying property types including office, retail, industrial, multi-family residential and hospitality or leisure. We may invest in operating properties, properties under development, and undeveloped properties such as land. Other real estate investments may include equity or debt interests including securities in other real estate entities and debt related to properties such as mortgages, mezzanine loans, B-notes, bridge loans, construction loans and securitized debt. We believe that there is an opportunity to create attractive total returns by employing a strategy of investing in a diversified portfolio of such investments which are well-selected, well-managed and disposed of at an optimal time. Our principal targeted assets are investments in properties, and other real estate investments that relate to properties, that have quality construction and desirable locations which can attract quality tenants. These types of investments are, or relate to, properties generally located in central business districts or suburban markets of major metropolitan cities worldwide. We intend to invest in a geographically diverse portfolio in order to reduce the risk of reliance on a particular market, a particular property and/or a particular tenant. We anticipate that international real estate investments may comprise a substantial portion of our portfolio.

We intend to obtain loans and other debt financing to provide additional proceeds to make additional real estate investments as well as to potentially enhance the returns of our investments.

We intend to continue to operate in a manner that will allow us to qualify as a REIT for U.S. federal income tax purposes. Among other requirements, REITs are required to distribute at least 90% of their annual ordinary taxable income.

We are Hines’ second publicly-offered REIT.

Our office is located at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Our telephone number is 1-888-220-6121. Our web site is www.hinesrei.com/global/investorrelations.com.

Our Board

We operate under the direction of our board of directors, which has a fiduciary duty to act in the best interest of our stockholders. Our board of directors has approval rights over each potential investment recommended by our Advisor and oversees our operations. We currently have seven directors, four of whom are independent directors. Our directors are elected annually by our stockholders. Our four independent directors serve on the conflicts committee of our board of directors, and this committee is required to review and approve all matters the board believes may involve a conflict of interest between us and Hines or its affiliates.

Our Advisor

Our Advisor, who manages our day-to-day operations, is an affiliate of Hines. Our Advisor is responsible for identifying potential investments, acquiring real estate investments, structuring and negotiating financings, asset and portfolio management, executing asset dispositions, financial reporting, public reporting and other regulatory compliance, investor relations and other administrative functions. Our Advisor may contract with other Hines entities or third parties to perform or assist with these functions.

Conflicts of Interest

We rely on affiliates of Hines for our day-to-day operations and the selection of real estate investments. We pay substantial fees to these affiliates for these services. These affiliates are subject to conflicts of interest as a result of this and other relationships they have with us and other investment vehicles sponsored by Hines. We also compete with affiliates of Hines for tenants and investment opportunities, and some of those affiliates will have priority with respect to certain investment opportunities. Please see “Conflicts of Interest” and “Risk Factors — Risks Related to Potential Conflicts of Interests” for a more detailed description of the conflicts of interests, and the associated risks, related to our structure and ownership.

Our Structure

The following chart illustrates our general structure and relationship with Hines and its affiliates:

Entities wholly-owned and/or controlled by Gerald D. Hines and Jeffrey C. Hines
100%
Hines Interests Limited Partnership (Hines)
Indirectly owned 100% by Jeffrey C. Hines
Public Stockholders
Sole Member
Hines Global REIT Investor Limited Partnership
Hines Global REIT Advisors GP LLC
Limited Partner
100%
General Partner
Hines Global REIT, Inc.
Hines Global REIT Advisors LP (the Advisor)
99% Indirect
1% Ownership
General Partner
Limited Partner Interests (including OP Units and Special OP Units)(1)
Hines Global REIT Properties LP (the Operating Partnership)
Hines Global REIT Associates Limited Partnership
Real Estate Investments

Management Compensation, Expense Reimbursements and Operating Partnership OP Units and Special OP Units

Our Advisor and its affiliates will receive substantial fees in connection with this offering, our operations and any disposition or liquidation, which compensation could be increased or decreased during or after this offering. The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments we may pay directly to Hines and its affiliates in connection with this offering, our operations, and any disposition or liquidation. For purposes of this table, except as noted, we have assumed no volume discounts or waived commissions as discussed in the “Plan of Distribution.”

Estimated Maximum
(Based on
$3,000,000,000 in
Type and Recipient	Description and Method of Computation	Shares)(1)

Organization and Offering Activities(2)

Selling Commissions — our Dealer Manager	Up to 7.5% of gross offering proceeds from our primary offering, excluding proceeds from our distribution reinvestment plan; up to 7.0% of gross offering proceeds from our primary offering may be reallowed to participating broker dealers.	$225,000,000(3)

Dealer Manager Fee — our Dealer Manager	Up to 2.5% of gross offering proceeds from our primary offering excluding proceeds from our distribution reinvestment plan; up to 1.5% of gross offering proceeds from our primary offering may be reallowed to selected participating broker dealers as a marketing fee.(5)	$75,000,000(4)

Reimbursement of Issuer Costs — our Advisor	We will reimburse our Advisor for any issuer costs that they pay on our behalf. Included in such amount is 0.25% of the gross offering proceeds as reimbursement to our Dealer Manager and participating broker dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities.	$24,393,400

Investment Activities(6)

Acquisition Fee — our Advisor	2.0% of (i) the purchase price of real estate investments acquired, including any debt attributable to such investments or the principal amounts of any loans originated directly by us, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.(7)(8)	$52,227,580(9)

Acquisition Expenses — our Advisor	Reimbursement of acquisition expenses in connection with the purchase of real estate investments.(7)	Not determinable at this time

Debt Financing Fee — our Advisor	1.0% of the amount of any debt financing obtained or assumed by us or made available to us or our pro rata share of any debt financing obtained or assumed by or made available to any of our joint ventures. In no event will the debt financing fee be paid more than once in respect of the same debt.	Not determinable at this time(9)(10)

Development Fee — Hines or its Affiliates	We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic area of the project.(12)	Not determinable at this time(11)

Operational Activities(6)

Asset Management Fee — our Advisor	0.125% per month of the net equity we have invested in real estate investments at the end of each month.	Not determinable at this time(9)(13)

Estimated Maximum
(Based on
$3,000,000,000 in
Type and Recipient	Description and Method of Computation	Shares)(1)

Administrative Expense Reimbursements — our Advisor	Reimbursement of actual expenses incurred by our Advisor in connection with our administration on an ongoing basis.(14)	Not determinable at this time

Property Management Fee — Hines or its Affiliates	Customary property management fees if Hines or an affiliate is our property manager. Such fees will be paid in an amount that is usual and customary in that geographic area for that type of property.(12)(15)	Not determinable at this time

Leasing Fee — Hines or its Affiliates	Customary leasing fees if Hines or an affiliate is our primary leasing agent. Such fees will be paid in an amount that is usual and customary in that geographic area for that type of property.(12)(15)	Not determinable at this time

Tenant Construction Management Fees — Hines or its Affiliates	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines or an affiliate if the related services are provided by off-site employees.(16)	Not determinable at this time

Re-development Construction Management Fees — Hines or its Affiliates	Customary re-development construction management fees if Hines or its affiliates provide such services. Such fees will be paid in an amount that is usual and customary in the geographic area for that type of property.(12)	Not determinable at this time

Expense Reimbursements — Hines or its Affiliates	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(17)	Not determinable at this time

Disposition Fee — our Advisor	1.0% of (i) the sales price of any real estate investments sold, held directly by us, or (ii) when we hold investments indirectly through another entity, our pro rata share of the sales price of the real estate investment sold by that entity.(18)	Not determinable at this time(9)

Special OP Units — Hines Global REIT Associates Limited Partnership	The holder of the Special OP Units in the Operating Partnership will be entitled to receive distributions from the Operating Partnership in an amount equal to 15% of distributions, including from sales of real estate investments, refinancings and other sources, but only after our stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pre-tax return on such invested capital. The Special OP Units may be converted into OP Units that, at the election of the holder, will be repurchased for cash (or, in the case of (iii) below, a promissory note) or our shares, following: (i) the listing of our common stock on a national securities exchange, or (ii) a merger, consolidation or sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed or (iii) the occurrence of certain events that result in the termination or non-renewal of our Advisory Agreement.	Not determinable at this time

Estimated Maximum
(Based on
$3,000,000,000 in
Type and Recipient	Description and Method of Computation	Shares)(1)

Disposition and Liquidation(6)

Disposition Fee — our Advisor	1.0% of (i) the sales price of any real estate investments sold, held directly by us, or (ii) when we hold investments indirectly through another entity, our pro rata share of the sales price of the real estate investment sold by that entity.(18)	Not determinable at this time(9)

Special OP Units — Hines Global REIT Associates Limited Partnership	The holder of the Special OP Units in the Operating Partnership will be entitled to receive distributions from the Operating Partnership in an amount equal to 15% of distributions, including from sales of real estate investments, refinancings and other sources, but only after our stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pre-tax return on such invested capital. The Special OP Units may be converted into OP Units that, at the election of the holder, will be repurchased for cash (or, in the case of (iii) below, a promissory note) or our shares, following: (i) the listing of our common stock on a national securities exchange, (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed or (iii) the occurrence of certain events that result in the termination or non-renewal of our Advisory Agreement.	Not determinable at this time

(1)	Unless otherwise indicated, assumes we sell the maximum of $3,000,000,000 in shares in our primary offering and excludes the sale of any shares under our distribution reinvestment plan, which may be used for redemptions or other purposes. To the extent such proceeds are invested in real estate investments, certain fees will be increased but, except as set forth herein, the amounts are not determinable at this time.

(2)	The total compensation related to our organization and offering activities, which includes selling commissions, the dealer manager fee and issuer costs will not exceed 15% of the gross offering proceeds.

We expect to pay the following issuer costs in connection with the primary offering:

Securities Act registration fees	$117,900
FINRA filing fee	$75,500
Blue sky qualification fees and expenses	$500,000
Printing and mailing expenses	$6,000,000
Legal fees and expenses	$4,000,000
Accounting fees and expenses	$1,000,000
Advertising and sales literature	$1,200,000
Transfer agent fees	$3,750,000
Bank and other administrative expenses	$250,000
Due diligence expense reimbursements	$7,500,000	*

	$24,393,400

*	This amount reflects the expected amount of bona fide out-of-pocket, itemized and detailed due diligence expenses, but we are permitted to pay up to 0.5% of the gross offering proceeds for such expenses.

Additional Securities Act registration fees in the amount of $19,650 have been paid in connection with shares registered for our distribution reinvestment plan.

(3)	Commissions may be reduced for volume or other discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of calculating the estimated maximum selling commissions in this table, we have not assumed any such discounts or waivers. Further, our Dealer Manager will not receive selling commissions for shares issued pursuant to our distribution reinvestment plan.

(4)	The dealer manager fees may be waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of calculating the estimated maximum dealer manager fees in this table, we have not assumed any such waivers. Further, our Dealer Manager will not receive the dealer manager fee for shares issued pursuant to our distribution reinvestment plan.

(5)	In addition, out of its dealer manager fee, the Dealer Manager may reimburse participating broker dealers for distribution and marketing-related costs and expenses, such as costs associated with attending or sponsoring conferences, technology costs and other marketing costs and expenses in an amount up to 1.0% of gross offering proceeds from our primary offering.

(6)	For a discussion of the expenses which may be reimbursed please see “Management — Our Advisor and Our Advisory Agreement — Compensation.”

(7)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment. However, a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction may approve such fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. Tenant construction management fees and re-development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.

(8)	For purposes of calculating the estimated maximum acquisition fees in this table, we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $3,000,000,000 pursuant to our primary offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $103,930,532. To the extent we use distribution reinvestment plan proceeds for acquisitions, rather than redemptions, our Advisor will also receive an acquisition fee for any such real estate investments. Accordingly, in the event we raise the maximum $3,000,000,000 pursuant to our primary offering and the maximum $500,000,000 pursuant to our distribution reinvestment plan, and we use all such proceeds for acquisitions (and all of our real estate investments are 50% leveraged at the time we acquire them), the total acquisition fees payable will be $123,361,905. Some of these fees may be payable out of the proceeds of such borrowings.

(9)	In the sole discretion of our Advisor, these fees are payable, in whole or in part, in cash or OP Units. For the purposes of the payment of these fees, each OP Unit will be valued at the per share offering price of our common stock in our most recent public offering minus the maximum selling commissions and dealer manager fee being allowed in such offering, to account for the fact that no selling commissions or dealer manager fees will be paid in connection with any such issuances (at the current offering price, each such OP Unit would be issued at $9.00 per share). Each OP Unit will be convertible into one share of our common stock.

(10)	Actual amounts are dependent upon the amount of any debt incurred in connection with our acquisitions and otherwise and therefore cannot be determined at the present time. In the event we raise the maximum $3,000,000,000 pursuant to our primary offering and all of our real estate investments are 50% leveraged, the total debt financing fees payable will be $26,756,066. If, in addition, we raise a maximum of $500,000,000 pursuant to our distribution reinvestment plan and we use all such proceeds for acquisitions, rather than redemptions (and all of our real estate investments are 50% leveraged at the time we acquire them) the total debt financing fees payable will be $31,756,006.

(11)	Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.

(12)	Such fees must be approved by a majority of our independent directors as being fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

(13)	The asset management fee equals 1.5% on an annual basis. However, because this fee is calculated monthly, and the net equity we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount of this fee on an annual basis.

(14)	Our Advisor will reimburse us for any amounts by which operating expenses exceed the greater of (i) 2.0% of our invested assets or (ii) 25% of our net income, unless our independent directors determine that such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses include generally all expenses paid or incurred by us as determined by accounting principles generally accepted in the United States, or U.S. GAAP, except certain expenses identified in our charter, which we refer to in this prospectus as our articles. The expenses identified by our articles as excluded from operating expenses include: (i) expenses of raising capital such as organization and offering costs, legal, audit, accounting, tax services, costs related to compliance with the Sarbanes-Oxley Act of 2002, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) incentive fees; (iv) distributions made with respect to interests in the Operating Partnership and (v) all fees and expenses associated or paid in connection with the acquisition, disposition, management and ownership of assets (such as real estate commissions, disposition fees, acquisition and debt financing fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — Our Advisor and our Advisory Agreement — Reimbursements by our Advisor” for a detailed description of these expenses.

(15)	Property management fees and leasing fees for international acquisitions may differ from our domestic property management fees and leasing fees due to differences in international markets, but in all events the fees shall be paid in compliance with our articles, and fees paid to Hines and its affiliates shall be approved by a majority of our independent directors.

(16)	These fees relate to construction management services for improvements and build-out to tenant space.

(17)	Included in reimbursement of actual expenses incurred by Hines or its affiliates are the costs of personnel and overhead expenses related to such personnel, to the extent to which such costs and expenses relate to or support the performance of their duties. Periodically, Hines or an affiliate may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services are provided at market terms and are generally not material to the management of the property.

(18)	Such fee will only be paid if our Advisor or its affiliates provide a substantial amount of services, as determined by our independent directors, in connection with the sale. In no event will the fee, when added to the fees paid to unaffiliated parties in such capacity, exceed the lesser of a reasonable and customary commission or an amount equal to 6% of the sales price of such assets.

The table below provides information regarding fees paid to our Advisor or its affiliates in connection with our operations and our public offering. It includes amounts incurred during the year ended December 31, 2010 as well as amounts payable as of December 31, 2010 and 2009 (in thousands).

	Incurred During the	Unpaid as of	Unpaid as of
	Year Ended	December 31,	December 31,
Type and Recipient	December 31, 2010	2010	2009

Selling Commissions — the Dealer Manager	$27,255	$663	$5
Dealer Manager Fee — the Dealer Manager	9,326	116	302
Issuer Costs — the Advisor	3,505	826	2,051
Acquisition Fee — the Advisor	9,980	—	—
Asset Management Fee — the Advisor	1,256	292	—
Debt Financing Fee — the Advisor	3,032	—	—
Other(1) — the Advisor	1,022	202	169
Property Management Fee — Hines	211	17	—
Expense Reimbursement — Hines (with respect to management and operations of our properties)	482	51	—

(1)	Includes amounts the Advisor paid on our behalf such as general and administrative expenses and acquisition related expenses. These amounts are generally paid to the Advisor during the month following the period in which they are incurred.

In addition, we receive payments under a parking agreement with an affiliate of Hines at one of our properties. We recorded revenues of approximately $798,000 under this agreement during the period from June 22, 2010 (date of inception of the joint venture that owns the property) through December 31, 2010 and recorded a receivable of approximately $350,000 as of December 31, 2010.

In addition, we pay our independent directors certain fees and reimburse independent directors for certain out-of-pocket expenses, including for their attendance at board or committee meetings. Please see “Management — Compensation of Directors.” Additionally, if we borrow any funds from our Advisor or its affiliates or if our Advisor or its affiliates defer any fees, we may pay them interest at a competitive rate. Any such transaction must be approved by a majority of our independent directors.

For a more complete description of all of the fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates, please see the “Management Compensation, Expense Reimbursements and Operating Partnership OP Units and Special OP Units” section of this prospectus. Subject to limitations in our articles, such fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates may increase or decrease during this offering or future offerings from those described above if such revision is approved by a majority of our independent directors.

Description of Capital Stock

Distribution Objectives

In order to qualify as a REIT for federal income tax purposes, we must distribute at least 90% of our taxable income (excluding capital gains) to our stockholders. We intend, although we are not legally obligated, to continue to make regular monthly distributions to holders of our common shares in excess of the level required to maintain our REIT status unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. Distributions are authorized at the discretion of our board of directors, which is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code.

We declare distributions to our stockholders as of daily record dates and aggregate and pay such distributions monthly. With the authorization of our board of directors, we declared distributions for the period from October 20, 2009 through June 30, 2011. These distributions are calculated based on stockholders of record each day in an amount equal to $0.00191781 per share, per day, which, based on a purchase price of $10 per share, would equate to a 7% annualized distribution rate if it were maintained every day for a twelve-month period. Distributions for the period from October 20, 2009 through February 28, 2010 were paid on March 1, 2010. Subsequent distributions have been or will be paid on the first business day following the completion of each month to which they relate. All distributions were or will be paid in cash or reinvested in shares of our common stock for those participating in our distribution reinvestment plan.

We expect to continue paying distributions on a monthly basis unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions paid. Therefore, particularly in the earlier part of this offering, some or all of our distributions may continue to be paid from sources other than cash flow from operations, such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. We have not placed a cap on the amount of our distributions that may be paid from any of these sources. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Resources — Distributions” for a discussion of distributions that have been paid and the sources of funds for those distributions.

Distribution Reinvestment Plan

You may participate in our distribution reinvestment plan, pursuant to which you may have your distributions reinvested in additional whole or fractional common shares at a price of $9.50 per share. If you participate in the distribution reinvestment plan and are subject to federal income taxation, you may incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested in common shares. As a result, you may have a tax liability without receiving cash distributions to pay such liability and would have to rely solely on sources of funds other than our distributions in order to pay your taxes. A majority of our board of directors may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days’ prior notice to plan participants; provided, however, our board will not be permitted to amend the distribution reinvestment plan if such amendment would eliminate plan participants’ ability to withdraw from the plan at least annually. Please see the “Description of Capital Stock — Distribution Reinvestment Plan” section of this prospectus for further explanation of our distribution reinvestment plan, a complete copy of which is included as Appendix C to this prospectus.

Share Redemption Program

We offer a share redemption program that may allow stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, to have their shares redeemed subject to certain limitations and restrictions discussed more fully in the “Description of Capital Stock — Share Redemption Program” portion of this prospectus. No fees will be paid to Hines in connection with any redemption. Our board of directors may terminate, suspend or amend the share redemption program upon 30 days’ written notice without stockholder approval. Any notice of a termination, suspension or amendment of the share redemption program will be made via a report on Form 8-K filed with the SEC at least 30 days prior to the effective date of such termination, suspension or amendment. Please see “Prior Performance — Prior Program Summary — Programs in Investment Phase — Hines Real Estate Investment Trust.”

After you have held your shares for a minimum of one year, our share redemption program may provide you with the ability to have all or a portion of the shares you purchased from us or received through a non-cash transaction, not in the secondary market, redeemed, subject to certain restrictions and limitations. We initially intend to allow redemptions of our shares on a monthly basis.

Subject to the limitations of and restrictions on the program, and subject to funds being available as described below, the number of shares repurchased during any consecutive 12-month period will be limited to no more than 5% of the number of outstanding shares of common stock at the beginning of that 12-month period. Unless our board of directors determines otherwise, the funds available for redemptions in each month will be limited to the funds received from the distribution reinvestment plan in the prior month. Our board of directors has complete discretion to determine whether all of such funds from the prior month’s distribution reinvestment plan will be applied to redemptions in the following month, whether such funds are needed for other purposes or whether additional funds from other sources may be used for redemptions.

If redeemed, shares will be redeemed at the following prices: (i) $9.25 per share, for stockholders who have held shares for at least one year; (ii) $9.50 per share, for stockholders who have held shares for at least two years; (iii) $9.75 per share, for stockholders who have held shares for at least three years; and (iv) $10.00 per share, for stockholders who have held shares for at least four years. In the event of the death or disability of the holder, shares may be redeemed at a rate of the lesser of $10.00 per share or the purchase price paid for those shares and the one-year holding period requirement may be waived.

In the event that funds are insufficient to repurchase all of the shares for which repurchase requests have been submitted in a particular month and our board of directors determines that we will redeem shares in that month, then shares will be repurchased on a pro rata basis and the portion of any unfulfilled repurchase request will be held and considered for redemption until the next month unless withdrawn.

Investment Company Act of 1940 Exemption

We have and intend to continue to conduct the operations of Hines Global and its subsidiaries so that they will not be required to register as an investment company under the Investment Company Act of 1940, which we refer to as the Investment Company Act.

Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We conduct our businesses primarily through our majority owned Operating Partnership and have established other direct or indirect subsidiaries to carry out specific activities. Although we reserve the right to modify our business methods at any time, at the time of this offering we expect the focus of our business will continue to involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks” and in other real estate investments. Both we and the Operating Partnership intend to continue to conduct our operations so that they comply with the limit imposed by the 40% test and will not hold ourselves out as being engaged primarily in the business of investing in securities. Therefore, we expect that we and the Operating Partnership will not be subject to registration under the Investment Company Act. The securities issued to the Operating Partnership by its wholly owned or majority-owned subsidiaries that are not investment companies or companies exempt under certain provisions of Section 3(c) of the Investment Company Act, as well as any securities of any of our direct subsidiaries, are not investment securities for the purpose of this test.

We will monitor our holdings and those of our subsidiaries to ensure continuing and ongoing compliance with these tests, and we will be responsible for making the determinations and calculations required to confirm our compliance with these tests. If the SEC does not agree with our determinations, we may be required to adjust our activities, those of the Operating Partnership, or other subsidiaries.

One or more of our subsidiaries or subsidiaries of the Operating Partnership may seek to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to other provisions of the Investment Company Act, such as Section 3(c)(5)(C) which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of such a subsidiary’s portfolios be comprised of qualifying assets and at least another 25% of each of their portfolios be comprised of real estate-related assets under the Investment Company Act (and no more than 20% comprised of miscellaneous assets). To qualify for this exemption, the subsidiary would be required to comply with interpretations issued by the staff of the SEC that govern this activity. We also may utilize one or more subsidiaries that seek to rely upon an exemption provided by Investment Company Act Rule 3a-7, an exemption provided to certain structured financing vehicles (which we refer to as Rule 3a-7). If an entity does seek to rely on Rule 3a-7, it will be required to comply with the terms of Rule 3a-7.

Qualification for these exemptions could affect our ability to acquire or hold investments, or could require us to dispose of investments that we might prefer to retain in order to remain qualified for such exemptions. Changes in current policies by the SEC and its staff could also require that we alter our business activities for this purpose. For a discussion of certain risks associated with the Investment Company Act, please see “Risk Factors.”

RISK FACTORS

You should carefully read and consider the risks described below, together with all other information in this prospectus, before you decide to buy our common shares. We encourage you to keep these risks in mind when you read this prospectus and evaluate an investment in us. If certain of the following risks actually occur it could have a material adverse effect on our business, financial condition, and results of operations and our ability to pay distributions would likely suffer materially or could be eliminated entirely. As a result, the value of our common shares may decline, and you could lose all or part of the money you paid to buy our common shares.

Risks Related to Investing in this Offering

We have a limited prior operating history, and the prior performance of other Hines affiliated entities may not be a good measure of our future results; therefore there is a higher risk that we will not be able to achieve our investment objectives compared to a real estate investment trust with a significant operating history.

We have a limited prior operating history. As a result, an investment in shares of our common stock may entail more risk than the shares of common stock of a real estate investment trust with a significant operating history and we may not be able to achieve our investment objectives. In addition, you should not rely on the past performance of investments by other investment vehicles sponsored by Hines to predict our future results. Our investment strategy and key employees may differ from the investment strategies and key employees of our affiliates in the past, present and future.

There is no public market for our common shares; therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.

There is no public market for our common shares, and we do not expect one to develop. Additionally, our articles contain restrictions on the ownership and transfer of our shares, and these restrictions may limit your ability to sell your shares. If you are able to sell your shares, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment are reduced by funds used to pay certain up-front fees and expenses, including organization and offering costs, such as issuer costs, selling commissions, and the dealer manager fee and acquisition fees and expenses in connection with our public offerings. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, which may not occur, it is unlikely that you will be able to sell your shares, without incurring a substantial loss. You may also experience substantial losses if we dispose of our assets or in connection with a liquidation event. We cannot assure you that your shares will ever appreciate in value to equal the price you paid for your shares. Thus, prospective stockholders should consider our common shares as illiquid and a long-term investment, and your must be prepared to hold your shares for an indefinite length of time. Please see “Description of Capital Stock — Restrictions on Transfer” herein for a more complete discussion on certain restrictions regarding your ability to transfer your shares.

This is a fixed price offering, and the offering price of our shares was not established on an independent basis; therefore, as it was arbitrarily determined, the fixed offering price will not accurately represent the current value of our assets at any particular time and the actual value of your investment may be substantially less than what you pay.

This is a fixed price offering, which means that the offering price for shares of our common stock is fixed and will not vary during the offering or be based on the underlying value of our assets. Our board of directors arbitrarily determined the offering price in its sole discretion. We do not intend to adjust the offering price during this offering even after we acquire assets and, therefore, the fixed offering price established for shares of our common stock will not accurately represent the value of our assets and the actual value of your investment may be substantially less than what you pay. Our offering price is not indicative of either the price at which our shares would trade if they were listed on an exchange or actively traded by brokers or of the proceeds that you would receive if we were liquidated or dissolved.

Because we are conducting an ongoing offering, we are providing information about our net tangible book value per share. As of December 31, 2010, our net tangible book value per share was $7.90, which is less than the offering price for shares of our common stock. Net tangible book value is a rough approximation of value calculated simply as total book value of assets minus total liabilities (all of which are adjusted for noncontrolling interests). It assumes that the value of real estate assets diminishes predictably over time as shown through the depreciation and amortization of real estate investments. Real estate values have historically risen or fallen with market conditions. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. However, net tangible book value does reflect certain dilution in value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) the funding of distributions from sources other than our cash flow from operations, (iii) the substantial fees paid in connection with our initial public offering, such as selling commissions and marketing fees, all or a portion of which may be re-allowed by our dealer manager to participating broker dealers and (iv) the fees and expenses paid to our advisor and its affiliates in connection with the selection, acquisition, management and sale of our investments.

This Offering is a “blind-pool” offering and you will not have the opportunity to evaluate our future investments prior to purchasing shares of our common stock.

You will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing shares of our common stock. In addition, our investment policies and strategies are very broad and permit us to invest in all types of properties and other real estate investments. You must rely on our Advisor and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because you cannot evaluate our investments in advance of purchasing shares of our common stock, a “blind pool” offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.

This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives, and that the poor performance of a single investment will materially adversely affect our overall investment performance, will increase if only a small number of shares are purchased in this offering.

Our common shares are being offered on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our common shares in this offering. If we are unable to sell all of the shares being offered in this offering, we likely will make fewer investments, resulting in less diversification in terms of the numbers and types of investments we own and the geographic areas in which our investments or the properties underlying our investments are located which would make it more difficult for us to accomplish our business objectives. If we are unable to sell a significant number of the shares being offered in this offering, we are more likely to invest in debt and equity securities than in real properties. In addition, the fewer investments we make, the greater the likelihood that any single investment’s poor performance would materially adversely affect our overall investment performance.

The availability and timing of distributions to our stockholders is uncertain and cannot be assured.

We intend to accrue and pay distributions on a regular basis, but there is no assurance that such distributions will actually be authorized and paid. We cannot assure you that we will have sufficient cash to pay distributions to you or that the amount of any such distributions will increase over time. Should we fail for any reason to distribute at least 90% of our REIT taxable income, we would not qualify for the favorable tax treatment accorded to REITs.

We have and may continue to pay distributions from sources other than our cash flow from operations, including advances, deferrals or waivers of fees from our Advisor or affiliates, borrowings and/or proceeds of this offering. The use of sources other than our cash flow from operations to fund distributions could adversely impact our ability to pay distributions in future periods, decrease the amount of cash we have available for operations and new investments and/or potentially impact the value or result in dilution of your investment.

In our initial quarters of operations, and from time to time thereafter, our cash flows from operations may be insufficient to fund distributions to you. Our organizational documents permit us to make distributions from any source when we do not have sufficient cash flow from operations to fund such distributions. We may choose to use advances, deferrals or waivers of fees, if available, from our Advisor or affiliates, borrowings and/or proceeds of this offering or other sources to fund distributions to you. However, our Advisor and affiliates are under no obligation to advance funds to us or to defer or waive fees in order to support our distributions. We funded all cash distribution payments for 2010 with cash flows from financing activities, which include proceeds from this offering and, with respect to the third quarter of 2010, equity capital contributions from Moorfield and proceeds from debt financings. If we continue to use cash flows from financing activities, including Offering proceeds and borrowings to fund distributions, or if we use deferrals or waivers of fees from our Advisor or affiliates to fund distributions, then we will have less funds available for operations and acquiring properties and other investments, which could adversely impact our ability to pay distributions in future periods, and your overall return may be reduced. In addition, our Advisor or its affiliates could choose to receive shares of our common stock or interests in the Operating Partnership in lieu of cash or deferred fees or the repayment of advances to which they are entitled, and the issuance of such securities may dilute your interest in Hines Global. Furthermore, to the extent distributions exceed cash flow from operations, your basis in our stock will be reduced and, to the extent distributions exceed your basis, you may recognize capital gain.

If we continue to pay distributions from sources other than our cash flow from operations, we will have less funds available for the acquisition of properties, and your overall return may be reduced.

Our organizational documents permit us to make distributions from any source and we may choose to continue to pay distributions when we do not have sufficient cash flow from operations to fund such distributions. If we continue to fund distributions from borrowings or the net proceeds from this offering, we will have less funds available for acquiring properties and other investments, and your overall return may be reduced.

Payments to the holder of the Special OP Units or any other OP Units will reduce cash available for distribution to you.

An affiliate of Hines has received OP Units in return for its $190,000 contribution to the Operating Partnership. Our Advisor or its affiliates may also choose to receive OP Units in lieu of certain fees. The holders of all OP Units will be entitled to receive cash from operations pro rata with the distributions being paid to us and such distributions to the holder of the OP Units will reduce the cash available for distribution to you. In addition, Hines Global REIT Associates Limited Partnership, the holder of the Special OP Units will be entitled to cash distributions, under certain circumstances, including from sales of our real estate investments, refinancings and other sources which may reduce cash available for distribution to you and may negatively affect the value of our shares of common stock. Furthermore, under certain circumstances the Special OP Units and any other OP Units held by Hines or its affiliates are required to be repurchased, in cash at the holder’s election and there may not be sufficient cash to make such a repurchase payment; therefore, we may need to use cash from operations, borrowings, or other sources to make the payment, which will reduce cash available for distribution to you.

Your ability to have your shares redeemed is significantly limited under our share redemption program, and if you are able to have your shares redeemed, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares.

Our share redemption program contains significant restrictions and limitations. For example, only stockholders who purchase their shares directly from us or who received their shares through a non-cash transaction, not in the secondary market, are eligible to participate, and stockholders must generally hold their shares for a minimum of one year before they can participate in our share redemption program. In addition, our share redemption program generally provides that only funds received from the prior month’s distribution reinvestment plan may be used in the subsequent month to redeem shares. Our board of directors may terminate, suspend or amend the share redemption program upon 30 days’ written notice without stockholder approval. Please see “Description of Capital Stock — Share Redemption Program” for a description of all of the terms and limitations associated with our share redemption program. As a result of these limitations, the redemption price you may receive upon any such redemption may not be indicative of the price our stockholders would receive if our shares were actively traded or if we were liquidated, and you should not assume that you will be able to sell all or any portion of your shares back to us pursuant to our share redemption program or to third parties at a price that reflects the then current market value of the shares or at all.

If we are only able to sell a limited amount of shares in this offering, our fixed operating expenses such as general and administrative expenses would be higher (as a percentage of gross income) than if we are able to sell a greater number of shares, which would have a material adverse effect on our profitability and therefore decrease our ability to pay distributions to you and the value of your investment.

We incur certain fixed operating expenses in connection with our operations, such as costs incurred to secure insurance for our directors and officers and certain offering and organizational expenses, regardless of our size. To the extent we sell fewer than the maximum number of shares offered by this prospectus, these expenses will represent a greater percentage of our gross income and, correspondingly, would have a greater proportionate adverse impact on our profitability which would decrease our ability to pay distributions to you and the value of your investment.

You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and Hines, we may incur additional fees and expenses.

Because our Advisor and our Dealer Manager are affiliates of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with a securities offering. In addition, Greenberg Traurig, LLP has acted as counsel to us, our Advisor and our Dealer Manager in connection with this offering and, therefore, investors will not have the benefit of a due diligence review and investigation that might otherwise be performed by independent counsel which increases the risk of your investment. If any situation arises in which our interests are in conflict with those of our Dealer Manager or its affiliates, and we are required to retain additional counsel, we will incur additional fees and expenses.

The fees we pay in connection with this offering and the agreements entered into with Hines and its affiliates were not determined on an arm’s-length basis and therefore may not be on the same terms we could achieve from a third party.

The compensation paid to our Advisor, Dealer Manager, Hines and other affiliates for services they provide us was not determined on an arm’s-length basis. All service agreements, contracts or arrangements between or among Hines and its affiliates, including our Advisor and us, were not negotiated at arm’s-length. Such agreements include our Advisory Agreement, our Dealer Manager Agreement, and any property management and leasing agreements. A third party unaffiliated with Hines may be willing and able to provide certain services to us at a lower price.

We will pay substantial compensation to Hines, our Advisor and their affiliates, which may be increased during this offering or future offerings by our independent directors.

Subject to limitations in our articles, the fees, compensation, income, expense reimbursements, interests and other payments payable to Hines, our Advisor and their affiliates may increase during this offering or in the future from those described in “Management Compensation, Expense Reimbursements and Operating Partnership OP Units and Special OP Units,” if such increase is approved by a majority of our independent directors.

We will pay our Advisor a fee on any debt financing made available to us, whether or not we utilize all or any portion of such debt financing; therefore our Advisor will have a conflict of interest in recommending whether, and in what amount, we should obtain debt financing.

We will pay our Advisor a debt financing fee equal to 1.0% of the amount obtained under any property loan or made available under any other debt financing obtained by us. We will pay the debt financing fee on the aggregate amount available to us under any such debt financing, irrespective of whether any amounts are drawn down. Because of this, our Advisor will have a conflict in recommending when to obtain debt financing and the amount to be made available thereunder.

We do not, and do not expect to, have research analysts reviewing our performance.

We do not, and do not expect to, have research analysts reviewing our performance or our securities on an ongoing basis. Therefore, you will not have an independent review of our performance and the value of our common stock relative to publicly traded companies.

The price you pay for our common shares in this offering may depend upon the broker-dealer or financial advisor executing the transaction.

Discounts will be available through certain financial advisers and broker-dealers under the circumstances described in “Plan of Distribution,” and you should ask your financial advisor and/or broker-dealer about the ability to receive such discounts. Accordingly, the aggregate selling commissions and dealer manager fees presented in the “Estimated Use of Proceeds” table will vary depending on the total amount of subscriptions to which discounts apply. If you purchase our shares at a discount, you will receive a higher percentage return on your investment than investors who do not purchase shares at such discount. With respect to shares purchased pursuant to our distribution reinvestment plan, you will not receive a discount greater than 5% of the offering price of our shares, regardless of whether you have received a greater discount on shares purchased in the primary offering due to the volume of your purchases or otherwise. Accordingly, if you qualify for the discounts described in “Plan of Distribution,” you may be able to receive a lower price on subsequent purchases in this offering than you would receive if you participate in our distribution reinvestment plan and have your distributions reinvested at the price offered thereunder.

Our stockholders may experience dilution.

Our stockholders do not have preemptive rights. If we engage in a subsequent offering of common shares or securities convertible into common shares, issue additional shares pursuant to our distribution reinvestment plan or otherwise issue additional shares, investors who purchase shares in this primary offering who do not participate in those other stock issuances will experience dilution in their percentage ownership of our outstanding shares. Furthermore, stockholders may experience a dilution in the value of their shares depending on the terms and pricing of any share issuances (including the shares being sold in this offering) and the value of our assets at the time of issuance.

Risks Related to Our Business in General

Delays in purchasing properties or making other real estate investments with the proceeds received from this offering may result in a lower rate of return to investors.

Because we are conducting this offering on a “best efforts” basis over a few years, our ability to locate and commit to purchase specific properties, or make investments, will be partially dependent on our ability to raise sufficient funds for such acquisitions and investments. We may be substantially delayed in making investments due to delays in:

•	the sale of our common shares,

•	obtaining debt financing,

•	negotiating or obtaining the necessary purchase documentation,

•	locating suitable investments or

•	other factors.

We expect to invest proceeds we receive from this offering in short-term, highly-liquid investments until we use such funds in our operations. The income we earn on these temporary investments is not substantial. Further, we may use the principal amount of these investments, and any returns generated on these investments, to pay for fees and expenses in connection with this offering and distributions. Therefore, delays in investing proceeds we raise from this offering could impact our ability to generate cash flow for distributions.

The recent national and world-wide economic slowdown, recession and volatile market conditions could harm our ability to obtain loans, credit facilities and other financing we need to implement our investment strategy, which could negatively impact the return on our real estate and other real estate investments and could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

Disruptions in the capital and credit markets like those experienced during 2008, 2009 and 2010 could adversely affect our ability to obtain loans, credit facilities and other financing, which could negatively impact our ability to implement our investment strategy. Our access to such financing could be limited to the extent that banks and other financial institutions continue to experience shortages of capital and liquidity.

If these disruptions in the capital and credit markets continue for a lengthy period as a result of, among other factors, uncertainty, changing or increased regulation, reduced alternatives or additional failures of significant financial institutions, our access to liquidity could be significantly impacted. Prolonged disruptions could result in us taking measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs could be arranged. Such measures could include deferring investments, reducing or eliminating the number of shares redeemed under our share redemption program and reducing or eliminating distributions we make to you.

We believe the risks associated with our business are more severe during periods of economic slowdown or recession if these periods are accompanied by declining values in real estate. For example, the recession could negatively impact our real property investments as a result of increased tenant delinquencies and/or defaults under our leases, generally lower demand for rentable space, as well as potential oversupply of rentable space which could lead to increased concessions, tenant improvement expenditures or reduced rental rates to maintain occupancies. Because we expect that some of our debt investments may consist of loans secured by real property, these same impacts could also negatively affect the underlying borrowers and collateral of assets that we own.

Declining real estate values would also likely reduce the level of new loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of or investment in additional properties. Borrowers may also be less able to pay principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our debt investments in the event of default because the value of our collateral may be insufficient to cover our basis in the investment.

Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from investments in our portfolio as well as our ability to originate and/or sell loans. In addition, to the extent that the current volatile market conditions continue or worsen, it may negatively impact our ability to both acquire and potentially sell any real estate investments we acquire at a price and with terms acceptable to us.

Our operations could be negatively affected to a greater extent if the current economic downturn is prolonged or becomes more severe, which would significantly harm our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

Yields on and safety of deposits may be lower due to the extensive decline in the financial markets.

Until we invest the proceeds of this offering in real properties and other real estate investments, we may hold those funds in investments including money market funds, bank money market accounts and CDs or other accounts at third-party depository institutions. While we believe the funds are protected based on the quality of the investments and the quality of the institutions that hold our funds, continued or unusual declines in the financial markets could result in a loss of some or all of these funds. In particular, money market funds have recently experienced intense redemption pressure and have had difficulty satisfying redemption requests. As such, we may not be able to access the cash in our money market investments. In addition, current cash flows from these investments is minimal.

The failure of any bank in which we deposit our funds could reduce the amount of cash we have available to pay distributions and make additional investments.

The Federal Deposit Insurance Corporation, or FDIC, only insures amounts up to $250,000 per depositor until January 2014 when it will revert back to $100,000 per depositor per insured bank. It is likely that we will have cash and cash equivalents and restricted cash deposited in certain financial institutions in excess of federally insured levels. If any of the banking institutions in which we deposit funds ultimately fails, we may lose any amounts of our deposits over federally insured levels. The loss of our deposits could reduce the amount of cash we have available to distribute or invest and could result in a decline in the value of your investment.

Because of our inability to retain earnings, we will rely on debt and equity financings for acquisitions, and if we do not have sufficient capital resources from such financings, our growth may be limited.

In order to maintain our qualification as a REIT, we are required to distribute to our stockholders at least 90% of our annual ordinary taxable income. This requirement limits our ability to retain income or cash flow from operations to finance the acquisition of new investments. We will explore acquisition opportunities from time to time with the intention of expanding our operations and increasing our profitability. We anticipate that we will use debt and equity financing for such acquisitions because of our inability to retain significant earnings. Consequently, if we cannot obtain debt or equity financing on acceptable terms, our ability to acquire new investments and expand our operations will be adversely affected.

We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements.

In order to maintain our qualification as a REIT, we are required to distribute to our stockholders at least 90% of our annual ordinary taxable income. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid (or deemed paid) by us with respect to any calendar year are less than the sum of (i) 85% of our ordinary income for that year, (ii) 95% of our capital gain net income for that year and (iii) 100% of our undistributed taxable income from prior years.

We expect our income, if any, to consist almost solely of our share of the Operating Partnership’s income, and the cash available for the payment of distributions by us to our stockholders will consist of our share of cash distributions made by the Operating Partnership. As the general partner of the Operating Partnership, we will determine the amount of any distributions made by the Operating Partnership. However, we must consider a number of factors in making such distributions, including:

•	the amount of the cash available for distribution;

•	the impact of such distribution on other partners of the Operating Partnership;

•	the Operating Partnership’s financial condition;

•	the Operating Partnership’s capital expenditure requirements and reserves therefor; and

•	the annual distribution requirements contained in the Code necessary to qualify and maintain our qualification as a REIT.

Differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion of such income and deduction of such expenses when determining our taxable income, as well as the effect of nondeductible capital expenditures, the creation of reserves, the use of cash to purchase shares under our share redemption program or required debt amortization payments, could result in our having taxable income that exceeds cash available for distribution.

In view of the foregoing, we may be unable to meet the REIT minimum distribution requirements and/or avoid the 4% excise tax described above. In certain cases, we may decide to borrow funds in order to meet the REIT minimum distribution and/or avoid the 4% excise tax even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations.

Actions of our joint venture partners, including other Hines investment vehicles and third parties, could negatively impact our performance.

We have, and may continue to purchase or develop properties or other real estate investments or make investments in joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines affiliates, the sellers of the properties, developers or similar persons. For example, in July 2010, we acquired a mixed-use office and retail complex in Birmingham, England, which refer to herein as the “Brindleyplace Project”, through a joint venture with a subsidiary of Moorfield Real Estate Fund II GP Ltd. (“Moorfield”), which is owned 60% by us and 40% by Moorfield. Joint ownership of properties or other investments, under certain circumstances, may involve risks not otherwise present with other methods of owing real estate or other real estate investments. Examples of these risks include:

•	the possibility that our partners or co-investors might become insolvent or bankrupt;

•	that such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties or other investments held in the joint venture or the timing of the termination and liquidation of the venture;

•	the possibility that we may incur liabilities as the result of actions taken by our partners or co-investors; or

•	that such partners or co-investors may be in controlling positions and/or be in a position to take actions contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Actions by a co-venturer, co-tenant or partner may result in subjecting the assets of the joint venture to unexpected liabilities. Under joint venture arrangements, neither co-venturer may have the power to control the venture, and under certain circumstances, an impasse could result and this impasse could have an adverse impact on the operations and profitability of the joint venture.

If we have a right of first refusal or buy/sell right to buy out a co-venturer or partner, we may be unable to finance such a buy-out if it becomes exercisable or we are required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture for any reason or if our interest is likewise subject to a right of first refusal of our co-venturer or partner, our ability to sell such interest may be adversely impacted by such right. Joint ownership arrangements with Hines affiliates may also entail conflicts of interest. Please see “Conflicts of Interest — Joint Venture Conflicts of Interest” for a description of these risks.

If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.

In some joint ventures or other investments we may make, if the entity in which we invest is a limited partnership, we may acquire all or a portion of our interest in such partnership as a general partner. As a general partner, we could be liable for all the liabilities of such partnership. Additionally, we may acquire a general partner interest in the form of a non-managing general partner interest. As a non-managing general partner, we are potentially liable for all liabilities of the partnership without having the same rights of management or control over the operation of the partnership as the managing general partner. Therefore, we may be held responsible for all of the liabilities of an entity in which we do not have full management rights or control, and our liability may far exceed the amount or value of investment we initially made or then had in the partnership.

We have, and may continue to acquire various financial instruments for purposes of “hedging” or reducing our risks, which may be costly and ineffective and may reduce our cash available for distribution to you.

We may enter into currency rate swaps and caps or similar hedging or derivative transactions or arrangements, in order to manage or mitigate our risk of exposure to the effects of currency changes as a result of our international investments. Similarly, we have, and may continue to enter into interest rate swaps and caps, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate our risk of exposure to the effects of interest rate changes due to variable interest rate debt that we may have. Our use of these and other derivative instruments for hedging purposes may present significant risks, including the risk of loss of the amounts invested and the acceptance of counterparty risk which exposes us to the credit worthiness of the counterparty to any given instrument. Defaults by the other party to a hedging transaction can result in losses in the hedging transaction. Hedging activities also involve the risk of an imperfect correlation between the hedging instrument and the instrument being hedged, which could result in losses both on the hedging transaction and on the asset being hedged. Use of hedging activities generally may not prevent significant losses and could increase our losses. Further, hedging transactions may reduce cash available for distribution to our stockholders. We have not capped the amount of offering proceeds that may be allocated to hedging transactions. Please see “Investment Objectives and Policies with Respect to Certain Activities — Investment Policies — International Investments” and “Investment Objectives and Policies with Respect to Certain Activities — Investment Policies — Financing Strategy and Policies” for a description of the derivative instruments that we may use for hedging purposes.

We are different in some respects from other investment vehicles sponsored by Hines, and therefore the past performance of such investments may not be indicative of our future results and Hines has limited experience in acquiring and operating certain types of real estate investments that we may acquire.

We are Hines’ second publicly-offered investment vehicle. We collectively refer to real estate joint ventures, funds and programs as investment vehicles. All but one of the previous investment vehicles of Hines and its affiliates were conducted through privately-held entities not subject to either the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations that govern us, including reporting requirements under the federal securities laws and tax and other regulations applicable to REITs. The first public fund is concentrating primarily on office buildings in the United States, whereas we anticipate investing internationally and in a broader array of property types and are also more likely to invest in debt and other instruments.

The past performance of other investment vehicles sponsored by Hines or its affiliates may not be indicative of our future results, and we may not be able to successfully operate our business and implement our investment strategy, which may be different in a number of respects from the operations previously conducted by Hines. In addition, Hines has limited experience in acquiring and operating certain types of real estate investments that we may acquire as a significant amount of real estate investments that have been made by Hines’ other investment vehicles have consisted of acquisitions and development of office or industrial properties or land. We may therefore need to use third parties to source or manage investments in which Hines has limited experience. In addition, a significant portion of Hines’ other programs and investments involve development projects. Although we are able to invest in development projects, we do not anticipate that a significant portion of the proceeds from this offering will be invested in development projects. As a result of all of these factors, you should not rely on the past performance of other investment vehicles sponsored by Hines and its affiliates to predict or as an indication of our future performance.

Our success will be dependent on the performance of Hines as well as key employees of Hines.

Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of Hines and its affiliates as well as key employees of Hines in the discovery and acquisition of investments, the selection of tenants, the determination of any financing arrangements, the management of our assets and operation of our day-to-day activities. Our board of directors and our Advisor have broad discretion when identifying, evaluating and making investments with the proceeds of this offering. You will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. We will rely on the management ability of Hines and the oversight of our board of directors as well as the management of any entities or ventures in which we invest. Our officers and the management of our Advisor also serve in similar capacities for numerous other entities. If Hines (or any of its key employees) is distracted by these other activities or suffers from adverse financial or operational problems in connection with its operations unrelated to us, the ability of Hines and its affiliates to allocate time and/or resources to our operations may be adversely affected. If Hines is unable to allocate sufficient resources to oversee and perform our operations for any reason, our results of operations would be adversely impacted. We will not provide key-man life insurance policies for any of Hines’ key employees. Please see “Risk Factors — Risks Related to Potential Conflicts of Interest — Employees of our Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.”

Terrorist attacks and other acts of violence, civilian unrest or war may affect the markets in which we operate, our operations and our profitability.

Terrorist attacks and other acts of violence, civilian unrest or war may negatively affect our operations and your investment in our shares. We may acquire real estate investments located in or that relate to real estate located in areas that are susceptible to attack. In addition, any kind of terrorist activity or violent criminal acts, including terrorist acts against public institutions or buildings or modes of public transportation (including airlines, trains or buses) could have a negative effect on our business. These events may directly impact the value of our assets through damage, destruction, loss or increased security costs. We may not be able to obtain insurance against the risk of terrorism because it may not be available or may not be available on terms that are economically feasible. Further, even if we do obtain terrorism insurance, we may not be able to obtain sufficient coverage to fund any losses we may incur. Risks associated with potential acts of terrorism in the areas in which we acquire properties or other real estate investments could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases have begun to insist that specific coverage against terrorism be purchased by commercial owners as a condition for providing loans.

The consequences of any armed conflict are unpredictable, and we may not be able to foresee events that could have an adverse effect on our business or your investment. More generally, any terrorist attack, other act of violence or war, including armed conflicts, could result in increased volatility in or damage to, the United States and worldwide financial markets and economy. They also could result in a continuation of the current economic uncertainty in the United States or abroad. Our revenues will be dependent upon the payment of rent and the return of our other investments which may be particularly vulnerable to uncertainty in the local economy. Increased economic volatility could adversely affect our tenants’ ability to pay rent or the return on our other investments or our ability to borrow money or issue capital stock at acceptable prices and have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

Risks Related to Investments in Real Estate

Geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas.

In the event that we have a concentration of properties in, or real estate investments that invest in properties located in, a particular geographic area, our operating results and ability to make distributions are likely to be impacted by economic changes affecting the real estate markets in that area. An investment in our common stock will therefore be subject to greater risk to the extent that we lack a geographically diversified portfolio. For example, based on our pro-rata share of the market value of the real estate investments in which we owned interests as of December 31, 2010, approximately 37% of our portfolio consists of a property located in Minneapolis, Minnesota, 34% of our portfolio consists of properties located in Birmingham, United Kingdom and 19% of our portfolio consists of a property located in Durham, North Carolina. Consequently, our financial condition and ability to make distributions could be materially and adversely affected by any significant adverse developments in those markets. See “Our Real Estate Investments — Market and Industry Concentration” for additional information.

Industry concentration of our tenants may make us particularly susceptible to adverse economic developments in these industries.

In the event we have a concentration of tenants in a particular industry, our operating results and ability to make distributions may be adversely affected by adverse developments in these industries and we will be subject to a greater risk to the extent that our tenants are not diversified by industry. For example, based on our pro rata share of space leased to tenants as of December 31, 2010, 20% of our space is leased to tenants in the legal industry, 13% is leased to tenants in the educational service industry, 12% is leased to tenants in the manufacturing industry, 10% is leased to tenants in the accounting industry and 10% is leased to tenants in the finance and insurance services industry. See “Our Real Estate Investments — Market and Industry Concentration” for additional information.

We depend on tenants for our revenue, and therefore our revenue is dependent on the success and economic viability of our tenants. Our reliance on single or significant tenants in certain buildings may decrease our ability to lease vacated space.

We expect that rental income from real property will, directly or indirectly, constitute a significant portion of our income. Delays in collecting accounts receivable from tenants could adversely affect our cash flows and financial condition. In addition, the inability of a single major tenant or a number of smaller tenants to meet their rental obligations would adversely affect our income. For example, of our total revenue for the year ended December 31, 2010, approximately 12% was earned from a tenant whose lease expires in 2012 and approximately 10% was earned from a tenant who has leases expiring in 2016 and 2024. Therefore, our financial success is indirectly dependent on the success of the businesses operated by the tenants in our properties or in the properties securing loans we may own. The weakening of the financial condition of a significant tenant or a number of smaller tenants and vacancies caused by defaults of tenants or the expiration of leases, may adversely affect our operations.

Some of our properties may be leased to a single or significant tenant and, accordingly, may be suited to the particular or unique needs of such tenant. We may have difficulty replacing such a tenant if the floor plan of the vacant space limits the types of businesses that can use the space without major renovation. In addition, the resale value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

Due to the risks involved in the ownership of real estate investments and real estate acquisitions, a return on an investment in Hines Global is not guaranteed, and you may lose some or all of their investment.

By owning our shares, you will be subjected to significant risks associated with owning and operating real estate investments. The performance of their investment in Hines Global will be subject to such risks, including:

•	changes in the general economic climate;

•	changes in local conditions such as an oversupply of space or reduction in demand for real estate;

•	changes in interest rates and the availability of financing;

•	changes in property level operating expenses due to inflation or otherwise; and

•	changes in laws and governmental regulations, including those governing real estate usage, zoning and taxes.

In addition, we expect to acquire additional properties in the future, which subjects us to additional risks associated with real estate property acquisitions, including that:

•	the investments will fail to perform in accordance with our expectations because of conditions or liabilities we did not know about at the time of acquisition, and

•	our projections or estimates with respect to the performance of the investments, the costs of operating or improving the properties or the effect of the economy or capital markets on the investments will prove inaccurate.

Any of these factors could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

A continued economic slowdown or rise in interest rates or other unfavorable changes in economic conditions in the markets in which we operate could adversely impact our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

The development of negative economic conditions in the markets in which we operate may significantly affect occupancy, rental rates and our ability to collect rent from our tenants, as well as our property values, which could have a material adverse impact on our cash flows, operating results and carrying value of investment property. For example, a continued recession or rise in interest rates could make it more difficult for us to lease real properties, may require us to lease the real properties we acquire at lower rental rates and may lead to an increase in tenant defaults. In addition, these conditions may also lead to decline in the value of our properties and make it more difficult for us to dispose of these properties at an attractive price. Other risks that may affect conditions in the markets in which we operate include:

•	Local conditions, such as an oversupply of the types of properties we invest in or a reduction in demand for such properties in the area and

•	Increased operating costs, if these costs cannot be passed through to tenants.

International, national, regional and local economic climates may also be adversely affected should population or job growth slow. To the extent any of these conditions occurs in the markets in which we operate, market rents, occupancy rates and our ability to collect rents from our tenants will likely be affected and the value of our properties may decline. We could also face challenges related to adequately managing and maintaining our properties, should we experience increased operating cost and as a result, we may experience a loss of rental revenues. Any of these factors may adversely affect our business, results of operations, cash flows and financial condition, our ability to make distributions to you and the value of your investment.

Volatility in debt markets could impact future acquisitions and values of real estate investments potentially reducing cash available for distribution to our stockholders.

The commercial real estate debt markets have recently experienced volatility as a result of certain factors including the tightening of underwriting standards by lenders and credit rating agencies and the increasing default rates of collateralized mortgage backed securities and other commercial real estate loans. Additionally, the economic environment continues to have an adverse impact on real estate fundamentals which has led to declining property values. These factors, among others, have resulted in lenders decreasing the availability of debt financing as well as increasing the cost of debt financing. Should the overall availability of debt decrease and/or the cost of borrowings increase, either by increases in the index rates or by increases in lender spreads, such factors will impact our ability to complete future acquisitions at prices, including financing terms, that are acceptable to us or at all. This may result in us being unable to complete future acquisitions or future acquisitions generating lower overall economic returns and potentially reducing cash flow available for distribution to our stockholders.

In addition, the state of debt markets has had an impact on the overall amount of capital investing in real estate which has resulted in price or value decreases of real estate investments. Continued economic uncertainty or rise in interest rates could make it more difficult for us to lease real properties or dispose of them. In addition, rising interest rates could also make alternative interest bearing and other investments more attractive and therefore potentially lower the relative value of any real estate investments we make.

Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.

We intend to rely in part on borrowings under any credit facilities and other external sources of financing to fund the costs of new investments, capital expenditures and other items. Accordingly, we are subject to the risks that our cash flow will not be sufficient to cover required debt service payments and that we will be unable to meet other covenants or requirements in the credit agreements.

If we cannot meet our required debt obligations, the property or properties securing such indebtedness could be foreclosed upon by, or otherwise transferred to, our lender, with a consequent loss of income and asset value to us. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we may not receive any cash proceeds. Additionally, we may be required to refinance our debt subject to “lump sum” or “balloon” payment maturities on terms less favorable than the original loan or at a time we would otherwise prefer to not refinance such debt. A refinancing on such terms or at such times could increase our debt service payments, which would decrease the amount of cash we would have available for operations, new investments and distribution payments and may cause us to determine to sell one or more properties at a time when we would not otherwise do so.

The bankruptcy or insolvency of a major tenant may adversely impact our operations and our ability to pay distributions.

The bankruptcy or insolvency of a significant tenant or a number of smaller tenants may have an adverse impact on our income and our ability to pay distributions. Generally, under U.S. bankruptcy law, a debtor tenant has 120 days to exercise the option of assuming or rejecting the obligations under any unexpired lease for nonresidential real property, which period may be extended once by the bankruptcy court. If the tenant assumes its lease, the tenant must cure all defaults under the lease and may be required to provide adequate assurance of its future performance under the lease. If the tenant rejects the lease, we will have a claim against the tenant’s bankruptcy estate. Although rent owing for the period between filing for bankruptcy and rejection of the lease may be afforded administrative expense priority and paid in full, pre-bankruptcy arrears and amounts owing under the remaining term of the lease will be afforded general unsecured claim status (absent collateral securing the claim). Moreover, amounts owing under the remaining term of the lease will be capped. Other than equity and subordinated claims, general unsecured claims are the last claims paid in a bankruptcy and therefore funds may not be available to pay such claims in full. In addition, while the specifics of the bankruptcy laws of international jurisdictions may differ from the U.S. bankruptcy laws described herein, the bankruptcy or insolvency of a significant tenant or a number of smaller tenants at any of the international properties we may acquire, may similarly adversely impact our operations and our ability to pay distributions.

Uninsured losses relating to real property may adversely impact the value of our portfolio.

We attempt to ensure that all of our properties are adequately insured to cover casualty losses. However, there are types of losses, generally catastrophic in nature, which are uninsurable, are not economically insurable or are only insurable subject to limitations. Examples of such catastrophic events include acts of war or terrorism, earthquakes, floods, hurricanes and pollution or environmental matters. We may not have adequate coverage in the event we or our buildings suffer casualty losses. If we do not have adequate insurance coverage, the value of our assets will be reduced as the result of, and to the extent of, any such uninsured losses. Additionally, we may not have access to capital resources to repair or reconstruct any uninsured damage to a property.

We may be unable to obtain desirable types of insurance coverage at a reasonable cost, if at all, and we may be unable to comply with insurance requirements contained in mortgage or other agreements due to high insurance costs.

We may not be able either to obtain certain desirable types of insurance coverage, such as terrorism, earthquake, flood, hurricane and pollution or environmental matter insurance, or to obtain such coverage at a reasonable cost in the future, and this risk may limit our ability to finance or refinance debt secured by our properties. Additionally, we could default under debt or other agreements if the cost and/or availability of certain types of insurance make it impractical or impossible to comply with covenants relating to the insurance we are required to maintain under such agreements. In such instances, we may be required to self-insure against certain losses or seek other forms of financial assurance.

Our operations will be directly affected by general economic and regulatory factors we cannot control or predict.

One of the risks of investing in real estate is the possibility that our investments will not generate income sufficient to meet operating expenses or will generate income and capital appreciation, if any, at rates lower than those anticipated or available through investments in comparable real estate or other real estate investments. The following factors may affect income from such real estate investments, our ability to sell such investments and yields from such investments and are generally outside of our control:

•	conditions in financial markets and general economic conditions;

•	terrorist attacks and international instability;

•	natural disasters and acts of God;

•	over-building;

•	adverse national, state or local changes in applicable tax, environmental or zoning laws; and

•	a taking of any of the properties which we own or in which we otherwise have interests by eminent domain.

We operate in a competitive business, and many of our competitors have significant resources and operating flexibility, allowing them to compete effectively with us.

Numerous real estate companies that operate in the markets in which we may operate will compete with us in acquiring real estate investments and obtaining creditworthy tenants to occupy such properties or the properties owned by such investments. Such competition could adversely affect our business. There are numerous real estate companies, real estate investment trusts and U.S. institutional and foreign investors that will compete with us in seeking investments and tenants for properties. Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. In addition, our ability to charge premium rental rates to tenants may be negatively impacted. This increased competition may increase our costs of acquisitions or investments or lower our occupancy rates and the rent we may charge tenants.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sales to our stockholders may be limited.

Real estate investments are relatively illiquid. We will have a limited ability to vary our portfolio in response to changes in economic or other conditions. We will also have a limited ability to sell assets in order to fund working capital and similar capital needs such as share redemptions. We expect to generally hold a real estate investment for the long term. When we sell any of our real estate investments, we may not realize a gain on such sale or the amount of our taxable gain could exceed the cash proceeds we receive from such sale. We may not distribute any proceeds from the sale of real estate investments to our stockholders; for example, we may use such proceeds to:

•	purchase additional real estate investments;

•	repay debt;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	purchase shares under our share redemption program;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our other properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to avoid such characterization and to take advantage of certain safe harbors under the Code, we may determine to hold our properties for a minimum period of time, generally two years.

Potential liability as the result of, and the cost of compliance with, environmental matters could adversely affect our operations.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances.

We expect to invest in, or make investments in real estate investments that have interests in, properties historically used for industrial, manufacturing and commercial purposes. These properties are more likely to contain, or may have contained, underground storage tanks for the storage of petroleum products and other hazardous or toxic substances. All of these operations create a potential for the release of petroleum products or other hazardous or toxic substances. Leasing properties to tenants that engage in industrial, manufacturing, and commercial activities will cause us to be subject to increased risk of liabilities under environmental laws and regulations. The presence of hazardous or toxic substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such property as collateral for future borrowings.

Environmental laws also may impose restrictions on the manner in which properties may be used or businesses may be operated, and these restrictions may require expenditures. Such laws may be amended so as to require compliance with stringent standards which could require us to make unexpected, substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. We may be potentially liable for such costs in connection with the acquisition and ownership of our properties in the United States. In addition, we may invest in properties located in countries that have adopted laws or observe environmental management standards that are less stringent than those generally followed in the United States, which may pose a greater risk that releases of hazardous or toxic substances have occurred to the environment. The cost of defending against claims of liability, of compliance with environmental regulatory requirements or of remediating any contaminated property could be substantial and require a material portion of our cash flow.

The properties we acquire will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Any properties we acquire will be subject to real and personal property taxes that may increase as property tax rates change and as the properties are assessed or reassessed by taxing authorities. We anticipate that most of our leases will generally provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the properties that they occupy. As the owner of the properties, however, we are ultimately responsible for payment of the taxes to the government. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes. In addition, we will generally be responsible for property taxes related to any vacant space. If we purchase residential properties, the leases for such properties typically will not allow us to pass through real estate taxes and other taxes to residents of such properties. Consequently, any tax increases may adversely affect our results of operations at such properties.

Our costs associated with complying with the Americans with Disabilities Act may affect cash available for distributions.

Any domestic properties we acquire will generally be subject to the Americans with Disabilities Act of 1990, or ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We may not acquire properties that comply with the ADA or we may not be able to allocate the burden on the seller or other third-party, such as a tenant, to ensure compliance with the ADA in all cases. Foreign jurisdictions may have similar requirements and any funds we use for ADA or similar compliance may affect cash available for distributions and the amount of distributions to our stockholders.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediating the problem.

If any of our properties has or develops mold we may be required to undertake a costly program to remediate, contain or remove the mold. Mold growth may occur when moisture accumulates in buildings or on building materials. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing because exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. We may become liable to our tenants, their employees and others if property damage or health concerns arise, all of which could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

If we set aside insufficient working capital reserves, we may be required to defer necessary or desirable property improvements.

If we do not establish sufficient reserves for working capital to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our properties. If we defer such improvements, the applicable properties may decline in value, it may be more difficult for us to attract or retain tenants to such properties or the amount of rent we can charge at such properties may decrease.

Risks related to the development of real properties may have an adverse effect on our results of operations and returns to our stockholders.

We may invest in properties on which improvements are to be constructed or completed. If we do we will be subject to the risks associated with development and construction activities including the following:

•	Long periods of time may elapse between the commencement and the completion of our projects;

•	Our original estimates may not be accurate and our actual construction and development costs may exceed those estimates;

•	The developer/builder may be prohibited from indexing costs to inflation indices prevailing in the industry, or from indexing receivables;

•	The level of interest of potential tenants for a recently launched development may be low;

•	Construction materials and equipment may be unavailable or cost more than expected due to changes in supply and demand;

•	Construction and sales may not be completed on time, resulting in a cost increase;

•	We may not be able to acquire or we may pay too much for the land we acquire for new developments or properties;

•	Labor may be in limited availability; and

•	Changes in tax, real estate and zoning laws may be unfavorable to us.

In addition, our reputation and the construction quality of our real estate developments, whether operated individually or through partnerships, may be determining factors for our ability to lease space and grow. The timely delivery of real estate projects and the quality of our developments, however, depend on certain factors beyond our full control, including the quality and timeliness of construction materials delivered to us and the technical capabilities of our contractor. If one or more problems affect our real estate developments, our reputation and future performance may be negatively affected and we may be exposed to civil liability.

We depend on a variety of factors outside of our control to build, develop and operate real estate projects. These factors include, among others, the availability of market resources for financing, land acquisition and project development. Any scarcity of market resources, including human capital, may decrease our development capacity due to either difficulty in obtaining credit for land acquisition or construction financing or a need to reduce the pace of our growth. The combination of these risks may adversely affect our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

Delays in the development and construction of real properties may have adverse effects on portfolio diversification, results of operations and returns to our stockholders.

If we invest in properties on which improvements are to be constructed or completed and we experience delays in the development of our real properties, such delay, could adversely affect your returns. When properties are acquired prior to the start of construction or during the early stages of construction, it will typically take several months or longer to complete construction, to rent available space, and for rent payments to commence. Therefore, we may not receive any income from these properties and our ability to pay distributions to you could suffer. If we are delayed in the completion of any such construction project, our tenants may have the right to terminate preconstruction leases for space at such newly developed project. We may incur additional risks when we make periodic progress payments or other advances to builders prior to completion of construction. Each of those factors could result in increased costs of a project or loss of our investment. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, the price we agree to pay for a real property will be based on our projections of rental income and expenses and estimates of the fair market value of the real property upon completion of construction. If our projections are inaccurate, we may pay too much for a property.

Retail properties depend on anchor tenants to attract shoppers and could be adversely affected by the loss of a key anchor tenant.

We have acquired properties that include retail space and may continue to acquire retail properties in the future. Retail properties, like other properties, are subject to the risk that tenants may be unable to make their lease payments or may decline to extend a lease upon its expiration. A lease termination by a tenant that occupies a large area of a retail center (commonly referred to as an anchor tenant) could impact leases of other tenants. Other tenants may be entitled to modify the terms of their existing leases in the event of a lease termination by an anchor tenant, or the closure of the business of an anchor tenant that leaves its space vacant even if the anchor tenant continues to pay rent. Any such modifications or conditions could be unfavorable to us as the property owner and could decrease rents or expense recoveries. Additionally, major tenant closures may result in decreased customer traffic, which could lead to decreased sales at other stores. In the event of default by a tenant or anchor store, we may experience delays and costs in enforcing our rights as landlord to recover amounts due to us under the terms of our agreements with those parties.

Leases with retail tenants, may restrict us from re-leasing space.

Most leases with retail tenants contain provisions giving the particular tenant the exclusive right to sell particular types of merchandise or provide specific types of services within the particular retail center. These provisions may limit the number and types of prospective tenants interested in leasing space in a particular retail property.

The opening of new competing assets near the retail or other assets that we acquire may require unplanned investments and may hinder our ability to renew our leases or to lease to new tenants, which could adversely affect us.

The construction of a new development in the areas surrounding any of our assets, including by affiliates, may affect our ability to lease space under favorable conditions. The arrival of new competitors in the immediate trade areas where we operate could require unplanned investments in our assets, which may adversely affect us.

We may also have difficulty in renewing leases or in leasing to new tenants, which may lead to a reduction in our cash flow and operating income, since the proximity of new competitors could divert existing or new tenants to such competitors, resulting in vacancies.

If we acquire hospitality or leisure properties, we will depend on others to manage those facilities.

In order to qualify as a REIT, we will not be able to operate any hospitality or leisure properties that we acquire or participate in the decisions affecting the daily operations of these properties. We will lease any hospitality or leisure properties we acquire to a taxable REIT subsidiary, or TRS, in which we may own up to a 100% interest. Our TRS will enter into management agreements with eligible independent contractors, potentially including Hines or its affiliates, that are not our subsidiaries or otherwise controlled by us to manage these properties. Thus, independent operators, under management agreements with our TRS, will control the daily operations of our hospitality, leisure and healthcare-related properties.

We will depend on these independent management companies to operate our hospitality or leisure properties. We will not have the authority to require these properties to be operated in a particular manner or to govern any particular aspect of the daily operations, such as establishing room rates at our hospitality or leisure properties. Thus, even if we believe our hospitality or leisure properties are being operated inefficiently or in a manner that does not result in satisfactory results, we may not be able to force the management company to change its method of operation of these properties. We can only seek redress if a management company violates the terms of the applicable management agreement with the TRS, and then only to the extent of the remedies provided for under the terms of the management agreement. In the event that we need to replace any management company, we may be required by the terms of the management agreement to pay substantial termination fees and may experience significant disruptions at the affected properties.

The hospitality or leisure industry is seasonal.

The hospitality or leisure industry is seasonal in nature. Generally, occupancy rates and hotel revenues are greater in the second and third quarters than in the first and fourth quarters. As a result of the seasonality of the hospitality or leisure industry, there will likely be quarterly fluctuations in results of operations of any hospitality or leisure properties that we may own. Quarterly financial results may be adversely affected by factors outside our control.

The hospitality or leisure market is highly competitive and generally subject to greater volatility than our other market segments.

The hospitality or leisure business is highly competitive and influenced by factors such as location, room rates and quality, service levels, reputation and reservation systems, among many other factors. There are many competitors in this market, and these competitors may have substantially greater marketing and financial resources than those available to us. This competition, along with other factors, such as over-building in the hospitality or leisure industry and certain deterrents to traveling, may increase the number of rooms available and may decrease the average occupancy and room rates of our hospitality or leisure properties. The demand for rooms at any hospitality or leisure properties that we may acquire will change much more rapidly than the demand for space at other properties that we acquire. This volatility in room demand and occupancy rates could have a material adverse effect on our financial condition, results of operations and ability to pay distributions to you.

If we purchase assets at a time when the commercial real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

In the past, the commercial real estate market has experienced a substantial influx of capital from investors. This substantial flow of capital, combined with significant competition for real estate, may have resulted in inflated purchase prices for such assets. To the extent we purchase real estate in the future in such an environment, we are subject to the risks that the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets if the real estate market ceases to attract the same level of capital investment in the future as it has recently attracted, or if the number of companies seeking to acquire such assets decreases. If any of these circumstances occur or the values of our investments are otherwise negatively affected, the value of an investment in our common stock may be lower.

Risks Related to Investments in Debt

Hines does not have substantial experience investing in mortgage, mezzanine, bridge or construction loans, B Notes, securitized debt or other debt related to properties in which we may invest which could adversely affect our return on our loan investments.

We may make investments in mortgage, mezzanine, bridge or construction loans, B-Notes, securitized debt or other debt related to properties if our Advisor determines that it is advantageous to us due to the state of the real estate market or in order to diversify our investment portfolio. However neither our Advisor nor any of its affiliates has any substantial experience investing in these types of loans and we may not have the expertise necessary to maximize the return on our investment in these types of loans.

If we make or invest in loans, our loans may be impacted by unfavorable real estate market conditions, which could decrease the value of our loan investments.

If we make or invest in loans, we will be at risk of defaults by the borrowers on those loans. These defaults may be caused by many conditions beyond our control, including interest rate levels and local and other economic conditions affecting real estate values. We may invest in unsecured loans. Even with respect to loans secured by real property, we will not know whether the values of the properties securing the loans will remain at the levels existing on the dates of origination of the loans. If the values of such underlying properties drop, our risk will increase with respect to secured loans because of the lower value of the security associated with such loans.

If we make or invest in loans, our loans will be subject to interest rate fluctuations, which could reduce our returns as compared to market interest rates as well as the value of the loans in the event we sell the loans.

If we invest in fixed-rate, long-term loans and interest rates rise, the loans could yield a return that is lower than then-current market rates. If interest rates decrease, we will be adversely affected to the extent that loans are prepaid, because we may not be able to make new loans at the previously higher interest rate. If we invest in variable interest rate loans, if interest rates decrease, our revenues will likewise decrease. Finally, if interest rates increase, the value of loans we own at such time would decrease which would lower the proceeds we would receive in the event we sell such assets.

Delays in liquidating defaulted loans could reduce our investment returns.

If there are defaults under our loans secured by real property, we may not be able to repossess and sell the underlying properties quickly. The resulting time delay could reduce the value of our investment in the defaulted loans. An action to foreclose on a property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other things, may impede our ability to foreclose on or sell the secured property or to obtain proceeds sufficient to repay all amounts due to us on the loan.

We may make or invest in mezzanine loans, which involve greater risks of loss than senior loans secured by real properties.

We may make or invest in mezzanine loans that generally take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. These types of investments involve a higher degree of risk than long-term senior mortgage loans secured by real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our mezzanine loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than traditional mortgage loans, resulting in less equity in the real property and increasing our risk of loss of principal.

We may invest in B-Notes which are subject to additional risks as a result of the privately negotiated structure and terms of such transactions which may result in losses.

We may invest in B-Notes, which are typically secured by a first mortgage on a single large commercial property or group of related properties and subordinated to an A-Note secured by the same first mortgage on the same collateral. If a borrower defaults on a B-Note, A-Note holders would be paid first and there may not be sufficient funds remaining to repay us and other B-Note holders. B-Notes can vary in their structural characteristics and risks because each transaction is privately negotiated. For example, the rights of holders of

B-Notes to control the process following a borrower default may be limited in certain investments. We cannot predict the terms of each B-Note investment. Moreover, because B-Notes are typically secured by a single property or group of related properties, such investments may not be as diversified as investments secured by a pool of properties and therefore may be subject to increased risks.

Bridge loans may involve a greater risk of loss than conventional mortgage loans.

We may provide bridge loans secured by first lien mortgages on properties to borrowers who are typically seeking short-term capital in connection with acquisitions, developments or refinancings of real estate. In connection with such investments, there is a risk that the borrower may not achieve its investment objectives and that we may therefore not recover some or all of our investment in such bridge loans. For example, if we provide a bridge loan to a borrower who has identified an undervalued asset, either due to mismanagement of the underlying assets or as a result of what the borrowers deems to be a recovering market, and the market in which such asset is located fails to recover according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the bridge loan.

In addition, owners usually borrow funds under a conventional mortgage loan to repay a bridge loan. If the borrower is unable to obtain permanent financing to repay our bridge loan, we may lose some or all of our investment. Bridge loans are also subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses that are not covered by standard hazard insurance. In the event we make a bridge loan to a borrower who defaults, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount of the bridge loan. To the extent we suffer such losses with respect to our investments in bridge loans, it could adversely impact our business, results of operations, cash flows and financial ability and our ability to make distributions to you and value of your investment.

Non-conforming and non-investment grade loans are subject to an increased risk of loss.

Loans we may acquire or originate may not conform to conventional loan criteria applied by traditional lenders and may not be rated or may be rated as “non-investment grade.” Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. Therefore, non-conforming and investment loans we acquire or originate may have a higher risk of default and loss than conventional loans. Any loss we incur may adversely impact our business, results of operations, cash flows and financial ability and our ability to make distributions to you and value of your investment.

We may invest in commercial mortgage-backed securities, or CMBS, which are subject to all of the risks of the underlying mortgage loans and the additional risks of the securitization process.

CMBS are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. In a rising interest rate environment, the value of CMBS may be adversely affected when payments on underlying mortgages do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The value of CMBS may also change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

The securitization process CMBS go through may also result in additional risks. Generally, CMBS are issued in classes similar to mortgage loans. To the extent that we invest in a subordinate class, we will be paid interest only to the extent that there are funds available after paying the senior classes. To the extent the collateral pool includes delinquent loans, subordinate classes will likely not be fully paid and may not be paid at all. Subordinate CMBS are also subject to greater credit risk than those CMBS that are more highly rated. Further, the ratings assigned to any particular class of CMBS may not ultimately prove to be accurate. Thus, any particular class of CMBS may be riskier and more volatile than the rating assigned to such security which may result in the returns on any such CMBS investment to be less than anticipated.

Our debt investments may be considered illiquid and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

The debt investments we may make in connection with privately negotiated transactions may not be registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine loans we may purchase in the future will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater difficulty of recoupment in the event of a borrower’s default.

Risks Related to International Investments

We are subject to additional risks from our international investments.

We own a mixed-use office and retail complex in Birmingham, England and recently acquired an office building, with two adjacent ancillary buildings in London, United Kingdom. We may purchase additional properties located outside the United States and may make or purchase loans or participations in loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments pose the following risks:

•	the burden of complying with a wide variety of foreign laws;

•	changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws;

•	existing or new laws relating to the foreign ownership of real property or loans and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;

•	the potential for expropriation;

•	possible currency transfer restrictions;

•	imposition of adverse or confiscatory taxes;

•	changes in real estate and other tax rates and changes in other operating expenses in particular countries;

•	possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•	adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;

•	the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;

•	general political and economic instability in certain regions;

•	the potential difficulty of enforcing obligations in other countries; and

•	Hines’ limited experience and expertise in foreign countries relative to its experience and expertise in the United States.

Investments in properties or other real estate investments outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.

Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.

Inflation in foreign countries, along with government measures to curb inflation, may have an adverse effect on our investments.

Certain countries have in the past experienced extremely high rates of inflation. Inflation, along with governmental measures to curb inflation, coupled with public speculation about possible future governmental measures to be adopted, has had significant negative effects on the certain international economies in the past and this could occur again in the future. The introduction of governmental policies to curb inflation can have an adverse effect on our business. High inflation in the countries in which we purchase real estate or make other investments could increase our expenses and we may not be able to pass these increased costs onto our tenants.

Lack of compliance with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including potential competitors, are not subject to these prohibitions. Fraudulent practices, including corruption, extortion, bribery, pay-offs, theft and others, occur from time-to-time in countries in which we may do business. If people acting on our behalf or at our request are found to have engaged in such practices, severe penalties and other consequences could be imposed on us that may have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.

Risks Related to Organizational Structure

Your interest in Hines Global will be diluted by the Special OP Units and any other OP Units in the Operating Partnership and your interest in Hines Global may be diluted if we issue additional shares.

Hines Global owned a 99.9% general partner interest in the Operating Partnership as of December 31, 2010. Hines Global REIT Associates Limited Partnership owns the Special OP Units in the Operating Partnership, which were issued as consideration for an obligation by Hines and its affiliates to perform future services in connection with our real estate operations. Please see “Management Compensation, Expense Reimbursements and Operating Partnership OP Units and Special OP Units” for a summary of these interests. Payments with respect to these interests will reduce the amount of distributions that would otherwise be payable to you in the future.

Stockholders do not have preemptive rights to acquire any shares issued by us in the future. Therefore, investors purchasing our common shares in this offering may experience dilution of their equity investment if we:

•	sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan;

•	sell securities that are convertible into shares, such as OP Units;

•	at the option of our Advisor, issue OP Units to pay for certain fees;

•	issue OP Units or common shares to our Advisor or affiliates in exchange for advances or deferrals of fees;

•	issue shares in a private offering; or

•	issue shares to sellers of properties acquired by us in connection with an exchange of partnership units from the Operating Partnership.

The repurchase of interests in the Operating Partnership held by Hines and its affiliates (including the Special OP Units and other OP Units) as required in our Advisory Agreement may discourage a takeover attempt.

Under certain circumstances, including, a merger, consolidation or sale of substantially all of our assets or any similar transaction, a transaction pursuant to which a majority of our board of directors then in office are replaced or removed, or the termination or non-renewal of our Advisory Agreement under various circumstances, at the election of Hines or its affiliates, the Operating Partnership is required to purchase the Special OP Units and any OP Units that Hines or its affiliates own for cash (or, in certain cases, a promissory note) or our shares, at the election of the holder. Please see “Management — Our Advisor and Our Advisory Agreement — Removal of our Advisor.” These rights may deter these types of transactions which may limit the opportunity for stockholders to receive a premium for their common shares that might otherwise exist if an investor attempted to acquire us.

Hines’ ability to cause the Operating Partnership to purchase the Special OP Units and any other OP Units that it or its affiliates hold in connection with the termination of our Advisory Agreement may deter us from terminating our Advisory Agreement.

Under certain circumstances, if we are not advised by an entity affiliated with Hines, Hines or its affiliates may cause the Operating Partnership to purchase some or all of the Special OP Units or any other OP Units then held by such entities. Please see “Management — Our Advisor and Our Advisory Agreement — Removal of our Advisor.” Under these circumstances if the amount necessary to purchase Hines’ and its affiliates’ interests in the Operating Partnership is substantial, these rights could discourage or deter us from terminating our Advisory Agreement under circumstances in which we would otherwise do so.

We may issue preferred shares or separate classes or series of common shares, which issuance could adversely affect the holders of the common shares issued pursuant to this offering.

We may issue, without stockholder approval, preferred shares or a class or series of common shares with rights that could adversely affect the holders of the common shares issued in this offering. Upon the affirmative vote of a majority of our directors (including, in the case of preferred shares, a majority of our independent directors), our articles authorize our board of directors (without any further action by our stockholders) to issue preferred shares or common shares in one or more classes or series, and to fix the voting rights (subject to certain limitations), liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such classes or series of shares. If we ever create and issue preferred shares with a distribution preference over common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence. We could also designate and issue shares in a class or series of common shares with similar rights. In addition, under certain circumstances, the issuance of preferred shares or a separate class or series of common shares may render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; and/or

•	the removal of incumbent management.

Our board of directors determines our major policies and operations which increases the uncertainties faced by you.

Our board of directors determines our major policies, including our policies regarding acquisitions, dispositions, financing, growth, debt capitalization, REIT qualification, redemptions and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under the Maryland General Corporation Law and our articles, our stockholders have a right to vote only on limited matters. Our board of directors’ broad discretion in setting policies and your inability to exert control over those policies increases the uncertainty and risks you face, especially if our board of directors and you disagree as to what course of action is in your best interests.

The ownership limit in our articles may discourage a takeover attempt.

Our articles provide that no holder of shares, other than any person to whom our board of directors grants an exemption, may directly or indirectly own more than 9.9% of the number or value, whichever is more restrictive, of the aggregate of our outstanding shares or more than 9.9% of the number or value, whichever is more restrictive, of the outstanding shares of any class or series of our outstanding securities. This ownership limit may deter tender offers for our common shares, which offers may be attractive to our stockholders, and thus may limit the opportunity for stockholders to receive a premium for their common shares that might otherwise exist if an investor attempted to assemble a block of common shares in excess of 9.9% of the number or value, whichever is more restrictive, of the aggregate of our outstanding shares, or 9.9% in number or value, whichever is more restrictive, of the outstanding common shares or otherwise to effect a change of control in us. Please see the “Description of Capital Stock — Restrictions on Transfer” section of this prospectus for additional information regarding the restrictions on transfer of our common shares.

We will not be afforded the protection of the Maryland General Corporation Law relating to business combinations.

Provisions of the Maryland General Corporation Law prohibit business combinations, unless prior approval of the board of directors is obtained before the person seeking the combination became an interested stockholder, with:

•	any person who beneficially owns 10% or more of the voting power of our outstanding voting shares (an “interested stockholder”);

•	any of our affiliates or associates who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding shares (also an “interested stockholder”); or

•	an affiliate of an interested stockholder.

These prohibitions are intended to prevent a change of control by interested stockholders who do not have the support of our board of directors. Because our articles contain limitations on ownership of more than 9.9% of our common shares our board of directors has adopted a resolution presently opting out of the business combinations statute. Therefore, we will not be afforded the protections of this statute and, accordingly, there is no guarantee that the ownership limitations in our articles will provide the same measure of protection as the business combinations statute and prevent an undesired change of control by an interested stockholder.

We are not registered as an investment company under the Investment Company Act, and therefore we will not be subject to the requirements imposed on an investment company by the Investment Company Act which may limit or otherwise affect our investment choices.

Hines Global, our Operating Partnership, and our subsidiaries will conduct our businesses so that we are not required to register as “investment companies” under the Investment Company Act. Although we could modify our business methods at any time, at the present time we expect that the focus of our activities will involve investments in real estate, buildings, and other assets that can be referred to as “sticks and bricks” and in other real estate investments and will otherwise be considered to be in the real estate business.

Companies subject to the Investment Company Act are required to comply with a variety of substantive requirements such as requirements relating to:

•	limitations on the capital structure of the entity;

•	restrictions on certain investments;

•	prohibitions on transactions with affiliated entities; and

•	public reporting disclosures, record keeping, voting procedures, proxy disclosure and similar corporate governance rules and regulations.

These and other requirements are intended to provide benefits or protections to security holders of investment companies. Because we and our subsidiaries do not expect to be subject to these requirements, you will not be entitled to these benefits or protections. It is our policy to operate in a manner that will not require us to register as an investment company, and we do not expect to register as an “investment company” under the Investment Company Act.

Whether a company is an investment company can involve analysis of complex laws, regulations and Securities and Exchange Commission, or SEC, staff interpretations. Hines Global and the Operating Partnership intend to continue to conduct operations so as not to become subject to regulation as an investment company under the Investment Company Act. So long as Hines Global conducts its businesses through its Operating Partnership and its wholly owned or majority-owned subsidiaries that are not investment companies and none of Hines Global, the Operating Partnership and the wholly owned or majority-owned subsidiaries hold themselves out as being engaged primarily in the business of investing in securities, Hines Global will not have to register. The securities issued by any subsidiary that is excepted from the definition of “investment company” under Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act, together with any other investment securities its parent may own, may not have a combined value in excess of 40% of the value of the parent entity’s total assets on an unconsolidated basis (which we refer to as the 40% test). We do not expect that we, the Operating Partnership, or other subsidiaries will be an investment company because we will seek to assure that holdings of investment securities in any entity will not exceed 40% of the total assets of that entity as defined in the Investment Company Act. In order to operate in compliance with that standard, each entity may be required to conduct its business in a manner that takes account of these provisions. We, our Operating Partnership, or a subsidiary could be unable to sell assets we would otherwise want to sell or we may need to sell assets we would otherwise wish to retain. In addition, we may also have to forgo opportunities to acquire certain investments or interests in companies or entities that we would otherwise want to acquire, or acquire assets we might otherwise not select for purchase. For example, these restrictions will limit the ability of our subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

Certain of the subsidiaries that we may form in the future could seek to rely upon the exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of that Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of that entity’s portfolio must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the Investment Company Act (and no more than 20% comprised of miscellaneous assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency RMBS, that the SEC staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate-related assets non-Agency RMBS, CMBS, debt and equity securities of companies primarily engaged in real estate businesses, agency partial pool certificates and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets and/or real estate-related assets.

We may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. To the extent that we organize subsidiaries that rely on Rule 3a-7 for an exemption from the Investment Company Act, these subsidiaries will need to comply with the restrictions contained in this Rule. In general, Rule 3a-7 exempts from the Investment Company Act issuers that limit their activities as follows:

•	the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets”;

•	the securities sold are fixed income securities rated investment grade by at least one rating agency (fixed income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•	the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•	unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

In addition, in certain circumstances, compliance with Rule 3a-7 may also require, among other things, that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including actions by the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Even if some interests in other entities were deemed to be investment securities, so long as investment securities do not comprise more than 40% of an entity’s assets, the entity will not be required to register as an investment company. If an entity held investment securities and the value of these securities exceeded 40% of the value of its total assets, and no exemption from registration was available, then that entity might be required to register as an investment company. If we own assets that qualify as “investment securities” as such term is defined under the Investment Company Act and the value of such assets exceeds 40% of the value of our total assets, we could be deemed to be an investment company. In that case we would have to qualify for an exemption from registration as an investment company in order to operate without registering as an investment company.

If Hines Global or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.

If we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, criminal and civil actions could be brought against us, some of our contracts might be unenforceable, unless a court were to direct enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

If we internalize our management functions, we could incur adverse effects on our business and financial condition, including significant costs associated with becoming and being self-managed and the percentage of our outstanding common stock owned by our stockholders could be reduced.

If we seek to list our shares on an exchange as a way of providing our stockholders with a liquidity event, we may consider internalizing the functions performed for us by our Advisor. An internalization could take many forms, for example, we may hire our own group of executives and other employees or we may acquire our Advisor or its respective assets including its existing workforce. Any internalization could result in significant payments, including in the form of our stock, to the owners of our Advisor as compensation, which could reduce the percentage ownership of our then existing stockholders and concentrate ownership in Hines. In addition, there is no assurance that internalizing our management functions will be beneficial to us and our stockholders. For example we may not realize the perceived benefits because of: (i) the costs of being self-managed; (ii) our inability to effectively integrate a new staff of managers and employees; or (iii) our inability to properly replicate the services provided previously by our Advisor or its affiliates. Additionally, internalization transactions have also, in some cases, been the subject of litigation and even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in real estate investments or to pay distributions. In connection with any such internalization transaction, a special committee consisting of our independent directors will be appointed to evaluate the transaction and to determine whether a fairness opinion should be obtained.

Risks Related to Potential Conflicts of Interest

We compete with affiliates of Hines for real estate investment opportunities and some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities.

Hines has existing real estate joint ventures, funds and programs, which we collectively refer to as investment vehicles, with investment objectives and strategies similar to ours. Because we compete with these investment vehicles for investment opportunities, Hines faces conflicts of interest in allocating investment opportunities between us and these other investment vehicles. We have limited rights to specific investment opportunities located by Hines. Some of these entities have a priority right over other Hines investment vehicles, including us, to accept investment opportunities that meet certain defined investment criteria. Because we and other Hines investment vehicles rely on Hines to present us with investment opportunities, these rights will reduce our investment opportunities. Please see “Conflicts of Interest — Competitive Activities of Hines and its Affiliates” for a description of some of these entities and priority rights. We therefore may not be able to invest in, or we may only invest indirectly with or through another Hines affiliated investment vehicles in, certain investments we otherwise would make directly. To the extent we invest in opportunities with another investment vehicles affiliated with Hines, we may not have the control over such investment we would otherwise have if we owned all of or otherwise controlled such assets.

Other than the rights described in the “Conflicts of Interest — Allocation of Investment Opportunities” section of this prospectus, we do not have rights to specific investment opportunities located by Hines. In addition, our right to participate in the allocation process described in such section will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of Hines. For investment opportunities not covered by the allocation procedure described herein, Hines will decide in its discretion, subject to any priority rights it grants or has granted to other Hines-managed or otherwise affiliated investment vehicles, how to allocate such opportunities among us, Hines and other investment vehicles. Because we do not have a right to accept or reject any investment opportunities before Hines or one or more Hines investment vehicles have the right to accept such opportunities, and are otherwise subject to Hines’ discretion as to the investment opportunities we will receive, we may not be able to review and/or invest in opportunities which we would otherwise pursue if we were the only investment vehicles sponsored by Hines or had a priority right in regard to such investments. We are subject to the risk that, as a result of the conflicts of interest between Hines, us and other investment vehicles sponsored or managed by or affiliated with Hines, and the priority rights Hines has granted or may in the future grant to any such other investment vehicles, we may not be offered favorable investment opportunities located by Hines when it would otherwise be in our best interest to accept such investment opportunities, and our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment may be adversely impacted thereby.

We may compete with other investment vehicles affiliated with Hines for tenants.

Hines and its affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, development, ownership, management, leasing or sale of real estate projects. Hines or its affiliates own and/or manage properties in most if not all geographical areas in which we expect to acquire interests in real estate assets. Therefore, our properties compete for tenants with other properties owned and/or managed by Hines and its affiliates. Hines may face conflicts of interest when evaluating tenant opportunities for our properties and other properties owned and/or managed by Hines and its affiliates and these conflicts of interest may have a negative impact on our ability to attract and retain tenants. Please see “Conflicts of Interest — Competitive Activities of Hines and its Affiliates” for a description of these conflicts of interest.

Employees of our Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.

We do not have employees. Pursuant to a contract with Hines, we rely on employees of Hines and its affiliates to manage and operate our business and they are contractually bound to devote the time and attention reasonably necessary to conduct our business in an appropriate manner. Our officers and the officers and employees of our Advisor, Hines and its affiliates hold similar positions in numerous entities and they may from time to time allocate more of their time to service the needs of such entities than they allocate to servicing our needs. Hines is not restricted from acquiring, developing, operating, managing, leasing or selling real estate through entities other than us and Hines will continue to be actively involved in real estate operations and activities other than our operations and activities. Hines currently controls and/or operates other entities that own properties in many of the markets in which we will seek to invest. Hines spends a material amount of time managing these properties and other assets unrelated to our business. We lack the ability to manage it without the time and attention of Hines’ employees. We encourage you to read the “Conflicts of Interest” section of this prospectus for a further discussion of these topics.

Hines and its affiliates are general partners and sponsors of other investment vehicles having investment objectives and legal and financial obligations similar to ours. Because Hines and its affiliates have interests in other investment vehicles and also engage in other business activities, they may have conflicts of interest in allocating their time and resources among our business and these other activities. Our officers and directors, as well as those of our Advisor, own equity interests in entities affiliated with Hines from which we may buy properties. These individuals may make substantial profits in connection with such transactions, which could result in conflicts of interest. Likewise, such individuals could make substantial profits as the result of investment opportunities allocated to entities affiliated with Hines other than us. As a result of these interests, they could pursue transactions that may not be in our best interest.

Hines may face conflicts of interest if it sells properties it acquires or develops to us.

We may in the future acquire properties from Hines and affiliates of Hines. We may acquire properties Hines currently owns or hereafter acquires from third parties. Hines may also develop properties and then sell the completed properties to us. Similarly, we may provide development loans to Hines in connection with these developments. Hines, its affiliates and its employees (including our officers and directors) may make substantial profits in connection with such transactions. We must follow certain procedures when purchasing assets from Hines and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures” below. Hines may owe fiduciary and/or other duties to the selling entity in these transactions and conflicts of interest between us and the selling entities could exist in such transactions. Because we are relying on Hines, these conflicts could result in transactions based on terms that are less favorable to us than we would receive from a third party.

Hines may face a conflict of interest when determining whether we should dispose of any property we own that is managed by Hines because Hines may lose fees associated with the management of the property.

We expect that Hines will manage many of the properties we acquire directly as well as many of the properties in which we acquire an indirect interest, should we invest in other Hines affiliated entities. Because Hines receives significant fees for managing these properties, it may face a conflict of interest when determining whether we should sell properties under circumstances where Hines would no longer manage the property after the transaction. As a result of this conflict of interest, we may not dispose of properties when it would be in our best interests to do so.

Hines may face conflicts of interest in connection with the management of our day-to-day operations and in the enforcement of agreements between Hines and its affiliates.

Hines and our Advisor manage our day-to-day operations and properties pursuant to an advisory agreement. This agreement was not negotiated at arm’s length and certain fees payable by us under such agreement are paid regardless of our performance.

Hines and its affiliates may be in a conflict of interest position as to matters relating to this agreement. Examples include the computation of fees and reimbursements under such agreements, the enforcement, renewal and/or termination of the agreements and the priority of payments to third parties as opposed to amounts paid to affiliates of Hines. These fees may be higher than fees charged by third parties in an arm’s-length transaction as a result of these conflicts.

Certain of our officers and directors face conflicts of interest relating to the positions they hold with other entities.

All of our officers and non-independent directors are also officers and directors of our Advisor and/or other entities controlled by Hines. Some of these entities may compete with us for investment and leasing opportunities. These personnel owe fiduciary duties to these other entities and their security holders and these duties may from time to time conflict with the fiduciary duties such individuals owe to us and our stockholders. For example, conflicts of interest adversely affecting our investment decisions could arise in decisions or activities related to:

•	the allocation of new investments among us and other entities operated by Hines;

•	the allocation of time and resources among us and other entities operated by Hines;

•	the timing and terms of the investment in or sale of an asset;

•	investments with Hines and affiliates of Hines;

•	the compensation paid to our Advisor; and

•	our relationship with Hines in the management of our properties.

These conflicts of interest may also be impacted by the fact that such individuals may have compensation structures tied to the performance of such other entities controlled by Hines and these compensation structures may potentially provide for greater remuneration in the event an investment opportunity is presented to a Hines affiliate rather than us.

Our officers and directors have limited liability.

Generally, we are obligated under our articles to indemnify our officers and directors against certain liabilities incurred in connection with their services. We have entered into indemnification agreements with each of our officers and directors. Pursuant to these indemnification agreements we have generally agreed to indemnify our officers and directors for any such liabilities that they incur. These indemnification agreements, as well as the indemnification provisions in our articles, could limit our ability and the ability of our stockholders to effectively take action against our officers and directors arising from their service to us. In addition, there could be a potential reduction in distributions resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. You should read the section of this prospectus under the caption “Management — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents” for more information about the indemnification of our officers and directors.

Our UPREIT structure may result in potential conflicts of interest.

Persons holding OP Units have the right to vote on certain amendments to the Agreement of Limited Partnership of the Operating Partnership, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of the Operating Partnership, we will be obligated to act in a manner that is in the best interest of all partners of the Operating Partnership. Circumstances may arise in the future when the interests of limited partners in the Operating Partnership may conflict with the interests of our stockholders.

Risks Related to Taxes

If we fail to qualify as a REIT, our operations and our ability to pay distributions to our stockholders would be adversely impacted.

We believe we qualify as a REIT under the Code. A REIT generally is not taxed at the corporate level on income it currently distributes to its shareholders. Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	our cash available for distribution would be reduced and we would have less cash to distribute to our stockholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We may be required to defer repatriation of cash from foreign jurisdictions in order to qualify as a REIT.

Investments in foreign real property may be subject to foreign currency gains and losses. Certain, foreign currency gains will generally be excluded from income for purposes of determining our satisfaction of one or both of the REIT gross revenue tests; however, under certain circumstances (for example, if we regularly trade in foreign securities) such gains will be treated as non-qualifying income. To reduce the risk of foreign currency gains adversely affecting our REIT qualification, we may be required to defer the repatriation of cash from foreign jurisdictions or to employ other structures that could affect the timing, character or amount of income we receive from our foreign investments. No assurance can be given that we will be able to manage our foreign currency gains in a manner that enables us to qualify as a REIT or to avoid U.S. federal and other taxes on our income as a result of foreign currency gains.

If the Operating Partnership is classified as a “publicly traded partnership” under the Code, our operations and our ability to pay distributions to our stockholders could be adversely affected.

We believe that the Operating Partnership will be treated as a partnership, and not as an association or a publicly traded partnership for federal income tax purposes. In this regard, the Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Code would classify the Operating Partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or repurchase of partnership units in the Operating Partnership. However, if the Internal Revenue Service successfully determined that the Operating Partnership should be taxed as a corporation, the Operating Partnership would be required to pay U.S. federal income tax at corporate rates on its net income, its partners would be treated as stockholders of the Operating Partnership and distributions to partners would constitute non-deductable distributions in computing the Operating Partnership’s taxable income. In addition, we could fail to qualify as a REIT and the imposition of a corporate tax on the Operating Partnership would reduce our amount of cash available for distribution to our stockholders.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distribution distributions with respect to our common shares nor gain from the sale of common shares should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•	part of the income and gain recognized by certain qualified employee pension trusts with respect to our common shares may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts, we are required to rely on a special look through rule for purposes of meeting one of the REIT stock ownership tests, and we are not operated in such a manner as to otherwise avoid treatment of such income or gain as unrelated business taxable income;

•	part of the income and gain recognized by a tax exempt investor with respect to our common shares would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common shares; and

•	part or all of the income or gain recognized with respect to our common shares by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

Stockholders who participate in our distribution reinvestment plan may realize taxable income without receiving cash distributions.

If our stockholders participate in the distribution reinvestment plan, they will be required to take into account, in computing their taxable income, ordinary and capital gain distributions allocable to shares they own, even though they receive no cash because such distributions are reinvested. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our distribution reinvestment plan may be deemed to be taxable as income to participants in the plan.

Foreign investors may be subject to FIRPTA tax on sale of common shares if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our common shares would be subject to FIRPTA tax (unless our common shares were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common shares). Our common shares are not currently treaded on an established securities market.

In certain circumstances, we may be subject to federal and state income taxes as a REIT or other state or local income taxes, which would reduce our cash available to pay distributions to our stockholders.

Even if we qualify and maintain our status as a REIT, we may be subject to federal income taxes or state taxes. For example, if we have net income from a “prohibited transaction,” such income will be subject to a 100% tax. We may not be able to make sufficient distributions to avoid paying federal income tax and/or the 4% excise tax that generally applies to income retained by a REIT. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of the Operating Partnership or at the level of the other companies through which we indirectly own our assets.

We have entered, and may continue to enter into certain hedging transactions which may have a potential impact on our REIT status.

We have entered, and may continue to enter into certain hedging transactions which may have a potential impact on our REIT status. We have entered into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate and/or foreign currency swaps, caps, and floors, options to purchase these items, and futures and forward contracts. The gross income tests generally exclude any income or gain from a hedging or similar transaction entered into by the REIT primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made or to be made to acquire or carry real estate assets or to manage the risk of currency fluctuations with respect to an item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), provided we properly identify such hedges and other transactions in the manner required by the Code. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is likely to be treated as non-qualifying income for purposes of the gross income tests and may affect our ability to qualify as a REIT.

Entities through which we hold foreign real estate investments are, in most cases, subject to foreign taxes, notwithstanding our status as a REIT.

Even if we maintain our status as a REIT, entities through which we hold investments in assets located outside the United States will, in most cases, be subject to income taxation by jurisdictions in which such assets are located. Our cash available for distribution to our stockholders will be reduced by any such foreign income taxes.

Recently enacted tax legislation may make REIT investments comparatively less attractive than investments in other corporate entities.

Under current law, qualifying corporate distributions received by individuals prior to 2013 are subject to tax at a maximum rate of 15%. This special tax rate is generally not applicable to distributions paid by a REIT, unless such distributions represent earnings on which the REIT itself has been taxed. As a result, distributions (other than capital gain distributions) paid by us to individual investors will generally be subject to the federal income tax rates that are otherwise applicable to ordinary income which currently are as high as 35%. This law change may make an investment in our common shares comparatively less attractive relative to an investment in the shares of other corporate entities which pay distributions that are not formed as REITs.

Recharacterization of sale-leaseback transactions may cause us to lose our REIT status.

We may purchase real properties and lease them back to the sellers of such properties. We will use commercially reasonable efforts to structure any such sale-leaseback transaction such that the lease will be characterized as a “true lease,” thereby allowing us to be treated as the owner of the property for federal income tax purposes, but cannot assure you that the Internal Revenue Service will not challenge such characterization. In the event that any such sale-leaseback transaction is challenged and recharacterized as a financing transaction or loan for U.S. federal income tax purposes, deductions for depreciation and cost recovery relating to such property would be disallowed. We might fail to satisfy the REIT qualification “asset tests” or the “income tests” and, consequently, lose our REIT status effective with the year of recharacterization if a sale-leaseback transaction were so recharacterized. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Investments in other REITs and real estate partnerships could subject us to the tax risks associated with the tax status of such entities.

We may invest in the securities of other REITs and real estate partnerships. Such investments are subject to the risk that any such REIT or partnership may fail to satisfy the requirements to qualify as a REIT or a partnership, as the case may be, in any given taxable year. In the case of a REIT, such failure would subject such entity to taxation as a corporation. Failure to qualify as a REIT may require such REIT to incur indebtedness to pay its tax liabilities, may reduce its ability to make distributions to us, and may render it ineligible to elect REIT status prior to the fifth taxable year following the year in which it fails to so qualify. In the case of a partnership, such failure could subject such partnership to an entity level tax and reduce the entity’s ability to make distributions to us. In addition, such failures could, depending on the circumstances, jeopardize our ability to qualify as a REIT.

Complying with the REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of shares of our common stock. We may be required to forego otherwise attractive investments or make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

Complying with the REIT requirements may force us to liquidate otherwise attractive investments.

We must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets in order to ensure our qualification as a REIT. The remainder of our investments (other than governmental securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate otherwise attractive investments.

The failure of a mezzanine loan or any other loan which is not secured by a mortgage on real property to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.

The Internal Revenue Service has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the Internal Revenue Service as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may make investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the Internal Revenue Service will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT. Similarly any other loan which we make which is not secured by a mortgage on real property may fail to qualify as a real estate asset for purposes of the Federal Income tax REIT qualification tests and therefore could adversely affect our ability to qualify as a REIT.

Legislative or regulatory action could adversely affect us and/or our investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the U.S. federal income tax laws applicable to the qualification and taxation of REITs and to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and may be given retroactive or prospective effect, and we cannot assure you that any such changes will not adversely affect how we are taxed or the taxation of a stockholder. Any such changes could have an adverse effect on us and on an investment in shares of our common stock. We urge you to consult with your own tax advisors with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Risks Related to ERISA

If our assets are deemed to be ERISA plan assets, our Advisor and we may be exposed to liabilities under Title I of ERISA and the Internal Revenue Code.

In some circumstances where an ERISA plan holds an interest in an entity, the assets of the entire entity are deemed to be ERISA plan assets unless an exception applies. This is known as the “look-through rule.” Under those circumstances, the obligations and other responsibilities of plan sponsors, plan fiduciaries and plan administrators, and of parties in interest and disqualified persons, under Title I of ERISA and Section 4975 of the Code, as applicable, may be applicable, and there may be liability under these and other provisions of ERISA and the Code. If our Advisor or we are exposed to liability under ERISA or the Code, our performance and results of operations could be adversely affected. Prior to making an investment in us, you should consult with your legal and other advisors concerning the impact of ERISA and the Code on your investment and our performance.

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in our common stock.

If you are investing the assets of an IRA, pension, profit sharing, 401(k), Keogh or other qualified retirement plan, you should satisfy yourself that:

•	Your investment is consistent with your fiduciary obligations under ERISA and the Code;

•	Your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	Your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA;

•	Your investment will not impair the liquidity of the plan or IRA;

•	Your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	You will be able to value the assets of the plan annually in accordance with ERISA requirements; and

•	Your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

See “ERISA Considerations” for a more complete discussion of the foregoing issues and other risks associated with an investment in shares of our common stock by retirement plans.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this prospectus which are not historical facts (including any statements concerning investment objectives, economic updates, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included herein are based on our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Any of the assumptions underlying the forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk exists that actual results will differ materially from the expectations expressed in this prospectus and this risk will increase with the passage of time. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks set forth in the “Risk Factors” section, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statements.

ESTIMATED USE OF PROCEEDS

The table on the following page sets forth information about how we intend to use the proceeds raised in this offering and assumes we sell:

•	the minimum $2,000,000 in common stock pursuant to this primary offering but issue no shares under our distribution reinvestment plan; and

•	the maximum $3,000,000,000 in common stock pursuant to this primary offering but issue no shares under our distribution reinvestment plan.

We have not given effect to any other special sales or volume discounts which could also reduce the selling commissions and dealer manager fees. We also have not included the proceeds from our distribution reinvestment plan which may be used for redemptions or other purposes.

This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives will increase if only a small number of shares are purchased in this offering. Please see “Risk Factors — Risks Related to Investing in this Offering — If we are only able to sell a limited amount of shares in this offering, our fixed operating expenses such as general and administrative expenses would be higher (as a percentage of gross income) than if we are able to sell a greater number of shares, which would have a material adverse effect on our profitability and therefore decrease our ability to pay distributions to you and the value of your investment.”

Many of the amounts set forth below represent management’s best estimates as these amounts cannot be precisely calculated at this time. Therefore, these amounts may not accurately reflect the actual receipt or application of the offering proceeds.

Assuming we raise the maximum offering proceeds pursuant to this offering, excluding proceeds from the sale of shares offered under our distribution reinvestment plan, we expect that approximately 89.2% of the money you invest will be used to make real estate investments and to pay acquisition fees and expenses related to those investments. The balance will be used to pay selling commissions, the dealer manager fee and issuer costs.

We have not identified the investments we will make with all of the proceeds of the primary offering.

	Minimum Offering		Maximum Offering
	$2,000,000 in		$3,000,000,000 in Shares(2)
	Shares(1)		Amount	Percentage

GROSS PROCEEDS	$2,000,000	100%	$3,000,000,000	100%
Less Expenses:
Selling Commissions(3)	$150,000	7.5%	$225,000,000	7.5%
Dealer Manager Fees(4)	$50,000	2.5%	$75,000,000	2.5%
Issuer Costs(5)	$100,000	5.0%	$24,393,400	0.8%

Total Expenses	$300,000	15.0%	$324,393,400	10.8%

NET PROCEEDS AVAILABLE FOR INVESTMENT	$1,700,000	85.0%	$2,675,606,600	89.2%
Less:
Acquisition Fees on Investments(6)(7)	$33,176	1.7%	$52,227,580	1.7%
Acquisition Expenses(7)(8)	$8,000	0.4%	$12,000,000	0.4%
Working Capital Reserve	$—	—%	$—	—%

REMAINING PROCEEDS AVAILABLE FOR INVESTMENT	$1,658,824	82.9%	$2,611,379,020	87.0%

(1)	Assumes we sell the minimum of $2,000,000 in common shares in our primary offering but issue no shares in our distribution reinvestment plan and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.

(2)	Assumes we sell the maximum $3,000,000,000 in our common shares in our primary offering but issue no shares under our distribution reinvestment plan and that no discounts or waivers of fees described under the “Plan of Distribution” section of this prospectus are applicable.

(3)	We pay our Dealer Manager selling commissions of up to 7.5% of the gross offering proceeds raised in our primary offering for sales of our common shares and up to 7.0% of the gross offering proceeds raised in our primary offering may be reallowed to participating broker dealers. We will not pay selling commissions for shares issued pursuant to our distribution reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus.

(4)	We pay our Dealer Manager a dealer manager fee of up to 2.5% of the gross offering proceeds raised in our primary offering for sales of our common shares, and up to 1.5% of the gross offering proceeds raised in our primary offering may be reallowed to participating broker dealers as marketing fees; and up to an additional 1.0% of the gross offering proceeds raised in our primary offering may be paid out of the dealer manager fee as reimbursements for distribution and marketing-related costs and expenses of participating broker dealers, such as fees and costs associated with conferences sponsored by participating broker dealers. We will not pay the dealer manager fee for shares issued pursuant to our distribution reinvestment plan and certain other purchases as described in the “Plan of Distribution” section of this prospectus.

(5)	In addition to paying selling commissions and the dealer manager fee we pay the issuer costs incurred by us directly or indirectly through our Advisor and its affiliates, which expenses are expected to consist of, among other costs, expenses of our organization, actual legal, accounting, bona fide out-of-pocket itemized and detailed due diligence costs, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering-related costs.

(6)	We pay an acquisition fee of 2.0%, payable in cash or OP Units, of (i) the purchase price of real estate investments acquired or originated directly by us, including any debt attributable to such investments or the principal amount of any loans originated directly by us, and (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate related investments held by that entity. For purposes of this table we have assumed that we will not use debt when making real estate investments and pay all acquisition fees in cash. In the event we raise the maximum $3,000,000,000 pursuant to our primary offering, pay all acquisition fees in cash, and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $103,930,532 or approximately 3.5% of gross proceeds. Some of these fees may be payable out of the proceeds of such borrowings.

(7)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment. However, a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction may approve such fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.

(8)	Acquisition expenses were estimated by us for illustrative purposes, based on the prior experience of Hines, and may include customary third-party acquisition costs which are typically included in the gross purchase price of the real estate investments we acquire or are paid by us in connection with such acquisitions. These third-party acquisition costs include legal, accounting, consulting, travel, appraisals, engineering, due diligence, option payments, title insurance and other costs and expenses relating to potential acquisitions regardless of whether the property is actually acquired. The actual amount of acquisition expenses cannot be determined at the present time and will depend on numerous factors, including the type and jurisdiction of the real estate investment acquired, the legal structure of the transaction in which the real estate investment is acquired, the aggregate purchase price paid to acquire the real estate investment, and the number of real estate investments acquired.

We pay our Advisor 1.0%, payable in cash or OP Units, of the amount of any debt financing obtained or assumed by us or made available to us or our pro rata share of any debt financing obtained or assumed by or made available to any of our joint ventures. Actual amounts are dependent upon the amount of any debt incurred in connection with our acquisitions or otherwise available to us or our joint ventures and the portion of the fee paid in cash and therefore cannot be determined at the present time. In the event we raise the maximum $3,000,000,000 pursuant to the primary offering, pay all debt financing fees in cash and all of our real estate investments are 50% leveraged, the total debt financing fees payable in connection with our investments will be $26,756,066. To the extent that debt financing fees and financing expenses are paid out of the proceeds of such borrowings, we will not need to use offering proceeds for such payments.

Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions. Therefore, particularly in the earlier part of this offering, some or all of our distributions may be paid from other sources, such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. We have not placed a cap on the amount of our distributions that may be paid from any of these sources. Cash distributions paid on March 1, 2010, in the aggregate amount of $500,000 and April 1, 2010 were paid using proceeds from this offering. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources — Cash Flows from Financing Activities — Distributions” for additional information regarding our distributions and the sources of funding thereof.

The fees, compensation, income, expense reimbursements, interests and other payments described above payable to Hines, our Advisor and other Hines affiliates may increase or decrease during or after this offering, if such increase or decrease is approved by a majority of our independent directors.

MANAGEMENT

Management of Hines Global

We operate under the direction of our board of directors. Our board is ultimately responsible for the management and control of our business and operations. We have no employees and have retained our Advisor to manage our day-to-day operations, including the identification and acquisition of our properties, subject to the board’s supervision. We expect to retain Hines or an affiliate of Hines to perform property management for our properties. We have retained our Dealer Manager to manage activities relating to the offering of our shares.

Our Officers and Directors

We have a total of seven directors on our board of directors, four of whom are independent of us, our Advisor and our respective affiliates. Our full board of directors has determined that each of our independent directors is independent within the meaning of (i) the applicable provisions set forth in our articles, (ii) the applicable requirements set forth in the Exchange Act and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange, or NYSE, the independence rules set forth in the NYSE Listed Company Manual. Our board applies the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices.

Other than our independent directors, each of our officers and directors is affiliated with Hines and subject to conflicts of interest. Please see “Conflicts of Interest” and “Risk Factors — Risks Related to Potential Conflicts of Interest.” As described below, because of the inherent conflicts of interest existing as the result of these relationships, our independent directors monitor the performance of all Hines affiliates performing services for us, and these board members have a fiduciary duty to act in the best interests of our stockholders in connection with our relationships with Hines affiliates. However, we cannot assure you that our independent directors will be successful in eliminating, or decreasing the impact of the risks resulting from, the conflicts of interest we face with Hines and its affiliates. Indeed, our independent directors will not monitor or approve all decisions made by Hines that impact us, such as the allocation of investment opportunities.

The following sets forth information about our directors and our executive officers:

Name	Age	Position and Office with Hines Global

Jeffrey C. Hines	55	Director and Chairman of the board of directors
C. Hastings Johnson	62	Director
Charles M. Baughn	56	Director
Jack L. Farley	46	Independent Director
Thomas L. Mitchell	50	Independent Director
John S. Moody	62	Independent Director
Peter Shaper	45	Independent Director
Charles N. Hazen	50	President and Chief Executive Officer
Sherri W. Schugart	45	Chief Financial Officer
Edmund A. Donaldson	41	Chief Investment Officer
Frank R. Apollo	44	Senior Vice President — Finance; Treasurer and Secretary
Kevin L. McMeans	46	Asset Management Officer
Ryan T. Sims	39	Chief Accounting Officer

Jeffrey C. Hines.  Mr. Hines joined Hines in 1982. Mr. Hines serves as our Chairman of the Board of Directors and Chairman of the managers of the general partner of our Advisor. Mr. Hines has also been the Chairman of the board of directors of the Hines Real Estate Investment Trust, Inc., which we refer to as Hines REIT, Chairman of the managers of the general partner of the Advisor of Hines REIT and a member of the management board of the Hines US Core Office Fund LP, which we refer to as the Core Fund, since August 2003. He is also the co-owner and President and Chief Executive Officer of the general partner of Hines and is a member of Hines’ Executive Committee. He became President of the general partner of Hines in 1990 and Chief Executive Officer of the general partner of Hines in January 2008 and has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He directed development of the firm’s first $846 million Emerging Markets Fund that provided start-up capital for projects in emerging international markets. He has been a major participant in the development of the Hines domestic and international acquisition program and currently oversees a portfolio of 214 projects valued at approximately $22.2 billion. Over the past ten years, Hines has sponsored funds which acquired or developed $20.3 billion in real estate, $7.1 billion of which related to properties outside of the United States. Mr. Hines graduated from Williams College with a B.A. in Economics and received his M.B.A. from the Harvard Business School. Mr. Hines is the son of Gerald D. Hines.

We believe that Mr. Hines’ career, spanning more than 29 years in the commercial real estate industry, including his service as Chairman of the board of directors of Hines REIT, his leadership of Hines, his participation in Hines’ international acquisition program and the depth of his knowledge of Hines and its affiliates, provide him with the business expertise and leadership experience necessary to serve as Chairman of our board of directors.

C. Hastings Johnson.  Mr. Johnson joined Hines in 1978. Mr. Johnson serves as a member of our board of directors and a member of the managers of the general partner of our Advisor. Mr. Johnson has also been a member of the board of directors of Hines REIT, a manager of the general partner of the Advisor of Hines REIT, and a member of the management board of the Core Fund since August 2003. In addition, he has served as Vice Chairman of the general partner of Hines since January 2008 and Chief Financial Officer of the general partner of Hines since 1992. In these roles, he is responsible for the financial policies, equity financing and the joint venture relationships of Hines in the U.S. and internationally. He is also a member of Hines’ Executive Committee. Prior to becoming Chief Financial Officer of the general partner of Hines, he led the development or redevelopment of numerous projects and initiated the Hines’ domestic and international acquisition program and currently oversees a portfolio of 214 projects valued at approximately $22.2 billion. Over the past ten years, Hines has sponsored funds which acquired or developed $20.3 billion in real estate, $7.1 billion of which related to properties outside of the United States. Total debt and equity capital committed to equity projects sponsored by Hines during Mr. Johnson’s tenure as Chief Financial Officer has exceeded $46 billion. Mr. Johnson graduated from the Georgia Institute of Technology with a B.S. in Industrial Engineering and received his M.B.A. from the Harvard Business School.

We believe that Mr. Johnson’s significant experience in the commercial real estate industry, including his 33 year tenure at Hines, his vast knowledge of Hines’ financial and investment policies and his participation in Hines’ international acquisition program, well qualifies him to serve on our board of directors.

Charles M. Baughn.  Mr. Baughn joined Hines in 1984. Mr. Baughn serves as a member of our board of directors and as a manager of the general partner of our Advisor. Mr. Baughn has also been a member of the board of directors of Hines REIT since April 2008 and a manager of the general partner of the Advisor of Hines REIT since August 2003. Mr. Baughn also served as Chief Executive Officer of Hines REIT from August 2003 through April 1, 2008. He has also served as an Executive Vice President and CEO — Capital Markets Group of the general partner of Hines since April 2001 and, as such, is responsible for overseeing Hines’ capital markets group, which raises, places and manages equity and debt for Hines projects in the U.S. and internationally, Mr. Baughn is also a member of Hines’ Executive Committee and the Chief Executive Officer and a director of our Dealer Manager. Mr. Baughn has also been a member of the management board of the Core Fund since 2003. During his tenure at Hines, he also has contributed to the development or redevelopment of over 9 million square feet of office and special use facilities in the southwestern United States. He graduated from the New York State College of Ceramics at Alfred University with a B.A. and received his M.B.A. from the University of Colorado. Mr. Baughn holds Series 7, 24 and 63 securities licenses.

We believe that the depth and breadth of Mr. Baughn’s experience in the commercial real estate industry acquired during his 26 year career with Hines, including his familiarity with Hines’ financial and investment policies and his experience overseeing the raising, placement and management of equity and debt for Hines’ domestic and international projects, well qualifies him to serve on our board of directors.

Jack L. Farley.  Mr. Farley, an independent director since June 2009, is the President of Apex Compressed Air Energy Storage LLC — a company launched in early 2011 to develop, build, operate, and commercialize utility-scale compressed air energy storage assets. Prior to that he co-founded Liberty Green Renewables, LLC in July 2008 to pursue development, construction and operation of biomass-to-electricity generation projects in the Midwest and Southeast US. From 2003 to February 2008, Mr. Farley was Senior Vice President of Cinergy Corp., where he was responsible for the Power Trading and Marketing group. During his tenure, the group had approximately $30 billion of annual physical power sales and ranked in the top 15 in the US. Cinergy Corp. merged with Duke Energy (NYSE: DUK) in 2006. In October 2007, Fortis NV acquired Duke’s trading operations as a strategic enhancement to its nascent US banking activities. Prior to joining Cinergy/Duke, Mr. Farley was President of the West Region at Reliant Resources, Inc., where he managed a $1.1 billion portfolio of power generation assets, and was responsible for the development and construction of two combined-cycle gas turbine projects with a total investment of approximately $750 million.

We believe Mr. Farley is well qualified to serve on our board of directors as a result of his extensive leadership experience and his understanding of the requirements of managing a public company, which he acquired during his tenure at Cinergy Corp. and Duke Energy. This experience along with Mr. Farley’s Masters in Business Administration from The Wharton School and his involvement in the preparation of earnings statements and the compliance process for Sarbanes-Oxley requirements of public companies enable him to provide valuable insight to our board of directors and our Audit Committee, for which he serves as chairman.

Thomas L. Mitchell.  Mr. Mitchell, an independent director since June 2009, has been the Senior Vice President, Chief Financial Officer, Treasurer and Controller of Noble Corporation (NYSE: NE), a publicly-held offshore drilling contractor for the oil and gas industry, since November 2006. From 1997 to November 2006, Mr. Mitchell served as Vice President and Controller of Apache Corporation (NYSE, NASDAQ: APA), a publicly-held oil and gas exploration, development and production company. From 1996 to 1997, he served as Chief Accounting Officer and Controller of Apache, and from 1989 to 1996 he served Apache in various positions including Assistant to the Vice President — Production and Director of Natural Gas Marketing. Prior to joining Apache, Mr. Mitchell spent seven years at Arthur Andersen & Co., an independent public accounting firm, where he practiced as a Certified Public Accountant, managing clients in the oil and gas, banking, manufacturing and government contracting industries. Mr. Mitchell graduated from Bob Jones University with a B.S. in Accounting.

We believe Mr. Mitchell’s significant leadership experience at two public companies makes him well qualified to serve as one of our directors. In addition, through his previous experience in public accounting, Mr. Mitchell is able to provide valuable insight with respect to financial reporting processes and our system of internal controls.

John S. Moody.  Mr. Moody, an independent director since June 2009, has been President of Parkside Capital, LLC in Houston since January 2006. Parkside Capital, LLC is the general partner and manager of Parkside Capital Land Fund, LTD., a Texas real estate private equity firm which invests in raw land in high growth markets in Texas. From January 2004 to December 2005, Mr. Moody was the President and Chief Executive Officer of HRO Asset Management, LLC, a real estate advisory business headquartered in New York City, where he oversaw the acquisition of $850 million of real estate assets. From September 2001 to December 2003, he was the President of Marsh & McLennan Real Estate Advisors, Inc., where he developed the real estate strategy for the Marsh & McLennan Companies, including directing the execution of all real estate leases, projects and transactions. Mr. Moody was also the President and Chief Executive Officer of Cornerstone Properties, Inc., a publicly-held equity REIT which acquired, developed and operated large scale Class A office buildings in major metropolitan markets throughout the US. During his tenure at Cornerstone, assets grew from $500 million to $4.8 billion. From 1991 to 1995, Mr. Moody was the President and Chief

Executive Officer of Deutsche Bank Realty Advisors, Inc., where he oversaw a $2 billion equity and debt portfolio. Mr. Moody has been a member of the Board of Directors of Huron Consulting Group (NASDAQ: HURN), a publicly-held integrated strategic services provider since October 2005. Since September 2006, he has been a member of the Board of Directors of Potlatch Corporation (NYSE: PCH), a publicly-held REIT with approximately 1.6 million acres of forestland. He became the Vice Chairman of the Board of Directors of Potlatch in January 2009. Mr. Moody was a member of the Board of Directors and Chairman of the Compensation Committee of CRIIMI MAE, Inc., a publicly-held REIT, from January 2004 to January 2006. He was also a member of the Board of Directors and Chairman of the Compensation Committee of Keystone Property Trust, a publicly-held REIT, from 2001 to 2004. Mr. Moody was a member of the Board of Directors of Equity Office Properties, a publicly-held REIT, from 2001 to 2004. Mr. Moody graduated from Stanford University with a B.S. and received his J.D. with honors from the University of Texas.

We believe that Mr. Moody’s significant experience in the commercial real estate industry makes him well qualified to serve as one of our directors. Drawing on this experience, Mr. Moody is able to provide valuable insight regarding our investment strategies, internal controls and financial risk exposures. In addition, through his experience serving on the boards of several public companies, Mr. Moody is well-versed in the requirements of serving on a public company board.

Peter Shaper.  Mr. Shaper, an independent director since June 2009, has been the Chief Executive Officer of CapRock Communications, Inc., a global provider of broadband communications to remote locations via satellite with revenues of over $300 million since 2002. Mr. Shaper also is a founding partner of Genesis Park LP, a Houston-based private equity firm which was founded in 2000 and primarily focuses its investment strategy on the software, telecommunications, media, finance and niche energy business sectors. From 1998 to 2000, Mr. Shaper was the president of Donnelley Marketing, a Division of First Data Corporation, where he was directly responsible for the turnaround and eventual sale of the $100 million revenue database marketing company to a strategic buyer. In 1996, Mr. Shaper helped found the Information Management Group, or IMG, as its Executive Vice President of Operations and Chief Financial Officer. IMG grew to over $600 million in revenue during Mr. Shaper’s tenure. Prior to joining IMG, Mr. Shaper was with a Dallas-based private equity firm where he was responsible for investments in numerous technology-oriented companies, as well as assisting those companies with developing long-term strategies and financial structures. Mr. Shaper also has several years experience with the international consulting firm McKinsey & Company. Mr. Shaper graduated from Stanford University with a B.S. in industrial engineering and received his M.B.A. from Harvard Business School.

We believe Mr. Shaper’s significant experience as a senior executive officer of sophisticated companies such as CapRock Communications, Genesis Park and Donnelley Marketing/First Data, as well as his experience founding and leading IMG, make him well qualified to serve on our board of directors.

Charles N. Hazen.  Mr. Hazen joined Hines in 1989. Mr. Hazen serves as President and Chief Executive Officer for us and the general partner of our Advisor and is responsible for overall management of our business strategy and operations in the U.S. and internationally. Mr. Hazen has also been the President of Hines REIT and President of the general partner of the Advisor of Hines REIT since August 2003. He also served as Chief Operating Officer for Hines REIT and the general partner of the Advisor of Hines REIT from August 2003 to April 1, 2008 when he became Chief Executive Officer. He has also been a Senior Vice President of the general partner of Hines since July 2000, the President and a member of the management board of the Core Fund and a director of our Dealer Manager since August 2003. During his tenure at Hines he has participated in more than $9 billion of office, retail and industrial investments in the U.S. and internationally including Hines Corporate Properties, a fund that developed and acquired single-tenant office buildings in the U.S. Mr. Hazen graduated from the University of Kentucky with a B.S. in Finance and received his J.D. from the University of Kentucky.

Sherri W. Schugart.  Ms. Schugart joined Hines in 1995. Ms. Schugart serves as Chief Financial Officer for us and the general partner of our Advisor. Ms. Schugart has also been the Chief Financial Officer of Hines REIT and the general partner of the Advisor of Hines REIT since August 2003 and the Chief Financial Officer of the Core Fund since July 2004. In these roles, her responsibilities include oversight of financial and portfolio management, equity and debt financing activities, investor relations, accounting, financial reporting, compliance and administrative functions in the U.S. and internationally. She has also been a Senior Vice President of the general partner of Hines since October 2007 and has served as a director of our Dealer Manager since August 2003. Prior to holding these positions she was a Vice President in Hines Capital Markets Group raising equity and debt financing for various Hines investment vehicles in the U.S. and internationally. Ms. Schugart has been responsible for arranging more than $8.0 billion in equity and debt for Hines’ public and private investment funds. She was also previously the controller for several of Hines’ investment funds and portfolios. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen, where she managed both public and private clients in the real estate, construction, finance and banking industries. She graduated from Southwest Texas State University with a B.B.A. in Accounting.

Edmund A. Donaldson.  Mr. Donaldson joined Hines in 1994. Mr. Donaldson serves as Chief Investment Officer for us and the general partner of our Advisor. Mr. Donaldson has also been the Chief Investment Officer for Hines REIT and the general partner of the Advisor of Hines REIT since April 2008. In these roles, he is responsible for management of the real estate acquisition program in the U.S. and internationally. He has also served as a Senior Vice President of the general partner of Hines since October 2007 and the Senior Investment Officer and member of the management board of the Core Fund since August 2003. He has been responsible for the acquisition of over $8 billion in assets for various Hines affiliates in the U.S. and internationally. He also has been instrumental in the investment and management of the Hines 1997 U.S. Office Development Fund, L.P., the Hines 1999 U.S. Office Development Fund, L.P. and Hines Suburban Office Venture, L.L.C. He graduated from the University of California, San Diego with a B.A. in Quantitative Economics and Decision Sciences and received his M.B.A. from Rice University.

Frank R. Apollo.  Mr. Apollo joined Hines in 1993. Mr. Apollo serves as Senior Vice President — Finance; Treasurer and Secretary for us and the general partner of our Advisor. Mr. Apollo has also been the Senior Vice President — Finance; Treasurer and Secretary for Hines REIT and the general partner of the Advisor of Hines REIT and Senior Vice President — Finance of the Core Fund since he was elected to these positions in April 2008. In these roles, he is responsible for overseeing portfolio financial management, debt financings, treasury and liquidity management and legal and corporate governance in the U.S. and internationally. He served as Chief Accounting Officer, Treasurer and Secretary for Hines REIT from August 2003 to April 2008 and Chief Accounting Officer of the Core Fund from July 2004 to April 2008. His responsibilities in these positions included accounting, financial reporting, legal and corporate governance in the U.S. and internationally. He has also served as a Vice President of the general partner of Hines since 1999 and as the Vice President, Treasurer, and Secretary of our Dealer Manager since August 2003 and, as a result, is responsible for all financial operations of our Dealer Manager. Prior to holding these positions, Mr. Apollo served as the Vice President and Corporate Controller responsible for the accounting and control functions for Hines’ international operations, the Vice President and Regional Controller for Hines’ European Region and the director of Hines’ Internal Audit Department. Before joining Hines, Mr. Apollo was an audit manager with Arthur Andersen. He graduated from the University of Texas with a B.B.A. in Accounting, is a certified public accountant and holds Series 28 and 63 securities licenses.

Kevin L. McMeans.  Mr. McMeans joined Hines in 1992. Mr. McMeans serves as Asset Management Officer for us and the general partner of our Advisor. Mr. McMeans has also been the Asset Management Officer of Hines REIT and the general partner of the Advisor of Hines REIT since April 2008. He has also served as the Asset Management Officer of the Core Fund since January 2005. In these roles, he will be responsible for overseeing the management of the various investment properties owned by each of the funds in the U.S. and internationally. He previously served as the Chief Financial Officer of Hines Corporate Properties, an investment venture established by Hines with a major U.S. pension fund, from 2001 through June 2004. In this role, Mr. McMeans was responsible for negotiating and closing debt financings, underwriting and evaluating new investments, negotiating and closing sale transactions and overseeing the administrative and financial reporting requirements of the venture and its investors. Before joining Hines, Mr. McMeans spent four and a half years at Deloitte & Touche LLP in the audit department. He graduated from Texas A&M University with a B.S. in Computer Science and is a certified public accountant.

Ryan T. Sims.  Mr. Sims joined Hines in August 2003. Mr. Sims serves as Chief Accounting Officer for us and the general partner of our Advisor. Mr. Sims has also been the Chief Accounting Officer of Hines REIT, the general partner of the Advisor of Hines REIT and the Core Fund since he was elected to these positions in April 2008. In these roles, he is responsible for the management, accounting, financial reporting and SEC reporting functions, as well as oversight of the Sarbanes-Oxley compliance program in the U.S. and internationally. He is also responsible for establishing the accounting policies and ensuring compliance with those policies in the U.S. and internationally. He has also previously served as a Senior Controller for Hines REIT and the general partner of the Advisor of Hines REIT from August 2003 to April 2008 and the Core Fund from July 2004 to April 2008. Prior to joining Hines, Mr. Sims was a manager in the audit practice of Arthur Andersen, LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a Bachelor of Business Administration degree in Accounting from Baylor University and is a certified public accountant.

Our Board of Directors

Our board of directors has reviewed and unanimously ratified our articles and adopted our bylaws. Our articles and bylaws allow for a board of directors with no fewer than three directors and no more than ten directors, of which a majority must be independent directors. We currently have seven directors, including four independent directors. Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director will serve until the next annual meeting of stockholders or (if longer) until his or her successor has been duly elected and qualifies.

Although the number of directors may be increased or decreased, subject to the limits of our articles, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all votes entitled to be cast at a meeting called for the purpose of the proposed removal. A vacancy created by the death, removal or resignation of a director or an increase in the number of directors may be filled only by a majority vote of the remaining directors, even if the remaining directors do not constitute a quorum. Where possible, independent directors must nominate replacements for vacancies required to be filled by independent directors.

An “independent director” is defined under our articles and means a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or our Advisor by virtue of:

•	ownership of an interest in Hines, our Advisor or their affiliates other than Hines Global or any other affiliate with securities registered under the Exchange Act;

•	employment by Hines or our Advisor or their affiliates;

•	service as an officer, trust manager or director of Hines or our Advisor or their affiliates other than as a director of Hines Global or any other affiliate with securities registered under the Exchange Act;

•	performance of services for us, other than as a director, or any of its affiliates with securities registered under the Exchange Act;

•	service as a director, trust manager or trustee of more than three real estate investment trusts advised by our Advisor or organized by Hines; or

•	maintenance of a material business or professional relationship with Hines, our Advisor or any of their affiliates.

An independent director cannot be associated with us, Hines or our Advisor as set forth above either directly or indirectly. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, Hines, our Advisor, or their affiliates. A business or professional relationship is considered material if the aggregate gross revenue derived by the director from our Advisor or Hines and their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

To be considered independent under the NYSE rules, the board of directors must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with any of those entities, including Hines and its affiliates). Under the NYSE rules, a director will not be independent if:

•	the director was employed by us or Hines within the last three years;

•	an immediate family member of the director was employed by us or Hines as an executive officer within the last three years;

•	the director, or an immediate family member of the director, received more than $120,000 during any 12-month period within the last three years in direct compensation from us or Hines, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	the director is a current partner or employee of a firm that is our or Hines’ internal or external auditor, the director has an immediate family member who is a current partner of such a firm, the director has an immediate family member who is a current employee of such a firm and personally works on our or Hines’ audit, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our or Hines’ audit within that time;

•	the director or an immediate family member is, or has been with the last three years, employed as an executive officer of another company where any of our or Hines’ present executive officers at the same time serves or served on that company’s compensation committee; or

•	the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us or Hines for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Our directors are accountable to us and our stockholders as fiduciaries. Generally speaking, this means that our directors must perform their duties in good faith and in a manner each director reasonably believes to be in the best interest of us and our stockholders. Our directors are not required to devote all or any specific amount of their time to our business. Our directors are only required to devote the time to our business as their duties require. We anticipate that our directors will meet at least quarterly or more frequently if necessary. In the exercise of their fiduciary responsibilities, we anticipate that our directors will rely heavily on our Advisor. Therefore, our directors will be dependent on our Advisor and information they receive from our Advisor in order to adequately perform their duties, including their obligation to oversee and evaluate our Advisor and its affiliates. Please see “Risk Factors — Risks Related to Our Business in General — Our success will be dependent on the performance of Hines as well as key employees of Hines” and “Risk Factors — Risks Related to Potential Conflicts of Interest.”

Our board of directors has approved written policies on investments and borrowing for us as described in this prospectus. The directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of the stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless and until they are modified by our board of directors following, if applicable, requirements set forth in our articles.

Our independent directors are responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders. Our independent directors may determine from time to time during or after this offering to increase or decrease the fees and expenses payable to Hines, our Advisor and other Hines affiliates. Our independent directors are also responsible for reviewing the performance of our Advisor and determining that the compensation to be paid to our Advisor is reasonable in relation to the nature and quality of services performed and our investment performance and that the provisions of our Advisory Agreement are being carried out. Specifically, our independent directors will consider factors such as:

•	our net assets and net income;

•	the amount of the fees paid to our Advisor in relation to the size, composition and performance of our investments;

•	the success of our Advisor in generating appropriate investment opportunities;

•	rates charged to other REITs, especially REITs of similar structure and other investors by advisors performing similar services;

•	additional revenues realized by our Advisor and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our Advisor;

•	the performance of our investment portfolio;

•	the quality of our portfolio relative to the investments generated by our Advisor for its own account; and

•	other factors related to managing a public company, such as stockholder services and support, compliance with securities laws, including Sarbanes-Oxley and other factors typical of a public company.

Our directors and their affiliates may not vote or consent to the voting of shares they now own or hereafter acquire on matters submitted to the stockholders regarding either the removal of our Advisor, any director and any of their affiliates, or any transaction between us and our Advisor, any director or any of their affiliates. Any shares owned by our directors and their affiliates will be excluded in determining the requisite percentage in interest of shares necessary to approve any such matter.

Committees of the Board of Directors

Our full board of directors generally considers all major decisions concerning our business. Our articles and bylaws provide that our board may establish such committees as the board believes appropriate. We currently have seven directors on our board of directors, four of whom are independent. Our board of directors has established an audit committee, conflicts committee, nominating and corporate governance committee and compensation committee. Each of our independent directors is a member of each of these committees. Our independent directors are the sole members of all of these committees so that these important areas can be addressed in more depth than may be possible at a full board meeting and to also ensure that these areas are addressed by non-interested members of the board. Our board of directors has adopted written charters for each of these committees. A copy of each such charter will be available on our website, www.hinesrei.com/global/investorrelations.

Audit Committee

Members of the audit committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify, or until their earlier death, retirement, resignation or removal. The audit committee reviews the functions of our management and independent registered public accounting firm pertaining to our financial statements and performs such other duties and functions deemed appropriate by the board. The audit committee is ultimately responsible for the selection, evaluation and replacement of our independent registered public accounting firm. The audit committee is comprised of all of the members of our board of directors who are independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the rules of the NYSE. Jack L. Farley is the Chairman of the audit committee and is an “audit committee financial expert” within the meaning of the applicable rules promulgated by the Securities and Exchange Commission. Unless otherwise determined by the board of directors, no member of the committee will serve as a member of the audit committee of more than two other public companies.

Conflicts Committee

Members of the conflicts committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify or until their earlier death, resignation, retirement or removal. The primary purpose of the conflicts committee is to review specific matters that the board believes may involve conflicts of interest and to determine if the resolution of the conflict of interest is fair and reasonable to us and our stockholders. However, we cannot assure you that this committee will successfully eliminate the conflicts of interest that will exist between us and Hines, or reduce the risks related thereto. John S. Moody is the Chairman of the conflicts committee

The conflicts committee reviews and approves specific matters that the board of directors believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our stockholders. The conflicts committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of our Advisory Agreement between us and our Advisor. The conflicts committee is also responsible for reviewing: our Advisor’s performance and the fees and expenses paid by us to our Advisor and any of its affiliates, and any Liquidity Events proposed or recommended by our Advisor. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our stockholders. For further discussion, please see the “Investment Objectives and Policies with Respect to Certain Activities — Investment Policies — Affiliate Transaction Policy” section of this prospectus. The conflicts committee is also responsible for reviewing Hines’ performance as property manager of our directly-owned properties.

Compensation Committee

Members of the compensation committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify or until their earlier death, retirement, resignation or removal. The committee meets as called by the chairman of the committee, but not less frequently than annually. The primary purpose of the compensation committee is to oversee our compensation programs. The committee reviews the compensation and benefits paid by us to our directors and, in the event we hire employees, the compensation paid to our executive officers as well as any employment, severance and termination agreements or arrangements made with any executive officer and, if desired by our board of directors, produces an annual report to be included in our annual proxy statement. Peter Shaper is the Chairman of the compensation committee.

Nominating and Corporate Governance Committee

Members of the nominating and corporate governance committee are appointed by our board of directors to serve one-year terms or until their successors are duly elected and qualify or until their earlier death, retirement, resignation or removal. Thomas L. Mitchell is the Chairman of the nominating and corporate governance committee. This committee:

•	assists our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommends candidates to our board of directors to fill vacancies on the board;

•	recommends committee assignments for directors to the full board;

•	periodically assesses the performance of our board of directors;

•	reviews and recommends appropriate corporate governance policies and procedures to our board of directors; and

•	reviews and monitors our Code of Business Conduct and Ethics for Senior Officers and Directors, and any other corporate governance policies and procedures we may have from time to time.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a director or member of the compensation committee of an entity whose executive officers include a member of our compensation committee.

Compensation of Directors

Our compensation committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as a REIT, service as an independent director on our board will require a substantial time commitment as well as broad expertise in the fields of real estate and real estate investment. The compensation committee balances these considerations with the principles that our director compensation program should be transparent and should align directors’ interests with those of our stockholders.

We pay our independent directors an annual fee of $40,000, (to be prorated for a partial term) and a fee of $2,000 for each meeting of the board (or any committee thereof) attended in person. If a committee meeting is held on the same day as a meeting of the board, each independent director receives $1,000 for each committee meeting attended in person on such day, subject to a maximum of $2,000 for all committee meetings attended in person on such day. We also pay our independent directors a fee of $500 for each board or committee meeting attended via teleconference lasting one hour or less and $1,000 for board or committee meetings attended via teleconference lasting more than one hour.

We pay the following annual retainers (to be prorated for a partial term) to the Chairpersons of our board committees:

•	$7,500 to the Chairperson of our conflicts committee;

•	$6,000 to the Chairperson of our audit committee;

•	$3,000 to the Chairperson of our compensation committee; and

•	$3,000 to the Chairperson of our nominating and corporate governance committee.

All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and expenses actually incurred in a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Indemnification could reduce the legal remedies available to us and our stockholders against the indemnified individuals. We also maintain a directors and officers liability insurance policy.

An indemnification provision does not reduce the exposure of our directors and officers to liability under federal or state securities laws, nor does it limit our stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

Except as prohibited by Maryland law and as set forth below, our articles limit the personal liability of our directors and officers to us and our stockholders for monetary damages and provide that a director or officer will be indemnified and advanced expenses in connection with legal proceedings.

In spite of the above provisions of the Maryland General Corporation Law, the articles of Hines Global provide that our directors will be indemnified by us for loss or liability suffered by them and held harmless for loss or liability suffered by us only if all of the following conditions are met:

•	the indemnified person determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the indemnified person was acting on our behalf or performing services for us;

•	in the case of non-independent directors, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Our Advisor and its affiliates will also be subject to the limitations on indemnification to which the non-independent directors are subject, as described above.

The general effect to investors of any arrangement under which any of our directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or payments of a defense, settlement or claim. In addition, indemnification arrangements and provisions providing for the limitation of liability could reduce the legal remedies available to us and our stockholders against our officers and directors.

The Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of our directors, Hines or its affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange

Commission and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

Our articles provide that the advancement of funds to our directors, our Advisor and its affiliates for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement;

•	the party seeking advancement provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification according to our articles; and

•	the party seeking advancement provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

The Operating Partnership has agreed to indemnify and hold harmless our Advisor and Hines and their affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under our Advisory Agreement and any Property Management and Leasing Agreement, subject to the limitations contained in such agreements. Please see “Management — Our Advisor and Our Advisory Agreement — Indemnification” and the “Management — Hines and Our Property Management, Leasing and Other Services — The Hines Organization — Indemnification” sections below. The Operating Partnership must also indemnify Hines Global and its directors, officers and employees in Hines Global’s capacity as its general partner. Please see “The Operating Partnership — Indemnity.”

We have entered into indemnification agreements with our officers and directors. These agreements provide our officers and directors with a contractual right to indemnification to substantially the same extent they enjoy mandatory indemnification under our articles.

Our Advisor and Our Advisory Agreement

Our Structure

The following chart illustrates our general structure and relationship with Hines and its affiliates:

Our Advisor was formed in Texas on January 15, 2009 and is an affiliate of Hines. Its address is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. All of our day-to-day operations are managed and performed by our Advisor and its affiliates and our Advisor currently only serves as our advisor. Certain of our directors and executive officers are also managers and executive officers of the general partner of our Advisor. The following table sets forth information regarding the managers and executive officers of the general partner of our Advisor. The biography of each of these managers and executive officers is set forth above.

Name	Age	Position and Office with the General Partner of our Advisor

Jeffrey C. Hines	55	Chairman of the Managers
C. Hastings Johnson	62	Manager
Charles M. Baughn	56	Manager
Charles N. Hazen	50	President and Chief Executive Officer
Sherri W. Schugart	45	Chief Financial Officer
Edmund A. Donaldson	41	Chief Investment Officer
Frank R. Apollo	44	Senior Vice President — Finance; Treasurer and Secretary
Kevin L. McMeans	46	Asset Management Officer
Ryan T. Sims	39	Chief Accounting Officer

Duties of Our Advisor

We do not have any employees. We have entered into an advisory agreement with our Advisor. Pursuant to this agreement, which was unanimously approved by our board of directors, including our independent directors, we appointed the Advisor to manage, operate, direct and supervise our operations. In connection with managing our operations, our Advisor will face conflicts of interest. Please see “Risk Factors — Risks Related to Potential Conflicts of Interest.” Therefore, our Advisor and its affiliates perform our day-to-day operational and administrative services. Our Advisor is subject to the supervision of our board of directors and will provide only the services that are delegated to it. Our independent directors are responsible for reviewing the performance of our Advisor and determining that the compensation paid to our Advisor is reasonable in relation to the nature and quality of services performed and that our investment objectives and the provisions of our Advisory Agreement are being carried out. The services for which our Advisor receives fees and reimbursements under our Advisory Agreement include, but are not limited to, the following:

Offering Services

•	the development of this offering, including the determination of its specific terms;

•	along with our Dealer Manager, the approval of the participating broker dealers and negotiation of the related selling agreements;

•	preparation and approval of all marketing materials to be used by our Dealer Manager or others relating to this offering;

•	coordination of the due diligence process relating to participating broker dealers and their review of any prospectuses and our other offering documents;

•	creation and implementation of various technology and electronic communications related to this offering;

•	along with our Dealer Manager, the negotiation and coordination with our transfer agent of the receipt, collection, processing and acceptance of subscription agreements, commissions, and other administrative support functions; and

•	all other services related to this offering, whether performed and incurred by our Advisor or its affiliates.

Acquisition Services

•	serve as our investment and financial advisor and obtain certain market research and economic and statistical data in connection with our real estate investments and investment objectives and policies;

•	subject to our investment objectives and policies: (i) locate, analyze and select potential investments; (ii) structure and negotiate the terms and conditions of real estate investments; and (iii) acquire real estate investments on our behalf;

•	oversee the due diligence process;

•	prepare reports regarding prospective investments which include recommendations and supporting documentation necessary for our board of directors to evaluate the proposed investments;

•	obtain reports (which may be prepared by our Advisor or its affiliates), where appropriate, concerning the value of our contemplated investments; and

•	negotiate and execute approved investments and other transactions.

Asset Management Services

•	investigate, select, and, on our behalf, engage and conduct business with such persons as our Advisor deems necessary to the proper performance of its obligations under our Advisory Agreement, including but not limited to consultants, accountants, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Advisor necessary or desirable for the performance of any of the services under our Advisory Agreement;

•	monitor applicable markets and obtain reports (which may be prepared by our Advisor or its affiliates) where appropriate, concerning the value of our investments;

•	monitor and evaluate the performance of our investments, provide daily management services and perform and supervise the various management and operational functions related to our investments;

•	coordinate with any property manager;

•	coordinate and manage relationships between us and any joint venture partners; and

•	provide financial and operational planning services and investment portfolio management functions.

Accounting and Other Administrative Services

•	manage and perform the various administrative functions necessary for our day-to-day operations;

•	from time-to-time, or at any time reasonably requested by the directors, make reports to the directors on our Advisor’s performance of services to us under our Advisory Agreement;

•	coordinate with our independent accountants and auditors to prepare and deliver to our audit committee an annual report covering our Advisor’s compliance with certain aspects of our Advisory Agreement;

•	provide or arrange for administrative services and items, legal and other services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

•	provide financial and operational planning services and portfolio management functions;

•	maintain accounting data and any other information concerning our activities as shall be required to prepare and to file all periodic financial reports and returns required to be filed with the Securities and Exchange Commission and any other regulatory agency, including annual financial statements;

•	maintain all of our appropriate books and records;

•	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

•	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

•	provide us with all necessary cash management services;

•	manage and coordinate with the transfer agent the distribution process and payments to stockholders;

•	consult with the officers and board of directors and assist in evaluating and obtaining adequate insurance coverage based upon risk management determinations;

•	provide the officers and directors with timely updates related to the overall regulatory environment affecting us, as well as managing compliance with such matters, including but not limited to compliance with the Sarbanes-Oxley Act of 2002;

•	consult with the officers and board of directors relating to the corporate governance structure and appropriate policies and procedures related thereto; and

•	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law including the Sarbanes-Oxley Act.

Stockholder Services

•	manage communications with our stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications; and

•	establish technology infrastructure to assist in providing stockholder support and service.

Financing Services

•	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

•	negotiate terms, arrange and execute financing agreements;

•	manage relationships between us and our lenders; and

•	monitor and oversee the service of our debt facilities and other financings.

Disposition Services

•	consult with the board of directors and provide assistance with the evaluation and approval of potential asset dispositions, sales or Liquidity Events; and

•	structure and negotiate the terms and conditions of transactions pursuant to which real estate investments may be sold.

Term of Our Advisory Agreement

The current term of our Advisory Agreement will end on August 3, 2011 and our Advisory Agreement may be renewed for an unlimited number of successive one-year periods upon the mutual consent of the parties.

Renewals of the agreement must be approved by a majority of our independent directors. Additionally, our Advisory Agreement may be terminated:

•	immediately by us (i) in the event our Advisor commits fraud, criminal conduct, willful misconduct or negligently breaches its fiduciary duty to us, (ii) upon the bankruptcy of our Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of our Advisory Agreement by our Advisor, which remains uncured after 10 days’ written notice;

•	without cause by a majority of our independent directors or by our Advisor upon 60 days’ written notice; or

•	immediately by our Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of our Advisory Agreement by us, which remains uncured after 10 days’ written notice.

For more information regarding a decision by our board of directors to terminate (or elect not to renew) our Advisory Agreement, please see “Management — Our Advisor and our Advisory Agreement — Removal of our Advisor,” “The Operating Partnership — Repurchase of Special OP Units or other OP Units held by Hines and its Affiliates Under Certain Circumstances” and “Risk Factors — Risks Related to Organizational Structure — Hines’ ability to cause the Operating Partnership to purchase the Special OP Units and any other OP Units that it and its affiliates hold in connection with the termination of our Advisory Agreement may deter us from terminating our Advisory Agreement.” In the event that a new advisor is retained, our Advisor will cooperate with us and our board of directors in effecting an orderly transition of our Advisory functions. The board of directors (including a majority of our independent directors) will approve a successor advisor only upon a determination that the new advisor possesses sufficient qualifications to perform our Advisory functions for us and that the compensation to be received by the new advisor pursuant to the new advisory agreement is justified. Our Advisory Agreement also provides that in the event our Advisory Agreement is terminated, we will promptly change our name and cease doing business under or using the name “Hines” (or any derivative thereof), upon the written request of Hines.

Compensation

Our Advisor and its affiliates receive certain compensation and are reimbursed for certain expenses and receive certain other payments in connection with services provided to us. The compensation, expense reimbursements and other payments payable to our Advisor and its affiliates may increase or decrease during or after this offering. Please see “Management Compensation, Expense Reimbursements and Operating Partnership OP Units and Special OP Units” for a description of these matters. In the event our Advisory Agreement is terminated, our Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Please see “Management — Our Advisor and our Advisory Agreement — Removal of our Advisor” and “The Operating Partnership — Repurchase of Special OP Units, or other OP Units held by Hines and its Affiliates Under Certain Circumstances” for information regarding additional payments we may be required to make to our Advisor and other affiliates of Hines in connection with the termination or non renewal of our Advisory Agreement and in certain other events.

We reimburse our Advisor or its affiliates for all of the costs it incurs in connection with the services it provides to us, including, but not limited to:

•	all organization and offering costs, including expenses of our organization, actual legal, accounting, bona fide out-of-pocket itemized due diligence expenses, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering related expenses;

•	acquisition expenses incurred in connection with the selection and acquisition of assets, including such expenses incurred related to assets pursued or considered but not ultimately acquired by us;

•	expenses incurred in connection with our obtaining debt financing;

•	the actual out-of-pocket cost of goods and services used by us and obtained from entities not affiliated with our Advisor, including brokerage fees paid in connection with the purchase and sale of our assets;

•	taxes and assessments on income or assets and taxes as an expense of doing business and any other taxes otherwise imposed on us and our business or income;

•	out-of-pocket costs associated with insurance required in connection with our business or by our officers and directors;

•	all out-of-pocket expenses in connection with payments to our board of directors and meetings of our board of directors and stockholders;

•	personnel and related employment direct costs and overhead of our Advisor and its affiliates in performing stockholder services for existing stockholders such as (1) managing communications with stockholders, including answering phone calls, preparing and sending written and electronic reports and other communications, and (2) establishing reasonable technology infrastructure to assist in providing stockholder support and service;

•	out-of-pocket expenses of maintaining communications with stockholders, including the cost of preparation, printing, and mailing annual reports and other stockholder reports, proxy statements and other reports required by governmental entities;

•	third-party audit, accounting and legal fees, tax services, fees related to compliance with the Sarbanes-Oxley Act of 2002 and other fees for professional services relating to our operations and all such fees incurred at the request of, or on behalf of, our independent directors or any committee of our board of directors;

•	personnel and related employment direct costs and overhead of our Advisor and its affiliates in connection with providing professional services for us in-house, including legal services, tax services, internal audit services, technology related services and services in connection with compliance with Sarbanes-Oxley Act of 2002;

•	out-of-pocket costs incurred by us in complying with all applicable laws, regulation and ordinances;

•	expenses incurred in connection with disposition services; and

•	all other out-of-pocket costs necessary for our operation and the assets incurred by our Advisor in performing its duties under our Advisory Agreement.

Except as provided above, the expenses and payments we are required to reimburse our Advisor do not include personnel and related direct employment or overhead costs of our Advisor or its affiliates, unless such costs are approved by a majority of our independent directors. If (1) we request that our Advisor perform services that are outside of the scope of our Advisory Agreement or (2) there are changes to the regulatory environment in which our Advisor or Company operates that would increase significantly the level of services performed by our Advisor, such that the costs and expenses borne by our Advisor for which it is not entitled to separate reimbursement for personnel and related employment direct costs and overhead under our Advisory Agreement would increase significantly, such services will be separately compensated at rates and in amounts as are agreed to by our Advisor and our independent directors, subject to the limitations contained in our articles.

Reimbursements by our Advisor

Our Advisor must reimburse us quarterly for any amounts by which Operating Expenses (as defined below) exceed, in any four consecutive fiscal quarters, the greater of (i) 2% of our average invested assets, which generally consists of the average book value of our real estate properties, both equity interests in and loans secured by real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, or (ii) 25% of our net income, which is defined as our total revenues applicable to any given period, less the expenses applicable to such period (excluding additions to depreciation, bad debt or similar non-cash reserves), unless our independent directors determine that such excess was justified.

Operating Expenses is defined as generally including all expenses paid or incurred by us as determined by U.S. GAAP, except certain expenses identified in our articles which include:

•	expenses of raising capital such as organization and offering costs, legal, audit, accounting, tax services, costs related to compliance with Sarbanes Oxley Act of 2002, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares;

•	interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves;

•	incentive fees;

•	distributions made with respect to interests in the Operating Partnership; and

•	all fees and expenses associated or paid in connection with the acquisition, disposition, management and ownership of assets (such as real estate commissions, disposition fees, acquisition and debt financing fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.).

Our Advisor must reimburse the excess expenses to us within 60 days after the end of each fiscal quarter unless the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any of our fiscal quarters for which total operating expenses for the 12 months then ended exceed the limitation but were nevertheless paid, we will send to our stockholders a written disclosure, together with an explanation of the factors the independent directors considered in arriving at the conclusion that the excess expenses were justified.

Our independent directors must review from time to time but at least annually the performance of, and compensation paid to, our Advisor. Please see “Management — Our Board of Directors” for factors that the independent directors must consider in connection with this review.

Our Advisor has the right to assign our Advisory Agreement to an affiliate of Hines subject to approval by our independent directors. We cannot assign our Advisory Agreement without the consent of our Advisor.

Indemnification

The Operating Partnership has agreed to indemnify and hold harmless our Advisor and its affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claim, damage or loss and related expense is not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Texas or contained in our articles or the partnership agreement of the Operating Partnership, provided that: (i) our Advisor and its affiliates have determined that the cause of conduct which caused the loss or liability was in our best interests, (ii) our Advisor and its affiliates were acting on behalf of or performing services for us, and (iii) the indemnified claim was not the result of negligence, misconduct, or fraud of our Advisor or resulted from a breach of the agreement by our Advisor.

Any indemnification made to our Advisor may be made only out of our net assets and not from our stockholders. Our Advisor will indemnify and hold us harmless from contract or other liability, claims, damages, taxes or losses and related expenses, including attorneys’ fees, to the extent that such liability, claim, damage, tax or loss and related expense is not fully reimbursed by insurance and is incurred by reason of our Advisor’s bad faith, fraud, willful misconduct or reckless disregard of its duties, but our Advisor shall not be held responsible for any action of our board of directors in following or declining to follow any advice or recommendation given by our Advisor.

Removal of our Advisor

Following the occurrence of: (i) a listing of our shares on a national securities exchange, (ii) a merger, consolidation or sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our directors then in office are replaced or removed, or (iii) the termination or nonrenewal of our Advisory Agreement other than by our Advisor, the Operating Partnership may be required to repurchase all or a portion of the Special OP Units and any other OP Units then owned by Hines or any entity affiliated with Hines. If any such event occurs, the Special OP Units may convert to OP Units and, at the election of the holder, we will be required to repurchase those OP Units, and any other OP Units held by Hines or its affiliates. The right to elect consideration in the form of our shares in lieu of cash or a promissory note, as applicable, will generally be at the option of the holder. If payment is made in in the form of a promissory note, such promissory note shall be payable in 12 equal quarterly installments and shall bear interest on the unpaid balance at a rate determined by our Board of Directors to be fair and reasonable, provided, however, that no payment will be made in any quarter in which such payment would impair our capital or jeopardize our REIT status, in which case any such payment or payments will be delayed until the next quarter in which payment would not impair our capital or jeopardize our REIT status. The purchase price for such repurchase will depend on the triggering event. If the triggering event is a listing of our shares on a national securities exchange, the purchase price will be based on the average share price of our shares for a specified period. In the case of a merger, consolidation or sale of substantially all of our assets or any similar transaction, the purchase price will be based on the value of the consideration received or to be received by us or our stockholders on a per share basis. If pursuant to a transaction in which a majority of our directors then in office are replaced or removed or, in the event, we or the Operating Partnership terminate or do not renew our Advisory Agreement, then the purchase price will be based on the net asset value of the Operating Partnership assets as determined by an independent valuation. Please see “Risk Factors — Risks Related to Organizational Structure — The repurchase of interests in the Operating Partnership held by Hines and its affiliates (including the Special OP Units and other OP Units) as required in our Advisory Agreement may discourage a takeover attempt.” The Operating Partnership must purchase any such interests within 120 days after the applicable holder gives the Operating Partnership written notice of its desire to sell all or a portion of the Special OP Units or OP Units (as applicable) held by such holder.

Hines and Our Property Management, Leasing and Other Services

We expect that Hines or an affiliate of Hines will manage many of the properties we acquire in the future.

The Hines Organization

General

Hines is a fully integrated real estate investment and management firm which, with its predecessor, has been investing in real estate assets and providing acquisition, development, financing, property management, leasing or disposition services for over 50 years. The predecessor to Hines was founded by Gerald D. Hines in 1957 and Hines is currently owned by Gerald D. Hines and his son Jeffrey C. Hines. Hines’ investment partners have primarily consisted of large domestic and foreign institutional investors and high net worth individuals. Hines has worked with notable architects such as Philip Johnson; Cesar Pelli; I. M. Pei; Skidmore, Owings and Merrill and Frank Gehry, in the history of its operations. Please see the “Hines, History, Experience and Timeline” included as Appendix E for additional information about the history of Hines.

Hines is headquartered in Houston and currently has regional offices located in New York, Chicago, Atlanta, Houston, San Francisco, London, Mexico City, São Paulo, and Beijing. Each regional office operates as an independent business unit headed by an executive vice president who manages the day-to-day business of such region and participates in its financial results. All ten of these executive vice presidents have individual tenures of between 24 and 38 years, with an average tenure within the organization of 31 years. They serve on the Hines Executive Committee, which directs the strategy and management of Hines.

Hines’ central resources are located in Houston and these resources support the acquisition, development, financing, property management, leasing and disposition activities of all of the Hines regional offices. Hines’ central resources include employees with experience in capital markets and finance, accounting and audit, marketing, human resources, risk management, property management, leasing, asset management, project design and construction, operations and engineering. These resource groups are an important control point for maintaining performance standards and operating consistency for the entire firm. Please see “Risk Factors — Risks Related to Our Business in General — Our success will be dependent on the performance of Hines as well as key employees of Hines.”

From inception through December 31, 2010, Hines, its predecessor and their respective affiliates have acquired or developed 920 real estate projects representing more than 295 million square feet. These projects consisted of a variety of asset types including: office properties (69.6%), industrial properties (12.9%), retail and residential properties (10.6%), hospitality (2.6%) and a variety of other properties. In connection with these projects, Hines has employed many real estate investment strategies, including acquisitions, development, redevelopment and repositioning in the United States and internationally.

As of December 31, 2010, the portfolio of Hines and its affiliates consisted of over 196 projects valued at approximately $23.7 billion. This portfolio is owned by Hines, its affiliates and numerous third-party investors, including pension plans, domestic and foreign institutional investors, high net worth individuals and retail investors. Included in this portfolio of 196 projects are approximately 188 properties managed by Hines, representing approximately 68.8 million square feet. In addition to managing properties in its own portfolio, Hines manages a portfolio of approximately 123 properties with about 53.1 million square feet owned by third parties in which Hines has no ownership interest. The total square feet Hines manages is approximately 121.9 million square feet located throughout the United States and internationally.

The following table sets forth the history of the number of square feet under Hines’ management:

Commercial Real Estate Managed by Hines and its Affiliates

Hines also has extensive experience in disposition services. During the 10 years ended December 31, 2010, Hines sponsored 25 privately-offered programs in which Hines co-invested with various third-party institutional and other third-party investors, and one other publicly-offered investment program, Hines REIT. During this period, these funds disposed of 122 investments. The aggregate sales price of such underlying properties was approximately $10.5 billion and the aggregate original cost was approximately $8.0 billion. 54 of these properties were located outside of the United States, which had an aggregate sales price of approximately $4.0 billion and an aggregate cost of approximately $2.9 billion.

The following chart sets forth the Hines organizational structure and the number of people working in each region, the international offices and the central office as of December 31, 2010:

The following is information about the executive officers of the general partner of Hines most of which are members of its Executive Committee:

		Number of
		Years with
Name	Age	Hines	Position

Gerald D. Hines	85	54	Chairman of the Board
Jeffrey C. Hines	55	29	President and Chief Executive Officer
C. Hastings Johnson	62	33	Vice Chairman and Chief Financial Officer
Charles M. Baughn	56	26	Executive Vice President and CEO — Capital Markets Group
James C. Buie, Jr.	58	30	Executive Vice President and CEO — West Region and Asia Pacific
Christopher D. Hughes	49	24	Executive Vice President and CEO — East Region
E. Staman Ogilvie	61	37	Executive Vice President and CEO — Eurasia Region
C. Kevin Shannahan	54	28	Executive Vice President and CEO — Midwest, Southeast Region and South America
Mark A. Cover	50	27	Executive Vice President and CEO — Southwest Region and Mexico/Central America
Michael J.G. Topham	62	35	Executive Vice President and CEO — Hines Europe and Middle East/North Africa
Thomas D. Owens	58	38	Executive Vice President and Chief Risk Officer
Jerrold P. Lea	57	30	Executive Vice President — Conceptual Construction

Jeffrey C. Hines, C. Hastings Johnson and Charles M. Baughn are on our board of directors. Their biographies are included above with the rest of our management.

Gerald D. Hines.  Mr. Hines is the co-owner and Chairman of the Board of the general partner of Hines, and is responsible for directing all firm policy and procedures as well as participating in major new business ventures and cultivating new and existing investor relations. He is also Chairman of Hines’s Executive Committee. He oversees a portfolio of approximately 196 projects valued at approximately $23.7 billion and has expanded the scope of Hines by moving into foreign markets in 1991, introducing new product lines, initiating acquisition programs and developing major new sources of equity and debt financings. Over the past ten years, Hines has sponsored programs which acquired or developed $18.6 billion in real estate, $6.2 billion of which related to properties outside of the United States. He graduated from Purdue University with a B.S. in Mechanical Engineering and received an Honorary Doctorate of Engineering from Purdue. Mr. Hines is the father of Jeffrey C. Hines.

James C. Buie, Jr. Mr. Buie is an Executive Vice President of the general partner of Hines and CEO of the West region of the United States and Hines Asia. He is responsible for all development and operations in these regions, representing a cumulative total of more than 65 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from the University of Virginia with a B.A. in Economics and received his M.B.A. from Stanford University.

Christopher D. Hughes.  Mr. Hughes is an Executive Vice President of the general partner of Hines and CEO of the East region of the United States. He is responsible for all development and operations in this region and is a member of Hines’ Executive Committee. He is also a member of Hines’ Capital Markets Group. He continues to be involved with key Hines investor relationships, structuring commingled funds, joint ventures and raising equity capital. Mr. Hughes was a development officer in the Washington, DC office, where he contributed to the development and acquisition of more than 3.4 million square feet of office space. He graduated from Southern Methodist University with a B.A. in History. Mr. Hughes also holds Series 22 and 63 licenses.

E. Staman Ogilvie.  Mr. Ogilvie is an Executive Vice President of the general partner of Hines and CEO of the Eurasia region. He is responsible for all development and operations of this region, which encompasses Russia and the former Soviet Union, Central and Eastern Europe, Turkey and India. He is a member of Hines’ Executive Committee and former co-head of Hines’ Southwest Region. Mr. Ogilvie has been responsible for the development, acquisition, and management of more than 31 million square feet of commercial real estate as well as several thousand acres of planned community development. He also has extensive experience in strategic planning and finance. He graduated from Washington and Lee University with a B. S. in Business Administration and received his M.B.A. from the Harvard Business School.

C. Kevin Shannahan.  Mr. Shannahan is an Executive Vice President of the general partner of Hines and CEO of the Midwest and Southeast regions of the United States. He is responsible for all development and operations in these regions as well as new activities throughout South America and Canada (excluding Vancouver), representing a cumulative total of more than 80 million square feet of real estate and more than 5,000 acres of land development. He is also a member of Hines’ Executive Committee. He graduated from Cornell University with a B.S. in Mechanical Engineering and received his M.B.A. from the Harvard Business School.

Mark A. Cover.  Mr. Cover is an Executive Vice President of the general partner of Hines and CEO of the Southwest region. He is responsible for all development and operations in the Southwest region of the United States and Mexico representing a total of more than 26 million square feet of real estate. He is also a member of Hines’ Executive Committee. He graduated from Bob Jones University with a B.S. in Accounting and is a certified public accountant (retired).

Michael J.G. Topham.  Mr. Topham is an Executive Vice President of the general partner of Hines and CEO of the European region and Hines Middle East/North Africa. He is responsible for all development, acquisitions, operations and real estate services in Europe, United Kingdom and the Middle East, including the establishment of offices in seven countries and the completed development of over 13 million square feet of real estate in Europe. He is also a member of Hines’ Executive Committee. He was responsible for the establishment and management of Hines’ U.S. Midwest Region in 1985 and the development, acquisition and operations of approximately 15 million square feet of real estate in the United States before relocating to London in 1993. Between 1977 and 1984, he was also responsible as project officer of major buildings in Houston, Denver, and Minneapolis. He graduated from Exeter University with a B.A. in Economics and received his M.B.A. from the University of California at Berkeley.

Thomas D. Owens.  Mr. Owens is an Executive Vice President and Chief Risk Officer. He joined Hines in 1973. He is the Executive Vice President and Chief Risk Officer for Hines investments worldwide. Mr. Owens serves as a member of the investment committee of all Hines funds as well as the Hines Investment Committee for company projects and joint ventures. He has been directly responsible for the development of more than 7 million square feet (650,320 square meters) of office and retail space and has been a member of the Allocation Committee since 2002. Mr. Owens was Fund Manager for the Hines Suburban Office Venture, L.L.C., Hines 1999 U.S. Office Development Fund, L.P., Hines 1997 U.S. Office Development Fund, L.P. and HMS Office, L.P., all of which have been monetized. In addition to fund management, he has extensive experience in construction and project management, asset and portfolio management, and project acquisition/disposition. He graduated from Texas A & M University with a B.S. in Building Construction and received his M.B.A. from the University of Texas at Austin.

Jerrold P. Lea.  Mr. Lea is an Executive Vice President in Conceptual Construction. He is responsible for preconstruction services including budgeting, design, contractor and consultant contract negotiations, and materials purchase for all Hines projects. Since joining the firm in 1981, Mr. Lea has been responsible for consultant selection and contract negotiations, budgeting, scheduling, management of consultants’ designs, and contractor and subcontractor bidding and negotiations for over 100 million square feet of office buildings, retail complexes, hotels, sports facilities, clean rooms, performing arts theaters and museums. He is currently responsible for all preconstruction activities for Hines’ domestic projects.

Hines’ Real Estate Personnel and Structure

Hines is one of the largest and most experienced privately owned real estate investment, acquisition, development and management companies in the world. As of December 31, 2010, Hines and its affiliates have approximately 3,200 employees (including approximately 1,000 employees outside of the United States) who work out of Hines’ offices located in 66 cities across the United States and in 16 foreign countries, as shown in the map below.

Hines believes that it has mitigated many of the risks inherent in real estate investments by hiring, training and retaining what it believes to be highly-qualified management personnel and by rewarding these employees with performance-based compensation. Hines believes that the stability of its organization and its ability to retain its employees is demonstrated by the longevity of their tenure at Hines, as shown in the table below. Hines maintains what it believes are high performance and professional standards and rewards its personnel for their achievements. Typically, incentive compensation is provided to senior officers, as well as other key employees, in the form of profit sharing programs tied to Hines’ profitability related to each project, investment fund, geographic area, or the firm as a whole. In addition, for assets or groups of assets within the scope of their responsibilities, Hines’ senior officers typically hold equity investments (by way of participation in the interests held by Hines and its affiliates) in properties acquired or developed by Hines, its affiliates and investment partners. Hines believes this performance-based compensation provides better alignment of interests between Hines’ employees, Hines and its investors, while providing Hines’ employees with long-term incentives. However, there is no guarantee that Hines will be able to retain these employees in the future. The loss of a number of key employees could adversely impact our performance. Please see “Risk Factors — Risks Related to Our Business in General — Our success will be dependent on the performance of Hines as well as key employees of Hines.”

	(As of December 31, 2010)(1)
	Number of
Title	Employees	Average Tenure (Years)

Executive Vice President	10	31
Senior Vice President	43	22
Vice President	125	16
Manager	1,072	8

(1)	As of December 31, 2010, all Executive Vice Presidents had individual tenures of between 24 and 38 years, 65% of Senior Vice Presidents had individual tenures of at least 20 years, 88% of Vice Presidents had individual tenures of at least 10 years and 61% of Managers had individual tenures of at least 5 years.

Hines has employed a decentralized structure and built an international organization with professionals located in major office markets because it believes that knowledge of local market economics and demographic conditions is essential to the success of any real estate asset. Having real estate professionals living and working in most major markets where Hines invests allows Hines to monitor current local conditions and transactions and build relationships with local tenants, brokers and real estate owners. Hines believes that this decentralized structure allows them to better identify potential investment opportunities, perform more effective research of local markets and manage, lease and operate each real estate asset. However, Hines’ decentralized structure may or may not have a positive impact on our performance.

Hines’ Leasing and Property Management

Hines and its affiliates have extensive experience in providing responsive and professional property management and leasing services. Property management and leasing services provided by Hines include the following:

•	Tenant relations;

•	Energy management;

•	Preventive maintenance;

•	Security;

•	Vendor contracting;

•	Parking management;

•	Marketing plans;

•	Broker relations;

•	Tenant prospecting; and

•	Lease negotiation.

Hines believes that providing these services in a high quality and professional manner is integral to tenant satisfaction and retention.

Hines has been repeatedly recognized as an industry leader in property management and leasing. Hines joined Energy Star® as a partner in 1999, and in 2001, 2002 and 2003, the U.S. Environmental Protection Agency, or EPA, named Hines as “Energy Star” Partner of the Year. An Energy Star label is a designation by the EPA for buildings that it believes show excellence in energy performance, reduced operating costs and environmental leadership. In 2004, Hines became the first commercial real estate company to receive the EPA’s Energy Star Sustained Excellence Award. In 2009 and in 2010, the EPA again honored Hines with the Sustained Excellence Award in recognition of the firm’s continued leadership in superior energy management. As of December 31, 2010, Hines owned and/or managed 154 buildings with more than 71 million square feet, which have received an “Energy Star” label. Also as of December 31, 2010, Hines owned and/or managed 12 buildings, representing more than six million square feet, which have received the EPA’s “Designed to Earn the Energy Star” designation. Hines has been actively involved in the development of the U.S. Green Building Council’s LEED rating system, the nationally accepted benchmark for the design, construction and operation of high-performance buildings. As of December 31, 2010, Hines has 74 projects that have been certified, 13 that have been pre-certified and 116 that are registered under LEED’s various programs. Together, these projects represent more than 106.2 million square feet. Hines has received more than 80 awards for buildings it has owned and/or managed from the Building Owners and Managers Association including “Building of the Year,” “New Construction of the Year,” “Commercial Recycler of the Year” and “Renovated Building of the Year” in local, regional, national and international competitions. In November 2008, Hines REIT, which is sponsored by Hines, received the NAREIT Gold Leader in the Light Award for demonstrating superior and sustained energy practices. The National Association of Real Estate Investment Trusts, or NAREIT, gives the award in collaboration with ENERGY Star. NAREIT again honored Hines REIT with the NAREIT Bronze Leader in the Light Award in 2009 and the NAREIT Silver Leader in the Light Award in 2010 for its continuing demonstration of superior and sustained energy practices.

Hines was a founding member of the German Sustainable Building Council and is currently engaged in the creation of a Russia Green Building Council. Hines is also active in the BRE Environmental Assessment Method program in the United Kingdom and the Haute Qualité Environnementale program in France.

Additionally, Hines introduced Hines GREEN OFFICE (HinesGO), a voluntary, internal program created to measure and reward sustainability within all Hines offices worldwide. Hines employees lead the effort in setting the standard for a sustainable future by “walking the walk” in Hines’ own offices. Hines recently expanded the HinesGO program by offering it to its more than 3,550 tenants worldwide.

Hines believes that real estate is essentially a local business and that it is often a competitive advantage for Hines to have real estate professionals living and working in the local markets in which Hines and its affiliates own properties. This allows Hines’ real estate professionals to obtain local market knowledge and expertise and to maintain significant local relationships. As a result, Hines may have access to off-market acquisitions involving properties that are not yet being generally marketed for sale, which can alleviate competitive bidding and potentially higher costs for properties in certain cases. In addition, in part, as a result of Hines’ strong local presence in the markets it serves and its corporate culture, we believe Hines has a strong track record in attracting and retaining tenants.

Hines believes that tenant retention is a critical component of profitable building operations and results in lower volatility. Tenant loss can reduce operating income by decreasing rental revenue and operating expense recoveries and by exposing the property to market-driven rental concessions that may be required to attract replacement tenants. In addition, a property with high tenant turn-over may incur costs of leasing brokerage commissions and construction costs of tenant improvements required by new occupants of the vacant space.

Hines attempts to manage tenant occupancy proactively by anticipating and meeting tenant needs. In addition, Hines attempts to maintain productive relationships with leasing brokers in most major markets in the U.S. and as of December 31, 2010, maintains ongoing direct relationships with more than 3,550 tenants as the manager of buildings for its own account and as a third-party manager. Hines also has a substantial number of relationships with corporate and financial users of office space as well as with law firms, accounting and consulting firms in multiple locations throughout the United States and, increasingly, in a range of global locations.

Property Management and Leasing Agreements

We retain Hines or Hines affiliates to provide property management and leasing services for many of the properties we acquire directly or indirectly through entities or joint ventures, and to enter into property management and leasing agreements in connection with these activities.

Hines may subcontract part or all of the required property management and leasing services but will remain ultimately responsible for services set forth in any property management and leasing agreement. Hines may form additional property management companies as necessary to manage the properties we acquire and may approve of the change of management of a property from one manager to another. Also, we may retain a third-party to perform property management and leasing functions.

Many of the services that may be performed by Hines as property manager are summarized below. This summary is provided to illustrate the material functions that Hines may perform for us as our property manager, and it is not intended to include all of the services that may be provided to us by Hines or by third parties. It is expected that under any property management and leasing agreement we enter into with Hines, Hines, either directly or indirectly by engaging an affiliate or a third party, may:

•	manage, operate and maintain each premises in a manner normally associated with the management and operation of a quality building;

•	prepare and submit to us a proposed operating budget, capital budget, marketing program and leasing guidelines for each property for the management, leasing, and operation of each property for the forthcoming calendar year;

•	collect all rents and other charges;

•	perform construction management services in connection with the construction of leasehold improvements or redevelopment;

•	be primarily responsible for the leasing activities of each property or supervise any third party we retain directly to provide such leasing activities; and

•	enter into various agreements with sub-contractors for the operational activities of each property.

The actual terms of any property management and leasing agreements may vary significantly from the terms described in this prospectus based on local customs, competitive and market conditions and other factors.

Compensation under any Property Management and Leasing Agreement with Hines or its Affiliates

For properties we acquire and own directly, we pay Hines (i) a property management fee equal to a market based percentage of the annual gross receipts received from the property or (ii) the amount of property management fees recoverable from tenants of the property under their leases. If we retain Hines as our primary leasing agent, we pay Hines a leasing fee which is usual and customary for that type of property in that geographic area. Leasing fees are payable regardless of whether an outside broker was used in connection with the transaction. If the property manager provides construction management services for leasehold improvements, we may pay the property manager the amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by the property manager for services provided by off-site employees. If the property manager provides re-development construction management services, the property manager is paid customary redevelopment construction management fees in an amount that is usual and customary in the geographic area for that type of property. Property management fees and leasing fees for international acquisitions may differ from our domestic property management fees and leasing fees due to differences in international markets, but in all events the fees shall be paid in compliance with our articles and fees paid to Hines or its affiliates shall be approved by our independent directors.

We reimburse Hines for its operating costs incurred in providing property management and leasing services. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel to the extent the same relate to or support the performance of Hines’s duties under any such management agreement. Examples of such support include risk management, regional and central accounting, cash and systems management, human resources and payroll, technology and internal audit.

Expected Term of any Property Management and Leasing Agreement

Property management and leasing agreements we enter into with Hines typically have an initial term of ten years from the date of each such agreement. Thereafter, the term of each such agreement may continue from year to year unless written notice of termination is given. A majority of our independent directors must approve the continuance of the agreement.

Either Hines or we may terminate an agreement upon 30 days’ prior written notice in the event that (i) we sell the property to a third-party that is unaffiliated with us in a bona fide transaction, (ii) the property is substantially destroyed or condemned, where such destruction cannot be restored within one year after the casualty, or (iii) an affiliate of Hines is no longer our advisor. In addition, we are permitted to terminate the applicable property management and leasing agreement if Hines commits a material breach and such breach continues for a specified period after written notice from us.

Development Management

We expect to retain Hines or Hines affiliates to provide development management services for many of the development projects we undertake, if any, and to enter into development management agreements with Hines or its affiliates in connection with these activities.

The services to be performed by Hines or Hines affiliates in connection with our development projects include the management of all development related activities including, but not limited to the following: program planning, budgeting, consultant selection, architectural and engineering design preparation and development, contract bidding and buy-out, construction management, marketing, leasing, project completion, and tenant relocation and occupancy.

We will pay Hines or its affiliates development fees that are usual and customary for comparable services rendered for similar projects in the geographic area where the services are provided as approved by our board of directors and if a majority of our independent directors determines that such development fees are fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

Indemnification

We have agreed to indemnify, defend and hold harmless Hines and its officers, agents and employees from and against any and all causes of action, claims, losses, costs, expenses, liabilities, damages or injuries (including legal fees and disbursements) that such officers, agents and employees may directly or indirectly sustain, suffer or incur arising from or in connection with any property management and leasing agreement or the property, unless the same results from (i) the negligence or misconduct of such officer, agent or employee acting within the scope of their office, employment, or agency, or (ii) the breach of this agreement by Hines. We shall assume on behalf of such officer, agent and employee the defense of any action at law or in equity which may be brought against such officer, agent or employee based upon a claim for which indemnification is applicable.

There is no assurance that the terms outlined above will be contained in any property management and leasing agreements that we or the operating partnership enter into and terms may differ from agreement to agreement.

The Dealer Manager

Hines Real Estate Investments, Inc., our Dealer Manager, was formed in June 2003. It is registered under applicable federal and state securities laws and is qualified to do business as a securities broker dealer throughout the United States. The Dealer Manager was formed to provide the marketing function for the distribution and sale of our common shares and for offerings by other Hines-sponsored investment vehicles. The Dealer Manager is a member firm of the Financial Industry Regulatory Authority.

The following table sets forth information with respect to the directors, officers and the key employees of our Dealer Manager:

Name	Age	Position and Office with our Dealer Manager

Charles M. Baughn	56	Director and Chief Executive Officer
Charles N. Hazen	50	Director
Sherri W. Schugart	45	Director
Frank R. Apollo	44	Vice President, Treasurer and Secretary
J. Mark Earley	48	President — Retail Distribution
Dugan Fife	36	Divisional Director — Retail Distribution
Bill Lehew	54	Director of Strategic Accounts

Please see “Management — Our Officers and Directors” for the biographies of Messrs. Baughn, Hazen, Apollo and Ms. Schugart.

J. Mark Earley.  Mr. Earley joined our Dealer Manager in September of 2003 and is the President and a director of our Dealer Manager. He is responsible for overseeing share distribution nationally for our Dealer Manager. Prior to joining our Dealer Manager, he was a Managing Director for Morgan Stanley from April 2002 to September 2003. In addition, he was responsible for seeking sales and revenue growth within a region of 65 branches and approximately 1,600 financial advisors. Prior to joining Morgan Stanley, Mr. Earley was the Western Regional Sales Manager for BlackRock Funds from January 2001 to March 2002. He graduated from Stephen F. Austin State University with a B.B.A. in General Business and holds a Texas Real Estate Brokers License and Series 7, 24 and 63 securities licenses.

Dugan Fife.  Mr. Fife joined our Dealer Manager in June of 2004 and is responsible for overseeing share distribution for the Western Division of our Dealer Manager. Prior to his promotion to Divisional Director, he was a Regional Sales Director for our Dealer Manager covering the states of Michigan, Indiana and Kentucky. Before joining our Dealer Manager, Mr. Fife served as a Regional Vice President for Scudder/Deutsche Bank, with responsibility for wholesaling variable annuities. Prior to that, Mr. Fife worked for Sun Life/MFSLF Securities as a Vice President responsible for wholesaling variable, fixed and indexed annuities. He has been in the securities business since 1997. He is a graduate of the University of Michigan with a B.A. in organizational studies and holds Series 7, 24 and 63 securities licenses.

Bill Lehew.  Mr. Lehew joined our Dealer Manager in May of 2004 and is the Director of Strategic Accounts of our Dealer Manager. He joined our Dealer Manager in May 2004 as a Regional Director covering North Carolina, South Carolina, Virginia, Maryland, Washington, D.C. and West Virginia, and later became Eastern Divisional Director. Before joining our Dealer Manager, Mr. Lehew served as a Regional Vice President for Seligman Advisors, responsible for wholesaling managed money and mutual funds, and for Van Kampen Investments as a Vice President responsible for wholesaling mutual funds, Unit Investment Trusts and Annuities. He has been in the financial services industry for over 20 years. He is a graduate of the The Citadel with a BA in political science and holds Series 7, 24 and 63 securities licenses.

MANAGEMENT COMPENSATION, EXPENSE REIMBURSEMENTS AND OPERATING
PARTNERSHIP OP UNITS AND SPECIAL OP UNITS

Our Advisor and its affiliates will receive substantial fees in connection with this offering, our operations and any disposition or liquidation, which compensation could be increased or decreased during or after this offering. The following table sets forth the type and, to the extent possible, estimates of all fees, compensation, income, expense reimbursements, interests and other payments we may pay directly to Hines and its affiliates in connection with this offering, our operations, and any disposition or liquidation. For purposes of this table, except as noted, we have assumed no volume discounts or waived commissions as discussed in the “Plan of Distribution.”

Estimated Maximum
(Based on
$3,000,000,000 in
Type and Recipient	Description and Method of Computation	Shares)(1)

Organization and Offering Activities(2)

Selling Commissions — our Dealer Manager	Up to 7.5% of gross offering proceeds from our primary offering, excluding proceeds from our distribution reinvestment plan; up to 7.0% of gross offering proceeds from our primary offering may be reallowed to participating broker dealers.	$225,000,000(3)

Dealer Manager Fee — our Dealer Manager	Up to 2.5% of gross offering proceeds from our primary offering excluding proceeds from our distribution reinvestment plan; up to 1.5% of gross offering proceeds from our primary offering may be reallowed to selected participating broker dealers as a market fee.(5)	$75,000,000(4)

Reimbursement of Issuer Costs — our Advisor	We will reimburse our Advisor for any issuer costs that they pay on our behalf. Included in such amount is 0.25% of the gross offering proceeds as reimbursement to our Dealer Manager and participating broker dealers for bona fide out-of-pocket, itemized and detailed due diligence expenses incurred by these entities.	$24,393,400

Investment Activities(6)

Acquisition Fee — our Advisor	2.0% of (i) the purchase price of real estate investments acquired, including any debt attributable to such investments or the principal amounts of any loans originated directly by us, or (ii) when we make an investment indirectly through another entity, such investment’s pro rata share of the gross asset value of real estate investments held by that entity.(7)(8)	$52,227,580(9)

Acquisition Expenses — our Advisor	Reimbursement of acquisition expenses in connection with the purchase of real estate investments.(7)	Not determinable at this time

Debt Financing Fee — our Advisor	1.0% of the amount of any debt financing obtained or assumed by us or made available to us or our pro rata share of any debt financing obtained or assumed by or made available to any of our joint ventures. In no event will the debt financing fee be paid more than once in respect of the same debt.	Not determinable at this time(9)(10)

Development Fee — Hines or its Affiliates	We will pay a development fee in an amount that is usual and customary for comparable services rendered to similar projects in the geographic area of the project.(12)	Not determinable at this time(11)

Operational Activities(6)

Asset Management Fee — our Advisor	0.125% per month of the net equity we have invested in real estate investments at the end of each month.	Not determinable at this time(9)(13)

Estimated Maximum
(Based on
$3,000,000,000 in
Type and Recipient	Description and Method of Computation	Shares)(1)

Administrative Expense Reimbursements — our Advisor	Reimbursement of actual expenses incurred by our Advisor in connection with our administration on an ongoing basis.(14)	Not determinable at this time

Property Management Fee — Hines or its Affiliates	Customary property management fees if Hines or an affiliate is our property manager. Such fees are equal to a market-based percentage of the gross revenues of the properties managed by Hines or the amount of property management fees recoverable from tenants of the properties managed by Hines under their leases.(12)(15)	Not determinable at this time

Leasing Fee — Hines or its Affiliates	Customary leasing fees if Hines or an affiliate is our primary leasing agent. Such fees will be paid in an amount that is usual and customary in that geographic area for that type of property.(12)(15)	Not determinable at this time

Tenant Construction Management Fees — Hines or its Affiliates	Amount payable by the tenant under its lease or, if payable by the landlord, direct costs incurred by Hines or an affiliate if the related services are provided by off-site employees.(16)	Not determinable at this time

Re-development Construction Management Fees — Hines or its Affiliates	Customary re-development construction management fees if Hines or its affiliates provide such services. Such fees will be paid in an amount that is usual and customary in the geographic area for that type of property.(12)	Not determinable at this time

Expense Reimbursements — Hines or its Affiliates	Reimbursement of actual expenses incurred in connection with the management and operation of our properties.(17)	Not determinable at this time

Disposition Fee — our Advisor	1.0% of (i) the sales price of any real estate investments sold, held directly by us, or (ii) when we hold investments indirectly through another entity, our pro rata share of the sales price of the real estate investment sold by that entity.(18)	Not determinable at this time(9)

Special OP Units — Hines Global REIT Associates Limited Partnership	The holder of the Special OP Units in the Operating Partnership will be entitled to receive distributions from the Operating Partnership in an amount equal to 15% of distributions, including from sales of real estate investments, refinancings and other sources, but only after our stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pre-tax return on such invested capital. The Special OP Units may be converted into OP Units that, at the election of the holder, will be repurchased for cash (or, in the case of (iii) below, a promissory note) or our shares, following: (i) the listing of our common stock on a national securities exchange, or (ii) a merger, consolidation or sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed or (iii) the occurrence of certain events that result in the termination or non-renewal of our Advisory Agreement.	Not determinable at this time

Estimated Maximum
(Based on
$3,000,000,000 in
Type and Recipient	Description and Method of Computation	Shares)(1)

Disposition and Liquidation(6)

Disposition Fee — our Advisor	1.0% of (i) the sales price of any real estate investments sold, held directly by us, or (ii) when we hold investments indirectly through another entity, our pro rata share of the sales price of the real estate investment sold by that entity.(18)	Not determinable at this time(9)

Special OP Units — Hines Global REIT Associates Limited Partnership	The holder of the Special OP Units in the Operating Partnership will be entitled to receive distributions from the Operating Partnership in an amount equal to 15% of distributions, including from sales of real estate investments, refinancings and other sources, but only after our stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual pre-tax return on such invested capital. The Special OP Units may be converted into OP Units that, at the election of the holder, will be repurchased for cash (or, in the case of (iii) below, a promissory note) or our shares, following: (i) the listing of our common stock on a national securities exchange, (ii) a merger, consolidation or a sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our board of directors then in office are replaced or removed or (iii) the occurrence of certain events that result in the termination or non-renewal of our Advisory Agreement.	Not determinable at this time

(1)	Unless otherwise indicated, assumes we sell the maximum of $3,000,000,000 in shares in our primary offering and excludes the sale of any shares under our distribution reinvestment plan, which may be used for redemptions or other purposes. To the extent such proceeds are invested in real estate investments, certain fees will be increased but, except as set forth herein, the amounts are not determinable at this time.

(2)	The total compensation related to our organization and offering activities, which includes selling commissions, the dealer manager fee and issuer costs will not exceed 15% of the gross offering proceeds.

We expect to pay the following issuer costs in connection with the primary offering:

Securities Act registration fees	$117,900
FINRA filing fee	$75,500
Blue sky qualification fees and expenses	$500,000
Printing and mailing expenses	$6,000,000
Legal fees and expenses	$4,000,000
Accounting fees and expenses	$1,000,000
Advertising and sales literature	$1,200,000
Transfer agent fees	$3,750,000
Bank and other administrative expenses	$250,000
Due diligence expense reimbursements	$7,500,000*

$24,393,400

*	This amount reflects the expected amount of bona fide out-of-pocket, itemized and detailed due diligence expenses, but we are permitted to pay up to 0.5% of the gross offering proceeds for such expenses.

Additional Securities Act registration fees in the amount of $19,650 have been paid in connection with shares registered for our distribution reinvestment plan.

(3)	Commissions may be reduced for volume or other discounts or waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of calculating the estimated maximum selling commissions in this table, we have not assumed any such discounts or waivers. Further, our Dealer Manager will not receive selling commissions for shares issued pursuant to our distribution reinvestment plan.

(4)	The dealer manager fees may be waived as further described in the “Plan of Distribution” section of this prospectus; however, for purposes of calculating the estimated maximum dealer manager fees in this table, we have not assumed any such waivers. Further, our Dealer Manager will not receive the dealer manager fee for shares issued pursuant to our distribution reinvestment plan.

(5)	In addition, out of its dealer manager fee, the Dealer Manager may reimburse participating broker dealers for distribution and marketing-related costs and expenses, such as costs associated with attending or sponsoring conferences, technology costs and other marketing costs and expenses in an amount up to 1.0% of gross offering proceeds from our primary offering.

(6)	For a discussion of the expenses which may be reimbursed please see “Management — Our Advisor and Our Advisory Agreement — Compensation.”

(7)	The acquisition fees and acquisition expenses incurred in connection with the purchase of real estate investments will not exceed an amount equal to 6.0% of the contract purchase price of the investment. However, a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction may approve such fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us. Tenant construction management fees and re-development construction management fees will be included in the definition of acquisition fees or acquisition expenses for this purpose to the extent that they are paid in connection with the acquisition, development or redevelopment of a property. If any such fees are paid in connection with a portion of a leased property at the request of a tenant or in conjunction with a new lease or lease renewal, such fees will be treated as ongoing operating costs of the property, similar to leasing commissions.

(8)	For purposes of calculating the estimated maximum acquisition fees in this table, we have assumed that we will not use debt when making real estate investments. In the event we raise the maximum $3,000,000,000 pursuant to our primary offering and all of our real estate investments are 50% leveraged at the time we acquire them, the total acquisition fees payable will be $103,930,532. To the extent we use distribution reinvestment plan proceeds for acquisitions, rather than redemptions, our Advisor will also receive an acquisition fee for any such real estate investments. Accordingly, in the event we raise the maximum $3,000,000,000 pursuant to our primary offering and the maximum $500,000,000 pursuant to our distribution reinvestment plan, and we use all such proceeds for acquisitions (and all of our real estate investments are 50% leveraged at the time we acquire them), the total acquisition fees payable will be $123,361,905. Some of these fees may be payable out of the proceeds of such borrowings.

(9)	In the sole discretion of our Advisor, these fees are payable, in whole or in part, in cash or OP Units. For the purposes of the payment of these fees, each OP Unit will be valued at the per share offering price of our common stock in our most recent public offering minus the maximum selling commissions and dealer manager fee being allowed in such offering, to account for the fact that no selling commissions or dealer manager fees will be paid in connection with any such issuances (at the current offering price, each such OP Unit would be issued at $9.00 per share). Each OP Unit will be convertible into one share of our common stock.

(10)	Actual amounts are dependent upon the amount of any debt incurred in connection with our acquisitions and otherwise and therefore cannot be determined at the present time. In the event we raise the maximum $3,000,000,000 pursuant to our primary offering and all of our real estate investments are 50% leveraged, the total debt financing fees payable will be $26,756,066. If, in addition, we raise a maximum of $500,000,000 pursuant to our distribution reinvestment plan and we use all such proceeds for acquisitions, rather than redemptions (and all of our real estate investments are 50% leveraged at the time we acquire them) the total debt financing fees payable will be $31,756,006.

(11)	Actual amounts are dependent upon usual and customary development fees for specific projects and therefore the amount cannot be determined at the present time.

(12)	Such fees must be approved by a majority of our independent directors as being fair and reasonable and on terms and conditions not less favorable than those available from unaffiliated third parties.

(13)	The asset management fee equals 1.5% on an annual basis. However, because this fee is calculated monthly, and the net equity we have invested in real estate investments may change on a monthly basis, we cannot accurately determine or calculate the amount of this fee on an annual basis.

(14)	Our Advisor will reimburse us for any amounts by which operating expenses exceed the greater of (i) 2.0% of our invested assets or (ii) 25% of our net income, unless our independent directors determine that such excess was justified. To the extent operating expenses exceed these limitations, they may not be deferred and paid in subsequent periods. Operating expenses include generally all expenses paid or incurred by us as determined by accounting principles generally accepted in the United States, or U.S. GAAP, except certain expenses identified in our articles. The expenses identified by our articles as excluded from operating expenses include: (i) expenses of raising capital such as organization and offering costs, legal, audit, accounting, tax services, costs related to compliance with the Sarbanes-Oxley Act of 2002, underwriting, brokerage, listing, registration and other fees, printing and such other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our shares; (ii) interest payments, taxes and non-cash expenditures such as depreciation, amortization and bad debt reserves; (iii) incentive fees; (iv) distributions made with respect to interests in the Operating Partnership and (v) all fees and expenses associated or paid in connection with the acquisition, disposition, management and ownership of assets (such as real estate commissions, disposition fees, acquisition and debt financing fees and expenses, costs of foreclosure, insurance premiums, legal services, maintenance, repair or improvement of property, etc.). Please see “Management — Our Advisor and our Advisory Agreement — Reimbursements by our Advisor” for a detailed description of these expenses.

(15)	Property management fees and leasing fees for international acquisitions may differ from our domestic property management fees and leasing fees due to differences in international markets, but in all events the fees shall be paid in compliance with our articles, and fees paid to Hines and its affiliates shall be approved by a majority of our independent directors.

(16)	These fees relate to construction management services for improvements and build-out to tenant space.

(17)	Included in reimbursement of actual expenses incurred by Hines or its affiliates are the costs of personnel and overhead expenses related to such personnel, to the extent to which such costs and expenses relate to or support the performance of their duties. Periodically, Hines or an affiliate may be retained to provide ancillary services for a property which are not covered by a property management agreement and are generally provided by third parties. These services are provided at market terms and are generally not material to the management of the property.

(18)	Such fee will only be paid if our Advisor or its affiliates provide a substantial amount of services, as determined by our independent directors, in connection with the sale. In no event will the fee, when added to the fees paid to unaffiliated parties in such capacity, exceed the lesser of a reasonable and customary commission or an amount equal to 6% of the sales price of such assets.

The table below provides information regarding fees paid to our Advisor or its affiliates in connection with our operations and our public offering. It includes amounts incurred during the year ended December 31, 2010 as well as amounts payable as of December 31, 2010 and 2009 (in thousands):

	Incurred During the	Unpaid as of	Unpaid as of
	Year Ended	December 31,	December 31,
Type and Recipient	December 31, 2010	2010	2009

Selling Commissions — the Dealer Manager	$27,255	$663	$5
Dealer Manager Fee — the Dealer Manager	9,326	116	302
Issuer Costs — the Advisor	3,505	826	2,051
Acquisition Fee — the Advisor	9,980	—	—
Asset Management Fee — the Advisor	1,256	292	—
Debt Financing Fee — the Advisor	3,032	—	—
Other(1) — the Advisor	1,022	202	169
Property Management Fee — Hines	211	17	—
Expense Reimbursement — Hines (with respect to management and operations of our properties)	482	51	—

(1)	Includes amounts the Advisor paid on our behalf such as general and administrative expenses and acquisition related expenses. These amounts are generally paid to the Advisor during the month following the period in which they are incurred.

In addition, we receive payments under a parking agreement with an affiliate of Hines at one of our properties. We recorded revenues of approximately $798,000 under this agreement during the period from June 22, 2010 (date of inception of the joint venture that owns the property) through December 31, 2010 and recorded a receivable of approximately $350,000 as of December 31, 2010.

In addition, we pay our independent directors certain fees and reimburse independent directors for certain out-of-pocket expenses, including for their attendance at board or committee meetings. Please see “Management — Compensation of Directors.” Additionally, if we borrow any funds from our Advisor or its affiliates or if our Advisor or its affiliates defer any fees, we may pay them interest at a competitive rate. Any such transaction must be approved by a majority of our independent directors.

Subject to limitations in our articles, such fees, compensation, income, expense reimbursements, interests, distributions and other payments payable to Hines and its affiliates may increase or decrease during this offering or future offerings from those described above if such revision is approved by a majority of our independent directors.

OUR REAL ESTATE INVESTMENTS

Overview

We make real estate investments directly through entities wholly-owned by the Operating Partnership, or indirectly through other entities. As of December 31, 2010, we owned interests in five properties. These properties consisted of three U.S. office properties, one mixed-use industrial/flex office park complex in Austin, Texas and one mixed-use office and retail complex in Birmingham, England. These properties contain, in the aggregate, 2.1 million square feet of leasable space, and we believe each property is suitable for its intended purpose. The following tables provide additional information regarding the properties in which we owned interests as of December 31, 2010. In addition, we acquired Stonecutter Court in March 2011, which is described later in this section.

The tables on the following pages provide summary information regarding the five properties in which we owned an interest as of December 31, 2010. Unless specified otherwise, all data is as of December 31, 2010. Each of our investments is briefly discussed after the table.

Direct Investments

		Date
		Acquired/
		Net Purchase		Leasable			Effective
		Price (in		Square	Percent		Ownership
Property	Location	millions)		Feet	Leased		(1)	Major Tenants

17600 Gillette	Irvine, California	6/2010; $	20.4	98,925	100%		100%	DraftFCB, Inc
Hock Plaza	Durham, North Carolina	9/2010; $	97.9	327,160	99%		100%	Duke University; Duke University Health System
Southpark	Austin, Texas	10/2010; $	31.2	372,125	94%		100%	Travis Association for the Blind; AT&T, Inc.; Zarlink Semiconductor Inc.
Fifty South Sixth	Minneapolis, Minnesota	11/2010; $	185.0	698,783	94%		100%	Dorsey & Whitney LLP; Deloitte LLP

Total for Directly — Owned Properties				1,496,993	96%
Indirect Investment
Brindleyplace Project	Birmingham, England	7/2010; $	282.5(2)	560,207	99%		60%	British Telecom; The Royal Bank of Scotland PLC; Deloitte LLP

Total for Indirectly — Owned Property				560,207	99%

Total for All Properties				2,057,200	97	%(3)

(1)	This percentage shows the effective ownership of the Operating Partnership in the properties listed. On December 31, 2010, Hines Global owned a 99.9% interest in the Operating Partnership as its sole general partner. Affiliates of Hines owned the remaining 0.1% interest in the Operating Partnership.

(2)	This amount was translated from GBP to U.S. dollars at a rate of $1.52 per GBP, based on the transaction date.

(3)	This amount represents the percentage leased assuming we own a 100% interest in each of these properties. The percentage leased based on our effective ownership interest in each property is 96%.

Market and Industry Concentration

The following table provides a summary of the market concentration of our portfolio based on our pro-rata share (unless otherwise noted) of the market value of each of the properties in which we owned interests as of December 31, 2010. The estimated value of each property is based on the net purchase price since all assets were recently acquired:

	Market Concentration		Market
	Directly-Owned	Market Concentration Indirectly-	Concentration All
Market	Properties:	Owned Property (1):	Properties

Minneapolis, Minnesota	56%	—	37%
Birmingham, England	—	100%	34%
Durham, North Carolina	29%	—	19%
Austin, Texas	9%	—	6%
Irvine, California	6%	—	4%

(1)	Represents the Brindleyplace Project, which we owned indirectly through our joint venture in Birmingham, England. This amount assumes we own a 100% interest in the Brindleyplace Project.

The following table provides a summary of the industry concentration of the tenants of the properties in which we owned interests based on our pro-rata share (unless otherwise noted) of their leased square footage as of December 31, 2010:

	Industry	Industry
	Concentration:	Concentration:	Industry
	Directly-Owned	Indirectly-Owned	Concentration: All
Industry	Properties	Property(1)	Properties

Legal	24%	5%	20%
Educational Services	16%	—	13%
Manufacturing	14%	1%	12%
Accounting	10%	10%	10%
Finance and Insurance	7%	23%	10%
Information	5%	26%	9%
Other Professional Services	7%	9%	8%
Health Care	8%	—	6%
Real Estate	1%	12%	3%
Administrative and Support Services	2%	2%	2%
Hospitality	1%	5%	2%
Wholesale Trade	2%	—	2%
Transportation and Warehousing	2%	—	1%
Arts, Entertainment, and Recreation	—	6%	1%
Construction	1%	—	1%
Retail	—	1%	—

(1)	These amounts represent the Brindleyplace Project, which we owned indirectly through our joint venture in Birmingham, England as of December 31, 2010. These amounts assume we own a 100% interest in the Brindleyplace Project.

Lease Expiration

Directly-Owned Properties

The following table lists, on an aggregate basis, all of the scheduled lease expirations for each of the years ending December 31, 2011 through December 31, 2020 and thereafter for the four properties we owned directly as of December 31, 2010. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Leasable Area
	Number	Approximate	Percent of Total
Year	of Leases	Square Feet	Leasable Area

Vacant	—	67,475	4.5%
2011	10	171,036	11.4%
2012	3	34,249	2.3%
2013	10	142,697	9.5%
2014	1	2,952	0.2%
2015	4	21,958	1.5%
2016	7	476,091	31.8%
2017	1	70,700	4.7%
2018	3	38,680	2.6%
2019	2	320,894	21.5%
2020	—	—	—
Thereafter	2	150,261	10.0%

Indirectly-Owned Property

The following table lists, on an aggregate basis, all of the scheduled lease expirations for each of the years ending December 31, 2011 through December 31, 2020 and thereafter for the Brindleyplace Project (as defined below under “— The Brindleyplace Project”) as of December 31, 2010. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Leasable Area
	Number	Approximate	Percent of Total
Year	of Leases	Square Feet	Leasable Area

Vacant	—	4,351	0.6%
2011	1	16,138	2.9%
2012	1	133,084	23.8%
2013	—	—	—
2014	6	61,945	11.1%
2015	3	12,188	2.2%
2016	1	57,558	10.3%
2017	1	5,360	1.0%
2018	3	60,526	10.8%
2019	—	—	—
2020	4	11,749	2.3%
Thereafter	12	197,308	35.0%

All Properties

The following table lists our pro-rata share of the scheduled lease expirations for each of the years ending December 31, 2011 through December 31, 2020 and thereafter for all of the properties in which we owned an interest as of December 31, 2010. The table shows the approximate leasable square feet represented by the applicable lease expirations:

		Leasable Area
	Number	Approximate	Percent of Total
Year	of Leases	Square Feet	Leasable Area(1)

Vacant	—	70,086	3.7%
2011	11	180,719	9.9%
2012	4	114,099	6.2%
2013	10	142,697	7.8%
2014	7	40,119	2.2%
2015	7	29,271	1.6%
2016	8	510,626	27.9%
2017	2	73,916	4.0%
2018	6	74,996	4.1%
2019	2	320,894	17.5%
2020	4	7,049	0.4%
Thereafter	14	268,646	14.7%

(1)	These amounts represent our pro-rata share based on our effective ownership in each of the properties as of December 31, 2010.

Our Significant Investments

Specified below is certain information about the significant investments we owned as of December 31, 2010. These properties will be subject to competition from similar properties within their market areas and their economic performance could be affected by changes in local economic conditions. In evaluating these properties for acquisition, we considered a variety of factors including location, functionality and design, price per square foot, replacement cost, the creditworthiness of tenants, length of lease terms, market fundamentals and the in-place rental rates compared to market rates.

2010 Acquistions

17600 Gillette

17600 Gillette, a two-story office building located in the Orange County Airport Area of Irvine, California, constructed in 1977. 17600 Gillette consists of 98,925 square feet of rentable area that is 100% leased to Draftfcb, Inc., an advertising agency, under a lease that expires in March 2016 and contains two, five-year renewal options. Based on the terms of the lease, the annual base rent is currently approximately $2.8 million, but is subject to change every 30 months based on a Consumer Price Index adjustment, not to exceed 3% annually. Additionally, Draftfcb, Inc. is responsible for the reimbursement of certain operating costs related to its space as well as parking and common areas.

In connection with the acquisition of this property, we paid our advisor $407,000 in acquisition fees.

Our management currently has no plans for material renovations or other capital improvements at the property and believes the property is suitable for its intended purpose and adequately covered by insurance. The cost of 17600 Gillette (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot for 17600 Gillette during the past five years ended December 31:

		Average Effective
	Weighted Average	Annual Gross Rent
Year	Occupancy	per Leased Sq. Ft.(1)

2006	100%	$25.68
2007	100%	$26.16
2008	100%	$26.67
2009	100%	$28.20
2010	100%	$28.17

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (excluding operating expense recoveries) by the weighted average square footage under lease during such year. For our period of ownership, these amounts are net of tenant allowances such as free rent.

The estimated going-in capitalization rate for 17600 Gillette is approximately 13.4%. The estimated going-in capitalization rate is determined by dividing the projected net operating income (“NOI”) for the first fiscal year by the net purchase price (excluding closing costs). NOI includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected NOI includes assumptions which may not be indicative of the actual future performance of the property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.

The Brindleyplace Project

The Brindleyplace Project consists of five office buildings including ground-floor retail, restaurant and theatre space, and a 903-space multi-story parking garage, constructed from 1997-2000. In total, the project consists of 560,200 square feet of rentable area that is 99.2% leased to 33 tenants. British Telecom, a telecommunication firm, leases 133,084 square feet or approximately 24% of the rentable area of the Brindleyplace Project, under a lease that expires in January 2012. The annual base rent under the lease is currently approximately £3.1 million ($4.7 million assuming a rate of $1.52 per GBP based on the transaction date). The Royal Bank of Scotland PLC, a global banking and financial services company (“RBS”), leases 101,349 square feet or approximately 18% of the rentable area of the Brindleyplace Project, under a lease that expires in December 2028. The annual base rent under the lease is currently approximately £2.6 million ($3.9 million assuming a rate of $1.52 per GBP based on the transaction date), but is subject to rent reviews every five years (rent reviews are negotiations between the tenant and landlord to bring the annual base rent under a lease to a market rental rate). Rent reviews cannot result in decreased annual rent. In addition, the lease has a termination option, which permits RBS to terminate the lease in June 2022 with twelve months notice. Deloitte LLP, a company that provides auditing, consulting, financial advisory, risk management and tax services, leases 58,341 square feet or approximately 10% of the rentable area of the Brindleyplace Project, under a lease that expires in February 2016. The annual base rent under the lease is currently approximately £1.5 million ($2.2 million assuming a rate of $1.52 per GBP based on the transaction date), but is subject to rent reviews every 5 years. The remaining space is leased to twenty-nine tenants, none of which individually leases more than 10% of the rentable area of the Brindleyplace Project.

The Brindleyplace Project consists of five office buildings including ground-floor retail, restaurant and theatre space, and a 903-space multi-story parking garage, constructed from 1997-2000 . In total, the project consists of 560,207 square feet of rentable area that is 99.2% leased to 32 tenants. British Telecom, a telecommunication firm, leases 133,084 square feet or approximately 24% of the rentable area of the Brindleyplace Project, under a lease that expires in January 2012. The Royal Bank of Scotland PLC, a global banking and financial services company (“RBS”), leases 101,349 square feet or approximately 18% of the rentable area of the Brindleyplace Project, under a lease that expires in December 2028. In addition, the lease has a termination option, which permits RBS to terminate the lease in June 2022 with twelve months notice. Deloitte LLP, a company that provides auditing, consulting, financial advisory, risk management and tax services, leases 58,341 square feet or approximately 10% of the rentable area of the Brindleyplace Project, under a lease that expires in February 2016. The remaining space is leased to twenty-nine tenants, none of which individually leases more than 10% of the rentable area of the Brindleyplace Project.

Additionally, a joint venture owned 60% by an affiliate of Hines and 40% by an affiliate of Moorfield, leases the parking garage under a lease that expires in July 2015. This joint venture is responsible for the operations of the parking garage, which they have outsourced to GVA Grimley Limited. The annual base rent under this lease is currently £600,000 ($910,000 assuming a rate of $1.52 per GBP based on the transaction date) plus a certain percentage of gross receipts from the operation of the garage, if certain thresholds are achieved.

The Brindleyplace Project receives property management services from GVA Grimley Limited, and the initial asset management service has been outsourced to Argent Estates Limited, neither of which is affiliated with us, our sponsor or our affiliates.

In connection with the acquisition of the Brindleyplace Project, we paid our Advisor approximately $3.4 million in acquisition fees and $1.1 million in financing fees. Additionally, Moorfield paid an affiliate of Hines an acquisition fee of approximately £380,000 plus a transaction structuring fee of approximately £120,000 ($578,000 and $181,000, respectively, assuming a rate of $1.52 per GBP based on the transaction date).

Our management currently has no plans for material renovations or other capital improvements at the property and believes the property is suitable for its intended purpose and adequately covered by insurance. The cost of the Brindleyplace Project (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot for the Brindleyplace Project during the past five years ended December 31:

		Average Effective Annual
		Gross Rent per Leased
		Sq. Ft.(1)
	Weighted Average
Year	Occupancy	GBP	USD

2006	98.6%	£23.81	$43.88
2007	97.4%	£24.12	$48.28
2008	97.4%	£25.86	$47.97
2009	97.4%	£25.31	$39.63
2010	97.8%	£30.86	$47.72

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual basis total rent revenue (excluding operating expense recoveries) by the weighted average square footage under lease during such year. All GBP amounts were translated to USD using the corresponding yearly average exchange rate. For our period of ownership, these amounts are net of tenant allowances such as free rent.

The following table lists, on an aggregate basis, the approximate leasable square feet for all of the scheduled lease expirations for each of the years ending December 31, 2011 through December 31, 2020 and thereafter for the Brindleyplace Project as of December 31, 2010.

		Approximate		Annual Base	% of Total
	Number of	Square	Percent of Total	Rental Income of	Annual Base
Year	Leases	Feet	Leasable Area	Expiring Leases(1)	Rental Income

Vacant	—	4,351	0.6%	$—	—
2011	1	16,138	2.9%	$172,032	0.8%
2012	1	133,084	23.8%	$5,275,637	24.4%
2013	—	—	—	$—	—
2014	6	61,945	11.1%	$2,425,909	11.2%
2015	3	12,188	2.2%	$480,898	2.2%
2016	1	57,558	10.3%	$2,325,165	10.8%
2017	1	5,360	1.0%	$255,831	1.2%
2018	3	60,526	10.8%	$2,725,092	12.6%
2019	—	—	—	$—	—
2020	4	11,749	2.3%	$476,639	2.2%
Thereafter	12	197,308	35.0%	$7,491,938	34.6%

(1)	Assuming a rate of $1.58 at December 31, 2010.

The estimated going-in capitalization rate for the Brindleyplace Project is approximately 7.0%. The estimated going-in capitalization rate is determined by dividing the projected NOI for the first fiscal year by the net purchase price (excluding closing costs and taxes). NOI includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected NOI includes assumptions which may not be indicative of the actual future performance of the property. These include assumptions: (i) that in-place tenants will continue to perform under their lease agreements during the next 12 months, (ii) that leases subject to rent reviews during the next 12 months will be adjusted to market rates and (iii) concerning estimates of timing and rental rates related to re-leasing vacant space.

Hock Plaza

Hock Plaza, a 12-story office building located in the North Durham submarket of Durham, North Carolina, was constructed in 2004. The property consists of 327,160 square feet of rentable area that is 99% leased to three tenants. Duke University and Duke University Health System lease 320,894 square feet or approximately 98% of the net rentable area of the building under leases that expire in October 2019. The annual base rent under the lease is currently approximately $8.3 million.

In connection with the acquisition of this property we paid our advisor approximately $2.0 million in acquisition fees and $800,000 in debt financing fees.

Our management currently has no plans for material renovations or other capital improvements at the property and it believes the property is suitable for its intended purpose and adequately covered by insurance. The cost of Hock Plaza (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for Hock Plaza during the past five years ended December 31:

	Weighted	Average Effective
	Average	Annual Gross Rent per
Year	Occupancy	Leased Sq. Ft.(1)

2006	89.3%	$27.06
2007	95.0%	$27.74
2008	96.5%	$28.32
2009	98.6%	$28.89
2010	98.7%	$29.83

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (including operating expense recoveries) by the weighted average square footage under lease during such year. For our period of ownership, these amounts are net of tenant allowances such as free rent.

The following table lists, on an aggregate basis, the approximate leasable square feet for all of the scheduled lease expirations for the years ending December 31, 2011 through 2020 and thereafter for Hock Plaza as of December 31, 2010.

				Annual Base	% of Total
	Number	Approximate	Percent of Total	Rental Income of	Annual Base
Year	of Leases	Square Feet	Leasable Area	Expiring Leases	Rental Income

Vacant	—	4,188	1.3%	$—	—
2011	—	—	—	$—	—
2012	—	—	—	$—	—
2013	—	—	—	$—	—
2014	—	—	—	$—	—
2015	1	2,078	0.6%	$19,427	0.2%
2016	—	—	—	$—	—
2017	—	—	—	$—	—
2018	—	—	—	$—	—
2019	2	320,894	98.1%	$8,514,796	99.8%
2020	—	—	—	$—	—
Thereafter	—	—	—	—	—

The estimated going-in capitalization rate for Hock Plaza is approximately 7.2%. The estimated going-in capitalization rate is determined by dividing the projected NOI for the first fiscal year by the net purchase price (excluding closing costs and taxes). NOI includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected NOI includes assumptions which may not be indicative of the actual future performance of the property, including the assumption that in-place tenants will continue to perform under their lease agreements during the next 12 months.

Southpark

Southpark Commerce Center II (“Southpark”), an industrial complex of four buildings located in Southeast Austin, constructed in 2001. The property consists of 372,125 square feet of rentable area that are

94% leased to eight tenants. Three of these tenants, Travis Association for the Blind, AT&T, Inc. and Zarlink Semiconductor Inc., individually lease more than 10% of the rentable area of the complex, as described below:

•	Travis Association for the Blind, a non-profit organization, leases 100,435 square feet or approximately 27% of the buildings’ rentable area, under a lease that expires in August 2011. The annual base rent under the lease is currently approximately $612,000, but is subject to annual rent escalations. In addition, the lease provides the tenant with an option to terminate the lease prior to its expiration if the tenant requires a 25% or greater change in the amount of space it leases, gives notice six months in advance of the termination date and makes a payment equal to three months gross rent plus unamortized leasing costs.

•	AT&T, Inc., a broadcast and communications provider, leases 70,700 square feet or approximately 19% of the buildings’ rentable area, under a lease that expires in March 2017. The annual base rent under the lease is currently approximately $384,000 (net of certain tenant inducements), but is subject to annual rent escalations. In addition, the lease has a termination option which permits the tenant to terminate the lease if notice is given by December 31, 2012 and the tenant makes a payment of approximately $552,000.

•	Zarlink Semiconductor Inc., a Canadian-based semiconductor designer and manufacturer, leases 70,700 square feet or approximately 19% of the buildings’ rentable area, under a lease that expires in May 2013. The annual base rent under the lease is currently approximately $854,000, but is subject to annual rent escalations.

The remaining space is leased to five tenants, none of which individually leases more than 10% of the rentable area of Southpark.

In connection with the acquisition of this property, we paid our Advisor $626,000 in cash acquisition fees and $180,000 in debt financing fees.

Our management currently has no plans for material renovations or other capital improvements at the property and believes the property is suitable for its intended purpose and adequately covered by insurance. The cost of Southpark (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for Southpark during the past four years ended December 31:

		Average Effective
	Weighted Average	Annual Gross Rent
Year	Occupancy(2)	per Leased Sq. Ft.(1)(2)

2007	98.1%	$8.70
2008	100.0%	$10.10
2009	94.3%	$10.20
2010	94.4%	$9.84

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (including operating expense recoveries) by the weighted average square footage under lease during such year. For our period of ownership, these amounts are net of tenant allowances such as free rent.

(2)	The information required to calculate the weighted average occupancy and average effective annual gross rent per leased square foot for Southpark for the year ended December 31, 2006 is not available because it was not within the seller’s knowledge or reasonably available to the seller.

The following table lists, on an aggregate basis, the approximate leasable square feet for all of the scheduled lease expirations for the years ending December 31, 2011 through 2020 and thereafter for Southpark as of December 31, 2010.

		Approximate		Annual Base	% of Total
	Number of	Square	Percent of Total	Rental Income of	Annual Base
Year	Leases	Feet	Leasable Area	Expiring Leases	Rental Income

Vacant	—	20,868	5.6%	$—	—
2011	2	134,087	36.0%	$589,646	22.1%
2012	2	28,102	7.6%	$231,317	8.7%
2013	2	92,430	24.8%	$1,179,236	44.3%
2014	—	—	—	$—	—
2015	—	—	—	$—	—
2016	1	25,938	7.0%	$120,352	4.5%
2017	1	70,700	19.0%	$544,886	20.4%
2018	—	—	—	$—	—
2019	—	—	—	$—	—
2020	—	—	—	$—	—
Thereafter	—	—	—	$—	—

The estimated going-in capitalization rate for Southpark is approximately 8.5%. The estimated going-in capitalization rate is determined by dividing the projected net operating income (“NOI”) for the first fiscal year by the net purchase price (excluding closing costs). NOI includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected NOI includes assumptions which may not be indicative of the actual future performance of the property. These include assumptions: (i) that in-place tenants will continue to perform under their lease agreements during the next 12 months and (ii) concerning estimates of timing and rental rates related to re-leasing vacant space.

Fifty South Sixth

Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota, constructed in 2001. The property consists of 698,783 square feet of rentable area that is 94% leased to thirty-two tenants. Two of these tenants, Dorsey & Whitney LLP and Deloitte LLP, individually lease more than 10% of the rentable area of the building, as described below:

•	Dorsey & Whitney LLP, an international law firm, leases 333,264 square feet or approximately 48% of the building’s rentable area, under a lease that expires in September 2016. The annual base rent under the lease is currently approximately $6.8 million, but is subject to rent escalations. In addition, the lease provides the tenant with an option to terminate the lease prior to its expiration if the tenant gives notice six months in advance of the termination date and makes a payment equal to unamortized leasing costs.

•	Deloitte LLP, an auditing, consulting, financial advisory, risk management and tax services company, leases 142,435 square feet or approximately 20% of the building’s rentable area, under a lease that expires in June 2024. The annual base rent under the lease is currently approximately $3.1 million, but is subject to rent escalations. In addition, the lease has a termination option which permits the tenant to terminate the lease if notice is given by December 31, 2019 and the tenant makes a payment equal to six months gross rent plus unamortized leasing costs.

The remaining space is leased to thirty tenants, none of which leases more than 10% of the rentable area of Fifty South Sixth.

In connection with the acquisition of this property, we paid our Advisor $3.6 million in acquisition fees.

Our management currently has no plans for material renovations or other capital improvements at the property and believes the property is suitable for its intended purpose and adequately covered by insurance.

The cost of Fifty South Sixth (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for Fifty South Sixth during the past five years ended December 31:

		Average Effective
	Weighted Average	Annual Gross Rent
Year	Occupancy	per Leased Sq. Ft.(1)

2006	90.4%	$29.32
2007	93.7%	$30.64
2008	77.2%	$28.86
2009	93.7%	$33.29
2010	93.7%	$36.08

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual-basis total rent revenue (including operating expense recoveries) by the weighted average square footage under lease during such year. For our period of ownership, these amounts are net of tenant allowances such as free rent.

The following table lists, on an aggregate basis, the approximate leasable square feet for all of the scheduled lease expirations for the years ending December 31, 2011 through 2020 and thereafter for Fifty South Sixth as of December 31, 2010.

				Annual Base	% of Total
	Number	Approximate	Percent of Total	Rental Income of	Annual Base
Year	of Leases	Square Feet	Leasable Area	Expiring Leases	Rental Income

Vacant	—	42,419	6.1%	$—	—
2011	8	36,949	5.3%	$436,027	3.6%
2012	1	6,147	0.9%	$94,772	0.8%
2013	8	50,267	7.2%	$517,580	4.3%
2014	1	2,952	0.4%	$46,863	0.4%
2015	3	19,880	2.8%	$264,361	2.2%
2016	5	351,228	50.3%	$7,139,870	58.6%
2017	—	—	—	$—	—
2018	3	38,680	5.5%	$518,684	4.3%
2019	—	—	—	$—	—
2020	—	—	—	$—	—
Thereafter	2	150,261	21.5%	$3,137,442	25.8%

The estimated going-in capitalization rate for Fifty South Sixth is approximately 7.4%.

The estimated going-in capitalization rate is determined by dividing the projected NOI for the first fiscal year by the net purchase price (excluding closing costs). NOI includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected NOI includes assumptions which may not be indicative of the actual future performance of the property. These include assumptions: (i) that in-place tenants will continue to perform under their lease agreements during the next 12 months and (ii) concerning estimates of timing and rental rates related to re-leasing vacant space.

Acquisition subsequent to December 31, 2010

Stonecutter Court

On March 11, 2011, a subsidiary of the Operating Partnership acquired all of the share capital of Sofina Properties Limited (“Sofina”), for the sole purpose of acquiring Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, United Kingdom. The Seller, Shalati Investments Limited, is not affiliated with us or our affiliates.

Stonecutter Court was constructed in 1995 and consists of 152,829 square feet of rentable area that is 100% leased to three tenants. Deloitte LLP, an auditing, consulting, financial advisory, risk management and tax services company, leases approximately 140,000 square feet or 92% of Stonecutter Court’s net rentable area, under a lease that expires in April 2019. The annual base rent under the lease is currently £6.2 million ($10.0 million assuming a rate of $1.61 per GBP based on the closing date), but is subject to a rent review in November 2015. In the United Kingdom, a landlord has the right in accordance with the lease to review the rent at various intervals throughout the lease. The new rental rate is determined through this rent review process and will be the greater of the amount payable (excluding any rental abatements) immediately prior to the review date or the open market rent as agreed by both parties. The remaining space is leased to two tenants, neither of which individually leases more than 10% of the rentable area of the complex.

The net purchase price for Stonecutter Court was £90.9 million ($146.8 million assuming a rate of $1.61 per GBP based on the closing date), exclusive of transaction costs, financing fees and working capital reserves. As a condition to closing, we assumed and immediately retired Sofina’s existing long-term debt and other liabilities of £89.9 million ($145.1 million assuming a rate of $1.61 per GBP based on the closing date). We funded the acquisition using proceeds from our current public offering along with £57.0 million ($92.0 million assuming a rate of $1.61 per GBP based on the closing date) of debt financing (see additional details in Item 2.03 below).

In connection with the acquisition of Stonecutter Court, we paid $2.9 million in acquisition fees and approximately $918,000 in debt financing fees.

Our management currently has no plans for material renovations or other capital improvements at the property and it believes the property is suitable for its intended purpose and adequately covered by insurance. The cost of Stonecutter Court (excluding the cost attributable to land) will be depreciated for tax purposes over a 40-year period on a straight-line basis.

The following table shows the weighted average occupancy rate, expressed as a percentage of rentable square feet, and the average effective annual gross rent per leased square foot, for Stonecutter Court during the past five years ended December 31:

		Average Effective
		Annual Gross Rent
	Weighted Average	per Leased Sq. Ft.(1)
Year	Occupancy	GBP	USD

2006	93.9%	£43.92	$80.94
2007	93.9%	£43.92	$87.92
2008	93.9%	£43.92	$81.48
2009	93.9%	£43.92	$68.78
2010	99.0%	£42.50	$65.72

(1)	Average effective annual gross rent per leased square foot for each year is calculated by dividing such year’s accrual basis total rent revenue (excluding operating expense recoveries) by the weighted average square footage under lease during such year. All GBP amounts were translated to USD using the corresponding yearly average exchange rate.

The following table lists, on an aggregate basis, the approximate leasable square feet for all of the scheduled lease expirations for the period from March 3, 2011 through December 31, 2011 and for each of the years ending December 31, 2012 through 2020 and thereafter for Stonecutter Court.

		Approximate		Annual Base	% of Total
	Number of	Square	Percent of Total	Rental Income of	Annual Base
Year	Leases	Feet	Leasable Area	Expiring Leases(1)	Rental Income

2011	—	—	—	$—	—
2012	—	—	—	$—	—
2013	—	—	—	$—	—
2014	—	—	—	$—	—
2015	—	—	—	$—	—
2016	—	—	—	$—	—
2017	—	—	—	$—	—
2018	—	—	—	$—	—
2019	1	139,848	91.5%	$10,060,085	96.8%
2020	1	9,258	6.1%	$243,707	2.3%
Thereafter	1	3,723	2.4%	$91,770	0.9%

(1)	Assuming a rate of $1.61 per GBP as of March 11, 2011, the closing date of Stonecutter Court.

The estimated going-in capitalization rate for Stonecutter Court is approximately 6.76%. The estimated going-in capitalization rate is determined by dividing the projected NOI for the first fiscal year by the net purchase price (excluding closing costs and taxes). NOI includes all projected operating revenues (rental income, tenant reimbursements, parking and any other property-related income) less all projected operating expenses (property operating and maintenance expenses, property taxes, insurance and property management fees). The projected NOI includes assumptions which may not be indicative of the actual future performance of the property, including the assumption that the current tenants will perform under their lease agreements during the next 12 months.

Our Permanent Debt

Permanent Debt Secured by Our Significant Properties

Debt Secured by the Brindleyplace JV

On July 1, 2010, subsidiaries of the Brindleyplace JV entered into a secured mortgage facility agreement in the aggregate amount of £121.1 million ($183.7 million assuming a rate of $1.52 per GBP based on the exchange rate in effect on the transaction date) with Eurohypo AG (“Eurohypo”). The loan is secured by a mortgage and related security interests in the Brindleyplace Project and includes assignments of rent, leases and permits for the benefit of Eurohypo. This loan is non-recourse to Hines Global.

The loan matures on July 7, 2015 and has a floating interest rate of LIBOR plus 1.60%. Interest on approximately £90.8 million ($137.7 million assuming a rate of $1.52 per GBP based on the exchange rate in effect on the transaction date) of the loan balance was fixed at closing at 3.89% through multiple 5-year interest rate swaps with Eurohypo. At December 31, 2010 the rate for the unfixed component of the loan was 2.34%. The loan requires quarterly payments of interest only and may be repaid in full prior to maturity, subject to a prepayment premium if it is repaid in the first 3 years.

Eurohypo may exercise certain rights under the loan agreements, including the right of foreclosure and the right to accelerate payment of the entire balance of the loan (including fees and the prepayment premium) upon events of default, subject to the borrowers’ ability to cure during a grace period. The events of default under the loan agreements include, among others, the insolvency of the borrowers or the Brindleyplace JV, the borrowers’ inability to meet the loan-to-value or interest coverage covenants of the facility, the borrowers’ failure to maintain insurance on the Brindleyplace Project and the failure of certain representations and warranties in the loan agreements to be true and correct in all material respects. We are not aware of any instances of noncompliance with covenants related to these loan agreements as of December 31, 2010.

Debt secured by Hock Plaza

On September 8, 2010, in connection with its acquisition of Hock Plaza, a subsidiary of the Operating Partnership entered into a loan assumption and substitution agreement whereby it assumed a first mortgage loan with an original principal amount of $80.0 million made by Bank of America, N.A., as trustee for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-through Certificates, Series 2006-GG6, as successor by assignment to Greenwich Capital Financial Products, Inc. The loan requires monthly payments of interest only until January 2011, with monthly payments of principal and interest due thereafter. The loan has a fixed interest rate of 5.58%, matures in December 2015 and is secured by a first priority lien on Hock Plaza and assignments of all personal property including its leases and rents. The loan documents permit prepayment, subject in certain instances to the payment of a prepayment premium. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is non-recourse to Hines Global. The Operating Partnership has provided a customary guaranty of certain of the loan obligations. If an event of default has not been cured and is continuing, the lender may declare that the principal and any unpaid interest are immediately due and payable. We are not aware of any instances of noncompliance with covenants related to these loan agreements as of December 31, 2010. At the time of acquisition, the fair value of this note was estimated to be $77.1 million, resulting in a discount of $2.9 million, which is being amortized into interest expense over the term of the note.

Debt secured by Southpark

On October 19, 2010, in connection with its acquisition of Southpark, a subsidiary of the Operating Partnership entered into a loan assumption and substitution agreement whereby it assumed a first mortgage loan with an original principal amount of $18.0 million made by Greenwich Capital Financial Products, Inc. The loan requires monthly payments of interest only. The loan has a fixed interest rate of 5.67%, matures in December 2016 and is secured by a first priority lien on Southpark and assignments of all personal property including its leases and rents. The loan documents permit prepayment, subject in certain instances to the payment of a prepayment premium. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is not recourse to Hines Global. If an event of default has not been cured and is continuing, the lender may declare that the principal and any unpaid interest are immediately due and payable. We are not aware of any instances of noncompliance with covenants related to these loan agreements as of December 31, 2010. At the time of acquisition, the fair value of this note was estimated to be $18.7 million, resulting in a premium of approximately $720,000, which is being amortized into interest expense over the term of the note.

Debt secured by Fifty South Sixth

On November 4, 2010, in connection with its acquisition of Fifty South Sixth, a subsidiary of the Operating Partnership entered into a first mortgage loan agreement with a principal amount of $95.0 million, made by PB Capital Corporation. The loan requires monthly payments of interest only and has a variable interest rate. However, the interest rate was effectively fixed at 3.62% through a five-year interest rate swap agreement, which we entered into with PB Capital Corporation.

The initial maturity date for the loan is November 4, 2015, and we have the option to extend the term for two additional one-year periods. The loan is secured by a first priority lien on Fifty South Sixth and assignments of all the personal property including its leases and rents. The loan documents permit prepayment, subject in certain instances to a prepayment fee. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens. This loan is non-recourse with standard carve-outs to Hines Global. If an event of default has not been cured and is continuing, the lender may declare that the principal and any unpaid interest are immediately due and payable. We are not aware of any instances of noncompliance with covenants related to these loan agreements as of December 31, 2010.

Debt secured by Stonecutter Court

On March 11, 2011, Sofina entered into a secured facility agreement with Landesbank Baden-Württemberg (“LBBW”) whereby LBBW agrees to make available to Sofina an amount not to exceed the lesser of (i) 65% of the value of Stonecutter Court or (ii) £57.0 million ($92.0 million assuming a rate of $1.61 per GBP based on the closing date). LBBW is not affiliated with us or our affiliates. Pursuant to the loan documents, the loan is secured by a mortgage and related security interests in Stonecutter Court and is non-recourse with respect to Hines Global. The loan documents also included assignments of rent, leases and permits for the benefit of LBBW. On March 11, 2011, our wholly-owned subsidiary drew down £57.0 million ($92.0 million assuming a rate of $1.61 per GBP based on the closing date) under the facility.

The loan matures on March 11, 2016, with the option to extend the maturity date by one year, and has a floating interest rate of LIBOR plus 2.08%. The 2.08% margin is subject to a 0.10% decrease or increase per annum depending on whether LBBW has taken the loan into coverage in accordance with the German Covered Bond Act. However, the floating portion of the interest rate was effectively fixed at 2.71% through a five-year interest rate swap agreement, which Sofina entered into with LBBW. The loan further provides for quarterly installments for the repayment of principal of £313,500 (approximately $506,000 assuming a rate of $1.61 per GBP). Principal and interest payments are due quarterly beginning on April 15, 2011 through maturity. The loan may be repaid in full prior to maturity, subject to a prepayment premium if it is repaid in the first four years, and is prepayable at par thereafter.

LBBW may exercise certain rights under the loan documents, including the right of foreclosure and the right to accelerate payment of the entire balance of the loan (including fees and the prepayment premium) upon events of default. The loan documents contain customary events of default with corresponding grace periods, including, without limitation, payment defaults, cross-defaults to other agreements and bankruptcy-related defaults, customary financial covenants regarding the debt service cover ratio, sale of assets, failure to maintain insurance on Stonecutter Court and the failure of certain representations and warranties in the loan documents to be true and correct in all material respects, and customary covenants, including limitations on the incurrence of debt and granting of liens. If an event of default has not been cured and is continuing, LBBW may declare that the principal and any unpaid interest are immediately due and payable.

Purpose and Structure of the Brindleyplace JV

The Brindleyplace JV Agreement sets forth certain rights and obligations between the parties, including the following key provisions:

•	the majority shareholder (presently the Operating Partnership) has the right to elect 2 of the 3 members of the board of managers of the Brindleyplace JV for so long as it maintains majority control of the Brindleyplace JV’s shares. The Operating Partnership designated Ken Macrae, an employee of an affiliate of our sponsor, and HGR International Investment Manager LLC, a subsidiary of the Operating Partnership that is managed by certain of our officers, as its two initial members of the board of managers;

•	each member of the board of managers has one vote, and a majority of the votes is needed for board action, subject to the rights of the minority shareholder (or, when applicable, its board member designee) to approve certain “Major Decisions” discussed below (such approval rights being in effect as long as the minority shareholder owns at least 25% of the shares of the Brindleyplace JV);

•	the “Major Decisions” that require the approval of the minority shareholder (or its manager designee, as applicable) include, among others: the sale of any property (except as provided in the “forced sale”

rights discussed below) or the acquisition of any additional properties; new debt financings or any guaranty of indebtedness; entering into major leases and certain other leasing decisions; the annual strategic business plan and annual budget (and certain deviations therefrom); entering into any agreement with either venturer or their respective affiliates; any merger or similar extraordinary transaction; amendment of the constitutional documents of the Brindleyplace JV; changing the nature of the Brindleyplace JV’s business; admitting a new shareholder (except as provided below); dissolving the Brindleyplace JV; any change of property manager or asset manager; retention of certain leasing agents; commencing a bankruptcy action; changing the tax residency of the Brindleyplace JV; entering into certain litigation settlements; entering into certain non-arms length transactions; and any other matter that could reasonably be expected to have an adverse effect on the valuation of the Brindleyplace JV in excess of 10%;

•	a requirement that each venturer fund its pro-rata share of the initial capital required to complete the acquisition of the Brindleyplace Project and the capital contributions that are needed to re-tenant one of the buildings being acquired (in a total amount not to exceed £10.0 million ($15.2 million assuming a rate of $1.52 per GBP based on the transaction date)). Failure to make such required additional capital contribution allows the other venturer to fund the shortfall and dilute the non-contributing venturer. Other than this specific capital requirement, there is no other requirement of either venturer to fund additional capital contributions after closing;

• procedures and consents for making shareholder distributions;

•	after July 7, 2012, there is a mutual buy-sell right, in which either venturer may offer to purchase the entire interest of the other venturer in the Brindleyplace JV and the offeree must sell its interest at the offered price or purchase the interest of the offeror based on the same originally offered price (adjusted to reflect the different ownership percentages of the venturers);

•	after July 1, 2014, both venturers will have a “forced sale” right, meaning that after such date, either venturer may elect to trigger a third party sale of any building or all of the Brindleyplace Project. If either the Operating Partnership or Moorfield elects to trigger such sale, then the other venturer has a right of first refusal to purchase such asset(s) at the sale price proposed by the triggering party;

•	after July 1, 2014, either venturer may transfer all (but not less than all) of its interest in the Brindleyplace JV to a third party that is reasonably approved by the remaining venturer (based upon financial stability), with the remaining venturer having a right of first refusal to purchase such interest at the price stated in any signed, written bona fide offer from such third party;

•	a Luxembourg-based affiliate of Hines was designated by the parties to be the initial Administrative Manager of the Brindleyplace JV, which entity is allowed to recover its actual personnel and other costs and expenses (without mark-up) in an amount not to exceed £120,000 per year ($182,000 assuming a rate of $1.52 per GBP as adjusted for inflation annually), and it shall be solely responsible for managing the day-to-day operations of the Brindleyplace JV. Our Conflicts Committee reviewed and approved the proposed recovery of expenses from the Brindleyplace JV to the Hines affiliate in performing its duties as the Administrative Manager, and determined that such recovery and cap was fair and reasonable to us; and

•	the Brindleyplace JV Agreement is governed by the laws of the United Kingdom.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number and percentage of our outstanding common shares that were owned as of April 1, 2011 by:

•	persons known to us to beneficially own more than 5% of our common shares;

•	each director and executive officer; and

•	all directors and executive officers as a group.

Common Shares
Beneficially Owned(2)
Number of Common
Name of Beneficial Owner(1)	Position	Shares	Percentage of Class

Jeffrey C. Hines	Chairman of the Board	1,111.111	*	(3)
C. Hastings Johnson	Director	2,887.814	—
Charles M. Baughn	Director	—	—
Jack L. Farley	Independent Director	—	—
Thomas L. Mitchell	Independent Director	—	—
John S. Moody	Independent Director	—	—
Peter Shaper	Independent Director	—	—
Charles N. Hazen	President and Chief
	Executive Officer	—	—
Sherri W. Schugart	Chief Financial Officer	—	—
Frank R. Apollo	Senior Vice President — Finance; Treasurer and Secretary	—	—
Edmund A. Donaldson	Chief Investment Officer	—	—
Kevin L. McMeans	Asset Management Officer	—	—
Ryan T. Sims	Chief Accounting Officer	—	—
Hines Global REIT Investor Limited Partnership		—	*
Hines Global REIT Associates Limited Partnership(4)		— (4)	—	(4)

All directors and executive officers as a group		3,998.925	*

*	Amount represents less than 1%.

(1)	The address of each person listed is c/o Hines Global, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.

(2)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of our stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of March 31, 2011 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(3)	Includes 1,111.111 common shares owned directly by Hines Global REIT Investor Limited Partnership. Mr. Hines is deemed to be the beneficial owner of the shares owned by Hines Global REIT Investor Limited Partnership. Mr. Hines may also be deemed to be the beneficial owner of interests held by Hines Global REIT Associates Limited Partnership.

(4)	Hines Global REIT Associates Limited Partnership owns: (i) 21,111 OP Units in the Operating Partnership and (ii) the Special OP Units. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, common shares on a one-for-one basis, beginning one year after such OP Units were issued. Please see “Management Compensation, Expense Reimbursements and Operating Partnership OP Units and Special OP Units.” The holder of the Special OP Units is entitled to distributions from the Operating Partnership under certain circumstances. Please see “The Operating Partnership — Special OP Units” for a description of these distributions. In addition, under our Advisory Agreement, if we are not advised by an entity affiliated with Hines, Hines or its affiliates may cause the Operating Partnership to purchase some or all of the Special OP Units or any other OP Units then held by such entities for cash (or in certain cases, a promissory note) or our shares as determined by the seller. Please see “Management — Our Advisor and Our Advisory Agreement — Removal of our Advisor.”

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with Hines, our Advisor, our Dealer Manager and their respective officers, directors, employees and other affiliates, which we collectively refer to as Hines and its affiliates. Certain of these conflicts of interest and certain procedures and limitations which are meant to address these conflicts are described below. Four of our seven directors are independent directors. Our independent directors comprise our conflicts committee and are required to act on our behalf in all situations in which a conflict of interest may arise and all of our directors have a fiduciary duty to act in the best interests of our stockholders. Please see “Management — Committees of the Board of Directors — Conflicts Committee.” However, we cannot assure you that our independent directors will be able to reduce the risks related to these conflicts of interest.

Competitive Activities of Hines and its Affiliates

Hines and its affiliates, including our officers and some of our directors, are not prohibited from engaging, directly or indirectly, in any other business or from owning interests in any other real estate joint ventures, funds or programs, which we collectively refer to as investment vehicles, including businesses and joint ventures involved in the acquisition, origination, development, ownership, management, leasing or sale of properties and other real estate investments. Hines and its affiliates own interests in, and manage, many other investment vehicles, both public and private, with varying investment objectives and strategies which may have investment objectives similar to ours. Hines and its affiliates may organize and/or manage similar investment vehicles in the future. Hines and its affiliates have certain fiduciary, legal and financial obligations to these investment vehicles similar to their obligations to us. Additionally, Hines and its affiliates (including our officers and some of our directors) may devote substantial amounts of time and resources to and receive substantial compensation from these other current or future investment vehicles. Such individuals may therefore face conflicts of interest. Please see “Risk Factors — Risks Related to Potential Conflicts of Interests — Employees of our Advisor and Hines will face conflicts of interest relating to time management and allocation of resources and investment opportunities.”

Allocation of Investment Opportunities

We rely on Hines and its affiliates to identify suitable investment opportunities. Many of the other investment vehicles sponsored or managed by Hines also rely on Hines and its affiliates. In addition, certain investment vehicles currently managed by Hines have priority rights with respect to certain types of investment opportunities located in certain geographic areas, as further described below. Some of these investment opportunities may also be suitable for us, and therefore Hines’ ability to offer certain investments to us may be limited by these priority rights. We will only have the opportunity to make investments which are subject to these priority rights if the investment vehicles which have these rights determine not to exercise them. These investment vehicles with priority rights may determine not to exercise these rights based on numerous factors including the investment type, the investment vehicle’s available capital, targeted returns, diversification strategy, leverage, tax positions and other considerations.

Hines currently has five other investment vehicles which are in the investment phase. Three of these vehicles have finite lives with varying investment periods continuing through 2013. These vehicles have investment strategies which focus primarily on development projects or opportunistic investments in specific geographic regions around the world, and each of those vehicles has priority rights to investment opportunities involving development in those specified regions. Although we may invest in development, value-add and opportunistic projects, we do not currently anticipate that a significant portion of the proceeds from this offering will be invested in those types of assets due to our desire for income-producing properties. The remaining two vehicles have indefinite lives. One of these vehicles has an investment strategy which focuses on core office properties located in the United States and has priority rights over us relative to these properties. The remaining investment vehicle focuses on core office properties in Europe and has equal rights to us.

No other investment vehicle sponsored by Hines has priority rights to the acquisition of existing retail, industrial, multi-family, residential, or hospitality and leisure assets. In addition, no other investment vehicle sponsored by Hines has priority rights to debt-related investments or securities in other real estate entities.

If an investment opportunity which our Advisor determines is suitable for us is also suitable for other investment vehicles sponsored by Hines or its affiliates and such an investment is not subject to priority rights (or the investment vehicles with priority rights have determined not to exercise them), the factors to be considered in allocating the investment opportunities among the remaining investment vehicles that are interested in the investment include the following:

•	investment objectives and strategy;

•	available funds for investment;

•	anticipated cash flow of the investment and the targeted returns;

•	diversification strategy, including geographic area, type of property or investment, size of the investment, and tenants;

•	leverage requirements, limitations, and availability;

•	tax considerations; and

•	expected holding period of the investment and the remaining term of the investment vehicle.

If, after consideration of the relevant factors, Hines determines that an investment is equally suitable for more than one investment vehicle, the investment will be allocated among such investment vehicles on a rotating basis. If, after an investment has been allocated, a subsequent development, such as delays in constructing or closing on the investment, makes it more appropriate for a different investment vehicle to purchase the investment, Hines may determine to reallocate the investment to such other investment vehicle. In certain situations, Hines may determine to allow more than one investment vehicle, including us, to co-invest in any particular investment.

While these are the current procedures for allocating Hines’ investment opportunities, Hines may sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles, Hines may revise this allocation procedure. The result of such a revision to the allocation procedure may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by Hines, thereby reducing the number of investment opportunities available to us.

The decision of how any potential investment should be allocated among investment vehicles for which such investment may be suitable may, in many cases, be a matter of subjective judgment which will be made by Hines’ investment allocation committee. This committee currently consists of the following individuals: Jeffrey C. Hines, C. Hastings Johnson, Charles M. Baughn and Thomas D. Owens. Certain types of investment opportunities may not enter the allocation process because of special or unique circumstances related to the asset or the seller of the asset that in the judgment of the investment allocation committee do not fall within the priority rights or investment objectives of any particular investment vehicle, including us. In these cases, the investment may be made by an investment vehicle sponsored by Hines or its affiliates without us having an opportunity to make such investment.

Our right to participate in the investment allocation process described in this section will terminate once we have fully invested the proceeds of this offering or if we are no longer advised by an affiliate of Hines. Please see “Risk Factors — Risks Related to Potential Conflicts of Interest — We compete with affiliates of Hines for real estate investment opportunities and some of these affiliates have preferential rights to accept or reject certain investment opportunities in advance of our right to accept or reject such opportunities.”

Our independent directors are responsible for reviewing our Advisor’s performance and determining that the compensation to be paid to our Advisor is reasonable and, in doing so, our independent directors must consider, among other factors, the success of our Advisor in generating appropriate investment opportunities for us.

Allocation of Time and Resources of our Advisor and Hines and its other Affiliates

We rely on our Advisor and Hines and its other affiliates for the day-to-day operation of our business. Our management, including our officers and certain directors, also serve in similar capacities for other Hines investment vehicles. Specifically, members of our management also conduct the operations of Hines REIT, the Core Fund and other Hines affiliates and therefore they will not devote their efforts full-time to our operations or the management of our real estate investments, but may devote a material amount of their time to the management of the business of other entities controlled or operated by Hines, but otherwise unaffiliated with us. Additionally, certain of our directors and our officers and other employees of Hines and its affiliates receive substantial compensation from other investment vehicles. In some cases, these other investment vehicles may have interests and own real estate investments that may conflict or compete with ours and thus certain of our directors and our officers and the employees of Hines and its affiliates may face conflicts of interest when dealing with such circumstances. Likewise, our management may face conflicts of interest when allocating time and resources between our operations and the operations of these other Hines entities.

Competition for Tenants and Other Services

To the extent that we own properties in the same geographic area as other investment vehicles sponsored by Hines or its affiliates, Hines and its affiliates will face conflicts of interest in seeking tenants for our properties while seeking tenants for properties owned or managed by other Hines affiliates. Similar conflicts may exist with respect to the other services Hines and its affiliates provide us, including but not limited to obtaining financing for our real estate investments, obtaining other third party services, and pursuing a sale of our investments. Please see “Risk Factors — Risks Related to Potential Conflicts of Interest.”

Fees and Other Compensation Payable to Hines and its Affiliates

We will pay Hines and its affiliates substantial fees in relation to this offering and our operations, which could be increased or decreased during or after this offering. Please see “Management Compensation, Expense Reimbursements and Operating Partnership OP Units and Special OP Units.” We may make investments in which Hines or its affiliates (including our officers and directors) directly or indirectly have an interest. Hines and its affiliates may also receive fees and other compensation as a result of transactions we enter into with Hines or its affiliates.

Joint Venture Conflicts of Interest

We may invest in properties and assets jointly with other investment vehicles sponsored by Hines or its affiliates, as well as third parties. We may acquire, develop or otherwise invest in properties and assets through corporations, limited liability companies, joint ventures or partnerships, co-tenancies or other co-ownership arrangements with Hines or its affiliates. We have acquired an asset in Birmingham, England, through a joint venture with a third party and we may continue to invest through joint ventures or similar joint ownership structures with third parties. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:

•	such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the joint venture;

•	such partners or co-investors may be in a position to take action contrary to our instructions, requests, policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•	under joint venture or other co-investment arrangements, neither co-venturer may have the power to control the joint venture and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture, which could adversely impact the operations and profitability of the joint venture and/or the amount and timing of distributions we receive from such joint venture; and

•	under joint venture or other co-investment arrangements, each venture partner may have a buy/sell right and, as the result of the exercise of such a right by a co-venturer, we may be forced to sell our interest, or buy a co-venturer’s interest, at a time when it would not otherwise be in our best interest to do so. Please see “Risk Factors — Risks Related to Our Business in General — Actions of our joint venture partners, including other Hines investment vehicles and third parties, could negatively impact our performance.”

Affiliated Dealer Manager and Property Manager

Because our Dealer Manager is an affiliate of Hines, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an unaffiliated, independent underwriter in connection with an offering of securities. Please see “Risk Factors — Risks Related to Investing in this Offering — You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and Hines, we may incur additional fees and expenses.” In addition, our Dealer Manager also serves as the placement agent for other Hines sponsored investment vehicles which include both public vehicles, such as Hines REIT, and private investment funds.

Hines manages numerous properties owned by affiliated entities and third parties. We expect that Hines will manage many properties acquired by us.

No Arm’s-Length Agreements

All agreements, contracts or arrangements between or among Hines and its affiliates, including our Advisor and us, were not negotiated at arm’s-length. Such agreements, contracts or arrangements include our Advisory Agreement, our Dealer Manager Agreement, any property management and leasing agreements, our articles, and the Operating Partnership’s partnership agreement. The procedures with respect to conflicts of interest described herein were designed to lessen the effect of potential conflicts that arise from such relationships. However, we cannot assure you that these procedures will eliminate the conflicts of interest or reduce the risks related thereto. The conflicts committee of our board of directors must also approve all conflict-of-interest and related party transactions. Please see the “Investment Objectives and Policies with Respect to Certain Activities — Investment Policies — Affiliate Transaction Policy” section of this prospectus.

Lack of Separate Representation

Hines Global, the Operating Partnership, our Dealer Manager, our Advisor, Hines and their affiliates may be represented by the same legal counsel and may retain the same accountants and other experts. In this regard, Greenberg Traurig, LLP represents Hines Global and is providing services to certain of its affiliates including the Operating Partnership, our Dealer Manager, our Advisor and Hines REIT. Please see “Risk Factors — Risks Related to Investing in this Offering — You will not have the benefit of an independent due diligence review in connection with this offering and, if a conflict of interest arises between us and Hines, we may incur additional fees and expenses.” No counsel, underwriter, or other person has been retained to represent potential investors in connection with this offering.

Additional Conflicts of Interest

We, our Advisor and its affiliates will also potentially be in conflict of interest positions as to various other matters in our day-to-day operations, including matters related to the:

•	computation of compensation, expense reimbursements, interests, distributions, and other payments under the Operating Partnership’s partnership agreement, our articles, our Advisory Agreement, any property management and leasing agreements and our Dealer Manager Agreement;

•	enforcement or termination of the Operating Partnership’s partnership agreement, our articles, our Advisory Agreement, any property management and leasing agreements and our Dealer Manager Agreement;

•	order and priority in which we pay the obligations of the Operating Partnership, including amounts guaranteed by or due to our Advisor, Hines or its affiliates;

•	order and priority in which we pay amounts owed to third parties as opposed to amounts owed to our Advisor, Hines or its affiliates;

•	determination of whether to sell properties and acquire additional properties (as to acquisitions, our Advisor might receive additional fees and as to sales, our Advisor might lose fees such as asset management fees and property management fees);

•	timing, amount and manner in which we finance or refinance any indebtedness (as to which arrangements, our Advisor might receive additional fees); and

•	extent to which we repay or refinance the indebtedness which is recourse to Hines, if any, prior to nonrecourse indebtedness and the terms of any such refinancing, if applicable.

Certain Conflict Resolution Procedures

In order to reduce the effect of certain potential conflicts of interest, our Advisory Agreement and our articles contain a number of restrictions relating to transactions we enter into with Hines and its affiliates. These restrictions include, among others, the following:

•	Except as otherwise described in this prospectus or permitted in our articles, we will not engage in transactions with Hines or its affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•	We will not purchase a property from Hines or its affiliates without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Hines or its affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In all cases where assets are acquired from Hines or one of its affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent directors. In no event will we acquire any property from Hines or its affiliates at a price that exceeds the appraised value of the property; provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. We will not sell or lease a property to Hines or its affiliates or to our directors unless a majority of our directors, including a majority of the directors not otherwise interested in the transaction, determine the transaction is fair and reasonable to us. Even following these procedures, Hines and its affiliates (including our officers and certain directors) may make substantial profits in connection with the acquisition or sale of properties from other investment vehicles sponsored by Hines or its affiliates.

•	We will not enter into joint ventures with Hines or affiliates, unless a majority of our independent directors approves such transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

•	We will not make any loan to Hines or its affiliates except in the case of loans to our wholly owned subsidiaries and loans in which an independent expert has appraised the underlying asset. Any loans to us by Hines or its affiliates must be approved by a majority of our directors, including a majority of the directors not otherwise interested in the transaction, as fair, competitive and commercially reasonable, and on terms no less favorable to us than loans between unaffiliated parties under the same circumstances.

Despite these restrictions, conflicts of interest may be detrimental to your investment.

INVESTMENT OBJECTIVES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

The following is a discussion of our current objectives and policies with respect to investments, borrowings, affiliate transactions, equity capital and certain other activities. All of these objectives and policies have been established in our governance documents or by our management and may be amended or revised from time to time (and at any time) by our management or board of directors. We cannot assure you that our policies or investment objectives will be attained.

Decisions relating to investments we make will be made by our Advisor, subject to approval by our board of directors. Please see “Management — Our Officers and Directors”, “Management — Our Board of Directors” and “Management — Hines and Our Property Management, Leasing and Other Services — The Hines Organization — General” for a description of the background and experience of our directors and executive officers.

Primary Investment Objectives

Our primary investment objectives are to:

•	preserve invested capital;

•	invest in a diversified portfolio of quality commercial real estate properties and other real estate investments;

•	pay regular cash distributions;

•	achieve attractive total returns upon the ultimate sale of our investments or the occurrence of another Liquidity Event; and

•	remain qualified as a real estate investment trust, or “REIT,” for federal income tax purposes.

We cannot assure you that we will attain these objectives.

Acquisition and Investment Policies

We have invested and expect to continue to invest primarily in a diversified portfolio of quality commercial real estate properties and other real estate investments throughout the United States and internationally. We may purchase properties or make other real estate investments that relate to varying property types including office, retail, industrial, multi-family residential and hospitality or leisure. We may invest in operating properties, properties under development, and undeveloped properties such as land. Other real estate investments may include equity or debt interests including securities in other real estate entities and debt related to properties such as mortgages, mezzanine loans, B-notes, bridge loans, construction loans and securitized debt. We believe that there is an opportunity to create attractive total returns by employing a strategy of investing in a diversified portfolio of such investments which are well-selected, well-managed and disposed of at an optimal time. Our principal targeted assets are investments in properties, and other real estate investments that relate to properties, that have quality construction and desirable locations which can attract quality tenants. These types of investments are, or relate to, properties generally located in central business districts or suburban markets of major metropolitan cities worldwide. We intend to invest in a geographically diverse portfolio in order to reduce the risk of reliance on a particular market, a particular property and/or a particular tenant. We anticipate that international real estate investments may comprise a substantial portion of our portfolio.

We intend to fund our future acquisitions and investments primarily with proceeds raised in this offering and potential follow-on offerings as well as with proceeds from debt financings.

We have, and may continue to invest in real estate properties and other real estate investments directly by owning 100% of such investments or indirectly by owning less than 100% of such investments through co-ownership or joint-venture arrangements with third parties. We may also invest through co-ownership or joint venture arrangements with other Hines-affiliated entities. We may also purchase or lease properties or purchase other real estate investments from or sell or lease properties or sell other real estate investments to, or invest in properties that have been developed, are being developed or are to be developed by, third parties, Hines or an affiliate of Hines. In addition we may make loans to, or receive loans from, third parties, Hines or an affiliate of Hines. All such transactions or investments that involve Hines or any of its affiliates will be approved by a majority of our independent directors as described in “Conflicts of Interest — Certain Conflict Resolution Procedures” and generally may not be acquired by us for a value, at the time the transaction is entered into, in excess of the appraised fair market value of such investment, or sold by us unless the transaction is fair and reasonable or, in the case of a loan to us, unless it is fair, competitive and commercially reasonable. Subject to the limitations contained in our articles, Hines, and its affiliates (including our officers and directors) may make substantial profits in connection with any such transaction. Please see “Risk Factors — Risks Related to Potential Conflicts of Interest” and “Conflicts of Interest.”

We will seek to make investments that will satisfy one or more of the primary objectives of preserving invested capital, paying regular cash distributions to our stockholders, achieving attractive total returns upon a sale or the occurrence of another Liquidity Event and remaining qualified to be taxed as a REIT for federal income tax purposes. We intend to meet these objectives through the compilation of a diversified portfolio of investments. We intend to invest in a portfolio of real estate properties and other real estate investments that relate to properties that are generally diversified by geographic area, lease expirations and tenant industries. We expect it will take several years for us to raise enough capital and make enough investments to achieve this diversification. Please see “Risk Factors — Risks Related to Investing in this Offering — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives, and that the poor performance of a single investment will materially adversely affect our overall investment performance, will increase if only a small number of shares are purchased in this offering.”

We are not limited as to the asset types or geographic areas in which we may invest and conduct our operations. We are not specifically limited in the number or size of investments we may make, or on the percentage of net proceeds of this offering that we may invest in a single property, real estate investment or loan. The number, size and mix of investments we make will depend upon real estate and market conditions and other circumstances existing at the time we are evaluating investment opportunities and the amount of proceeds we raise in this and any subsequent offerings. Please see “Investment Objectives and Policies with Respect to Certain Activities — Investment Policies — Investment Limitations” for certain limitations that pertain to our investments.

Commercial Properties

General

We expect to continue to buy commercial real estate with part of the proceeds of this offering that we believe will have some or all of the following attributes:

Preferred Location.  We believe that location often has the single greatest impact on an asset’s long-term income-producing potential and value and that assets located in the preferred submarkets in metropolitan areas and situated at preferred locations within such submarkets have the potential to achieve attractive total returns.

Premium Buildings.  We will seek to acquire assets that generally have design and physical attributes (e.g., quality construction and materials, systems, floorplates, etc.) that are more attractive to a user than those of inferior properties. Such assets generally attract and retain a greater number of desirable tenants in the marketplace.

Quality Tenancy.  We will seek to acquire assets that typically attract tenants with better credit who require larger blocks of space because these larger tenants generally require longer term leases in order to accommodate their current and future space needs without undergoing disruptive and costly relocations. Such tenants may make significant tenant improvements to their spaces, and thus may be more likely to renew their leases prior to expiration.

We believe that following an acquisition, the additional component of proactive management and leasing is a critical element necessary to achieve attractive investment returns for investors. Actively anticipating and quickly responding to tenant needs are examples of areas where proactive property management may make the difference in a tenant’s occupancy experience, increasing its desire to remain a tenant and thereby providing a higher tenant retention rate, which may result in better financial performance of the property.

Each individual real estate property we acquire will generally have an optimal hold period which may be tied to the current and projected conditions of the overall capital markets, the geographic area, the property’s physical attributes or the leasing or tenancy of the property. Our Advisor intends to continually evaluate the hold period of each asset we acquire in an attempt to determine an ideal time to dispose of or sell the asset for the purpose of achieving attractive total returns to our stockholders.

However, our Advisor may not be able to locate properties with all, or a significant number, of these attributes and even if our Advisor is able to locate properties with these attributes, the properties may still perform poorly. Please see “Risk Factors — Risks Related to Investments in Real Estate” and “Risk Factors — Risks Related to Potential Conflicts of Interest.”

Although we are not limited as to the form our investments may take, our investments in real estate will generally take the form of holding fee title or long-term ground leases in the properties we acquire, owning interests in investment vehicles sponsored by Hines or acquiring interests in joint ventures or similar entities that own and operate real estate. We expect to acquire such interests through the Operating Partnership. Please see “The Operating Partnership.” The Operating Partnership may hold real estate indirectly by acquiring interests in properties through limited liability companies and limited partnerships, or through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with other owners of properties, affiliates of Hines or other persons. Please see “Risk Factors — Risks Related to our Business in General — Actions of our joint venture partners, including other Hines investment vehicles and third parties, could negatively impact our performance.” We may hold our investments in joint ventures or other entities in the form of equity securities, debt or general partner interests. Please see “Investment Objectives and Policies with Respect to Certain Activities — Investment Policies — Joint Venture Investments” below. If we invest in a partnership as a general partner, we may acquire non-managing general partner interests. Please see “Risk Factors — Risks Related to our Business in General — If we invest in a limited partnership as a general partner, we could be responsible for all liabilities of such partnership.”

In seeking investment opportunities for us, our Advisor will consider relevant real estate and financial factors, including the location of the property, the leases and other agreements affecting the property, the creditworthiness of major tenants, its income-producing capacity, its prospects for appreciation and liquidity and tax considerations. In this regard, our Advisor will have substantial discretion with respect to the selection of specific investments, subject to board approval. In determining whether to purchase a particular property, we may obtain an option on such property. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased.

Our obligation to close the purchase of any investment will generally be conditioned upon the delivery and verification of certain documents from the seller or developer, including, where available and appropriate:

•	plans, specifications and surveys;

•	environmental reports;

•	evidence of marketable title, subject to such liens and encumbrances as are acceptable to our Advisor, as well as title and other insurance policies; and

•	financial information relating to the property, including the recent operating histories of properties that have operating histories.

Specialized Real Estate Properties

As part of our investment strategy, we may invest in real estate assets within specific industries, including properties in the hospitality or leisure industry. Our investment strategies with respect to these types of real estate assets are described below.

Hospitality or Leisure Properties.  We may acquire hospitality or leisure properties that meet our investment strategy. These investments may include full-service, select-service and extended-stay hospitality or leisure facilities, as well as all-inclusive resorts. Full-service hospitality or leisure facilities generally provide a full complement of guest amenities including restaurants, concierge and room service, porter service or valet parking. Select-service hospitality or leisure facilities typically do not include these amenities. Extended-stay hospitality or leisure facilities offer upscale, high-quality, residential style hospitality or leisure with a comprehensive package of guest services and amenities for extended-stay business and leisure travelers. We will have no limitation as to the brand of franchise or license with which our hospitality or leisure facilities will be associated. We may acquire existing hospitality or leisure properties or properties under construction and development.

Because the REIT rules prohibit us from operating hospitality or leisure facilities directly, we will lease any hospitality or leisure properties that we acquire to a wholly-owned, “taxable REIT subsidiary.” See “Material U.S. Federal Income Tax Considerations — Requirements for Qualification as a REIT” for a discussion of a “taxable REIT subsidiary.” Our taxable REIT subsidiary will engage a third party in the business of operating hospitality or leisure properties to manage the property. Any net profit from the leases held by our taxable REIT subsidiary, after payment of any applicable corporate tax, will be available for distribution to us.

Properties — Non-Income Producing Commercial Properties

Development and Construction of Properties.  We may invest in properties on which improvements are to be constructed or completed. We may also originate or acquire loans secured by or related to such properties. We may invest in development properties directly or through joint ventures or other common ownership entities with third parties or Hines or an affiliate of Hines. Please see “Investment Objectives and Policies with Respect to Certain Activities — Investment Policies — Investment Limitations” and “— Joint Venture Investments” for certain limitations that pertain to our investments in unimproved property and our joint venture investments with Hines or an affiliate of Hines.

A development project will typically include program planning, budgeting and consultant selection; architectural and engineering design preparation; design development; entitlement and permitting; construction documentation; contract bidding and buy-out; construction management; marketing and leasing; project completion; tenant relocation and occupancy; property management; and sale/realization of value. A typical development takes several years with the expectation of creating significant value (i.e., projected profit margin on cost) at the project level. Project timelines vary from market to market and by property type. Projects in emerging markets often require more time than those in developed markets.

Land and Land Development.  We may acquire and develop, directly or through joint ventures or other common ownership entities with third parties or Hines or its affiliates, undeveloped real estate assets that we believe present opportunities to enhance value for our stockholders, although land development is not expected to comprise a significant component of Hines Global’s portfolio. Land development projects typically involve acquisition of unentitled or entitled land, procurement of entitlements and/or re-entitlements, development of infrastructure (e.g., roads, sidewalks, sewer and utility delivery systems) and subsequent sale of improved land to developers. For example, residential land development might involve infrastructure development and sale of finished lots to home builders for single family home construction. In some cases, we may also simply hold the undeveloped land for investment for a period of time and sell at an optimal time in order to produce attractive returns on our investment.

We may engage a third party or Hines or its affiliates to provide development-related services for all or some of the properties that we acquire for development. Please see “Conflicts of Interest — Hines and Our Property Management, Leasing and Other Services — Development Management.”

Other Real Estate Investments

Investments in Securities.  We will not invest in equity securities of other real estate companies unless such action is approved by a majority of our directors, including a majority of our independent directors, as being fair, competitive and commercially reasonable or such securities are publicly traded. With the necessary consents, we may purchase common, preferred or debt securities of such companies or options to acquire such securities. These securities may be unsecured and subordinate to the issuer’s liabilities and other securities and also involve special risks relating to the particular issuer of the security of which we may not control.

Investments in and Originating Loans

We may make investments in real estate-related loans, including first and second mortgage loans, mezzanine loans, B-Notes, bridge loans, convertible mortgages, wraparound mortgage loans, construction mortgage loans and participations in such loans. We intend to structure, underwrite and originate many of the debt products in which we invest and may engage third parties or Hines or its affiliates with certain specific expertise to assist us in that process. Our underwriting process will involve comprehensive financial, structural, operational and legal due diligence to assess the risks of investments so that we can optimize pricing and structuring. We expect to utilize Hines and its affiliates as well as third parties to source our debt investments and service the loans.

We will not make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans outstanding on the property, including our borrowings, would exceed an amount equal to 85% of the appraised value of the property, unless we find substantial justification due to the presence of other underwriting criteria. We may find such justification in connection with the purchase of mortgage loans in cases in which we believe there is a high probability of our foreclosure upon the property in order to acquire the underlying assets and in which the cost of the mortgage loan investment does not exceed the appraised value of the underlying property. Such mortgages may or may not be insured or guaranteed by the Federal Housing Administration, the Veterans Administration or another third party.

We expect to hold loans for investment but may sell some of the loans that we originate to third parties or Hines or its affiliates for a profit.

We will fund the loans we originate or acquire with proceeds from this offering and borrowings under debt facilities.

Described below are some of the types of loans in which we may invest and/or originate other than traditional commercial first mortgage loans:

Second Mortgages.  Second mortgages are secured by second deeds of trust on real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property.

B-Notes.  B-Notes are junior participations in a first mortgage loan on a single property or group of related properties. The senior participation is known as an A-Note. Although a B-Note may be evidenced by its own promissory note, it shares a single borrower and mortgage with the A-Note and is secured by the same collateral. B-Note lenders have the same obligations, collateral and borrower as the A-Note lender, but in most instances B-Note lenders are contractually limited in rights and remedies in the event of a default. The B-Note is subordinate to the A-Note by virtue of a contractual or intercreditor arrangement between the A-Note lender and the B-Note lender. For the B-Note lender to actively pursue its available remedies (if any), it must, in most instances, purchase the A-Note or maintain its performing status in the event of a default on the B-Note. The B-Note lender may in some instances require a security interest in the stock or partnership interests of the borrower as part of the transaction. If the B-Note holder can obtain a security interest, it may be able to accelerate gaining control of the underlying property, subject to the rights of the A-Note holder. These debt instruments are senior to the mezzanine debt tranches described below, though they may be junior to another junior participation in the first mortgage loan. B-Notes may or may not be rated by a recognized rating agency.

B-Notes typically are secured by a single property or group of related properties, and the associated credit risk is concentrated in that single property or group of properties. B-Notes share certain credit characteristics with second mortgages in that both are subject to more credit risk with respect to the underlying mortgage collateral than the corresponding first mortgage or the A-Note. After the A-Note is satisfied, any remaining recoveries go next to the B-Note holder.

Mezzanine Loans.  The mezzanine loans in which we may invest and/or originate will generally take the form of subordinated loans secured by a pledge of the ownership interests of an entity that directly or indirectly owns real property. We may hold senior or junior positions in mezzanine loans.

We may require other collateral to provide additional security for mezzanine loans, including letters of credit, personal guarantees or collateral unrelated to the property. We may structure our mezzanine loans so that we receive a stated fixed or variable interest rate on the loan as well as prepayment lockouts, penalties, minimum profit hurdles and other mechanisms to protect and enhance returns in the event of premature repayment.

These types of investments generally involve a lower degree of risk than the equity investment in the same entity that owns the real property because the mezzanine investment is generally secured by the ownership interests in the property-owning entity and, as a result, is senior to the equity. Upon a default by the borrower under the mezzanine loan, the mezzanine lender generally can take immediate control and ownership of the property-owning entity, subject to the senior mortgage on the property that stays in place in the event of a mezzanine default and change of control of the borrower.

These types of investments involve a higher degree of risk relative to the long-term senior mortgage secured by the underlying real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt.

Bridge Loans.  We may offer bridge financing products to borrowers who are typically seeking short-term capital to be used in an acquisition, development or refinancing of a given property or for short term capital or liquidity needs. The terms of these loans generally do not exceed three years.

Convertible Mortgages.  Convertible mortgages are similar to equity participations. We may invest in and/or originate convertible mortgages if we conclude that we may benefit from the cash flow or any appreciation in the value of the subject property.

Wraparound Mortgages.  A wraparound mortgage loan is secured by a wraparound deed of trust on a real property that is already subject to prior mortgage indebtedness, in an amount which, when added to the existing indebtedness, does not generally exceed 75% of the appraised value of the mortgage property. A wraparound loan is one or more junior mortgage loans having a principal amount equal to the outstanding balance under the existing mortgage loan, plus the amount actually to be advanced under the wraparound mortgage loan. Under a wraparound loan, we would generally make principal and interest payments on behalf of the borrower to the holders of the prior mortgage loans.

Construction Loans.  Construction loans are loans made for either original development or renovation of property. Construction loans in which we would generally consider an investment would be secured by first deeds of trust on real property and/or such other collateral which is customary for such type of property in such geographic area.

Loans on Leasehold Interests.  Loans on leasehold interests are secured by an assignment of the borrower’s leasehold interest in the particular real property. The leasehold interest loans are either amortized over a period that is shorter than the lease term or have a maturity date prior to the date the lease terminates. These loans would generally permit us to cure any default under the lease.

Participations.  Mortgage and mezzanine participation investments are investments in partial interests of mortgages and mezzanine loans of the type described above that are made and administered by third-party lenders.

In evaluating prospective investments in and originations of loans, our Advisor will consider factors such as the following:

•	the ratio of the amount of the investment to the value of the underlying property and other collateral or security;

•	the property’s potential for capital appreciation;

•	expected levels of rental and occupancy rates;

•	current and projected cash flow of the property;

•	potential for rental increases;

•	the degree of liquidity of the investment;

•	the geographic area of the property;

•	the condition and use of the property;

•	the property’s income-producing capacity;

•	the quality, experience and creditworthiness of the borrower and/or guarantor; and

•	general economic conditions in the area where the property is located.

Our Advisor will evaluate all potential loan investments to determine if the security for the loan and the loan-to-value ratio meets our investment criteria. Most loans provide for monthly payments of interest and some may also provide for principal amortization.

Our mortgage loan investments may be subject to regulation by federal, state and local authorities and subject to laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit-granting activities, establishing maximum interest rates and finance charges, requiring disclosure to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders, and these requirements may affect our ability to effectuate our proposed investments in mortgage loans. Commencement of operations in these or other jurisdictions may not be permitted until the applicable regulatory authority concludes that we have complied in all material respects with applicable requirements.

We do not limit the amount of offering proceeds that we may apply to loan investments. Our articles also do not place any limit or restriction on:

•	the percentage of our assets that may be invested in any type of loan or in any single loan; or

•	the types of properties subject to mortgages or other loans in which we may invest.

When determining whether to make investments in mortgage and other loans, we will consider such factors as: positioning the overall portfolio to achieve an optimal mix of real estate investments; the diversification benefits of the loans relative to the rest of the portfolio; the potential for the investment to deliver current income and attractive total returns; and other factors considered important to meeting our investment objectives.

We also will be required to consider regulatory requirements and SEC staff interpretations that determine the treatment of such securities for purposes of exclusions from registration as an investment company. This may require us to forgo investments that we, our Operating Partnership, or our subsidiaries might otherwise make in order to continue to assure that “investment securities do not exceed the 40% limit required to avoid registration as an investment company or that only appropriate assets are treated as qualifying real estate mortgage assets.

Investments in Other Debt-Related Investments

In addition to our investments in properties, equity securities and loans, we may also invest in debt securities such as mortgage-backed securities.

Commercial Mortgage-Backed Securities.  Commercial mortgage-backed securities, or CMBS, are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. We do not expect to invest in any CMBS that are backed by any governmental agencies. Accordingly, these securities are subject to all of the risks of the underlying mortgage loans.

CMBS are generally pass-through certificates that represent beneficial ownership interests in common law trusts whose assets consist of defined portfolios of one or more commercial mortgage loans. They are typically issued in multiple tranches whereby the more senior classes are entitled to priority distributions from the trust’s income. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate classes, which receive payments only after the more senior classes have received all principal and/or interest to which they are entitled.

The credit quality of mortgage-backed securities depends on the credit quality of the underlying mortgage loans, which is a function of factors such as:

•	the principal amount of the loans relative to the value of the related properties;

•	the mortgage loan terms (e.g. amortization);

•	market assessment and geographic area;

•	construction quality of the property;

•	the creditworthiness of the borrowers; and

•	tenant quality, rents, lease expirations and other lease terms.

The securitization process involves one or more of the rating agencies, including Fitch, Moody’s and Standard & Poor’s, who determine the respective bond class sizes, generally based on a sequential payment structure. Bonds that are rated from AAA to BBB by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB class are considered “non-investment grade.” The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the CMBS. Based on the sequential payment priority, the risk of nonpayment for the AAA CMBS is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. We may invest in investment grade and non-investment grade CMBS classes.

We will evaluate the risk of investment grade and non-investment grade CMBS based on the credit risk of the underlying collateral and the risk of the transactional structure. The credit risk of the underlying collateral is crucial in evaluating the expected performance of an investment. Key variables in this assessment include rent levels, vacancy rates, supply and demand forecasts, tenant credit and tenant incentives (build-out incentives or other rent concessions) related to the underlying properties. We will likely utilize third party data and service providers to review loan level performance such as delinquencies and threats to credit performance; periodic servicing reports of the master and special servicers; reports from rating agencies forecast expected cash flows; probability of default; and loss given a default.

We may use third parties and/or Hines and its affiliates to source, underwrite and service our investments in loans and other debt-related investments.

International Investments

According to Property Funds Research, approximately two-thirds of global real estate available for investment is located outside of the United States. Some of this real estate is located in developed markets such as the United Kingdom, Germany and France. These real estate markets are well-developed and have been integrated into the global capital markets for some time. Other real estate investments are located in maturing markets in countries that either have less advanced capital markets or are surrounded by emerging or higher risk markets. We believe examples of maturing markets include Russia and China. Finally, there are other potential real estate opportunities in emerging markets such as Brazil and Mexico. Although these markets may have a higher degree of market risk, they may also offer higher potential returns.

We believe that international properties may play an important role in well-diversified real estate portfolios and that a meaningful allocation to international properties that meet our investment policies and objectives could be an effective tool to compile a well-diversified portfolio with the potential for achieving attractive total returns upon the sale of our investments or the occurrence of another Liquidity Event. International investment diversification may involve diversity in regard to property types as well as geographic areas.

However, international investments involve unique risks. Please see “Risk Factors — Risks Related to International Investments.” In addition to risks associated with real estate investments generally, regardless of location, country-specific legal, sovereign and currency risks add an additional layer of factors that must be considered when investing in non-U.S. real estate. Because we may be exposed to the effects of currency changes, for example as a result of our international investments, we have, and may continue to enter into currency rate swaps and caps, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate our currency risk. We will not enter into currency swaps or cap transactions, hedging arrangements or similar transactions for speculative purposes.

We believe that having access to Hines’ international organization, with offices in 16 foreign countries and real estate professionals living and working full time in these international markets, will be a valuable resource to us when considering international opportunities. As of December 31, 2010, Hines had offices in the United Kingdom, France, Spain, Mexico, Poland, Germany, Brazil, Italy, China, Canada, Russia, Panama, Luxembourg, United Arab Emirates, India and Turkey. Hines has acquired, developed, or redeveloped 103 projects outside of the United States in the 10 year period ended December 31, 2010 with an aggregate cost of approximately $6.1 billion including Hines Global. A majority of these projects are located in maturing or emerging markets. Our Advisor has access to Hines’ international organization, and we expect to consider interests in non-U.S. markets, including opportunities in maturing or emerging markets. However, we cannot assure investors that we will be able to successfully manage the various risks associated with, and unique to, investing in foreign markets.

Joint Venture Investments

We have, and may continue to enter into joint ventures with third parties and may enter into joint ventures with Hines or its affiliates. We may also enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements or participations with real estate developers, owners and other affiliated or non-affiliated parties for the purpose of owning and/or operating real properties or investing in other real estate investments. Our investment may be in the form of equity or debt. In determining whether to invest in a particular joint venture, our Advisor will evaluate the real estate investments that such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus for the selection of our real estate investments.

We will enter into joint ventures with Hines or its affiliates for the acquisition or origination of real estate investments only if:

•	a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, approve the transaction as being fair and reasonable to us; and

•	the investment by us and other third-party investors making comparable investments in the joint venture are on substantially the same terms and conditions.

Management may determine that investing in joint ventures or other co-ownership arrangements with third parties or Hines affiliates will provide benefits to our investors because it will allow us to diversify our portfolio of real estate investments at a faster rate than we could obtain by investing directly, which may reduce risks to us. Likewise, such investments may provide us with access to real estate investments with benefits not available to us for direct investments, or are otherwise in the best interest of our stockholders.

Safeguards we require related to our joint ventures are determined on a case-by-case basis after our management and/or board of directors consider all facts they feel are relevant, such as the nature and attributes of our other potential joint venture partners, the proposed structure of the joint venture, the nature of the operations, liabilities and assets the joint venture may conduct and/or own, and the proportion of the size of our interest when compared to the interests owned by other parties. We consider specific safeguards to address potential consequences relating to:

•	The management of the joint venture, such as obtaining certain approval rights in joint ventures we do not control or providing for procedures to address decisions in the event of an impasse if we share control of the joint venture.

•	Our ability to exit a joint venture, such as requiring buy/sell rights, redemption rights or forced liquidation under certain circumstances.

•	Our ability to control transfers of interests held by other parties in the joint venture, such as requiring consent, right of first refusal or forced redemption rights in connection with transfers.

Borrowing Policies

We incur indebtedness in the form of bank borrowings, purchase money obligations to the sellers of properties and publicly or privately placed debt instruments or financing from institutional investors or other lenders. Our indebtedness may be secured or unsecured. Security may be in the form of mortgages or other interests in our properties; equity interests in entities which own our properties or investments; cash or cash equivalents; securities; letters of credit; guarantees or a security interest in one or more of our other assets. We may use borrowing proceeds to finance acquisitions of new properties, make other real estate investments, make payments to our Advisor, pay for capital improvements, repairs or tenant buildouts, refinance existing indebtedness, pay distributions or provide working capital. The form of our indebtedness may be long-term or short-term debt or in the form of a revolving credit facility.

Financing Strategy and Policies

We expect that once we have fully invested the proceeds of this offering and other potential subsequent offerings, our debt financing, including our pro rata share of the debt financing of entities in which we invest, will be in the range of approximately 50% — 70% of the aggregate value of our real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as we determine to be appropriate. In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of distributions. Additionally, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which we invest, may be less than 50% or more than 70% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets (which approximates 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report along with justification for the excess. On March 1, 2010, our board of directors, including all of our independent directors, approved the assumption of a mortgage loan related to our acquisition of Hock Plaza, an office property in Durham, North Carolina. The mortgage is approximately 82% of the value of Hock Plaza based on the net purchase price. Our portfolio was 60% leveraged as of December 31, 2010, based on the aggregate net purchase price of our real estate investments.

Notwithstanding the above, depending on market conditions and other factors, we may choose not to place debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. For a discussion of the current illiquidity and volatility of the debt markets, please see “Risk Factors — Risks Related to Our Business in General — The current national and world-wide economic slowdown, a lengthy recession and volatile market conditions could harm our ability to obtain loans, credit facilities and other financing we need to implement our investment strategy, which could negatively impact the return on our real estate and other real estate investments and could have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to make distributions to you and the value of your investment.”

Our financing strategy and policies do not eliminate or reduce the risks inherent in using leverage to purchase properties. Please see “Risk Factors — Risks Related to Investments in Real Estate — Our use of borrowings to partially fund acquisitions and improvements on properties could result in foreclosures and unexpected debt service expenses upon refinancing, both of which could have an adverse impact on our operations and cash flow.”

By operating on a leveraged basis, we will have more funds available for investment in properties. We believe the prudent use of favorably-priced debt may allow us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. To the extent that we do not obtain mortgage loans on our properties or other debt financing, our ability to acquire additional properties may be restricted.

We will refinance properties during the term of a loan in circumstances that may be beneficial to us, such as when a decline in interest rates makes it beneficial to prepay an existing mortgage, or if an attractive investment becomes available and the proceeds from the refinancing can be used to purchase such investment. The benefits of the refinancing may include increased cash flow resulting from reduced debt service requirements, increased distributions resulting from proceeds of the refinancing, if any, and increased property ownership if some refinancing proceeds are reinvested in real estate.

Because we may be exposed to the effects of interest rate changes, for example as a result of variable interest rate debt we may have, we may enter into interest rate swaps and caps, or similar hedging or derivative transactions or arrangements, in order to manage or mitigate our interest rate risk on variable rate debt. We will not enter into interest rate swaps or cap transactions, hedging arrangements or similar transactions for speculative purposes.

We may borrow amounts from Hines or its affiliates only if such loan is approved by a majority of our directors, including a majority of our independent directors not otherwise interested in the transaction, as fair, competitive, commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties under the circumstances.

Except as set forth in our articles regarding debt limits, we may reevaluate and change our financing policies in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our financing policies include then-current economic conditions, the relative cost of debt and equity capital, investment opportunities, the ability of our investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our expected ratio of debt to aggregate value in connection with any change of our financing policies.

Issuing Securities for Property

Subject to limitations contained in our articles, we may issue, or cause to be issued, shares in Hines Global or units in the Operating Partnership in any manner (and on such terms and for such consideration) in exchange for real estate, interests in real estate or other real estate-related investments. Existing stockholders have no preemptive rights to purchase such shares in any offering, and any such issuance of our shares or units might result in dilution of a stockholder’s investment. Any such transaction must be approved by a majority of our directors, including a majority of our independent directors.

Disposition Policies

We intend to hold our properties for an extended period to enable us to capitalize on the potential for increased cash flow and capital appreciation. The period that we will hold our investments in other real estate-related investments will vary depending on the type of investment, market conditions, and other factors. We may hold some of our investments in mortgage and other loans for shorter periods of time depending on the specific circumstances of such loans. Our Advisor will develop a well-defined exit strategy for each investment we make. Our Advisor generally assigns an optimal hold period for each investment we make as part of the underwriting and business plan for the investment. Our Advisor will continually perform a hold-sell analysis on each investment in order to determine the optimal time to sell and generate attractive total returns. Periodic reviews of each investment will focus on the remaining available value enhancement opportunities and the demand for the investment in the marketplace. Economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions and asset positioning have maximized its value to us or the sale of the asset would otherwise be in the best interests of our stockholders.

We may sell assets to third parties or to affiliates of Hines. All transactions with affiliates of Hines must be approved by a majority of our independent directors. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.” Additionally, ventures in which we may have an interest may be forced to sell assets to satisfy mandatory redemptions of other investors or buy/sell mechanisms.

Investment Limitations

Our articles provide that until such time as the Common Shares are Listed, the following investment limitations shall apply and we may not:

•	Invest in equity securities, other than investments in equity securities of publicly traded companies, unless a majority of our directors, including a majority of our independent directors, approve such investment as being fair, competitive and commercially reasonable.

•	Invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages.

•	Invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title.

•	Make or invest in mortgage loans (excluding any investment in mortgage programs or CMBS) unless an appraisal is obtained concerning the underlying asset, except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines, and in all cases in which the transaction is with any of our directors or Hines and its affiliates, we will obtain an appraisal from an independent appraiser.

•	Make or invest in mortgage loans (excluding any investment in mortgage programs or CMBS) including construction loans, on any one property if the aggregate amount of all mortgage loans on such property would exceed an amount equal to 85% of the appraised value of such property, as determined by an appraisal, unless substantial justification exists for exceeding such limit because of the presence of other loan underwriting criteria.

•	Make or invest in any indebtedness secured by a mortgage on real property that is subordinate to any mortgage or equity interest of our Advisor, any of our directors, Hines or any of our affiliates.

•	Invest in junior debt secured by a mortgage on real property which is subordinate to the lien or other senior debt except where the amount of such junior debt plus any senior debt does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans would not then exceed 25% of our net assets, which means our total assets less our total liabilities.

•	Make investments in unimproved property or indebtedness secured by a deed of trust or mortgage loans on unimproved property in excess of 10% of our total assets.

•	Issue equity securities on a deferred payment basis or other similar arrangement.

•	Issue debt securities in the absence of adequate cash flow to cover debt service.

•	Issue equity securities that are assessable or have voting rights that do not comply with our articles.

•	Issue “redeemable securities,” as defined in Section 2(a)(32) of the Investment Company Act.

•	When applicable, grant warrants or options to purchase shares to Hines or its affiliates or to officers or directors affiliated with Hines except on the same terms as the options or warrants that are sold to the general public. Further, the amount of the options or warrants issued to such persons cannot exceed an amount equal to 10% of outstanding shares on the date of grant of the warrants and options.

•	Engage in securities trading, or engage in the business of underwriting or the agency distribution of securities issued by other persons.

•	Lend money to Hines or its affiliates, except for certain loans permitted thereunder.

•	Acquire interests or securities in any entity holding investments or engaging in the above prohibited activities except for investments in which we own a non-controlling interest or investments in any entity having securities listed on a national securities exchange.

Affiliate Transaction Policy

Our board of directors has established a conflicts committee, which will review and approve all matters the board believes may involve a conflict of interest. This committee is composed solely of independent directors. Please see “Management — Committees of the Board of Directors — Conflicts Committee.” The conflicts committee of our board of directors will approve all transactions between us and Hines and its affiliates. Please see “Conflicts of Interest — Certain Conflict Resolution Procedures.”

Certain Other Policies — Investment Company Act of 1940

We intend to continue to conduct our operations so that neither Hines Global, nor our Operating Partnership, nor a subsidiary will be required to register as an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Hines Global is organized as a holding company that conducts its businesses primarily through the Operating Partnership and our direct and indirect subsidiaries. Hines Global and the Operating Partnership do not and will not hold themselves out as investment companies. Both Hines Global and the Operating Partnership intend to conduct their operations so that they comply with the limits imposed by the 40% test. The securities issued to our Operating Partnership by any wholly owned or majority-owned subsidiaries that we may form in the future that are excepted from the definition of “investment company” based on Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities the Operating Partnership may itself own, may not have a value in excess of 40% of the value of the Operating Partnership’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe neither Hines Global nor the Operating Partnership nor any subsidiary will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because it will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the Operating Partnership’s wholly-owned or majority-owned subsidiaries, Hines Global and the Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries.

One or more of our subsidiaries may seek to qualify for an exemption from registration as an investment company under the Investment Company Act pursuant to Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition, certain of the Operating Partnership’s other subsidiaries that we may form in the future also intend to rely on the Section 3(c)(5)(C) exemption. This exemption generally requires that at least 55% of our subsidiaries’ portfolios must be comprised of qualifying assets and at least another 25% of each of their portfolios must be comprised of real estate-related assets under the Investment Company Act (and no more than 20% comprised of miscellaneous assets). Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency RMBS, that the SEC staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the Investment Company Act. We intend to treat as real estate-related assets non-Agency RMBS, CMBS, debt and equity securities of companies primarily engaged in real estate businesses, agency partial pool certificates and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets and/or real estate-related assets. Any securities of an entity that may be formed that relies upon Section 3(c)(7) for its Investment Company Act exemption will be treated as an investment security. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

We may in the future organize special purpose subsidiaries of the Operating Partnership that will rely on Section 3(c)(7) for their Investment Company Act exemption and, therefore, the Operating Partnership’s interest in each of these subsidiaries would constitute an “investment security” for purposes of determining whether the Operating Partnership passes the 40% test. We may in the future organize one or more subsidiaries that seek to rely on the Investment Company Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such subsidiary would need to be structured to comply with any SEC staff guidance on how the subsidiary should be organized and operated to comply with the restrictions contained in Rule 3a-7. In general, Rule 3a-7 exempts from the Investment Company Act issuers that limit their activities as follows:

•	the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets”;

•	the securities sold are fixed-income securities rated investment grade by at least one rating agency (fixed-income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•	the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed-income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•	unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

In addition, in certain circumstances, compliance with Rule 3a-7 may also require, among other things, that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. We expect that the aggregate value of the Operating Partnership’s interests in subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of the Operating Partnership’s (and, therefore, Hines Global’s) total assets on an unconsolidated basis.

We expect that most of our other majority-owned subsidiaries will not be investment companies or companies that are relying on exemptions under either Section 3(c)(1) or 3(c)(7) of the Investment Company Act. Consequently, we expect that our interests in these subsidiaries (which we expect will constitute a substantial majority of our assets) will not constitute “investment securities.” Consequently, we expect to be able to conduct our operations so that we are not required to register as an investment company under the Investment Company Act.

The determination of whether an entity is a majority-owned subsidiary of its immediate parent company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority-owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the Investment Company Act could limit our ability to make certain investments. For example, these restrictions will limit the ability of a subsidiary seeking to rely on the exemption provided by Section 3(c)(5)(C) of the Investment Company Act to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy or the activities of our subsidiaries accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

If we did become an investment company, we might be required to revise some of our current policies to comply with the Investment Company Act. This would require us to incur the expense and delay of holding a stockholder meeting to vote on proposals for such changes. Please see “Risk Factors — Risks Related to Organizational Structure — We are not registered as an investment company under the Investment Company

Act, and therefore we will not be subject to the requirements imposed on an investment company by such Act.” Please also see “Risk Factors — Risks Related to Organizational Structure — If Hines Global or the Operating Partnership is required to register as an investment company under the Investment Company Act, the additional expenses and operational limitations associated with such registration may reduce your investment return or impair our ability to conduct our business as planned.”

We do not intend to:

•	underwrite securities of other issuers; or

•	actively trade in loans or other investments.

Subject to the restrictions we must follow in order to qualify to be taxed as a REIT, we may make investments other than as previously described, although we do not currently intend to do so.

Liquidity Event

Subject to then existing market conditions and the sole discretion of our board of directors to determine when to consider a Liquidity Event, we expect to consider alternatives for providing liquidity within eight to ten years following the commencement of this offering, which began in August 2009. A “Liquidity Event” could consist of:

•	a sale of our assets,

•	our sale or merger,

•	a listing of our shares on a national securities exchange, or

•	a similar transaction.

While we expect to seek a Liquidity Event in this timeframe there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during such timeframe. Our board of directors has the sole discretion to consider a Liquidity Event at any time if they determine such event to be in the best interests of our stockholders. Our board of directors may also continue operations beyond ten years following the commencement of this offering if it deems such continuation to be in the best interests of our stockholders.

Change in Investment Objectives, Policies and Limitations

Our articles require our independent directors to review our investment policies at least annually to determine that the policies we are following are in the best interests of our stockholders. Each determination and the basis therefor is required to be set forth in the applicable meeting minutes. The methods of implementing our investment policies also may vary as new investment techniques are developed. The methods of implementing our investment objectives and policies, except as otherwise provided in our organizational documents, may be altered by a majority of our directors, including a majority of our independent directors, without the approval of our stockholders. However, the investment limitations in our articles can only be amended with the approval of our shareholders. Please see “Description of Capital Stock — Meetings and Special Voting Requirements.”

PRIOR PERFORMANCE

The information presented in this section represents the historical experience of real estate programs managed by Hines and its affiliates. The following summary is qualified in its entirety by reference to the prior performance tables, which can be found in Appendix A of this prospectus.

Other than Hines REIT, Hines’ previous programs were conducted through private entities not subject to similar up-front commissions, fees and expenses associated with this offering or all of the laws and regulations governing Hines Global. Investors in Hines Global should not assume that the prior performance of Hines or its affiliates or programs will be indicative of Hines Global’s future performance. Please see “Risk Factors — Risks Related to Our Business in General — We are different in some respects from other investment vehicles sponsored by Hines, and therefore the past performance of such investments may not be indicative of our future results and Hines has limited experience in acquiring and operating certain types of real estate investments that we may acquire.”

Prior Programs

Hines has employed a range of investment strategies to pursue property real estate investment opportunities in the United States and internationally. During the 10 years ended December 31, 2010, Hines sponsored 25 privately-offered programs in which Hines co-invested with various third-party institutional and other third-party investors, and one publicly-offered investment program, Hines REIT, which we collectively refer to as the Prior Programs.

The prior performance tables included in Appendix A to this prospectus set forth information as of the dates indicated regarding certain of the Prior Programs as to: (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); (iii) operating results of Prior Programs (Table III); (iv) results of completed Prior Programs (Table IV); and (v) sales or disposals of properties (Table V).

Summary Information

Capital Raising

The total amount of funds raised from investors in the Prior Programs during the 10 years ended December 31, 2010 was approximately $15.7 billion. There was a total of 71 third-party institutional investors in the privately-offered programs and approximately 58,000 investors in Hines REIT. Please see “Appendix A — Prior Performance Tables — Table I” and “Appendix A — Prior Performance Tables — Table II” for more detailed information about Hines’ experience in raising and investing funds for Prior Programs during the three year period ended December 31, 2010 and the compensation paid to Hines and its affiliates as the sponsor and manager of these Prior Programs.

Investments

During the 10 years ended December 31, 2010, the aggregate amount of real estate investments made by the Prior Programs was approximately $18.0 billion. The following table gives a breakdown of the aggregate real estate investments made by the Prior Programs, categorized by the cost of the underlying type of property, as of December 31, 2010:

Type of Property	Existing	Construction	Total

Office	66.4%	8.0%	74.4%
Mixed-use	3.3%	8.6%	11.9%
Retail	1.5%	1.5%	3.0%
Residential	0.1%	3.0%	3.1%
Industrial, Hospitality, Parking Garage and Land	2.4%	5.2%	7.6%

Total	73.7%	26.3%	100.0%

During the 10 years ended December 31, 2010, approximately 206 properties underlie the investments made by the Prior Programs. Of these properties, approximately 104 properties or 50% in terms of number and approximately $12.1 billion or 67% in terms of cost were located in the United States, and approximately 102 properties or 50% in terms of number and approximately $6.0 billion or 33% in terms of cost were located outside of the United States. Please see “Risk Factors — Risks Related to International Investments.” Of the non-U.S. acquisition and development activity, approximately 51% (in terms of cost) occurred in Western Europe, 4% occurred in Canada and the remaining approximately 45% took place in certain emerging market economies. The table below gives further details about the properties acquired or developed by the Prior Programs during the 10 years ended December 31, 2010.

	Properties Underlying the
	Investments Made
Location	Number	Cost
		(In
		thousands)

United States:
East Region	11	$1,524,730
Southwest Region	20	$2,205,400
Midwest Region	12	$1,977,530
West Region	40	$4,605,920
Southeast Region	21	$1,748,050

TOTAL UNITED STATES	104	$12,061,630

International:
Western Europe	30	$3,035,350
France; Germany; Italy; Spain; United Kingdom
Canada	1	$215,500
Ontario
Emerging Market Economies	71	$2,702,840
Argentina; Brazil; China; India; Mexico; Poland; Russia

TOTAL INTERNATIONAL	102	$5,953,690

TOTAL ALL LOCATIONS	206	$18,015,320

Investments in 15 properties were made by Prior Programs during the three-year period ended December 31, 2010. The aggregate cost of these properties totaled approximately $2.3 billion. Generally, investments were financed with a combination of mortgage financing (including construction loans for development projects) and investor equity, including debt financing secured by investors’ commitments to make equity investments.

A more detailed description of these investments by the Prior Programs with investment objectives similar to ours can be found in Prior Performance Table VI, which is included in Part II of the registration statement of which this prospectus is a part, but is not included in this prospectus. We will provide a copy of Table VI to any prospective investor without charge upon written request. Please see “Where You Can Find More Information.”

Sales and Dispositions

Approximately 122 investments have been disposed of by the Prior Programs during the 10 years ended December 31, 2010. The aggregate sales price of such underlying properties was approximately $10.5 billion and the aggregate original cost was approximately $8.0 billion.

Please see “Appendix A — Prior Performance Table III” for information about the operating results of Hines’ prior programs with investment objectives similar to ours, the offerings of which closed in the five years ended December 31, 2010. “Appendix A — Prior Performance Tables — Table IV” describes the overall results of programs with investment objectives similar to ours completed in the five years ended December 31, 2010; and “Appendix A — Prior Performance Tables — Table V” provides more detailed information about individual property sales in the last three years by programs with investment objectives similar to ours.

Investment Objectives

Approximately 39% of the aggregate funds raised from investors by all of the Prior Programs were invested in Prior Programs with investment objectives similar to ours. The aggregate cost of the underlying properties of the Prior Programs with similar investment objectives is about 58% of the total aggregate cost incurred by all of the Prior Programs during the period. Sales by Prior Programs with similar investment objectives to ours represent approximately 10% of the aggregate sales price from all of the Prior Programs during the 10 years ended December 31, 2010.

Prior Program Summary

Most global markets have recently experienced a deterioration of economic conditions as well as a reduction of liquidity in the financial markets. These conditions have impacted the commercial real estate industry by way of reduced equity capital and debt financing as well as the weakening of real estate fundamentals such as tenant demand, occupancies, leasing velocity and rental rates, the result of which is generally reduced projected cash flow and lower values. Some of the Prior Programs described below are in their investment and/or operational phase and are being impacted by the current adverse market conditions which may cause them to alter their investment strategy or generate returns lower than expected or ultimately incur losses. In addition, we expect that the public program and certain of the private programs listed below as being in the “investment phase,” as well as additional private programs sponsored by Hines, will be engaged in offerings simultaneously with this offering. Until such time as each of the Prior Programs in their investment and/or operational phases completes their disposition phase, the ultimate performance of such programs is undeterminable given the significant uncertainty surrounding the global economic and real estate markets for the next several years.

Below is a description of each of the Prior Programs. References to “Hines” in the following descriptions include Hines or affiliates of Hines.

Programs in Investment Phase

Hines US Core Office Fund LP	The Hines US Core Office Fund LP (“Core Fund”) is a partnership organized in August 2003 by Hines to invest in existing core office properties in the United States that Hines believes are desirable long-term core holdings. The Core Fund has capital commitments of US$2.2 billion, all of which was funded as of December 31, 2010. The Core Fund is managed by Hines, and Hines has discretion over investment decisions. Deteriorating economic conditions and rising cap rates have led to a decline in the appraised values of the assets in this portfolio resulting in decreases in the net asset value of the fund.

Hines Pan-European Core Fund	Hines Pan-European Core Fund (“HECF”) is an open ended fund that was formed in July 2006 to acquire and manage a geographically diversified portfolio of core real estate assets in the European Union, in EU concession countries as well as in Switzerland, Norway and Russia, with a focus on France, Germany, Italy, Spain and the United Kingdom. The primary objective of HECF is to generate sustainable current income from operating leases and long-term capital appreciation of asset values. HECF’s current equity capital commitments are €305.5 million (approximately US$408 million, $336 million of which was funded as of December 31, 2010). HECF is managed by Hines, and Hines has discretion over investment decisions.

Hines Russia & Poland Fund	Hines Russia & Poland Fund (“HRPF”) was formed in November 2010 to develop, acquire, and redevelop Class A office, industrial, retail, residential, and mixed-use projects in Russia and Poland. HRPF is managed by Hines, and Hines has discretion over investment decisions. HRPF secured €100M in equity commitments for its first close, €27M of which has been committed to its first project, a retail outlet village in St. Petersburg, Russia. The development is a joint venture with a local partner. A subscription loan facility is in place and €2M of capital has been called from investors as of April 1, 2011. Fundraising is ongoing until final close, scheduled to take place in November 2011.

Hines European Development Fund II LP	Hines European Development Fund II LP (“HEDF II”) was formed in February 2007 to develop new Class A office buildings and redevelop well-located existing buildings in the targeted countries of France, Germany, Italy, Spain and the UK. As a successor fund to HEDF, HEDF II had total equity capital commitments of €647.1 million (approximately US$934.2 million) of which €97.6 million (approximately US$130.5 million) was funded as of December 31, 2010 as the Fund is fully leveraged by the subscription loan facility. HEDF II is managed by Hines, and Hines has discretion over investment decisions. In 2008, HEDF II entered into a promise of sale agreement to acquire three plots of land in Paris. This development was to be carried out as a joint venture with a large French developer. Due to the downturn in economic conditions in 2008 and 2009, this development became no longer financially viable. In 2009, an agreement was reached with the joint venture partner for the proposed project, whereby HEDF II was fully reimbursed the promise of sale deposit in return for selling all future rights to the land. A loss on disposal of €297,000 was realized.

Following the global financial crisis and the decline in world trade, the continued contraction in the Spanish economy has resulted in HEDF II recognizing significant impairments in 2008 and 2009 in respect of the projects located in Spain. In June 2010 one of the Spanish projects, Diagonal 123, was sold realizing a loss of US$26 million.

HCB Interests II, LP	HCB Interests II, LP (“HCB II”) was formed in February 2007 with CalPERS to develop and acquire institutional quality real estate targeting multi-national and major Brazilian corporate tenancies, residential development for low to middle income Brazilian households and continue the development and expansion of industrial distribution parks. As a successor fund to HCB I, HCB II had total equity capital commitments of US$500 million, $201 million of which was funded as of December 31, 2010. HCB II is managed by Hines, and Hines has discretion over investment decisions. Due to deteriorating economic conditions, HCB II has cancelled the development of an office project prior to the commencement of construction. The land acquired for this project was sold at a loss of approximately $16 million in March 2010.

Programs in Operations/Dispositions Phase

Hines Real Estate Investment Trust	Hines REIT was formed in August 2003 as an investment vehicle which invested primarily in institutional-quality office properties located throughout the U.S. Hines REIT has disclosed in its offering materials that it has not set a finite date or time frame by which it anticipates it might be liquidated. Hines REIT has raised US$2.5 billion through several public offerings. It currently has an offering of shares through its dividend reinvestment plan and does not expect to commence any future offerings except for those related to its dividend reinvestment plan. Hines REIT is managed by Hines, and Hines has discretion over investment decisions, subject to the approval of the Hines REIT board of directors. Deteriorating economic conditions and rising cap rates have led to a decline in the appraised values of the assets in this portfolio and as a result, Hines REIT reduced its offering and redemption prices in early 2009. In addition, Hines REIT suspended its primary offering and its redemption program (except for requests related to the death or disability of an investor) in late 2009. In July 2010, Hines REIT decreased its annualized distribution rate from 6% to 5% (based on Hines REIT’s most recent primary offering price and assuming the distribution rate is maintained for a twelve-month period).

Hines CalPERS Green Development Fund	Hines CalPERS Green Development Fund (“HCG”) was formed in August 2006 with CalPERS to develop sustainable office buildings that will be certified through the Leadership in Energy and Environmental Design Core and Shell Program (LEED-CS). HCG’s initial equity capital commitment was US$123 million and with additional equity capital committed by its partners in 2007 now totals US$278 million, $242 million of which was funded as of December 31, 2010). HCG is managed by Hines, and Hines has discretion within specified limits over investment decisions. Due to deteriorating economic conditions, HCG has suspended the development of two projects for which the land had already been acquired.

Hines India Fund	Hines India Fund LP (“HIF”) was formed in October 2007 to develop office projects and high end residential properties and to acquire fully entitled land with potential involvement in master-planned communities and township developments to meet the demand of multinational and Indian corporations and the growing middle class, respectively. Primary markets are New Delhi/National Capital Region, Bangalore and Mumbai; secondary markets are Hyderabad, Chennai and Pune. HIF had total equity capital commitments of US$300 million, $124.1 million of which was funded as of December 31, 2010. HIF is managed by Hines, and Hines has discretion over investment decisions.

HCM Holdings II, LP	HCM Holdings II, LP (“HCM II”) was formed in March 2007 with CalPERS to develop and acquire residential, retail, office and industrial projects that serve the growing Mexico middle class in geographically diverse locations/segments in Mexico. As a successor fund to HCM I, HCM II had total equity capital commitments of US$153.8 million, $153.8 million of which was funded as of December 31, 2010. HCM II is managed by Hines, and Hines has discretion over investment decisions subject to an annual investment plan and program guidelines approved by CalPERS. Due to cost overruns and deteriorating economic conditions that led to lower than projected sales prices on its retail and residential projects, HCM II has incurred a loss. Further, due to deteriorating economic conditions, HCM II has suspended two residential projects, the vertical portion of a retail project, and an industrial park which have predevelopment costs that will not be recovered.

Hines International Real Estate Fund	Hines International Real Estate Fund (“HIREF”) was formed in July 2006 to acquire and develop office, retail, residential and industrial projects in emerging markets, with its main focus being China, Russia and Poland. HIREF had total equity capital commitments of US$343 million, $277 million of which was funded as of December 31, 2010. HIREF is managed by Hines, and Hines has discretion over investment decisions.

HCC Interests LP	HCC Interests LP (“HCC”) was formed in May 2006 with CalPERS to develop and acquire office, retail, land development, industrial, mixed use and hospitality projects in China. HCC had equity capital commitments of US$250 million of which approximately $156 million was committed to two projects (none of the capital has been called from investors as of December 31, 2010). On December 7, 2010, HCC’s interest in one project was sold. Proceeds of the sale were used to fund the equity requirements of the Fund’s investments. The Fund’s commitment term expired on May 25, 2009. HCC is managed by Hines, and Hines has discretion over investment decisions.

Hines U.S. Office Value Added Fund II LP	Hines U.S. Office Value Added Fund II LP (“Hines VAF II”) was formed in October 2006 to acquire existing assets in major U.S. markets with the focus on large CBD office and multi-building suburban office campuses, seeking value add opportunities through leasing and redevelopment. As a successor fund to Hines VAF I, Hines VAF II had total equity capital commitments of US$827.9 million, $621.5 million of which was funded as of December 31, 2010. Hines VAF II is managed by Hines, and Hines has discretion over investment decisions. Deteriorating economic conditions and rising cap rates have led to a decline in the values of the assets in this portfolio.

Hines U.S. Office Value Added Fund LP	Hines U.S. Office Value Added Fund LP (“VAF I” or “Hines Value Added Fund”) was formed in December 2003 to invest in existing office properties in the United States with value add potential through leasing or redevelopment activities. Hines Value Added Fund had total equity capital commitments of US$276.4 million, $269.4 million of which was funded as of December 31, 2010. VAF I is managed by Hines, and Hines has discretion over investment decisions.

Hines European Value Added Fund	Hines European Value Added Fund (“HEVAF”) was formed in March 2005 in the legal form of a Luxembourg FCP to invest in a geographically diverse portfolio of buildings across Europe, with value add created through redevelopment, development, repositioning and leasing before sale of the properties. HEVAF’s equity capital commitment was €247 million (approximately US$330 million), €247 million of which was funded as of December 31, 2010. HEVAF is managed by Hines, and Hines has discretion over investment decisions. Deteriorating economic conditions and rising cap rates led to a decline in the values of some of the assets in this portfolio.

HCB Interests, LP	HCB Interests, LP (“HCB I”) was formed in August 2005 with CalPERS to develop and acquire primarily Brazilian office, industrial, retail and residential projects with US$192 million equity capital committed ($192 million has been funded as of December 31, 2010). HCB is managed by Hines, and Hines has discretion over investment decisions.

HCM Holdings LP	HCM Holdings LP (“HCM I”) was formed in January 2005 with CalPERS to develop, lease, own and sell residential, retail, office and industrial projects in geographically diverse locations/segments in Mexico. HCM I’s equity capital commitment was US$194.9 million, $194.9 million of which was funded as of December 31, 2010. HCM is managed by Hines, and Hines has discretion over investment decisions. Due to cost overruns and deteriorating economic conditions that led to lower than projected sales prices on its retail and residential projects, HCM I has incurred a loss. Additionally, HCM I has incurred predevelopment costs that will not be recovered on a retail project that was suspended due to the economic environment.

Hines European Development Fund LP	Hines European Development Fund LP (“HEDF I”) was formed in October 2002 to develop and redevelop Class A office space in major metropolitan cities in Western Europe. HEDF I had total equity capital commitments of €387 million (approximately US$517 million). There have been no calls for capital as of December 31, 2010 as the Fund is fully leveraged by the subscription loan facility. HEDF I is managed by Hines, and Hines has discretion over investment decisions.

Emerging Markets Real Estate Fund II LP	Emerging Markets Real Estate Fund II LP (“EMRE II”) was formed in February 1999 to develop, re-develop, lease, own and sell Class A office, residential and industrial projects in diverse emerging economies outside the United States and certain Western European markets. EMRE II had total equity capital commitments of US$436 million, $358 million of which was funded as of December 31, 2010. EMRE II is managed by Hines, and Hines has discretion over investment decisions. Due to poor economic conditions in Argentina, one project was cancelled and the land was sold at a loss. Soft market conditions in Germany coupled with a longer lease-up period contributed to a loss on the project in Munich. The expiration of the fund is February 2012.

Fully Monetized Programs

HCS Interests LP	HCS Interest LP (“HCS”) was formed in January 2006 with CalPERS to invest primarily in Sunbelt coastal areas of Spain to develop parcels of land, residential communities and master-planned communities. HCS’s equity capital commitment was €183 million (approximately US$262 million). HCS is managed by Hines, and Hines has discretion over investment decisions. Due to changes in regional legislation and adverse market conditions in the Spanish residential market, HCS suspended two projects and began exercising caution in the underwriting of new potential deals. As a result, only 3% of the capital that was originally committed by the investors was invested in HCS. In 2009, HCS decided to close the fund resulting in a loss of all the capital that was invested.

Hines Suburban Office Venture LLC	Hines Suburban Office Venture LLC (“HSOV”) was formed in February 2002 to acquire suburban office properties with an acquisition cost of US$65 million or less and portfolios of such properties in diverse markets in the United States. HSOV had total equity capital committed of US$222 million. HSOV was managed by Hines, but Hines did not have complete discretion over investment decisions.

Hines 1997 U.S. Office Development Fund LP	Hines 1997 U.S. Office Development Fund LP (“USODF I”) was formed in January 1998 to develop, lease, own and sell Class A, multi-tenant office buildings in geographically diverse suburban core locations within the United States. USODF I had total equity capital committed of US$320 million. USODF I was managed by Hines, and Hines had discretion over investment decisions.

Hines 1999 U.S. Office Development Fund LP	Hines 1999 U.S. Office Development Fund LP (“USODF II”) was formed in June 1999 to develop, lease, own and sell Class A, multi-tenant office buildings in geographically diverse suburban core locations within the United States that would be attractive to quality tenants and institutional investors. USODF II had total equity capital committed of US$107 million. USODF II was managed by Hines, and Hines had discretion over investment decisions.

Emerging Markets Real Estate Fund I LP	Emerging Markets Real Estate Fund I LP (“EMRE I”) was formed in September 1996 to develop, redevelop, lease, own and sell Class A office, residential and industrial projects in diverse emerging economies outside the United States. EMRE I had total equity capital commitments of US$410 million, $362 million of which was funded as of December 31, 2010. EMRE I is managed by Hines, and Hines has discretion over investment decisions. The fund’s Mexico City office property was exposed to constrained market demand and over supply, which caused rental rates to decline and resulted in a loss at the time of disposition. The project was sold through a portfolio sale with two industrial projects to optimize value. The fund’s last remaining asset was sold in November 2009.

Hines Corporate Properties LLC	Hines Corporate Properties LLC (“HCP”) was formed in November 1997 to develop and acquire a portfolio of geographically diverse buildings which met the following criteria: (i) an office building at least 75% of which was or would be leased to a single tenant, or (ii) any office project proposed for development to a tenant as an alternative to a project that would be 75% or more leased to such tenant. HCP had total equity capital committed of US$137 million. HCP was managed by Hines, but Hines did not have complete discretion over investment decisions.

HMS Office LP	HMS Office LP (“HMS”) was formed in July 1995 to acquire a portfolio of 12 Class A, suburban office buildings, some with additional development parcels, located in 10 cities in the United States. HMS had total equity capital committed of US$156 million. HMS was managed by Hines, but Hines did not have complete discretion over investment decisions.

National Office Partners Limited Partnership	National Office Partners Limited Partnership (“NOP”) was formed in July 1998 with CalPERS to acquire, develop, lease, own and sell Class A, multi-tenant office buildings in the United States. From inception through March 2005, the initial phase of the partnership, the total amount committed was US$3.4 billion. The subsequent phase of the partnership has total equity invested and allocated for the year of US$713 million. Effective December 31, 2010, Hines withdrew as the general partner of NOP CalPERS allocates capital to NOP on an annual basis. NOP pursued core office opportunities, as well as investments in value added properties and development projects. NOP was managed by Hines, and Hines had discretion within specified limits over investment decisions. In November 2007, NOP invested $95 million in a mezzanine financing position. Due to declining values in the underlying portfolio, NOP lost substantially all of its investment when it sold this position in November 2008. In December 2006, NOP purchased three office towers in northern California. Due to deteriorating conditions in the capital and leasing markets these assets defaulted on their loan and were subsequently foreclosed upon.

SELECTED FINANCIAL DATA

The following selected consolidated financial data are qualified by reference to and should be read in conjunction with our Consolidated Financial Statements and Notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below.

	2010	2009	2008(2)
	(in thousands, except per share amounts)

Operating Data:
Revenues	$24,874	$—	$—
Depreciation and amortization	$16,029	$—	$—
Asset management and acquisition fees	$11,236	$—	$—
Organizational expenses	$—	$337	$—
General and administrative	$1,866	$228	$—
Loss before provision for income taxes	$(30,759)	$(562)	$—
Provision for income taxes	$(657)	$—	$—
Net loss	$(31,416)	$(562)	$—
Net loss attributable to noncontrolling interests	$5,951	$154	$—
Net loss attributable to common stockholders	$(25,465)	$(408)	$—
Basic and diluted loss per common share:	$(1.30)	$(1.19)	$—
Distributions declared per common share(1)	$0.70	$0.14	$—
Weighted average common shares outstanding — basic and diluted	$19,597	$343	$—
Balance Sheet Data:			—
Total investment property	$449,029	$—	$—
Cash and cash equivalents	$146,953	$28,168	$—
Total assets	$775,684	$28,481	$—
Long-term obligations	$378,333	$—	$—

(1)	Distributions declared for the period from October 20, 2009 through December 31, 2009, were paid in March 2010.

(2)	For the period from December 10, 2008 (date of inception) through December 31, 2008 for operating data and as of December 31, 2008 for balance sheet data.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Executive Summary

Hines Global REIT, Inc. (“Hines Global” and, together with its consolidated subsidiaries, “we” or “us” and its subsidiary, Hines Global REIT Properties, LP (the “Operating Partnership”) were formed in December 2008 to invest in a diversified portfolio of quality commercial real estate properties and related investments in the United States and internationally. We commenced this offering in August 2009. As of April 11, 2011, we had raised approximately $560.0 million of gross proceeds pursuant to this offering, including $12.3 of gross proceeds under our distribution reinvestment plan.

We intend to meet our primary investment objectives by investing in a portfolio of real estate properties and other real estate investments that relate to properties that are generally diversified by geographic area, lease expirations and tenant industries. These investments could include a variety of asset types in the US and internationally such as office, retail, industrial, etc. In addition, we may invest in operating properties, properties under development and undeveloped properties or real estate-related investments such as real estate securities or debt. We expect to fund these acquisitions primarily with proceeds from the Offering and debt financing.

As of April 11, 2011, we owned interests in six properties. These properties consisted of three U.S. office properties, one mixed-use office and retail complex in Birmingham, England, one office property in London, England and one industrial property in Austin, Texas. These properties contain, in the aggregate, 2.2 million square feet of leasable space, and we believe each property is suitable for its intended purpose.

Critical Accounting Policies

Our discussion and analysis of financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Each of our critical accounting policies involves the use of estimates that require management to make judgments that are subjective in nature. Management relies on its experience, collects historical and current market data, and analyzes these assumptions in order to arrive at what it believes to be reasonable estimates. Under different conditions or assumptions, materially different amounts could be reported related to the accounting policies described below. In addition, application of these accounting policies involves the exercise of judgments on the use of assumptions as to future uncertainties and, as a result, actual results could materially differ from these estimates.

Basis of Presentation

Our consolidated financial statements included in this annual report include the accounts of Hines Global, the Operating Partnership and its wholly-owned subsidiaries and Hines Moorfield UK Venture I S.A.R.L., (the “Brindleyplace JV”) as well as the related amounts of noncontrolling interests. The Brindleyplace JV was formed by the Operating Partnership and MREF II MH SARL, a subsidiary of Moorfield Real Estate Fund II GP Ltd. (“Moorfield”), for the purpose of acquiring certain assets of a mixed-use development located in Birmingham, United Kingdom (the “Brindleyplace Project”). All intercompany balances and transactions have been eliminated in consolidation.

We evaluate the need to consolidate investments based on standards set forth by GAAP. Our joint ventures are evaluated based upon GAAP to determine whether or not the investment qualifies as a variable interest entity (“VIE”). If the investment qualifies as a VIE, an analysis is then performed to determine if we are the primary beneficiary of the VIE by reviewing a combination of qualitative and quantitative measures including analyzing expected investment portfolio using various assumptions to estimate the net operating income from the underlying assets. The projected cash flows are then analyzed to determine whether or not we are the primary beneficiary by analyzing if we have both the power to direct the entity’s significant economic activities and the obligation to absorb potentially significant losses or receive potentially significant benefits. In addition to this analysis, we also consider the rights and decision making abilities of each holder of variable interests. We will consolidate joint ventures that are determined to be variable interest entities for which we are the primary beneficiary. We will also consolidate joint ventures that are not determined to be variable interest entities, but for which we exercise significant control over major operating decisions, such as approval of budgets, selection of property managers, asset management, investment activity and changes in financing.

Any investments in unconsolidated real estate joint ventures and partnerships will be reviewed for impairment periodically if events or circumstances change indicating that the carrying amount of our investments may not be recoverable. The ultimate realization of our investments in partially owned real estate joint ventures and partnerships is dependent on a number of factors, including the performance of each investment and market conditions. In accordance with GAAP, we will record an impairment charge if we determine that a decline in the value of an investment is other than temporary. As of December 31, 2010, we had no investments in unconsolidated joint ventures to evaluate for impairment.

Investment Property and Lease Intangibles

Real estate assets that we own directly are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method. The estimated useful lives for computing depreciation are generally 10 years for furniture and fixtures, 15-20 years for electrical and mechanical installations and 40 years for buildings. Major replacements that extend the useful life of the assets are capitalized and maintenance and repair costs are expensed as incurred.

Acquisitions of properties are accounted for utilizing the acquisition method and, accordingly, are recorded at the estimated fair values of the assets acquired and liabilities assumed. The results of operations of acquired properties are included in our results of operations from their respective dates of acquisition. Estimates of future cash flows and other valuation techniques that we believe are similar to those used by market participants are used to record the purchase of identifiable assets acquired and liabilities assumed such as land, buildings and improvements, equipment and identifiable intangible assets and liabilities such as amounts related to in-place leases, acquired above- and below-market leases, tenant relationships, asset retirement obligations, mortgage notes payable and any goodwill or gain on purchase. Values of buildings and improvements will be determined on an as if vacant basis. Initial valuations are subject to change until such information is finalized, no later than 12 months from the acquisition date.

The estimated fair value of acquired in-place leases are the costs we would have incurred to lease the properties to the occupancy level of the properties at the date of acquisition. Such estimates include the fair value of leasing commissions, legal costs and other direct costs that would be incurred to lease the properties to such occupancy levels. Additionally, we will evaluate the time period over which such occupancy levels would be achieved. Such evaluation will include an estimate of the net market-based rental revenues and net operating costs (primarily consisting of real estate taxes, insurance and utilities) that would be incurred during the lease-up period. Acquired in-place leases as of the date of acquisition are amortized over the remaining lease terms.

Acquired above-and below-market lease values are recorded based on the present value (using an interest rate that reflects the risks associated with the lease acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management’s estimate of fair market value lease rates for the corresponding in-place leases. The capitalized above- and below-market lease values are amortized as adjustments to rental revenue over the remaining terms of the respective leases, which includes periods covered by bargain renewal options. Should a tenant terminate its lease, the unamortized portion of the in-place lease value is charged to amortization expense and the unamortized portion of out-of-market lease value is charged to rental revenue.

Acquired above- and below-market ground lease values are recorded based on the difference between the present value (using an interest rate that reflects the risks associated with the lease acquired) of the contractual amounts to be paid pursuant to the ground leases and management’s estimate of fair market value of land under the ground leases due to the length of the lease terms. The capitalized above- and below-market lease values are amortized as adjustments to ground lease expense over the lease term.

Real estate assets are reviewed for impairment if events or changes in circumstances indicate that the carrying amount of the individual property may not be recoverable. In such an event, a comparison will be made of the current and projected operating cash flows of each property on an undiscounted basis to the carrying amount of such property. Such carrying amount would be adjusted, if necessary, to estimated fair values to reflect impairment in the value of the asset.

Management estimates the fair value of assumed mortgage notes payable based upon indications of then-current market pricing for similar types of debt with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair values as of the assumption date, and the differences between such estimated fair values and the notes’ outstanding principal balance are amortized over the lives of the mortgage notes payable.

Deferred Leasing Costs

Direct leasing costs, primarily consisting of third-party leasing commissions and tenant inducements, are capitalized and amortized over the life of the related lease. Tenant inducement amortization is recorded as an offset to rental revenue and the amortization of other direct leasing costs is recorded in amortization expense.

We consider a number of different factors to evaluate whether we or the lessee is the owner of the tenant improvements for accounting purposes. These factors include: 1) whether the lease stipulates how and on what a tenant improvement allowance may be spent; 2) whether the tenant or landlord retains legal title to the improvements; 3) the uniqueness of the improvements; 4) the expected economic life of the tenant improvements relative to the term of the lease; and 5) who constructs or directs the construction of the improvements. The determination of who owns the tenant improvements for accounting purposes is subject to significant judgment. In making that determination, we consider all of the above factors. No one factor, however, necessarily establishes any determination.

Revenue Recognition and Valuation of Receivables

We are required to recognize minimum rent revenues on a straight-line basis over the terms of tenant leases, including rent holidays and bargain renewal options, if any. Revenues associated with tenant reimbursements are recognized in the period in which the expenses are incurred based upon the tenant’s lease provision. Revenues related to lease termination fees are recognized at the time that the tenant’s right to occupy the space is terminated and when we have satisfied all obligations under the lease and are included in other revenue in the accompanying consolidated statements of operations. To the extent our leases provide for rental increases at specified intervals, we will record a receivable for rent not yet due under the lease terms. Accordingly, our management must determine, in its judgment, to what extent the unbilled rent receivable applicable to each specific tenant is collectible. We review unbilled rent receivables on a quarterly basis and take into consideration the tenant’s payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located. In the event that the collectability of unbilled rent with respect to any given tenant is in doubt, we would be required to record an increase in our allowance for doubtful accounts or record a direct write-off of the specific rent receivable, which would have an adverse effect on our net income for the year in which the reserve is increased or the direct write-off is recorded and would decrease our total assets and stockholders’ equity.

Derivative Instruments

During the year ended December 31, 2010, we entered into six interest rate swap contracts. These swap contracts were entered into as economic hedges against the variability of future interest rates on our variable interest rate borrowings. These swaps effectively fixed the interest rates on each of the loans to which they relate. We have not designated any of these contracts as cash flow hedges for accounting purposes.

The valuation of the interest rate swaps is determined using widely accepted valuation techniques including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves. The fair values of interest rate swaps are determined using the market standard methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on an expectation of future interest rates (forward curves) derived from observable market interest rate curves. The interest rate swaps have been recorded at their estimated fair values in the accompanying consolidated balance sheet as of December 31, 2010. Changes in the fair values of the interest rate swaps have been recorded in the accompanying consolidated statement of operations for year ended December 31, 2010.

Recent Accounting Pronouncements

In December 2010, the FASB issued Accounting Standards Update No. 2010-29, “Disclosures of Supplementary Pro Forma Information for Business Combinations,” which clarifies that an entity should disclose revenue and earnings of the combined entity as though the business combination occurred during the current year as of the beginning of the comparable prior annual reporting period only. The update also expands disclosures on the supplemental pro forma. The update is effective for us beginning January 1, 2011; however, early adoption is permitted. We adopted this update as of December 31, 2010, and its adoption resulted in the disclosures included in Note 3.

In December 2009, the FASB issued ASU 2009-16, “Transfers and Servicing (Topic 860) — Accounting for Transfers of Financial Assets,” which codified the previously issued Statement of Financial Accounting Standards (“SFAS”) 166, “Accounting for Transfers of Financial Assets, an Amendment of FASB Statement No. 140.” ASU 2009-16 modifies the financial components approach, removes the concept of a qualifying special purpose entity, and clarifies and amends the derecognition criteria for determining whether a transfer of a financial asset or portion of a financial asset qualifies for sale accounting. The ASU also requires expanded disclosures regarding transferred assets and how they affect the reporting entity. ASU 2009-16 was effective for us on January 1, 2010. The adoption of ASU 2009-16 did not have a significant impact on our consolidated financial statements.

In December 2009, the FASB issued ASU 2009-17, “Consolidations (Topic 810) — Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities,” which codified the previously issued SFAS 167, “Amendments to FASB Interpretation No. 46R.” ASU 2009-17 changes the consolidation analysis for VIEs and requires a qualitative analysis to determine the primary beneficiary of the VIE. The determination of the primary beneficiary of a VIE is based on whether the entity has the power to direct matters which most significantly impact the activities of the VIE and has the obligation to absorb losses, or the right to receive benefits, of the VIE which could potentially be significant to the VIE. The ASU requires an ongoing reconsideration of the primary beneficiary and also amends the events triggering a reassessment of whether an entity is a VIE. ASU 2009-17 requires additional disclosures for VIEs, including disclosures about a reporting entity’s involvement with VIEs, how a reporting entity’s involvement with a VIE affects the reporting entity’s financial statements, and significant judgments and assumptions made by the reporting entity to determine whether it must consolidate the VIE. ASU 2009-17 was effective for us beginning January 1, 2010. The adoption of ASU 2009-17 did not have a significant impact on our consolidated financial statements.

Financial Condition, Liquidity and Capital Resources

Our principal demands for funds are to purchase real estate properties and make other real estate investments, for the payment of operating expenses and distributions, and for the payment of principal and interest on indebtedness. Generally, we expect to meet operating cash needs from our cash flow from operations, and we expect to meet cash needs for acquisitions and investments from the net proceeds of this offering and from debt proceeds.

As of December 31, 2010, we had consolidated cash and cash equivalents of approximately $147.0 million generated primarily by proceeds from this offering. We intend to invest these and future proceeds raised during our offerings as quickly and prudently as possible. In the current market, there is a significant amount of investment capital pursuing high-quality, well located assets and these conditions can cause aggressive competition and pricing for assets which match our investment strategy. Accordingly, we may experience delays in investing our Offering proceeds and may experience higher pricing which would result in lower returns. This may cause us to re-evaluate our level of distributions for the future and we may not be able to maintain our current level of distributions.

We expect that once we have fully invested the proceeds of this offering and other potential subsequent offerings, our debt financing, including our pro rata share of the debt financing of entities in which we invest, will be in the range of approximately 50% — 70% of the aggregate value of our real estate investments and other assets. Financing for acquisitions and investments may be obtained at the time an asset is acquired or an investment is made or at such later time as we determine to be appropriate. In addition, debt financing may be used from time to time for property improvements, lease inducements, tenant improvements and other working capital needs, including the payment of distributions. Additionally, the amount of debt placed on an individual property or related to a particular investment, including our pro rata share of the amount of debt incurred by an individual entity in which we invest, may be less than 50% or more than 70% of the value of such property/investment or the value of the assets owned by such entity, depending on market conditions and other factors. Our aggregate borrowings, secured and unsecured, must be reasonable in relation to our net assets and must be reviewed by our board of directors at least quarterly. Our charter limits our borrowing to 300% of our net assets (which approximates 75% of the cost of our assets) unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report along with justification for the excess. On March 1, 2010, our board of directors, including all of our independent directors, approved the assumption of a mortgage loan related to our acquisition of Hock Plaza, an office property in Durham, North Carolina. The mortgage is approximately 82% of the value of Hock Plaza based on the net purchase price. Our portfolio was 60% leveraged as of December 31, 2010, based on the aggregate net purchase price of our real estate investments.

Notwithstanding the above, depending on market conditions and other factors, we may choose not to place additional debt on our portfolio or our assets and may choose not to borrow to finance our operations or to acquire properties. Any additional indebtedness we do incur will likely be subject to continuing covenants, and we will likely be required to make continuing representations and warranties about our company in connection with such debt. Moreover, some or all of our debt may be secured by some or all of our assets. If we default on the payment of interest or principal on any such debt, breach any representation or warranty in connection with any borrowing or violate any covenant in any loan document, our lender may accelerate the maturity of such debt, requiring us to immediately repay all outstanding principal.

The discussions below provide additional details regarding our cash flows.

Cash Flows from Operating Activities

Our real estate properties generate cash flow in the form of rental revenues, which are reduced by debt service, direct leasing costs and property-level operating expenses. Property-level operating expenses consist primarily of salaries and wages of property management personnel, utilities, cleaning, insurance, security and building maintenance costs, property management and leasing fees, and property taxes. Additionally, we incur general and administrative expenses, asset management and acquisition fees and expenses.

Net cash used in operating activities was $16.7 million and primarily related to the payment of acquisition-related expenses, asset management and acquisition fees, general and administrative expenses and property operating expenses, offset by rental receipts. Under GAAP, acquisition fees and acquisition-related expenses are expensed and therefore reduce cash flows from operating activities. However, we fund these expenses with proceeds from this offering or other equity capital. During the year ended December 31, 2010, we paid acquisition fees of $10.0 million and acquisition-related expenses of $15.5 million.

Cash Flows from Investing Activities

Net cash used in investing activities was primarily due to the payment of $506.2 million related to the acquisition of 17600 Gillette, the Brindleyplace Project, Hock Plaza, Southpark and Fifty South Sixth and their related lease intangibles.

Cash Flows from Financing Activities

Initial Public Offering

We commenced this offering in August 2009 and met our minimum offering requirements for every state, except Pennsylvania, by December 31, 2009. The minimum offering requirements were met in Pennsylvania in April 2010. We raised $32.4 million in gross proceeds from this offering through December 31, 2009, excluding proceeds from the distribution reinvestment plan. During year ended December 31, 2010, we raised proceeds of $372.5 million from this offering, excluding proceeds from the distribution reinvestment plan.

We use our proceeds from the Offering to make certain payments to Hines Global REIT Advisors LP (the “Advisor”), the Dealer Manager and Hines and their affiliates during the various phases of our organization and operation. During the organization and offering stage, these include payments to our Dealer Manager for selling commissions and the dealer manager fee and payments to our Advisor for reimbursement of issuer costs. During the year ended December 31, 2010 and 2009, respectively, we made payments of $40.8 million and $4.4 million, respectively, for selling commissions, dealer manager fees and issuer costs related to this offering.

Distributions

In our initial quarters of operations, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions paid. Therefore, particularly in the earlier part of this offering, some or all of our distributions may continue to be paid from other sources, such as cash advances by the Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. We have not placed a cap on the amount of our distributions that may be paid from any of these sources.

With the authorization of our board of directors, we declared distributions to our stockholders and HALP for the period from October 20, 2009 through June 30, 2011. These distributions were or will be calculated based on stockholders of record for each day in an amount equal to $0.00191781 per share, per day, which based on a purchase price of $10 per share, would equate to a 7% annualized distribution rate if it were maintained every day for a twelve-month period. Distributions for the period from October 20, 2009 through February 28, 2010 were paid on March 1, 2010. Distributions for subsequent months have been or will be paid monthly on the first business day following the completion of each month to which they relate. All distributions were or will be paid in cash or reinvested in shares of our common stock for those participating in our distribution reinvestment plan. See “Financial Condition, Liquidity and Capital Resources” above for additional information regarding our distributions.

In addition, the Brindleyplace JV declared distributions in the amount of $1.6 million to Moorfield for the period from June 22, 2010 (date of inception of the Brindleyplace JV) through December 31, 2010, related to the operations the Brindleyplace Project. The table below contains additional information regarding distributions to our stockholders and noncontrolling interest holders (HALP and Moorfield) as well as the sources of payments (all amounts are in thousands):

				Noncontrolling
	Stockholders			Interests	Sources
Distributions for					Cash Flows	Cash Flows
the Three Months	Cash	Distributions	Total		From Operating	From Financing
Ended	Distributions	Reinvested	Declared	Total Declared	Activities	Activities(1)

2010
December 31, 2010	$2,806	$3,386	$6,192	$794	$—	$3,600	100%
September 30, 2010	1,860	2,303	4,163	812	—	2,672	100%
June 30, 2010	977	1,368	2,345	4	—	981	100%
March 31, 2010	395	602	997	4	—	399	100%

Total	$6,038	$7,659	$13,697	$1,614	$—	$7,652	100%

2009
December 31, 2009*	$105	$152	$257	$3	$—	$108	100%

Total	$105	$152	$257	$3	$—	$108	100%

*	Distributions were declared for the period from October 20, 2009 through December 31, 2009.

(1)	Cash flows from financing activities includes proceeds from this offering, equity capital contributions from Moorfield and proceeds from debt financings.

Under GAAP, acquisition fees and acquisition-related expenses are expensed and therefore reduce cash flows from operating activities. However, we have funded these fees and expenses with proceeds from this offering or equity capital contributions from Moorfield. During the year ended December 31, 2010, we paid $10.0 million of acquisition fees and $15.5 million of acquisition-related expenses.

From inception through December 31, 2010, we paid distributions to our stockholders totaling $11.6 million, compared to total aggregate FFO loss of $13.2 million. During our offering and investment stages, we incur acquisition fees and expenses in connection with our real estate investments, which are recorded as reductions to net income and FFO. From inception through December 31, 2010, we incurred acquisition fees and expenses totaling $25.7 million. See “Results of Operations — Funds from Operations and Modified Funds from Operations” below for a discussion of FFO.

Debt Financings

During the year ended December 31, 2010, we entered into a £121.1 million mortgage loan ($183.7 million at a rate of $1.52 per GBP based on the transaction date) related to our acquisition of the Brindleyplace Project and a $95.0 million mortgage loan related to our acquisition of Fifty South Sixth. We also assumed a mortgage loan with a principal balance of $80.0 million related to our acquisition of Hock Plaza and a mortgage loan with a principal balance of $18.0 million related to our acquisition of Southpark. All of these mortgage loans require monthly payments of interest only, except for Hock Plaza which requires monthly payments of principal and interest beginning in January 2011. In addition, we made payments of $7.0 million for financing costs related to these mortgage loans.

Contributions From Noncontrolling Interests

As described previously, the Operating Partnership and Moorfield formed the Brindleyplace JV in June 2010 to acquire certain properties that are a part of a mixed-use development in Birmingham, England. As of December 31, 2010, Moorfield had invested $44.9 million into the Brindleyplace JV to fund its 40% share of the acquisition which was recorded in contributions from noncontrolling interests in our consolidated statement of cash flows.

Results of Operations

Our results of operations for the years ended December 31, 2010 and 2009 are not indicative of those expected in future periods as we did not meet our minimum offering requirements until October 2009 (and subsequent dates with respect to Pennsylvania and Tennessee) and did not make our first real estate investment until June 2010. Amounts recorded in our consolidated statements of operations for the years ended December 31, 2010 and 2009 are due to the following:

•	Total revenues, property operating expenses, real property taxes, property management fees, depreciation and amortization, interest expense and income taxes relate to the operation of our acquired properties.

•	Acquisition-related expenses represent costs incurred on properties we have acquired and those which we may acquire in future periods. $14.7 million of the total acquisition expenses relate to the acquisition of the Brindleyplace Project. $11.4 million of this amount relates to the Stamp Duty Tax paid upon the acquisition of the Brindleyplace Project.

•	We pay monthly asset management fees to the Advisor based on the amount of net equity capital invested in real estate investments, and pay acquisition fees to the Advisor based on the purchase prices of our real estate investments. Acquisition fees incurred for the year ended December 31, 2010 were $10.0 million, related to our acquisitions during this period. Asset management fees incurred for the year ended December 31, 2010 were $1.3 million. No acquisitions were completed during the year ended December 31, 2009, therefore we had no acquisition fees or asset management fees during this period.

•	General and administrative expenses include legal and accounting fees, printing and mailing costs, insurance costs, costs and expenses associated with our board of directors and other administrative expenses. Certain of these costs are variable and may increase in the future as we continue to raise capital and make additional real estate investments.

•	We have entered into five interest rate swap contracts with Eurohypo and one interest rate swap contract with PB Capital Corporation as economic hedges against the variability of future interest rates on our variable interest rate borrowings. We have not designated any of these contracts as cash flow hedges for accounting purposes. The interest rate swaps have been recorded at their estimated fair values in the accompanying consolidated balance sheet as of December 31, 2010. The gain on interest rate swap contracts recorded during the year ended December 31, 2010 is the result of changes in the fair values of interest rate swaps. See “Item 7A. Quantitative and Qualitative Disclosures About Market Risk” included elsewhere in this Annual Report on Form 10-K for additional information regarding certain risks related to our derivatives, such as the risk of counterparty non-performance.

•	During the year ended December 31, 2010, we allocated $7.5 million of the net loss of the Brindleyplace JV to Moorfield, based on its ownership in the Brindleyplace JV. In addition, during the year ended December 31, 2010, the Brindleyplace JV declared $1.6 million of preferred dividends to Moorfield related to the Convertible Preferred Equity Certificates (“CPEC”). This amount was recorded in net loss attributable to noncontrolling interests in the accompanying statement of operations and comprehensive loss and reduces the $7.5 million of net loss that was allocated to Moorfield during the year related to the results of operations of the Brindleyplace JV. The remaining amount of loss attributable to noncontrolling interests relates to our allocation of the net loss of the Operating Partnership to HALP, based on its 0.1% ownership in the Operating Partnership.

Funds from Operations and Modified Funds from Operations

Funds from Operations (“FFO”) is a non-GAAP financial performance measure defined by the National Association of Real Estate Investment Trusts (“NAREIT”) widely recognized by investors and analysts as one measure of operating performance of a real estate company. FFO excludes items such as real estate depreciation and amortization and gains and losses on the sale of real estate assets. Depreciation and amortization, as applied in accordance with GAAP, implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, it is management’s view, and we believe the view of many industry investors and analysts, that the presentation of operating results for real estate companies by using the historical cost accounting alone is insufficient. In addition, FFO excludes gains and losses from the sale of real estate, which we believe provides management and investors with a helpful additional measure of the historical performance of our real estate portfolio, as it allows for comparisons, year to year, that reflect the impact on operations from trends in items such as occupancy rates, rental rates, operating costs, general and administrative expenses and interest costs.

In addition to FFO, management uses modified funds from operations (“MFFO”) as defined by the Investment Program Association (“IPA”) as a non-GAAP supplemental financial performance measure, to evaluate our operating performance. MFFO includes funds generated by the operations of our real estate investments and funds used in our corporate-level operations. MFFO is based on FFO, but includes certain additional adjustments which we believe are necessary due to changes in the accounting and reporting rules under GAAP that have been put into effect since the establishment of NAREIT’s definition of FFO. These changes have prompted a significant increase in the magnitude of non-cash and non-operating items included in FFO, as defined. Such items include amortization of out-of-market lease intangible assets and liabilities and certain tenant incentives, the effects of straight-line rent revenue recognition, fair value adjustments to derivative instruments that do not qualify for hedge accounting treatment, non-cash impairment charges and certain other items as described in the footnotes below. We believe that MFFO can be a useful metric to assist management, investors and analysts in assessing the sustainability of operating performance.

As such, we believe FFO and MFFO, in addition to net income (loss) and cash flows from operating activities as defined by GAAP, are meaningful supplemental performance measures and are useful to our investors in understanding how our management evaluates our operating performance. However, FFO and MFFO should not be considered as alternatives to net income (loss) or to cash flows from operating activities and are not intended to be used as liquidity measures indicative of cash flow available to fund our cash needs. In particular, as we are currently in the acquisition phase of our life cycle, acquisition costs and other adjustments that are increases to MFFO are, and may continue to be, a significant use of cash. Accordingly, both FFO and MFFO should be reviewed in connection with other GAAP measurements. Our FFO and MFFO as presented may not be comparable to amounts calculated by other REITs. Additionally, please see the limitations listed below associated with the use of MFFO as compared to net income (loss):

•	MFFO excludes gains (losses) related to changes in estimated values of derivative instruments related to our interest rate swaps. Although we expect to hold these instruments to maturity, if we were to settle these instruments currently, it would have an impact on our operations.

•	MFFO excludes acquisition expenses and acquisition fees payable to our Advisor. Although these amounts reduce net income, we fund such costs with proceeds from our offering and acquisition-related indebtedness and do not consider these fees in the evaluation of our operating performance and determining MFFO.

The following section presents our calculation of FFO and MFFO and provides additional information related to our operations (in thousands, except per share amounts). As a result of the timing of the commencement of this offering and our active real estate operations, FFO and MFFO are not relevant to a discussion comparing operations for the two periods presented. We expect revenues and expenses to increase in future periods as we raise additional offering proceeds and use them to acquire additional investments.

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009

Net loss	$(31,416)	$(562)
Depreciation and amortization(1)	16,029	—
Adjustments for noncontrolling interests(2)	2,758	—

Funds From Operations	(12,629)	(562)
(Gain) loss on derivative instruments(3)	(2,800)	—
Other components of revenues and expenses(4)	(923)	—
Acquisition fees and expenses(5)	25,658	—
Adjustments for noncontrolling interests(2)	(5,165)	154

Modified Funds From Operations	$4,141	$(408)

Modified Funds From Operations Per Common Share	$0.21	$(1.19)
Weighted Average Shares Outstanding	19,597	343
Notes to the table:

(1)	Represents the depreciation and amortization of various real estate assets. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that such depreciation and amortization may be of limited relevance in evaluating current operating performance and, as such, these items are excluded from our determination of FFO.

(2)	Includes income attributable to noncontrolling interests and all adjustments to eliminate the noncontrolling interests’ share of the adjustments to convert our net loss to FFO and MFFO.

(3)	Represents components of net loss related to the estimated changes in the values of our interest rate swap derivatives. We have excluded these changes in value from our evaluation of our operating performance and MFFO because we expect to hold the underlying instruments to their maturity and accordingly the interim gains or losses will remain unrealized.

(4)	Includes the following components of revenues and expenses that we do not consider in evaluating our operating performance and determining MFFO for the years ended December 31, 2010 and 2009 (in thousands):

	Year Ended	Year Ended
	December 31, 2010	December 31, 2009

Straight-line rent adjustment(a)	$(1,614)	$—
Amortization of lease incentives(b)	60	—
Amortization of out-of-market leases(b)	492	—
Other	139	—

	$(923)	$—

(a)	Represents the adjustments to rental revenue as required by GAAP to recognize minimum lease payments on a straight-line basis over the respective lease terms. We have excluded these adjustments from our evaluation of our operating performance and in determining MFFO because we believe that the rent that is billable during the current period is a more relevant measure of our operating performance for such period.

(b)	Represents the amortization of lease incentives and out-of-market leases.

(5)	Represents acquisition expenses and acquisition fees paid to our Advisor that are expensed in our consolidated statements of operations. We fund such costs with proceeds from our offering and acquisition-related indebtedness, and therefore do not consider these expenses in evaluating our operating performance and determining MFFO.

Set forth below is additional information relating to certain items excluded from the analysis above which may be helpful in assessing our operating results.

•	Amortization of deferred financing costs was approximately $456,000 for the year ended December 31, 2010.

•	We incurred organizational expenses of approximately $337,000 as of December 31, 2009. These expenses were paid to our Advisor and expensed in our consolidated statement of operations.

Related-Party Transactions and Agreements

We have entered into agreements with the Advisor, Dealer Manager and Hines or its affiliates, whereby we pay certain fees and reimbursements to these entities during the various phases of our organization and operation. During the organization and offering stage, these include payments to our Dealer Manager for selling commissions and the dealer manager fee and payments to our Advisor for reimbursement of issuer costs. During the acquisition and operational stages, these include payments for certain services related to acquisitions, financing and management of our investments and operations provided to us by our Advisor and Hines and its affiliates pursuant to various agreements we have entered into or anticipate entering into with these entities. See Note 7 to the Consolidated Financial Statements contained elsewhere in this Annual Report on Form 10-K for additional information concerning our Related-Party Transactions and Agreements.

Off-Balance Sheet Arrangements

As of December 31, 2010 and 2009, we had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Contractual Obligations

The following table lists our known contractual obligations as of December 31, 2010. Specifically included are our obligations under long-term debt agreements and our operating lease agreement (in thousands):

	Payments due by Period
Contractual				More Than 5
Obligations	Less Than 1 Year	1-3 Years	3-5 Years	Years	Total

Notes payable(1)	$10,647	$33,366	$291,511	$116,897	$452,421
Operating lease agreement(2)	364	729	729	4,735	6,557

Total contractual obligations	$11,011	$34,095	$292,240	$121,632	$458,978

(1)	Notes payable includes principal and interest payments under our mortgage loans. Interest on approximately £90.8 million ($140.7 million assuming a rate of $1.55 per GBP at December 31, 2010) of the mortgage loan related to the Brindleyplace Project was fixed through interest rate swaps. The remaining loan balance of £30.3 million ($47.0 million assuming a rate of $1.55 per GBP at December 31, 2010) has a floating interest rate of LIBOR plus 1.60%. The interest rate, including spread, was 2.34% as of December 31, 2010. For the purpose of this table, we assumed the rate remains constant for the remainder of the loan term.

(2)	The operating lease agreement relates to the Brindleyplace JV which leases space from a tenant in one of its properties through a non-cancellable lease agreement which expires on December 24, 2028. We expect to make annual payments of approximately £235,000 ($364,000 assuming a rate of $1.55 per GBP as of December 31, 2010) pursuant to the lease, which will be recorded to rental expense in its consolidated statement of operations. For the purpose of this table, we assumed the exchange rate of $1.55 per GBP remains constant for the remainder of the lease term.

Quantitative and Qualitative Disclosures About Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market-sensitive instruments. In pursuing our business plan, we believe that interest rate risk, currency risk and real estate valuation risk are the primary market risks to which we are exposed.

We are exposed to the effects of interest rate changes primarily as a result of debt used to maintain liquidity and fund expansion of our real estate investment portfolio and operations. Our interest rate risk management objectives are to limit the impact of interest rate changes on cash flows and to lower overall borrowing costs. To achieve our objectives, we may borrow at fixed rates or variable rates and, in some cases, with the ability to convert variable rates to fixed rates. We have and may continue to enter into derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on a related financial instrument. We will not enter into derivative or interest rate transactions for speculative purposes.

On July 1, 2010, the Brindleyplace JV entered into a secured mortgage facility agreement in the aggregate amount of £121.1 million ($183.7 million assuming a rate of $1.52 per GBP as of the date of acquisition) with Eurohypo AG. The mortgage matures on July 7, 2015 and has a floating interest rate of LIBOR plus 1.60%. Interest on approximately £90.8 million ($137.7 million assuming a rate of $1.52 per GBP as of the date of acquisition) of the loan balance was fixed at closing at 3.89% through multiple 5-year swaps with Eurohypo. If interest rates increased by 1%, we would incur approximately $468,000 in additional annual interest expense related to the unhedged portion of the mortgage. We are exposed to credit risk of the counterparty to these interest rate swap agreements in the event of non-performance under the terms of the derivative contracts. In the event of non-performance by the counterparty, if we were not able to replace these swaps, we would be subject to the variability of interest rates on the total amount of debt outstanding under the mortgage.

On November 4, 2010, in connection with our acquisition of Fifty South Sixth, we entered into a first mortgage loan agreement with a principal amount of $95.0 million, made by PB Capital Corporation, with an initial maturity date on November 4, 2015. The loan requires monthly payments of interest only and has a variable interest rate. However, the interest rate was effectively fixed at 3.62% through a five-year interest rate swap agreement, with PB Capital Corporation. We are exposed to credit risk of the counterparty to this interest rate swap agreement in the event of non-performance under the terms of the derivative contract. In the event of non-performance by the counterparty, if we are not able to replace this swap, we would be subject to the variability of interest rates on the debt outstanding under the mortgage to which our outstanding interest rate swap relates.

We currently have an investment in England, and as a result are subject to risk from the effects of exchange rate movements of the British pound and U.S. dollar, which may affect future costs and cash flows. However, as described above, we entered into a British pound denominated mortgage loan on this investment, which provides a natural hedge with regard to changes in exchange rates between the British pound and U.S. dollar. We are currently a net receiver of British pounds (we receive more cash than we pay out), and therefore our foreign operations benefit from a weaker U.S. dollar and are adversely affected by a stronger U.S. dollar relative to British pounds. During the year ended December 31, 2010, we had no currency transactions which resulted in significant gains or losses being recorded in our consolidated statements of operations. Based upon our equity ownership in the Brindleyplace JV as of December 31, 2010, holding everything else constant, a 10% immediate, unfavorable change in the exchange rate between the British pound and U.S. dollar would have decreased the net book value of our investments in the Brindleyplace JV by $9.2 million and would have increased the net loss of the Brindleyplace JV for the year ended December 31, 2010, by $2.2 million.

We have recently made real estate investments and expect to make additional real estate investments in the future. Investment transaction volume has increased in the year ended 2010 and the estimated going-in capitalization rates or cap rates (ratio of the net operating income of a property in its initial fiscal year divided by the net purchase price) have fallen relative to their peaks in late 2009. Recent demand has been greatest for high quality, well-located assets that generate stable cash flows. This demand is creating more competition for real estate investments and may continue to drive prices higher, resulting in lower cap rates and returns. One of our objectives is to monitor the returns being achieved from our real estate investments in relation to our current distribution rate, and if pricing for real estate investments continues to increase and returns continue to decrease we may not be able to maintain our current rate of distributions.

We invest proceeds we receive from this offering in short-term, highly-liquid investments until we use such funds to make real estate investments. Although we do not expect that income we earn on these temporary investments will be substantial, our earnings will be subject to the fluctuations of interest rates and their effect on these investments.

DESCRIPTION OF CAPITAL STOCK

We were formed as a corporation under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our articles and bylaws. The following summary of the terms of our stock is a summary of all material provisions concerning our stock and you should refer to the Maryland General Corporation Law and our articles and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our articles and bylaws. Copies of our articles and bylaws are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You can obtain copies of our articles and bylaws and every other exhibit to our registration statement. Please see “Where You Can Find More Information” below.

Our articles authorize us to issue up to 1,500,000,000 common shares, $0.001 par value per share, and 500,000,000 preferred shares, $0.001 par value per share. As of April 11, 2011, 55.9 million common shares were issued and outstanding. As of the date of this prospectus, we had no preferred shares issued and outstanding. Our board of directors may amend our articles to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders. See “Security Ownership of Certain Beneficial Owners and Management” for disclosure of the number and percentage of our outstanding common shares owned by our officers and directors.

Our articles and bylaws contain certain provisions that could make it more difficult to acquire control of us by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that these provisions increase the likelihood that any such proposals initially will be on more attractive terms than would be the case in their absence and will facilitate negotiations which may result in improvement of the terms of an initial offer.

Common Shares

Subject to any preferential rights of any other class or series of shares and to the provisions of our articles regarding the restriction on the transfer of our common shares, the holders of common shares are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common shares issued in the offering will be fully paid and non-assessable. Holders of common shares will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue. We currently have only one class of common shares, which have equal distribution, liquidation and other rights.

Subject to the limitations described in our articles, our board of directors, without any action by our stockholders, may classify or reclassify any of our unissued common shares into one or more classes or series by setting or changing the preferences, conversion, restrictions or other rights.

We will not issue certificates for our shares. Shares will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. DST Systems, Inc. will act as our registrar and as the transfer agent for our shares. A transfer of your shares can be effected simply by mailing to DST Systems, Inc. a transfer and assignment form, which we will provide to you upon written request.

Preferred Shares

Upon the affirmative vote of a majority of our directors, our articles authorize our board of directors to issue one or more classes or series of preferred shares without stockholder approval and our articles provide that the issuance of preferred shares must also be approved by a majority of our independent directors who do not have an interest in the transaction and who have access, at our expense, to our legal counsel or to independent legal counsel. Further, our articles authorize the board to classify or reclassify any of our unissued preferred shares and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred shares. Because our board of directors has the power to establish the preferences and rights of each class or series of preferred shares, it may afford the holders of any series or class of preferred shares preferences, powers, and rights senior to the rights of holders of common shares. However, the voting rights per preferred share of any series or class of preferred shares sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of common shares as the consideration paid to us for each privately-held preferred share bears to the book value of each outstanding common share. If we ever created and issued preferred shares with a distribution preference over our common shares, payment of any distribution preferences of outstanding preferred shares would reduce the amount of funds available for the payment of distributions on the common shares. Further, holders of preferred shares are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.

Under certain circumstances, the issuance of preferred shares may delay, prevent, render more difficult or tend to discourage:

•	a merger, tender offer or proxy contest;

•	the assumption of control by a holder of a large block of our securities; or

•	the removal of incumbent management.

Our board of directors, without stockholder approval, may issue preferred shares with voting and conversion rights that could adversely affect the holders of common shares, subject to the limits described above. We currently have no preferred shares issued and outstanding. Our board of directors has no present plans to issue preferred shares, but may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Each common stockholder is entitled at each meeting of stockholders to one vote per share owned by such common stockholder on all matters submitted to a vote of common stockholders, including the election of directors. There is no cumulative voting in the election of our board of directors, which means that the holders of a majority of our outstanding common shares can elect all of the directors then standing for election and the holders of the remaining common shares will not be able to elect any directors.

An annual meeting of our stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors, our chief executive officer or our president or upon the written request of stockholders holding at least 10% of the common shares entitled to vote at such meeting. The presence of stockholders, either in person or by proxy, entitled to cast at least 50% of all the votes entitled to be cast at a meeting constitutes a quorum. Generally, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the Maryland General Corporation Law and our articles, stockholders are generally entitled to vote at a duly held meeting at which a quorum is present on:

•	amendments to our articles and the election and removal of directors (except as otherwise provided in our articles or under the Maryland General Corporation Law);

•	our liquidation or dissolution; and

•	a merger, consolidation or sale or other disposition of substantially all of our assets.

No such action can be taken by our board of directors without a vote of our stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter or, in the case of director elections, a majority of the votes present in person or by proxy at a meeting at which a quorum is present. Stockholders are not entitled to exercise any of the rights of an objecting stockholder provided for in Title 3, Subtitle 2 of the Maryland General Corporation Law unless our board of directors determines that such rights shall apply with respect to all or any classes or series of shares, to a particular transaction or all transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights.

We will maintain, as part of our books and records, and will make available for inspection by any stockholder or the stockholder’s designated agent at our office an alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our common stock held by each of them. We will update the stockholder list at least quarterly to reflect changes in the information contained therein. A copy of the list shall be mailed to any stockholder who requests the list within 10 days of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay the reasonable costs of producing the list. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. Stockholders also have rights under Rule 14a-7 under the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If we do not honor a proper request for the stockholder list, then the requesting stockholder shall be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. A stockholder, however, shall not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose, including a tender offer for our shares, or any other purpose not related to the requesting stockholder’s interest in our affairs.

Restrictions On Transfer

In order for us to qualify as a REIT, no more than 50% in value of the outstanding shares of our common stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our common stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first taxable year ending December 31, 2009. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments (and a similar test requires that at least 95% of our gross income for each calendar year must consist of rents from real property and income from other real property investments together with certain other passive items such as dividend and interest). The rents received by the Operating Partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. In order to assist us in preserving our status as a REIT, among other purposes, our articles provide generally that (i) no person may beneficially or constructively own common shares in excess of 9.9% (in value or number of shares) of the outstanding common shares; (ii) no person may beneficially or constructively own shares in excess of 9.9% of the value of the total outstanding shares; (iii) no person may beneficially or constructively own shares that would result in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including, but not limited to, beneficial or constructive ownership that would result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (iv) no person may transfer or attempt to transfer shares if such transfer would result in our shares being owned by fewer than 100 Persons.

Our articles provide that if any of the restrictions on transfer or ownership described above are violated, the shares represented hereby will be automatically transferred to a charitable trust for the benefit of one or more charitable beneficiaries effective on the day before the purported transfer of such shares. We will designate a trustee of the charitable trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the charitable trust. The trustee will receive all distributions on the shares of our capital stock in the same trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the same trust. The purported transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.9% ownership limit, the transfer is exempted by our board of directors from the ownership limit based upon receipt of information (including certain representations and undertakings from the purported transferee) that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our articles provide that we may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if our Board of Directors determines that ownership or a transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer shall be made within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust. During this 20-day period, we will have the option of redeeming such shares of our capital stock. Upon any such transfer or purchase, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price paid by the purported transferee for the shares or, if the purported transferee did not give value for the shares in connection with the event causing the shares to be held in the charitable trust (e.g., in the case of a gift, devise or other such transaction), the market price of the shares on the day of the event causing the shares to be held in the charitable trust and (b) the price per share received by the charitable trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the charitable trust. The charitable trustee may reduce the amount payable to the purported transferee by the amount of dividends and distributions which have been paid to the purported transferee and are owed by the purported transferee to the charitable trustee pursuant to our articles. Any net sales proceeds in excess of the amount payable to the purported transferee shall be immediately paid to the charitable beneficiary. If, prior to our discovery that shares have been transferred to the charitable trustee, such shares are sold by a purported transferee, then (i) such shares shall be deemed to have been sold on behalf of the charitable trust and (ii) to the extent that the purported transferee received an amount for such shares that exceeds the amount that such purported transferee was entitled to receive pursuant to our articles, such excess shall be paid to the charitable trustee upon demand.

Any person who acquires or attempts or intends to acquire beneficial ownership or constructive ownership of shares that will or may violate the foregoing restrictions, or any person who would have owned shares that resulted in a transfer to the charitable trust pursuant to our articles, is required to immediately give us written notice of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

The ownership limits do not apply to a person or persons which our Board of Directors has, in its sole discretion, determined to exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under the Code or Treasury regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned and other information related to such ownership.

Distribution Objectives

We intend to accrue and pay distributions on a regular basis. We expect to continue paying distributions unless our results of operations, our general financial condition, general economic conditions or other factors prohibit us from doing so. The timing and amount of distributions will be determined by our board of directors, in its discretion and may vary from time to time. In addition, to the extent our investments are in development or redevelopment projects or in properties that have significant capital requirements, our ability to make distributions may be negatively impacted, especially during our initial quarters of operations and from time to time thereafter. Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions. Therefore, particularly in the earlier part of this offering, some or all of our distributions may continue to be paid from sources, such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. We have not placed a cap on the amount of our distributions that may be paid from any of these sources.

We declare distributions to our stockholders as of daily record dates and aggregate and pay them on a monthly basis. Because all of our operations will be performed indirectly through the Operating Partnership, our ability to pay distributions will depend on the Operating Partnership’s ability to pay distributions to its partners, including Hines Global. Distributions are paid to our stockholders as of record dates selected by our board of directors. Distributions are authorized at the discretion of our board of directors, which will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements of the Code. Our ability to pay distributions may be affected by a number of factors, including:

•	our Advisor’s ability to identify and execute investment opportunities at a pace consistent with capital we raise;

•	the ability of borrowers to meet their obligations under any real estate related debt investments we make;

•	our operating and interest expenses;

•	the ability of tenants to meet their obligations under any leases associated with any properties we acquire;

•	the amount of distributions we receive from our indirect real estate investments;

•	the ability of borrowers to meet their obligations under any real estate-related debt investments we make;

•	our ability to keep our properties occupied;

•	our ability to maintain or increase rental rates when renewing or replacing current leases;

•	capital expenditures and reserves therefor;

•	leasing commissions and tenant inducements for leasing space;

•	the issuance of additional shares; and

•	financings and refinancings.

We must distribute to our stockholders at least 90% of our annual ordinary taxable income in order to continue to meet the requirements for being treated as a REIT under the Code. This requirement is described in greater detail in the “Material U.S. Federal Income Tax Considerations — Requirements for Qualification as a REIT — Distribution Requirements” section of this prospectus. Our directors may authorize distributions in excess of this percentage as they deem appropriate. Differences in timing between the receipt of income and the payment of expenses, and the effect of required debt payments, among other things, could require us to borrow funds from third parties on a short-term basis, issue new securities or sell assets to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT. These methods of obtaining funding could affect future distributions by increasing operating costs. We refer you to the “Risk Factors — Risks Related to Our Business in General — We may need to incur borrowings that would otherwise not be incurred to meet REIT minimum distribution requirements” and “Material U.S. Federal Income Tax Considerations — Requirements for Qualification as a REIT” sections in this prospectus.

With the authorization of our board of directors, we declared distributions for the period from October 20, 2009 through June 30, 2011. These distributions are calculated based on stockholders of record each day in an amount equal to $0.00191781 per share, per day, which, based on a purchase price of $10 per share, would equate to a 7% annualized distribution rate if it were maintained every day for a twelve-month period. Distributions for the period from October 20, 2009 through February 28, 2010 were paid on March 1, 2010. Subsequent distributions have been or will be paid on the first business day following the completion of the month to which such distributions relate. All distributions were or will be paid in cash or reinvested in shares of our common stock for those participating in our distribution reinvestment plan.

We expect to continue paying distributions on a monthly basis unless our results of operations, our general financial condition, general economic conditions or other factors inhibit us from doing so. The timing and amount of distributions will be determined by our board of directors, in its discretion, and may vary from time to time. Until the proceeds from this offering are fully invested, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions paid. Therefore, particularly in the earlier part of this offering, some or all of our distributions may continue to be paid from sources other than cash flow from operations, such as cash advances by our Advisor, cash resulting from a waiver or deferral of fees, borrowings and/or proceeds from this offering. We have not placed a cap on the amount of our distributions that may be paid from any of these sources. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources — Distributions” for a discussion of distributions that have been paid and the sources of funds for those distributions.

Share Redemption Program

Our shares are currently not listed on a national securities exchange, and we do not know whether they will ever be listed. In order to provide our stockholders with some liquidity, we have a share redemption program. As described below, we cannot guarantee that our share redemption program will be available indefinitely. Stockholders who have purchased shares from us or received their shares through a non-cash transaction, not in the secondary market, and have held their shares for at least one year may receive the benefit of limited liquidity by presenting for redemption to us all or a portion of those shares, in accordance with the procedures outlined herein. At that time, we may, subject to the conditions and limitations described below, redeem the shares presented for redemption by such stockholders, at the following prices:

•	$9.25 per share, for stockholders who have owned their shares for at least one year;

•	$9.50 per share, for stockholders who have owned their shares for at least two years;

•	$9.75 per share, for stockholders who have owned their shares for at least three years; and

•	$10.00 per share, for stockholders who have owned their shares for at least four years.

In the event of the death or disability (as defined in the Code) of the holder, shares may be redeemed at a rate of the lesser of $10.00 per share or the purchase price paid for those shares and the one year holding period requirement and the limitation on the number of shares that may be redeemed, as described below, will be waived. In addition, in the event a stockholder is having all his shares redeemed, we may waive the one-year holding requirement for shares purchased under our distribution reinvestment plan. For purposes of the one-year holding period, limited partners of the Operating Partnership who exchange their OP Units for shares of our common stock (and any persons to whom they transfer such stock to) shall be deemed to have owned those shares of our common stock as of the date the related OP Units were issued.

During the period of any public offering, the repurchase price will be equal to or below the price of the shares offered in the relevant offering. We will not pay our Advisor or its affiliates any fees to complete any transactions under our share redemption program.

To the extent our board of directors determines that we have sufficient available cash for redemptions as described below, we initially intend to redeem shares on a monthly basis; however, our board of directors may determine from time to time to adjust the timing of redemptions or suspend or terminate our share redemption program upon 30 days’ notice. Subject to the limitations and restrictions on the program and to funds being available, the number of shares repurchased during any consecutive twelve month period will be limited to no more than 5% of the number of outstanding shares of common stock at the beginning of that twelve month period. Please see “Risk Factors — Risks Related to Investing in this Offering — Your ability to have your shares redeemed is significantly limited under our share redemption program, and if you are able to have your shares redeemed, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares” for information regarding the suspension of the share redemption program of Hines Real Estate Investment Trust, Inc., a public, non-traded REIT sponsored by Hines, which we refer to herein as Hines REIT.

Unless our board of directors determines otherwise, the funds available for redemptions in each month will be limited to the funds received from the distribution reinvestment plan in the prior month. Our board of directors has complete discretion to determine whether all of such funds from the prior month’s distribution reinvestment plan can be applied to redemptions in the following month, whether such funds are needed for other purposes or whether additional funds from other sources may be used for redemptions.

Our board of directors may terminate, suspend or amend the share redemption program at any time upon 30 days’ written notice without stockholder approval if our directors believe such action is in our best interests, or if they determine the funds otherwise available to fund our share redemption program are needed for other purposes. Any notice of a termination, suspension or amendment of the share redemption program will be made via a report on Form 8-K filed with the SEC at least 30 days prior to the effective date of such termination, suspension or amendment. Our board of directors may also limit the amounts available for redemption at any time in their sole discretion.

All requests for redemption must be made in writing and received by us at least five business days prior to the end of the month. You may also withdraw your request to have your shares redeemed. Withdrawal requests must also be made in writing and received by us at least five business days prior to the end of the month. We cannot guarantee that we will have sufficient funds from our distribution reinvestment plan, or at all, to accommodate all requests made in any month. In the event the number of shares for which repurchase requests have been submitted exceeds the limits on the number of shares we can redeem or the funds available for such redemption in a particular month and our board of directors determines that we will repurchase shares in that month, then shares will be repurchased on a pro rata basis and the portion of any unfulfilled repurchase request will be held and considered for redemption until the next month unless withdrawn. In addition, if we do not have sufficient available funds at the time redemption is requested, you can withdraw your request for redemption or request in writing that we honor it at such time in a successive month, if any, when we have sufficient funds to do so. Such pending requests will generally be considered on a pro-rata basis with any new redemption requests we receive in the applicable period.

Commitments by us to repurchase shares will be communicated either telephonically or in writing to each stockholder who submitted a request on or promptly (no more than five business days) after the fifth business day following the end of each month. We will redeem the shares subject to these commitments, and pay the redemption price associated therewith, within three business days following the delivery of such commitments. You will not relinquish your shares until we redeem them. Please see “Risk Factors — Risks Related to Investing in this Offering — Your ability to have your shares redeemed is limited under our share redemption program, and if you are able to have your shares redeemed, it may be at a price that is less than the price you paid for the shares and the then-current market value of the shares” and “Risk Factors — Risks Related to Investing in this Offering — There is no public market for our common shares; therefore, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount.”

The shares we redeem under our share redemption program will be cancelled and will have the status of authorized but unissued shares. We will not resell such shares to the public unless such sales are first registered with the Securities and Exchange Commission under the Securities Act and under appropriate state securities laws or are exempt under such laws. We will terminate our share redemption program in the event that our shares ever become listed on a national securities exchange or in the event a secondary market for our common shares develops.

Restrictions on Roll-Up Transactions

Our articles contain various limitations on our ability to participate in Roll-up Transactions. In connection with any proposed transaction considered a “Roll-up Transaction” involving us and the issuance of securities of an entity, which we refer to as a Roll-up Entity, that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all our properties must be obtained from a competent independent appraiser. The properties must be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the properties as of a date immediately prior to the announcement of the proposed Roll-up Transaction. The appraisal shall assume an orderly liquidation of our properties over a 12-month period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and that of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to our stockholders in connection with any proposed Roll-up Transaction. If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed as an exhibit to the registration statement with the Securities and Exchange Commission and with any state where such securities are registered.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, either directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been listed on a national securities exchange or traded through the National Association of Securities Dealers Automatic Quotation National Market System for at least 12 months; or

•	a transaction involving our conversion into a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: our common stockholder voting rights; the term of our existence; compensation to our Advisor or our sponsor; or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to our common stockholders who vote “no” on the proposal the choice of:

•	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as stockholders and preserving their interests on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•	that would result in our common stockholders having democracy rights in a Roll-up Entity that are less than those provided in our articles and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our articles and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by our common stockholders.

Stockholder Liability

Both the Maryland General Corporation Law and our articles provide that our stockholders are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or our board of directors.

The Maryland General Corporation Law provides that our stockholders are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan pursuant to which you may have the distributions you receive reinvested in additional common shares. During this offering, you may purchase common shares under our distribution reinvestment plan for $9.50 per share. No sales commissions or dealer manager fees will be paid in connection with shares purchased pursuant to our distribution reinvestment plan. A copy of our distribution reinvestment plan as currently in effect is included as Appendix C to this prospectus.

Investors participating in our distribution reinvestment plan may purchase fractional shares. If sufficient common shares are not available for issuance under our distribution reinvestment plan, we will remit excess distributions in cash to the participants. If you elect to participate in the distribution reinvestment plan, you must agree that, if at any time you fail to meet the applicable income and net worth standards or are no longer able to make the other investor representations or warranties set forth in the then current prospectus, the subscription agreement or our articles relating to such investment, you will promptly notify us in writing of that fact.

Stockholders purchasing common shares pursuant to the distribution reinvestment plan will have the same rights and will be treated in the same manner as if such common shares were purchased pursuant to this offering.

At least quarterly, we will provide each participant a confirmation showing the amount of the distribution reinvested in our shares during the covered period, the number of common shares owned at the beginning of the covered period, and the total number of common shares owned at the end of the covered period. We have the discretion not to provide a distribution reinvestment plan, and a majority of our board of directors may amend or terminate our distribution reinvestment plan for any reason at any time upon 10 days’ prior notice to the participants; provided, however, our board will not be permitted to amend the plan if such amendment would eliminate plan participants’ ability to withdraw from the plan at least annually. Your participation in the plan will also be terminated to the extent that a reinvestment of your distributions in our common shares would cause the percentage ownership limitation contained in our articles to be exceeded. Otherwise, unless you terminate your participation in our distribution reinvestment plan in writing, your participation will continue even if the shares to be issued under the plan are registered in a future registration. You may terminate your participation in the distribution reinvestment plan at any time by providing us with 10 days’ written notice. A withdrawal from participation in the distribution reinvestment plan will be effective only with respect to distributions paid more than 30 days after receipt of written notice. Generally, a transfer of common shares will terminate the stockholder’s participation in the distribution reinvestment plan as of the first day of the month in which the transfer is effective.

If you participate in our distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash, but rather to have the distributions withheld and reinvested in our common shares. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional common shares. You will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. In addition, the difference between the public offering price of our shares and the amount paid for shares purchased pursuant to our distribution reinvestment plan may be deemed to be taxable as income to participants in the plan. Please see “Risk Factors — Risks Related to Taxes — Stockholders who participate in our distribution reinvestment plan may realize taxable income without receiving cash distributions.”

Business Combinations

The Maryland General Corporation Law prohibits certain business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate for five years after the most recent date on which the stockholder becomes an interested stockholder. These business combinations include a merger, consolidation or share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns ten percent or more of the voting power of the corporation’s outstanding voting stock; or

•	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. As permitted by the Maryland General Corporation Law, our board of directors has adopted a resolution presently opting out of the business combination provisions of Maryland law, but our board of directors retains discretion to alter or repeal, in whole or in part, this resolution at any time.

Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding “control shares:”

•	owned by the acquiring person;

•	owned by officers; and

•	owned by employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares on which the acquiring person can exercise or direct the exercise of voting power, except solely by virtue of a revocable proxy, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel our board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our articles or bylaws.

As permitted by Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any and all acquisitions by any person of our shares but our board of directors retains the discretion to change this provision in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	a two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

We have elected, pursuant to Subtitle 8, to provide that vacancies on our board of directors may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our articles and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships. We have not elected to be subject to any of the other provisions of Subtitle 8.

Tender Offers

Our articles provide that if any person makes a tender offer, including any “mini-tender” offer, such person must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. If the offeror does not comply with the provisions set forth above, we will have the right to redeem that offeror’s shares, if any, and any shares acquired in such tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Reports to Stockholders

Our articles require that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	Financial statements which are prepared in accordance with GAAP (or the then required accounting principles) and are audited by our independent registered public accounting firm;

•	If applicable, the ratio of the costs of raising capital during the year to the capital raised;

•	The aggregate amount of asset management fees and the aggregate amount of other fees paid to our Advisor and any affiliate of our Advisor by us or third parties doing business with us during the year;

•	Our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	A report from the independent directors that our policies are in the best interests of our stockholders in the aggregate and the basis for such determination; and

•	Separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our Advisor, a director or any affiliate thereof during the year; and the independent directors are specifically charged with a duty to examine and comment in the report on the fairness of the transactions.

PLAN OF DISTRIBUTION

General

We are offering up to $3,500,000,000 in shares of our common stock pursuant to this prospectus through Hines Real Estate Investments, Inc., our Dealer Manager, a registered broker dealer which was organized in June 2003 and is affiliated with Hines. For additional information about our Dealer Manager, please see “Management — The Dealer Manager.” We are offering up to $3,000,000,000 in shares initially allocated to our primary offering and up to $500,000,000 in shares initially allocated to our distribution reinvestment plan. If, prior to the termination of this offering, any of our shares initially allocated to our distribution reinvestment plan remain unsold, we may determine to sell some or all of such shares to the public in our primary offering.

Similarly, if prior to the termination of this offering, we have sold all of the shares allocated to the distribution reinvestment plan and there is additional demand for such shares, we may determine to reallocate to the distribution reinvestment plan shares initially allocated to the primary offering. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” Of the $3,500,000,000 in shares being offered pursuant to this prospectus, we are offering:

•	shares to the public at a price of $10.00 per share; and

•	shares for issuance pursuant to our distribution reinvestment plan at a price of $9.50 per share.

Our offering price was determined based, among other things, on the offering prices of similarly-situated REITs conducting similar offerings. The offering price was not determined based on our book or asset values or any other criteria for valuing shares and is not based on any independent valuation. We do not intend to adjust the offering price during this offering. Please see “Risk Factors — Risks Related to Investing in this Offering — This is a fixed price offering, and the offering price of our shares was not established on an independent basis; therefore, as it was arbitrarily determined, the fixed offering price will not accurately represent the current value of our assets at any particular time and the actual value of your investment may be substantially less than what you pay.”

This offering commenced on August 5, 2009 and will terminate on or before August 5, 2011, unless extended by our board of directors. We reserve the right to terminate this offering at any time.

The proceeds from the sale of shares of our common stock to New York residents are being held in trust for the benefit of investors and will be used only for the purposes set forth in this prospectus. See “Suitability Standards.”

Underwriting Terms

We have not retained an underwriter in connection with this offering. Our common shares are being offered on a “best efforts” basis, which means that no underwriter, broker dealer or other person will be obligated to purchase any shares. Please see “Risk Factors — Risks Related to Investing in this Offering — This offering is being conducted on a “best efforts” basis, and the risk that we will not be able to accomplish our business objectives, and that the poor performance of a single investment will materially adversely affect our overall investment performance, will increase if only a small number of our shares are purchased in this offering.” We will pay our Dealer Manager selling commissions of up to 7.5% of the gross offering proceeds of shares sold in the primary offering; up to 7.0% of the gross offering proceeds of shares sold in the primary offering will be reallowed to participating broker dealers. We will not pay selling commissions on shares issued and sold pursuant to our distribution reinvestment plan. Further, as described below, selling commissions may be reduced or waived in connection with volume or other discounts or other fee arrangements.

The Dealer Manager will enter into selected dealer agreements with certain other broker dealers who are members of the Financial Industry Regulatory Authority, or “FINRA,” to authorize them to sell our shares. Upon the sale of shares by such participating broker dealers, our Dealer Manager will reallow a portion of its commissions to such participating broker dealers.

The Dealer Manager will also receive a dealer manager fee of up to 2.5% of gross offering proceeds we raise from the sale of shares in the primary offering as compensation for managing and coordinating the offering, working with participating broker dealers and providing sales and marketing assistance. We will not pay dealer manager fees on shares issued and sold pursuant to our distribution reinvestment plan. Further, as described below, dealer manager fees may be waived in connection with certain discounts. The Dealer Manager, in its sole discretion, may pay to participating broker dealers out of its dealer manager fee a marketing fee in an amount up to 1.5% of gross offering proceeds from the sale of shares in the primary offering by such participating broker dealers; and may pay out of its dealer manager fee up to an additional 1.0% of the gross offering proceeds from the sale of shares in our primary offering by such participating broker dealers, as reimbursements for distribution and marketing-related costs and expenses, such as, fees and costs associated with attending or sponsoring conferences and technology costs. The marketing fees may be paid to any particular participating broker dealer based upon prior or projected volume of sales and the amount of marketing assistance and the level of marketing support provided by a participating broker dealer in the past and anticipated to be provided in this offering. In addition, our Dealer Manager may incur the expense of training and education meetings, business gifts and travel and entertainment expenses which comply with the FINRA Rules.

We will also reimburse our Advisor for all actual issuer costs incurred by our Advisor and its affiliates in connection with this offering and our organization; provided that the aggregate of our issuer costs, together with selling commissions and the dealer-manager fee, shall not exceed an aggregate of 15% of the gross offering proceeds. Such issuer costs will include our reimbursements to the Dealer Manager and participating broker-dealers for bona fide out-of-pocket itemized and detailed due diligence expenses incurred by these entities, which we expect will be equal to 0.25% of the gross offering proceeds, but we are permitted to pay up to 0.5% of the gross offering proceeds for such expenses. Reimbursement of due diligence expenses may include legal fees, travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of the allocable share of actual out-of-pocket employee expenses of internal due diligence personnel of the participating broker-dealer conducting due diligence on the offering. Such costs may also in our sole discretion be reimbursed from amounts paid or reallowed to these entities as a marketing fee.

Other than these fees, we may not pay referral or similar fees to any professional or other person in connection with the distribution of the shares in this offering.

We have agreed to indemnify participating broker dealers, our Dealer Manager and our Advisor against material misstatements and omissions contained in this prospectus, as well as other potential liabilities arising in connection with this offering, including liabilities arising under the Securities Act, subject to certain conditions. The Dealer Manager will also indemnify participating broker dealers against such liabilities, and under certain circumstances, our sponsor and/or our Advisor may agree to indemnify participating broker dealers against such liabilities.

We entered into an agreement with our Dealer Manager, our Advisor and Ameriprise Financial Services, Inc. (“Ameriprise”), pursuant to which Ameriprise was appointed as a participating broker dealer in this offering. Subject to certain limitations set forth in the selected dealer agreement with Ameriprise, we, our Dealer Manager and our Advisor, jointly and severally, agreed to indemnify, defend and hold harmless Ameriprise and each person, if any, who controls Ameriprise within the meaning of the Securities Act of 1933, as amended, against losses, liability, claims, damages and expenses caused by certain untrue or alleged untrue statements, or omissions or alleged omissions of material fact made in connection with the offering or in certain filings with the Securities and Exchange Commission and certain other public statements, or the breach by us, our Dealer Manager or our Advisor or any employee or agent acting on our or their behalf, of any of the representations, warranties, covenants, terms and conditions of the Selected Dealer Agreement. In addition, Hines separately agreed to provide a limited indemnification to Ameriprise of these matters on a joint and several basis with the other entities and we have agreed to indemnify and reimburse Hines for any amounts Hines is required to pay pursuant to this indemnification. Please see “Conflicts of Interest.”

We entered into an agreement with our Dealer Manager, our Advisor and Securities America, Inc. (“Securities America”), pursuant to which Securities America was appointed as a participating broker dealer in this offering. Subject to certain limitations set forth in the selected dealer agreement with Securities America, we, our Dealer Manager and our Advisor, jointly and severally, agreed to indemnify, defend and hold harmless Securities America and each person, if any, who controls Securities America within the meaning of the Securities Act of 1933, as amended, against losses, liability, claims, damages and expenses caused by certain untrue or alleged untrue statements, or omissions or alleged omissions of material fact made in connection with the offering or in certain filings with the Securities and Exchange Commission and certain other public statements, or the breach by us, our Dealer Manager or our Advisor or any employee or agent acting on our or their behalf, of any of the representations, warranties, covenants, terms and conditions of the selected dealer agreement with Securities America. In addition, Hines separately agreed to provide a limited indemnification to Securities America of these matters on a joint and several basis with the other entities and we have agreed to indemnify and reimburse Hines for any amounts Hines is required to pay pursuant to this indemnification. Please see “Conflicts of Interest.”

The following table shows the estimated maximum compensation payable to our Dealer Manager, a portion of which may be reallowed to participating broker dealers in connection with this offering.

		Percentage of
		Maximum (Excluding
Type of Compensation and Expenses	Maximum Amount	DRP Shares)

Selling Commissions(1)	$225,000,000	7.5%
Dealer Manager Fees(2)	$75,000,000	2.5%

(1)	For purposes of this table, we have assumed no volume discounts or waived commissions as discussed elsewhere in this “Plan of Distribution.” We will not pay commissions for sales of shares pursuant to our distribution reinvestment plan.

(2)	For purposes of this table, we have assumed no waiver of the dealer manager fees as discussed elsewhere in this “Plan of Distribution.” We will not pay a dealer manager fee for sales of shares pursuant to our distribution reinvestment plan.

In accordance with applicable FINRA Rules, in no event will total underwriting compensation under Rule 2310 payable to FINRA members exceed 10% of maximum gross offering proceeds, excluding proceeds from the distribution reinvestment plan. Additional amounts may be paid for bona fide out-of-pocket itemized and detailed due diligence expenses.

We will pay the underwriting compensation described above and the other organization and offering costs which are considered to be issuer costs such as the costs of our organization, actual legal, bona fide out-of-pocket itemized due diligence expenses, accounting, printing, filing fees, transfer agent costs, postage, escrow fees, data processing fees, advertising and sales literature and other offering related expenses.

In the event that an investor:

•	has a contract for investment advisory and related brokerage services which includes a fee based on the amount of assets under management or a “wrap” fee feature;

•	has a contract for a “commission replacement” account, which is an account in which securities are held for a fee only;

•	has engaged the services of a registered investment adviser with whom the investor has agreed to pay compensation for investment advisory services or other financial or investment advice (except where an investor has a contract for financial planning services with a registered investment advisor that is also a registered broker-dealer, such contract will not qualify the investor for the discount reflecting nonpayment of the selling commissions as described below); or

•	is investing in a bank trust account with respect to which the investor has delegated the decision-making authority for investments made in the account to a bank trust department for a fee;

we will sell shares to or for the account of such investor at a 7.5% discount, or $9.25 per share, reflecting the fact that selling commissions will not be paid in connection with such purchases. The net proceeds we receive from the sale of shares will not be affected by such sales of shares made net of selling commissions.

We may sell shares to retirement plans of participating broker dealers, to participating broker dealers themselves (and their employees), to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and to each of their spouses, parents and minor children) at a 7.5% discount, or $9.25 per share, reflecting that no selling commissions will be paid in connection with such transactions. The net proceeds we receive will not be affected by such sales of shares at a discount.

Our directors and officers, both current and retired, as well as affiliates of Hines and their directors, officers and employees, both current and retired, (and their spouses, parents and minor children) and entities owned substantially by such individuals, may purchase shares in this offering at a 10% discount, or $9.00 per share, reflecting the fact that no selling commissions or dealer manager fees will be paid in connection with any such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount. Hines and its affiliates will be expected to hold their shares purchased as stockholders for investment and not with a view towards distribution.

In addition, Hines, our Dealer Manager or one of their affiliates may form one or more foreign-based entities for the purpose of raising capital from foreign investors to invest in our shares. Sales of our shares to any such foreign entity may be at a 7.5% discount, or $9.25 per share, reflecting the fact that no selling commissions will be paid in connection with any such transactions. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

Shares sold at the discounts described above are identical in all respects to shares sold without such discounts, with equal distribution, liquidation and other rights.

Volume Discounts

We are offering, and participating broker dealers and their registered representatives will be responsible for implementing, volume discounts to qualifying purchasers (as defined below) who purchase $250,000 or more in shares from the same participating broker dealer, whether in a single purchase or as the result of multiple purchases. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the qualifying purchasers in the form of the issuance of additional shares.

The volume discounts operate as follows:

				Maximum
				Selling
				Commission
			Maximum	per Share
Amount of Selling			Selling	paid to
Commission Volume	Amount of Purchaser’s Investment		Commission	Participating
Discount	From	To	per Share	Broker Dealers

1%	$250,000	$499,999	6.5%	6.0%
2%	$500,000	$999,999	5.5%	5.0%
3%	$1,000,000	$2,499,999	4.5%	4.0%
4%	$2,500,000	$4,999,999	3.5%	3.0%
5%	$5,000,000	$9,999,999	2.5%	2.0%
6%	$10,000,000	and over	1.5%	1.0%

For example, if you purchase $350,000 in shares, the selling commissions on $100,000 of such shares will be reduced to 6.5%, in which event you will receive 35,101 shares instead of 35,000 shares, the number of shares you would have received if you had paid $10.00 per share for all the shares purchased. The net offering proceeds we receive from the sale of shares are not affected by volume discounts.

Subsequent purchases made in this offering and any subsequent offerings from the same participating broker-dealer will be combined with previous purchases for purposes of computing the amount invested and applying the appropriate volume discount. For example, if you previously purchased $200,000 of shares and you are now purchasing an additional $60,000 of shares, you may combine these amounts, resulting in you exceeding the $250,000 breakpoint by $10,000 and you will receive the lower sales commission with respect to that $10,000.

As set forth below, a “qualifying purchaser” may combine purchases by other persons for the purpose of qualifying for a volume discount, and for determining commissions payable to participating broker dealers. You must request that your share purchases be combined for this purpose by designating such on your subscription agreement. For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	an individual, his or her spouse or “domestic or life partner” and their children under the age of 21 who purchase the common shares for his, her or their own accounts for this purpose, “domestic or life partner” means any two unmarried, same-sex or opposite-sex individuals who are unrelated by blood, maintain a shared primary residence or home address, and have joint property or other insurable interests;

•	a corporation, partnership, association, joint-stock company, trust fund or any organized group of persons, whether incorporated or not;

•	an employees’ trust, pension, profit-sharing or other employee benefit plan qualified under Section 401(a) of the Code;

•	all commingled trust funds maintained by a given bank; and

•	subscriptions obtained by certain participating broker dealers, as discussed below.

Any request to combine purchases of our shares will be subject to our verification that such purchases were made by a “qualifying purchaser.”

In addition, our Dealer Manager may, in its sole discretion, allow participating broker dealers to combine subscriptions of multiple purchasers as part of a combined order for purposes of determining the commissions payable to our Dealer Manager and the participating broker dealer. In order for a participating broker dealer to combine subscriptions for the purposes of qualifying for discounts or fee waivers, our Dealer Manager and such participating broker dealer must agree on acceptable procedures relating to the combination of subscriptions for this purpose. In all events, in order to qualify, any such combined order of subscriptions must be from the same participating broker dealer.

For sales of $10 million or more, our Dealer Manager may, in its sole discretion, agree to waive all or a portion of the dealer manager fee, such that shares purchased in any such transaction may be at a discount of up to 8.5%, or $0.85 per share, reflecting a reduction in selling commissions from 7.5% to 1.5% as a result of the volume discount described above and an additional reduction of up to 2.5% due to the Dealer Manager’s reduction or waiver of its fee. The net offering proceeds we receive will not be affected by any such reduction or waiver of the dealer manager fee.

Accordingly, your ability to receive a discount based on combining orders or otherwise may depend on the financial advisor or broker dealer through which you purchase your shares, so you should check before purchasing shares.

Requests to combine subscriptions as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the participating broker dealer, and any resulting reduction in selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Regardless of any reduction in any commissions for any reason, any other fees based upon gross proceeds of the offering will be calculated as though the purchaser paid $10.00 per share. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Please note that although you will be permitted to participate in the distribution reinvestment plan, if you qualify for the discounts and fee waivers described above, you may be able to receive a lower price on subsequent purchases in this offering than you would receive if you participate in our distribution reinvestment plan and have your distributions reinvested at the price offered thereunder.

Discounts will be available through certain financial advisers and broker dealers under the circumstances described above, and you should ask your financial advisor and/or broker dealer about the ability to receive such discounts.

The Subscription Process

We and participating broker dealers selling shares on our behalf are required to make every reasonable effort to determine whether a purchase of our shares is suitable for you. The participating broker dealers shall transmit promptly to us the completed subscription documentation and any supporting documentation we may reasonably require.

The Dealer Manager and participating broker dealers are required to deliver to you a copy of the final prospectus, as amended. We plan to make this prospectus and the appendices available electronically to our Dealer Manager and the participating broker dealers, as well as to provide them paper copies, and such documents will be available on our website at www.hinesrei.com/global/investorrelations.com. Any prospectus, amendments and supplements, as well as any quarterly reports, annual reports, proxy statements or other reports required to be made available to you will be posted on our website at www.hinesrei.com/global/investorrelations.com.

Subscriptions will be effective only upon our receipt and acceptance. We have the right to accept or reject your subscription within 30 days after our receipt of a fully completed copy of the subscription agreement and payment for the number of shares for which you subscribed and, if for any reason we reject your subscription, we will return your funds, without interest or deduction, and your subscription agreement within ten days after we reject your subscription. If we accept your subscription, our transfer agent will mail you a confirmation of initial acceptance of your subscription. No sale of our shares may be completed until at least five business days after the date you receive the final prospectus.

To purchase shares pursuant to this offering, you must deliver a completed subscription agreement, in substantially the form that accompanies this prospectus, prior to the termination of this offering. You should pay for your shares by check payable, or wire transfer, to Hines Global REIT, Inc.

Subscriptions will be effective only upon our acceptance. We may, for any reason, accept or reject any subscription agreement, in whole or in part. You may not terminate or withdraw a subscription or purchase obligation after you have delivered a subscription agreement evidencing such obligation to us.

Admission of Stockholders

We will generally admit stockholders daily as subscriptions for shares are accepted by us in good order. After you have been admitted as a stockholder, we intend to use your subscription proceeds to make real estate investments and pay fees and expenses as described in this prospectus. Please see “Estimated Use of Proceeds.”

Investments through IRA Accounts

Community National Bank has agreed to act as an IRA custodian for investors who would like to purchase shares through an IRA. For any accountholder that makes and maintains an investment equal to or greater than $10,000 in shares of our common stock through an IRA for which Community National Bank serves as custodian, we will pay the base fee for the first calendar year and an affiliate of Hines will pay the base fee for each successive year. Beginning on the date that their accounts are established, all investors will be responsible for any other fees applicable to their accounts. Further information about custodial services is available through your broker or through our Dealer Manager. See “Questions and Answers About This Offering — Who can help answer my questions?” for the Dealer Manager’s contact information.

Subscription Agreement

The general form of subscription agreement that investors will use to subscribe for the purchase of shares in this offering is included as Appendix B to this prospectus. The subscription agreement requires all investors subscribing for shares to make the following certifications or representations:

•	your tax identification number set forth in the subscription agreement is accurate and you are not subject to backup withholding;

•	a copy of this prospectus was delivered or made available to you;

•	you meet the minimum income, net worth and any other applicable suitability standards established for you, as described in the “Suitability Standards” section of this prospectus;

•	you are purchasing the shares for your own account; and

•	you acknowledge that there is no public market for the shares and, thus, your investment in shares is not liquid.

The above certifications and representations are included in the subscription agreement in order to help satisfy the responsibility of participating broker dealers and our Dealer Manager to make every reasonable effort to determine that the purchase of our shares is a suitable and appropriate investment for you and that appropriate income tax reporting information is obtained. We will not sell any shares to you unless you are able to make the above certifications and representations by executing the subscription agreement. By executing the subscription agreement, you will not, however, be waiving any rights you may have under the federal securities laws.

Determinations of Suitability

Our sponsor and each participating broker dealer who sells shares on our behalf has the responsibility to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by the prospective investor regarding, among other things, each prospective investor’s financial situation and investment objectives. In making this determination, participating broker dealers who sell shares on our behalf may rely on, among other things, relevant information provided by the prospective investors. Each prospective investor should be aware that participating broker dealers are responsible for determining suitability and will be relying on the information provided by prospective investors in making this determination. In making this determination, participating broker dealers have a responsibility to ascertain that each prospective investor:

•	meets the minimum income and net worth standards set forth under the “Suitability Standards” section of this prospectus;

•	can reasonably benefit from an investment in our shares based on the prospective investor’s investment objectives and overall portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective investor’s net worth and overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of an investment in the shares;

•	the risk that the prospective investor may lose his or her entire investment;

•	the lack of liquidity of the shares;

•	the restrictions on transferability of the shares; and

•	the tax consequences of an investment in the shares.

Participating broker dealers are responsible for making the determinations set forth above based upon information relating to each prospective investor concerning his age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective investor, as well as other pertinent factors. Each participating broker dealer is required to maintain records of the information used to determine that an investment in shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Investment

In order to purchase shares in this offering, you must initially invest at least $2,500, which will equal 250 shares, assuming no discounts apply. Thereafter, subject to restrictions imposed by state law, you may purchase additional shares in whole or fractional share increments subject to a minimum for each additional purchase of $50. You should carefully read the minimum investment requirements explained in the “Suitability Standards” section of this prospectus.

Termination Date

This offering will terminate at the time all shares being offered pursuant to this prospectus have been sold or the offering is terminated prior thereto and the unsold shares are withdrawn from registration, but in no event later than August 5, 2011, unless we announce an extension of the offering in a supplement or amendment to this prospectus.

THE OPERATING PARTNERSHIP

We conduct substantially all of our operations through the Operating Partnership. The following is a summary of the material provisions of the Limited Partnership Agreement of the Operating Partnership, which we refer to as the Partnership Agreement, and is qualified by the specific language in the Partnership Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus forms a part.

General

The Operating Partnership was formed on January 7, 2009 to hold our assets. It will allow us to operate as what is generally referred to as an “Umbrella Partnership Real Estate Investment Trust,” or an “UPREIT,” which structure is utilized generally to provide for the acquisition of real property from owners who desire to defer taxable gain that would otherwise be recognized by them upon the disposition of their property. These owners may also desire to achieve diversity in their investment and other benefits afforded to owners of stock in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of an UPREIT, such as the Operating Partnership, will be deemed to be assets and income of the REIT.

A property owner may contribute property to an UPREIT in exchange for limited partner units on a tax-free basis. In addition, the Operating Partnership is structured to make distributions with respect to OP Units that will be equivalent to the distributions made to holders of our common shares. Finally, a limited partner in the Operating Partnership may exercise its right, under certain conditions to exchange his or her interests in the Operating Partnership for cash or shares of our common stock, generally at our election, in a taxable transaction.

The Partnership Agreement contains provisions which would allow, under certain circumstances, other entities, including other investment vehicles sponsored by Hines or its affiliates, to merge into or cause the exchange or conversion of their interests for limited partner interests in the Operating Partnership. In the event of such a merger, exchange or conversion, the Operating Partnership may issue additional OP Units which would generally be entitled to the same exchange rights as other holders of OP Units of the Operating Partnership. In addition, Hines and its affiliates have the right to request the repurchase of any OP Units held by Hines and its affiliates under certain circumstances as described in “— Repurchase of Special OP Units or Other OP Units held by Hines and its Affiliates Under Certain Circumstances.” As a result, any such merger, exchange or conversion could ultimately result in the issuance of a substantial number of our common shares, thereby diluting the percentage ownership interest of other stockholders. In addition, our Advisor may choose to receive some or all of acquisition fees, debt financing fees, asset management fees and disposition fees to which it is entitled in the form of OP Units, in lieu of cash, and any such issuance will also dilute the percentage ownership interest of other stockholders. We may also create separate classes or series of OP Units having privileges, variations and designations as we may determine in our sole and absolute discretion.

We expect to hold substantially all of our assets and conduct substantially all of our operations through the Operating Partnership. We are the sole general partner of the Operating Partnership and, as of December 31, 2010, we owned a 99.9% ownership interest in the Operating Partnership and Hines Global REIT Associates Limited Partnership, an affiliate of Hines, owned a 0.1% ownership interest in the Operating Partnership as a limited partner. Please see “— Special OP Units” below for a description of the Special OP Units to be owned by affiliates of Hines. As the sole general partner of the Operating Partnership, we have the exclusive power to manage and conduct the business of the Operating Partnership.

Purposes and Powers

The Operating Partnership is organized as a Delaware limited partnership. The purposes of the Operating Partnership are to conduct any lawful business that may be conducted by a limited partnership formed under the Delaware Revised Uniform Limited Partnership Act; provided however, that such business shall be limited to and conducted in such a manner as to permit us at all times to qualify as a REIT, unless we otherwise cease to qualify as a REIT. The Operating Partnership may also be a partner (general or limited) in partnerships (general or limited), a venturer in joint ventures, a stockholder in corporations, a member in limited liability companies or an investor in any other type of business entity created to accomplish all or any of the foregoing.

Operations

The Partnership Agreement requires that the Operating Partnership be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes (unless we otherwise cease to qualify as a REIT), avoid any federal income or excise tax liability and ensure that the Operating Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in the Operating Partnership being taxed as a corporation, rather than as a partnership. Please see “Material U.S. Federal Income Tax Considerations — Tax Aspects of Our Investments in Our Operating Partnership.” The Partnership Agreement provides that, except as provided below with respect to the Special OP Units and in connection with certain events described in “— Repurchase of Special OP Units or Other OP Units held by Hines and its Affiliates under Certain Circumstances,” the Operating Partnership may distribute cash flow from operations to its partners in accordance with their relative percentage interests, on a monthly basis or, at our election, more or less frequent basis, in amounts determined by us such that generally a holder of one OP Unit in the Operating Partnership will receive an amount of annual cash flow distributions from the Operating Partnership equal to the amount of annual distributions paid to the holder of one of our common shares. Please see “— Distributions” below.

The Partnership Agreement provides that, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations:

•	income from operations is allocated first to the holder of the Special OP Units until such holder has been allocated income in an amount equal to distributions made or required to be made to such holder, and then to the remaining partners of the Operating Partnership in proportion to the number of units held by each of them;

•	gain from the sale or other disposition of property is generally allocated in such a manner as to cause the capital account balances of the holder of the Special OP Units and the holders of the OP Units to be in proportion to their respective percentage interests in the net liquidation value of the partnership capital as determined at such time; and

•	all losses are generally allocated in such a manner as to cause the capital account balances of the holder of the Special OP Units and the holders of the OP Units to be in proportion to their respective percentage interests in the net liquidation value of the partnership capital as determined at such time.

Upon the liquidation of the Operating Partnership, after payment of debts and obligations, any remaining assets of the Operating Partnership will be distributed to partners with positive capital accounts in accordance with their respective positive capital account balances.

There will be a corresponding allocation of realized (or, in the case of redemption, unrealized) profits of the Operating Partnership made to the owner of the Special OP Units in connection with the amounts payable with respect to the Special OP Units, including amounts payable upon repurchase of the Special OP Units, and those amounts will be payable only out of realized (or, in the case of repurchase, unrealized) profits of our Operating Partnership. Depending on various factors, including the date on which shares of our common stock are purchased and the price paid for such shares of common stock, a stockholder may receive more or less than the 8.0% cumulative non-compounded annual pre-tax return on their net contributions described in “— Special OP Units” below prior to the commencement of distributions to the owner of the Special OP Units.

In addition to the administrative and operating costs and expenses incurred by the Operating Partnership in acquiring and operating real estate investments, the Operating Partnership will pay all of our administrative costs and expenses. Such expenses will include:

•	all expenses relating to the continuity of our existence;

•	all expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

•	all expenses associated with compliance by us with applicable laws, rules and regulations;

•	all costs and expenses relating to any issuance or repurchase of OP Units or our common shares; and

•	all our other operating or administrative costs incurred in the ordinary course of our business on behalf of the Operating Partnership.

Amendments

The consent of limited partners holding 67% of the aggregate percentage interest held by all limited partners is required to approve certain amendments to the Partnership Agreement, including amendments that:

•	affect the conversion factor or redemption right in any manner adverse to the limited partners and;

•	adversely affect the rights of the limited partners to receive distributions payable to them other than with respect to the issuance of certain partnership units.

Additionally, the written consent of the general partner and any partner adversely affected is required to amend the Partnership Agreement if the amendment would alter the Operating Partnership’s allocations of profit and loss to the limited partners, other than with respect to the issuance of certain partnership units, or would enlarge the obligation of such partner to make capital contributions to the Operating Partnership or the amendment would alter the right or entitlement of any such partner or its Affiliates to receive distributions of cash or other property or allocations of items of income, gain, deduction, loss or credits.

Transferability of Our General Partner Interest

We may not (1) voluntarily withdraw as the general partner of the Operating Partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in the Operating Partnership (except to a wholly owned subsidiary), unless the transaction in which such withdrawal, business combination or transfer occurs results in the holders of OP Units receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction (or in the case of the holder of the Special OP Units, the amount of cash, securities or other property equal to the fair market value of the Special OP Units) or unless, in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the Operating Partnership in return for an interest in the Operating Partnership and agrees to assume all obligations of the general partner of the Operating Partnership. We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the holders of OP Units and the consent of the holder of the Special OP Units. With certain exceptions, the holders of OP Units may not transfer their interests in the Operating Partnership, in whole or in part, without our written consent, as general partner.

Voting Rights

When the consent of partners is required to approve certain actions, such as amendments to the Partnership Agreement or a transfer of our interests in the Operating Partnership as referenced above, such matters must be approved by the holders of OP Units holding the applicable percentage of OP Units required and the holder of the Special OP Units.

Repurchase of OP Units

Pursuant to the Partnership Agreement, limited partners will receive rights that will enable them to request the repurchase of their OP Units for cash or, generally at our option, common shares in Hines Global. These repurchase rights will be exercisable one year after the OP Units are issued to such limited partner; provided however that this holding period shall not apply to any of the OP Units issued to our Advisor or its affiliates. The cash amount to be paid will be equal to the cash value of the number of our shares that would be issuable if the OP Units were exchanged for our shares on a one-for-one basis and such shares were redeemed pursuant to any then existing share redemption program; provided, however, that if there is no existing share redemption program, the cash value will generally be determined based on net asset value. Alternatively, we may elect to purchase the OP Units by issuing one common share for each OP Unit exchanged. A limited partner cannot exercise these repurchase rights if such repurchase would:

•	cause us to no longer qualify (or it would be likely that we no longer would qualify) as a REIT under the Code;

•	result in any person owning common shares in excess of our ownership limits;

•	constitute or be likely to constitute a violation of any applicable federal or state securities law;

•	violate any provision of our articles or bylaws;

•	cause us to be “closely held” within the meaning of Section 856(h) of the Code;

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code; or

•	cause the Operating Partnership to be classified as a “publicly traded partnership” as that term is defined in Section 7704 of the Code or cause a technical termination of the Operating Partnership under Section 708 of the Code. In particular, as long as the Operating Partnership is potentially subject to classification as a publicly traded partnership, a limited partner may exercise repurchase rights only if:

•	the repurchase would constitute a “private transfer” (as that term is defined in the Partnership Agreement); or

•	the repurchase, when aggregated with other transfers of OP Units within the same taxable year (but not including private transfers), would constitute 10% or less of the percentage interests in the Operating Partnership.

We do not expect to issue any of the common shares offered hereby to limited partners of the Operating Partnership in exchange for their OP Units. Rather, in the event a limited partner of the Operating Partnership exercises its repurchase rights, and we elect to purchase the OP Units with our common shares, we expect to issue unregistered common shares or subsequently registered shares in connection with such transaction.

Special OP Units

The holders of the Special OP Units will be entitled to distributions from our Operating Partnership in an amount equal to 15% of distributions, including those from sales of real estate investments, refinancings and other sources, but only after our stockholders have received (or are deemed to have received), in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, noncompounded annual pretax return on such invested capital.

Repurchase of Special OP Units or other OP Units held by Hines and its Affiliates Under Certain Circumstances

Pursuant to the Partnership Agreement and our Advisory Agreement, Hines and its affiliates have the right to request the repurchase of the Special OP Units or OP Units received in exchange for such Special OP Units and other OP Units held by them following the occurrence of any of the following events: (i) a listing of our shares on a national securities exchange, (ii) a merger, consolidation or sale of substantially all of our assets or any similar transaction or any transaction pursuant to which a majority of our directors then in office are replaced or removed, or (iii) the termination or nonrenewal of our Advisory Agreement for any reason other than by our Advisor. If any such event occurs, at the election of the holder, the holder may retain the Special OP Units after receiving a distribution with respect to the event, convert the Special OP Units into OP Units and, hold such OP Units or require us to repurchase the Special OP Units or such OP Units and any other OP Units held by Hines or its affiliates; except that, with respect to (iii) above, any payment upon repurchase shall be made in the form of a promissory note and not cash. The purchase price for such repurchase and the payment with respect to such event will depend on the triggering event. If the triggering event is a listing of our shares on a national securities exchange, the purchase price will be based on the average share price of our shares for a specified period. In the case of a merger, consolidation or sale of substantially all of our assets or any similar transaction, the purchase price will be based on the value of the consideration received or to be received by us or our stockholders on a per share basis. If pursuant to a transaction a majority of our directors then in office are replaced or removed or, in the event, we or the Operating Partnership terminate or do not renew our Advisory Agreement, then the purchase price will be based on the net asset value of the Operating Partnership assets as determined by an independent valuation. Please see “Management — Our Advisor and our Advisory Agreement — Removal of our Advisor” and “Risk Factors — Risks Related to Investing in this Offering — Payments to the holder of the Special OP Units or any other OP Units will reduce cash available for distribution to our stockholders,” and “Risk Factors — Risks Related to Organizational Structure — The repurchase of interests in the Operating Partnership held by Hines and its affiliates (including the Special OP Units and other OP Units) as required in our Advisory Agreement may discourage a takeover attempt.” and “Risk Factors — Risks Related to Organizational Structure — Hines’ ability to cause the Operating Partnership to purchase the Special OP Units and any other OP Units that it or its affiliates hold in connection with the termination of our Advisory Agreement may deter us from terminating our Advisory Agreement.”

Capital Contributions

If the Operating Partnership requires additional funds, any partner may, but is not required to, make an additional capital contribution to the Operating Partnership. We may loan to the Operating Partnership the proceeds of any loan obtained or debt securities issued by us so long as the terms of such loan to the Operating Partnership are substantially equivalent to the loan obtained or debt securities issued by us. If any partner contributes additional capital to the Operating Partnership, the partner will receive additional OP Units and its percentage interest in the Operating Partnership will be increased on a proportionate basis based upon the amount of such additional capital contributions and the value of the Operating Partnership at the time of such contributions.

As we accept subscriptions for shares, we will transfer substantially all of the net proceeds of the offering to the Operating Partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. The Operating Partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with the offering. Under the Partnership Agreement, we generally are obligated to contribute the proceeds of a securities offering as additional capital to the Operating Partnership in exchange for additional OP Units. In addition, we are authorized to cause the Operating Partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interests of us and the Operating Partnership.

Tax Matters

Hines Global is the tax matters partner of the Operating Partnership and, as such, has the authority to handle tax audits and to make tax elections under the Code on behalf of the Operating Partnership.

Indemnity

The Operating Partnership must indemnify and hold Hines Global (and its employees, directors, and/or officers) harmless from any liability, loss, cost or damage, including without limitation reasonable legal fees and court costs, incurred by it by reason of anything it may do or refrain from doing hereafter for and on behalf of the Operating Partnership or in connection with its business or affairs. However, the Operating Partnership will not be required to indemnify:

•	Hines Global for any liability, loss, cost or damage caused by its fraud, willful misconduct or gross negligence;

•	officers and directors of Hines Global (other than our independent directors) for any liability, loss, cost or damage caused by such person’s negligence or misconduct; or

•	our independent directors for any liability, loss, cost or damage caused by their gross negligence or willful misconduct.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of material U.S. federal income tax considerations associated with an investment in our common stock that may be relevant to you. The statements made in this section of the prospectus are based upon current provisions of the Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as:

•	insurance companies:

•	tax-exempt organizations (except to the limited extent discussed in “— Taxation of Tax-Exempt Stockholders” below);

•	financial institutions or broker-dealers;

•	non-U.S. individuals and foreign corporations (except to the limited extent discussed in “— Taxation of Non-U.S. Stockholders” below);

•	U.S. expatriates;

•	persons who mark-to-market our common stock;

•	subchapter S corporations;

•	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

•	regulated investment companies and REITs;

•	trusts and estates;

•	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code; and

•	persons holding our common stock through a partnership or similar pass-through entity.

This summary assumes that stockholders hold shares as capital assets for federal income tax purposes, which generally means property held for investment.

The statements in this section are based on the current federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND SALE OF OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND REGARDING POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of our Company

We were organized in December 2008 as a Maryland corporation, and we elected to be taxed as a REIT for federal income tax purposes commencing with our taxable year ending December 31, 2009. We believe that, commencing with such taxable year, we have been organized and have operated in such a manner as to qualify for taxation as a REIT under the federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with this offering, Greenberg Traurig, LLP has delivered an opinion to us that, commencing with our taxable year ended on December 31, 2009, we are organized in conformity with the requirements for qualification as a REIT under the Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT. It must be emphasized that the opinion of Greenberg Traurig, LLP is based on various assumptions relating to our organization and operation, and is conditioned upon representations and covenants made by us regarding our organization, assets, the past, present and future conduct of our business operations and speaks as of the date issued. In addition, Greenberg Traurig, LLP’s opinion is based on existing federal income tax law regarding qualification as a REIT, which is subject to change either prospectively or retroactively. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Greenberg Traurig, LLP or by us that we will so qualify for any particular year. Greenberg Traurig, LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this prospectus. Moreover, our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code related to our income and assets, the compliance with which will not be reviewed by Greenberg Traurig, LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. Any net operating losses, foreign tax credits and other tax attributes generally do not pass through to our stockholders. Even if we qualify as a REIT, we will be subject to federal tax in the following circumstances:

•	We will pay federal income tax on any taxable income, including undistributed net capital gain, that we do not distribute to stockholders during, or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference including any deductions of net operating losses.

•	We will pay income tax at the highest corporate rate on:

—	net income from the sale or other disposition of property acquired through foreclosure (“foreclosure property”) that we hold primarily for sale to customers in the ordinary course of business, and

—	other non-qualifying income from foreclosure property.

•	We will pay a 100% tax on net income from sales or other dispositions of property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business.

•	If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “— Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, in either case, multiplied by

•	a fraction intended to reflect our profitability.

•	If we fail to distribute during a calendar year at least the sum of (1) 85% of our REIT ordinary income for the year, (2) 95% of our REIT capital gain net income for the year, and (3) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with any Taxable REIT Subsidiary (“TRS”), that are not conducted on an arm’s-length basis.

•	In the event we fail to satisfy any of the asset tests, other than a de minimis failure of the 5% asset test, the 10% vote test or 10% value test, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or the highest federal income tax rate then applicable to U.S. corporations (currently 35%) on the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	In the event we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure.

•	If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

—	the amount of gain that we recognize at the time of the sale or disposition, and

—	the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “— Recordkeeping Requirements.”

•	The earnings of our lower-tier entities that are subchapter C corporations, including any TRSs, will be subject to federal corporate income tax.

In addition, notwithstanding our qualification as a REIT, we may also have to pay certain state and local income taxes because not all states and localities treat REITs in the same manner that they are treated for federal income tax purposes. Moreover, as further described below, any TRS we form will be subject to federal, state and local corporate income tax on their taxable income.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation, but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.	Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.	It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.

We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 applied to us beginning with our 2010 taxable year. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust under the federal income tax laws, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6.

We believe that we meet and we currently intend to continue to meet conditions (1) through (4), (7), (8), (9). In addition, we believe that we have had and currently intend to continue to have outstanding stock with sufficient diversity of ownership to allow us to satisfy conditions (5) and (6). With respect to condition (6), we have complied and currently intend to continue to comply with the requirement that we send annual letters to our stockholders requesting information regarding the actual ownership of our shares of stock. In addition, our charter contains an ownership limit that is intended to assist us with continuing to satisfy the stock ownership requirements described in (5) and (6) above. The ownership limit, together with compliance with the annual stockholder letter requirement described above, however, may not ensure that we will, in all cases, be able to satisfy the stock ownership requirements described above. If the Company were to fail to satisfy these stock ownership requirements and could not avail itself of any statutory relief provisions, we would not qualify as a REIT. See “— Failure to Qualify as a REIT” below.

Qualified REIT Subsidiaries.  A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a “qualified REIT subsidiary” are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all of the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as our assets, liabilities, and items of income, deduction, and credit.

Other Disregarded Entities and Partnerships.  An unincorporated domestic entity, such as a partnership or limited liability company that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share for purposes of the 10% value test (see “— Asset Tests”) will be based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share will be based on our proportionate interest in the capital interests in the partnership. Our proportionate share of the assets, liabilities, and items of income of any partnership, joint venture, or limited liability company that is treated as a partnership for federal income tax purposes in which we acquire an equity interest, directly or indirectly, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements.

Taxable REIT Subsidiaries.  A REIT may own up to 100% of the shares of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities will automatically be treated as a TRS. We will not be treated as holding the assets of a TRS or as receiving any income that the TRS earns. Rather, the stock issued by a TRS to us will be an asset in our hands, and we will treat the distributions paid to us from such TRS, if any, as income. This treatment may affect our compliance with the gross income and asset tests. Because we will not include the assets and income of TRSs in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

A TRS pays income tax at regular corporate rates on any income that it earns. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis.

A TRS may not directly or indirectly operate or manage any health care facilities or lodging facilities or provide rights to any brand name under which any health care facility or lodging facility is operated. A TRS may provide rights to any brand name under which any health care facility or lodging facility is operated if (1) such rights are provided to an “eligible independent contractor” (as described below) to operate or manage a health care facility or lodging facility, (2) such rights are held by the TRS as a franchisee, licensee, or in a similar capacity and (3) such health care facility or lodging facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS is not considered to operate or manage a “qualified health care property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so. Additionally, a TRS that employs individuals working at a “qualified health care property” or “qualified lodging facility” outside of the United States is not considered to operate or manage a “qualified health care property” or “qualified lodging facility”, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract.

Rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements.

Gross Income Tests

We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of that 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property, or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•	income and gain derived from foreclosure property; and

•	income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.

Rents from Real Property.  Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•	First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales.

•	Second, neither we nor a direct or indirect owner of 10% or more of our stock may own, actually or constructively, 10% or more of a tenant from whom we receive rent, other than a TRS.

•	Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties.

In order for the rent paid under our leases to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether our leases are true leases depends on an analysis of all the surrounding facts and circumstances. We intend to enter into leases that will be treated as true leases. If our leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that our Operating Partnership and its subsidiaries receive from our leases may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose our REIT status unless we qualify for relief, as described below under “— Failure to Satisfy Gross Income Tests.”

As described above, in order for the rent that we receive to constitute “rents from real property,” several other requirements must be satisfied. First, rent must not be based in whole or in part on the income or profits of any person. Percentage rent, however, will qualify as “rents from real property” if it is based on percentages of receipts or sales and the percentages:

•	are fixed at the time the leases are entered into;

•	are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits; and

•	conform with normal business practice.

More generally, rent will not qualify as “rents from real property” if, considering the leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the rent on income or profits.

Second, we must not own, actually or constructively, 10% or more of the shares or the assets or net profits of any lessee (a “related party tenant”), other than a TRS. The constructive ownership rules generally provide that, if 10% or more in value of our stock is owned, directly or indirectly, by or for any person, we are considered as owning the shares owned, directly or indirectly, by or for such person. We anticipate that all of our properties will be leased to third parties which do not constitute related party tenants. In addition, our charter prohibits transfers of our stock that would cause us to own actually or constructively, 10% or more of the ownership interests in any non- TRS lessee. Based on the foregoing, we should never own, actually or constructively, 10% or more of any lessee other than a TRS. However, because the constructive ownership rules are broad and it is not possible to monitor continually direct and indirect transfers of our stock, no absolute assurance can be given that such transfers or other events of which we have no knowledge will not cause us to own constructively 10% or more of a lessee (or a subtenant, in which case only rent attributable to the subtenant is disqualified), other than a TRS.

As described above, we may own up to 100% of the shares of one or more TRSs. Under an exception to the related-party tenant rule described in the preceding paragraph, rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.

Third, the rent attributable to the personal property leased in connection with the lease of a property must not be greater than 15% of the total rent received under the lease. The rent attributable to the personal property contained in a property is the amount that bears the same ratio to total rent for the taxable year as the average of the fair market values of the personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property contained in the property at the beginning and at the end of such taxable year (the “personal property ratio”). With respect to each of our leases, we believe either that the personal property ratio will be less than 15% or that any rent attributable to excess personal property will not jeopardize our ability to qualify as a REIT. There can be no assurance, however, that the IRS would not challenge our calculation of a personal property ratio, or that a court would not uphold such assertion. If such a challenge were successfully asserted, we could fail to satisfy the 75% or 95% gross income test and thus potentially lose our REIT status.

Fourth, we cannot furnish or render noncustomary services to the tenants of our properties, or manage or operate our properties, other than through an independent contractor who is adequately compensated and from whom we do not derive or receive any income. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost for performing such services) does not exceed 1% of our income from the related property. Finally, we may own up to 100% of the shares of one or more TRSs, which may provide noncustomary services to our tenants without tainting our rents from the related properties. We do not intend to perform any services other than customary ones for our lessees, unless such services are provided through independent contractors or TRSs.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related lessee, (2) the lessee either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.” In that case, we might lose our REIT qualification because we would be unable to satisfy either the 75% or 95% gross income test. In addition to the rent, the lessees are required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties, such as a lessee’s proportionate share of a property’s operational or capital expenses, such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest.  The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•	an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

Dividends.  Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both gross income tests.

Prohibited Transactions.  A REIT will incur a 100% tax on the net income (including foreign currency gain) derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets will be held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•	the aggregate expenditures made by the REIT, or any partner of the REIT, during the two-year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•	either (1) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies, (2) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year or (3) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•	if the REIT has made more than seven sales of non-foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of the safe-harbor provisions in the federal income tax laws prescribing when an asset sale will not be characterized as a prohibited transaction. We cannot assure you, however, that we can comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.

Foreclosure Property.  We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•	that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.

A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•	on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•	on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•	which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions.  From time to time, we or our Operating Partnership may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our or our

Operating Partnership’s trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and (2) any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.

Foreign Currency Gain.  Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

Failure to Satisfy Gross Income Tests.  If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the U.S. Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.

Asset Tests

To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and, in certain circumstances, foreign currencies;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs; and

•	investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.

Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or 10% of the value of any one issuer’s outstanding securities, or the 10% vote test or 10% value test, respectively.

Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.

Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.

For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:

•	“Straight debt” securities, which are defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

•	a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

•	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement,” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•	Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We may enter into sale and repurchase agreements under which we would nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we would be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may make or invest in mezzanine loans. Certain of our mezzanine loans may qualify for the safe harbor in Revenue Procedure 2003-65, pursuant to which certain loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% real estate asset test and the 10% vote or value test. We may make or invest in some mezzanine loans that do not qualify for that safe harbor and that do not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make such investments in such a manner as not to fail the asset tests described above.

No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. However, there is no assurance that we will not inadvertently fail to comply with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•	the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

In the event that we violate the 5% asset test, the 10% vote test or the 10% value test described above, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a description of each asset causing the failure with the IRS and (3) pay a tax equal to the greater of $50,000 or 35% of the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests. However, there is no assurance that the IRS would not challenge our ability to satisfy these relief provisions.

We believe that the assets that we will hold will satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets and securities. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Distribution Requirements

Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:

•	the sum of

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

•	90% of our after-tax net income, if any, from foreclosure property, minus

•	the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year,

•	95% of our REIT capital gain income for such year, and

•	any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.

We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

It is possible that we may not have sufficient cash or other liquid assets to meet the distribution requirements discussed above. This could result because of competing demands for funds, or because of timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds, raise funds through the issuance of additional shares of common stock or, if possible, pay taxable dividends of our common stock or debt securities.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of real properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to the Advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for federal income tax purposes. However, depending on the terms of any specific transaction, the IRS might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such recharacterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the recharacterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the recharacterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our dividends being treated as ordinary income to our stockholders.

Recordkeeping Requirements

We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to stockholders generally would be taxable as ordinary income. Subject to certain limitations of the federal income tax laws, corporate stockholders may be eligible for the dividends received deduction and stockholders taxed at individual rates may be eligible for the reduced federal income tax rate of 15% through 2012 on such dividends. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.

Taxation of Taxable U.S. Stockholders

As used herein, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

•	an estate whose income is subject to federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If a partnership, entity or arrangement treated as a partnership for federal income tax purposes holds our common stock, the federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common stock generally will be taxed as described below. For a summary of the federal income tax treatment of distributions reinvested in additional shares of common stock pursuant to our distribution reinvestment plan, see “Description of Capital Stock — Distribution Reinvestment Plan.” For a summary of the U.S. federal income tax treatment of shares of common stock redeemed by us under our share redemption program, see “Description of Capital Stock — Share Redemption Program.”

As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain. A U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 15% tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is currently 15% through 2012. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 35% through 2012. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “Taxation of Our Company” above), our dividends generally will not be eligible for the 15% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, the 15% tax rate for qualified dividend income will apply to our ordinary REIT dividends (1) attributable to dividends received by us from non REIT corporations, such as a TRS, and (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which our common stock becomes ex-dividend. For taxable years beginning after December 31, 2012, dividends paid to certain individuals, estates or trusts will be subject to a 3.8% Medicare tax.

A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 15% or 25% rate distributions. See “— Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain, or short-term capital gain if the shares of stock have been held for one year or less, assuming the shares of stock are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency distribution” will be treated as an ordinary or capital gain distribution, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

U.S. Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, U.S. stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.

Taxation of U.S. Stockholders on the Disposition of Common Stock

A U.S. stockholder who is not a dealer in securities must generally treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of shares of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.

If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of U.S. Stockholders on a Redemption of Common Stock

A redemption of our common stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in “— Taxation of U.S. Stockholders on the Disposition of Common Stock”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above “— Taxation of Taxable U.S. Stockholders.” Stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is currently 15% for sales and exchanges of assets held for more than one year occurring through December 31, 2012. Absent congressional action, that rate will increase to 20% for sales and exchanges of such assets occurring after December 31, 2012. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.

With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to U.S. stockholders taxed at individual rates, currently at a 15% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our capital stock must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our capital stock only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•	we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our capital stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our capital stock in proportion to their actuarial interests in the pension trust; and

•	either:

•	one pension trust owns more than 25% of the value of our capital stock; or

•	a group of pension trusts individually holding more than 10% of the value of our capital stock collectively owns more than 50% of the value of our capital stock.

Taxation of Non-U.S. Stockholders

The term “non-U.S. stockholder” means a holder of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for federal income tax purposes) or a tax-exempt stockholder. The rules governing federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. This section is only a summary of such rules. Non-U.S. stockholders should consult their own tax advisors to determine the impact of federal, state, and local income tax laws on the purchase, ownership and sale of our common stock, including any reporting requirements.

Distributions

A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to that distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:

•	a lower treaty rate applies and the non-U.S. stockholder files an IRS Form W-8BEN evidencing eligibility for that reduced rate with us;

•	the non-U.S. stockholder files an IRS Form W-8ECI with us claiming that the distribution is effectively connected income; or

•	the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of its common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of such stock. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its common stock, as described below. We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the Foreign Investment in Real Property Act of 1980, or FIRPTA. A USRPI includes certain interests in real property and stock in corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution.

Capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. In such case, we must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. Moreover, if a non-U.S. stockholder disposes of our common stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire our common stock within 61 days of the first day of the 30-day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain. The taxation of capital gain distributions received by certain non-U.S. stockholders may, under certain circumstances, differ materially from that described above in the event that shares of our common stock are ever regularly traded on an established securities market in the United States.

Dispositions

Non-U.S. stockholders could incur tax under FIRPTA with respect to gain realized upon a disposition of our common stock if we are a United States real property holding corporation during a specified testing period. If at least 50% of a REIT’s assets are USRPI, then the REIT will be a United States real property holding corporation. We anticipate that we will be a United States real property holding corporation based on our investment strategy. However, if we are a United States real property holding corporation, a non-U.S. stockholder generally would not incur tax under FIRPTA on gain from the sale of our common stock if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares are held directly or indirectly by non-U.S. stockholders. We cannot assure you that this test will be met. Additional FIRPTA provisions may, under certain circumstances, apply to certain non-U.S. stockholders in the event that shares of our common stock are ever regularly traded on an established securities market in the United States, which may have a material impact on such non-U.S. stockholder.

If the gain on the sale of our common stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. Furthermore, a non-U.S. stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or

•	the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his or her capital gains.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by certain non-U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. If payment of withholding taxes is required, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.

Redemption of Common Stock

A redemption of our common stock by a Non-U.S. stockholder whose income derived from the investment in shares of our common stock is not effectively connected with the Non-U.S. Stockholder’s conduct of a trade or business in the United States will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as sale of our common stock (in which case the redemption will be treated in the same manner as a sale described above in “— Taxation of Non-U.S. Stockholders” — “Dispositions”). The redemption will satisfy such tests if it (i) is “substantially disproportionate” with respect to the holder’s interest in our stock, (ii) results in a “complete termination” of the holder’s interest in all our classes of stock, or (iii) is “not essentially equivalent to a dividend” with respect to the holder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the holder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular holder of our common stock depends upon the facts and circumstances at the time that the determination must be made, prospective investors are advised to consult their own tax advisors to determine such tax treatment.

If a redemption of our common stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above “— Taxation of Non-U.S. Stockholders” — “Distributions.” Non-U.S. stockholders should consult with their tax advisors regarding the taxation of any particular redemption of our shares.

Information Reporting Requirements and Withholding

We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate, currently of 28%, with respect to distributions unless the stockholder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.

Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

For taxable years beginning after December 31, 2012, a U.S. withholding tax at a 30% rate will be imposed on dividends and proceeds of sale in respect of our common stock received by U.S. stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. We will not pay any additional amounts in respect of any amounts withheld.

Statement of Share Ownership

We are required to demand annual written statements from the record holders of designated percentages of our common stock disclosing the actual owners of the shares of common stock. Any record stockholder who, upon our request, does not provide us with required information concerning actual ownership of the shares of common stock is required to include specified information relating to his shares of common stock in his federal income tax return. We also must maintain, within the Internal Revenue District in which we are required to file our federal income tax return, permanent records showing the information we have received about the actual ownership of our common stock and a list of those persons failing or refusing to comply with our demand.

Other Tax Considerations

Tax Aspects of Our Investments in Our Operating Partnership

The following discussion summarizes certain federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership. The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership.  We will be entitled to include in our income our distributive share of the Operating Partnership’s income and to deduct our distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury Regulations relating to entity classification (the “check-the-box regulations”); and

•	is not a “publicly-traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity is treated as having only one owner or member for federal income tax purposes) for federal income tax purposes. Our Operating Partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the check-the-box regulations.

A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly-traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive-type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or (the “90% passive income exception”). Treasury Regulations (the “PTP regulations”) provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors (the “private placement exclusion”), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100 -partner limitation. We and the Operating Partnership believe that the Operating Partnership should not be classified as a publicly traded partnership because (i) OP Units are not traded on an established securities market, and (ii) OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. In addition, we believe that the Operating Partnership presently qualifies for the Private Placement Exclusion. Even if the Operating Partnership were considered a publicly traded partnership under the PTP Regulations, the Operating Partnership should not be treated as a corporation for Federal income tax purposes as long as 90% or more of its gross income consists of “qualifying income” under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined by section 856 of the Code) and gain from the sale or disposition of real property.

We have not requested, and do not intend to request, a ruling from the IRS that our Operating Partnership will be classified as a partnership for federal income tax purposes. If for any reason our Operating Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “— Gross Income Tests”

and “— Asset Tests.” In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. Consequently, the Operating Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of the Operating Partnership and its Partners

Partners, Not the Operating Partnership, Subject to Tax.  A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from the Operating Partnership.

Operating Partnership Allocations.  Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.

Tax Allocations With Respect to the Operating Partnership’s Properties.  Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. When cash is contributed to a partnership in exchange for a partnership interest, such as our contribution of cash to our operating partnership for operating units, similar rules apply to ensure that the existing partners in the partnership are charged with, or benefit from, respectively, the unrealized gain or unrealized loss associated with the partnership’s existing properties at the time of the cash contribution. In the case of a contribution of property, the amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). In the case of a contribution of cash, a book-tax difference may be created because the fair market value of the properties of the partnership on the date of the cash contribution may be higher or lower than the partnership’s adjusted tax basis in those properties. Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference.

Tax Allocations With Respect to Contributed Properties.  Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to section 704(c) of the Code, and several reasonable allocation methods are described therein.

Under the Operating Partnership Agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under section 704(c) to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for federal income tax purposes. It is possible that we may (i) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (ii) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Operating Partnership Interest.  The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to (i) the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (ii) increased by (a) our allocable share of the Operating Partnership’s income and (b) our allocable share of indebtedness of the Operating Partnership, and (iii) reduced, but not below zero, by (a) our allocable share of the Operating Partnership’s loss and (b) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Sale of the Operating Partnership’s Property

Generally, any gain realized by the Operating Partnership on the sale of property held by the Operating Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by the Operating Partnership on the disposition of contributed properties will be allocated first to the partners of the Operating Partnership who contributed such properties to the extent of their built-in gain or loss on those properties for federal income tax purposes. The partners’ built-in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “— Income Taxation of the Operating Partnership and its Partners — Tax Allocations With Respect to the Operating Partnership’s Properties.” Any remaining gain or loss recognized by the Operating Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Operating Partnership.

Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests.” We do not presently intend to acquire or hold or to allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership’s trade or business.

Cost Basis Reporting

Effective January 1, 2011 new federal income tax information reporting rules may apply to certain transactions in our shares. Where they apply, the “cost basis” calculated for the shares involved will be reported to the IRS and to you. Generally these rules apply to all shares purchased after December 31, 2010 including those purchased through our distribution reinvestment plan. We have elected the first in/first out (FIFO) method as the default for calculating the cost basis and gain or loss upon the sale or liquidation. If you timely notify us in writing of your election, you may select another method.

Information reporting (transfer statements) on other transactions may also be required under these new rules. Generally, these reports are made for certain transactions other than purchases of shares acquired before January 1, 2011. Transfer statements are issued between “brokers” and are not issued to the IRS or to you.

Stockholders are urged to consult their tax advisors regarding the consequences of these new rules.

Tax Shelter Reporting

If a stockholder recognizes a loss with respect to the shares of (i) $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, for a holder that is an individual, S corporation, trust, or a partnership with at least one noncorporate partner, or (ii) $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, for a holder that is either a corporation or a partnership with only corporate partners, the stockholder may be required to file a disclosure statement with the IRS on Form 8886. Direct stockholders of portfolio securities are in many cases exempt from this reporting requirement, but stockholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Stockholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Sunset of Certain Reduced Tax Rate Provisions

Several of the tax considerations described herein are subject to a sunset provision. On December 17, 2010, President Obama signed into law the Tax Relief, Unemployment Insurance Reauthorization, and Job Creation Act of 2010, preventing an expiration of current federal income tax rates on December 31, 2010 by amending the sunset provisions such that they will take effect on December 31, 2012. The amended sunset provisions generally provide that for taxable years beginning after December 31, 2012, certain provisions that are currently in the Code will revert back to a prior version of those provisions. The temporary provisions that will, absent further legislative action, expire after 2012 include, without limitation, the reduction in the maximum income tax rate for taxpayers taxed at individual rates on ordinary income to 35% (rather than 39.6%), the reduction in the maximum income tax rate for taxpayers taxed at individual rates for long-term capital gains of 15% (rather than 20%), the application of the 15% tax rate to qualified dividend income for taxpayers taxed at individual rates (rather than a maximum rate of 39.6%), the reduction in the backup withholding rate of 28% (rather than 31%), and certain other tax rate provisions described herein. The impact of these revisions after 2012 is not discussed herein. Consequently, prospective stockholders are urged to consult their own tax advisors regarding the effect of sunset provisions on an investment in our stock.

State and Local Taxes

We and/or you may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisors regarding the effect of state and local tax laws upon an investment in our common stock.

ERISA CONSIDERATIONS

ERISA Considerations for an Initial Investment

The following is a summary of material considerations arising under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the prohibited transaction provisions of Section 4975 of the Code that may be relevant to prospective investors. This discussion does not purport to deal with all aspects of ERISA or the Code that may be relevant to particular investors in light of their particular circumstances.

A prospective investor that is an employee benefit plan subject to ERISA, a tax-qualified retirement plan, an IRA, or a governmental, church, or other benefit plan that is exempt from ERISA (each, a “Plan”) is advised to consult its own legal advisor regarding the specific considerations arising under applicable provisions of ERISA, the Code, and state law with respect to the purchase, ownership, or sale of the shares by such plan or IRA.

A fiduciary of a Plan subject to ERISA should consider the fiduciary standards under ERISA in the context of the Plan’s particular circumstances before authorizing an investment of a portion of such Plan’s assets in our common shares. In particular, the fiduciary should consider:

•	whether the investment satisfies the diversification requirements of Section 404(a)(1)(c) of ERISA;

•	whether the investment is in accordance with the documents and instruments governing the Plan as required by Section 404(a)(1)(D) of ERISA;

•	whether the investment is for the exclusive purpose of providing benefits to participants in the Plan and their beneficiaries, or defraying reasonable administrative expenses of the Plan; and

•	whether the investment is prudent under ERISA.

In addition to the general fiduciary standards of investment prudence and diversification, specific provisions of ERISA and the Code prohibit a wide range of transactions involving the assets of a Plan and transactions with persons who have specified relationships to the Plan. Such persons are referred to as “parties in interest” in ERISA and as “disqualified persons” in the Code. Thus, a fiduciary of a Plan considering an investment in our common shares should also consider whether acquiring or continuing to hold our common shares, either directly or indirectly, might constitute a prohibited transaction. An excise tax may be imposed on any party in interest or disqualified person who participates in a prohibited transaction. The tax exempt status of an IRA will be lost if the IRA enters into a prohibited transaction.

Each fiduciary of an investing Plan must independently determine whether such investment constitutes a prohibited transaction with respect to that Plan. The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the “plan assets” of the Plan. Section 3(42) of ERISA generally provides that “plan assets” means plan assets as defined in regulations issued by the Department of Labor. Under these regulations, if a Plan acquires an equity interest that is neither a “publicly- offered security” nor a security issued by an investment company registered under the Investment Company Act, then for purposes of the fiduciary responsibility and prohibited transaction provisions under ERISA and the Code, the assets of the Plan would include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless an exemption applies.

These regulations define a publicly-offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act, provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred. The shares are being sold in an offering registered under the Securities Act, and will be registered within the relevant time provided under Section 12(g) of the Exchange Act.

The regulations also provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. The regulations further provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The regulations also provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, the existence of certain restrictions on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect the determination that such securities are freely transferable.

Our shares are subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. We believe that the restrictions imposed under our articles and bylaws on the transfer of common shares are limited to the restrictions on transfer generally permitted under these regulations, and are not likely to result in the failure of the common shares to be “freely transferable.”

We believe our common shares are “widely held” and “freely transferable” as described above and, accordingly, that the common shares offered hereby should be deemed to be publicly-offered securities for the purposes of the Department of Labor regulations and that our assets should not be deemed to be “plan assets” of any Plan that invests in our common shares. Nonetheless, we cannot assure you that the Department of Labor and/or the U.S. Treasury Department could not reach a contrary conclusion.

Annual Valuations

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our shares are listed on a national securities exchange, it is not expected that a public market for the shares will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of common shares in a corporation in circumstances where the fair market value of the shares is not determined in the marketplace. Until eighteen months following this or any follow-on offering of our shares prior to any listing, we intend to adopt the share offering price in our most recent offering as the estimated price of our shares; provided that if we have sold a material amount of assets and distributed the net sales proceeds to our stockholders, we will determine the estimated price by reducing the most recent offering price of shares by the amount of such net proceeds which constituted a return of capital. After the end of such eighteen month period, the estimated price of our shares will be based on valuations of our assets performed by independent experts. Any estimated valuations are not intended to represent the amount you would receive if you attempt to sell your shares or if our assets were sold and the proceeds distributed to you in a liquidation of our Company because, among other reasons, the amount of funds available for investment in our assets is reduced by approximately 10% of the offering proceeds we raise. Please see “Estimated Use of Proceeds.” For these reasons, our estimated valuations should not be utilized for any purpose other than to assist plan fiduciaries and IRA custodians in fulfilling their annual valuation and reporting responsibilities. Further, we cannot assure you that the estimated values, or the method used to establish such values, will comply with the ERISA or IRA requirements described above.

LEGAL PROCEEDINGS

We are not presently subject to any material pending legal proceedings other than ordinary routine litigation incidental to our business.

REPORTS TO STOCKHOLDERS

We will make available to you on our web site at www.hinesrei.com/global/investorrelations.com or, at our discretion, via email, our quarterly and annual reports and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.

Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year will be the calendar year.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we may use certain sales material in connection with the offering of the shares. However, such sales material will only be used when accompanied by or preceded by the delivery of this prospectus. In certain jurisdictions, some or all of such sales material may not be available. This material may include information relating to this offering, the past performance of the investment vehicles sponsored by Hines or its affiliates, property brochures and publications concerning real estate and investments.

The following is a brief description of the supplemental sales material prepared by us for use in permitted jurisdictions:

•	The Hines Global REIT Fact Card, Hines Global REIT Brochure and presentations, which briefly summarize (i) information about risks and suitability that investors should consider before investing in us; (ii) objectives and strategies relating to our selection of investments; and (iii) information about Hines Global and its sponsor, Hines;

•	Certain presentations, other print brochures and handouts, which include (i) information about risks and suitability that investors should consider before investing in us; (ii) various topics related to real estate investments and using real estate investments as part of an overall investment strategy; (iii) information regarding certain of our assets; and (iv) information about the sponsor, Hines; and

•	Certain information on our website, electronic media, presentations and third-party articles.

The offering of our common shares is made only by means of this prospectus. Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered a part of this prospectus or the registration statement of which this prospectus is a part. Further, such additional material should not be considered as being incorporated by reference in this prospectus or the registration statement forming the basis of the offering of the shares of which this prospectus is a part.

LEGAL OPINIONS

The legality of the common shares being offered hereby has been passed upon for Hines Global by Venable LLP. The statements under the caption “Material U.S. Federal Income Tax Considerations” as they relate to federal income tax matters have been reviewed by Greenberg Traurig, LLP, and Greenberg Traurig, LLP has opined as to certain income tax matters relating to an investment in the common shares. Greenberg Traurig, LLP has represented Hines and other of our affiliates in other matters and may continue to do so in the future. Please see “Conflicts of Interest — Lack of Separate Representation.”

EXPERTS

The consolidated financial statements of Hines Global REIT, Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009 and for each of the years ended December 31, 2010 and 2009 and the period from December 10, 2008 (date of inception) through December 31, 2008, and the related financial statement schedule, incorporated in this Prospectus by reference from Hines Global’s Annual Report on Form 10-K for the year ended December 31, 2010, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The statements of revenues and certain operating expenses of the property located at 17600 Gillette, Irvine, California, the portfolio of five office buildings located in the Brindleyplace business center of Birmingham, England, Hock Plaza I, located in Durham, North Carolina and Southpark, located in Austin, Texas for the year ended December 31, 2009, incorporated in this Prospectus by reference from Hines Global’s Current Reports on Form 8-K/A have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference (which reports on the statements of revenues and certain operating expenses express unqualified opinions and include explanatory paragraphs referring to the purpose of the statements) and are so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The statement of revenues and certain operating expenses of the property Fifty South Sixth, located in Minneapolis, Minnesota for the year ended December 31, 2009, incorporated in this Prospectus by reference from Hines Global’s Current Report on Form 8-K/A has been audited by Saville Dodgen & Company PLLC, independent auditors, as stated in their report, which is incorporated herein by reference (which report on the statement of revenues and certain operating expenses expresses an unqualified opinion and includes an explanatory paragraph referring to the purpose of the statement) and is so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PRIVACY POLICY NOTICE

To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix D to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

INCORPORATION BY REFERENCE

The Securities and Exchange Commission’s rules allow us to incorporate by reference certain information into the Prospectus. The documents listed below are incorporated by reference into this Prospectus, except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules.

•	Our Annual Report on Form 10-K for the year ended December 31, 2010, filed March 30, 2011.

•	Our Current Reports on Form 8-K, filed March 4, 2011, March 17, 2011 and April 15, 2011 (including pro forma consolidated financial statements for Hines Global as of December 31, 2010); and

•	Our Current Reports on Form 8-K/A, filed August 25, 2010 (including financial statements of 17600 Gillette and pro forma consolidated financial statements for Hines Global), September 22, 2010 (including financial statements of the Brindleyplace Project and pro forma consolidated financial statements for Hines Global), November 10, 2010 (including financial statements of Hock Plaza and pro forma consolidated financial statements for Hines Global), November 12, 2010, December 1, 2010, December 22, 2010 (including financial statements of Southpark and pro forma consolidated financial statements for Hines Global) and January 18, 2011 (including financial statements of Fifty South Sixth and pro forma consolidated financial statements for Hines Global).

We will provide to each person, including any beneficial owner, to whom a prospectus has been delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus contained in the registration statement but not delivered with this prospectus upon written or oral request, at no cost to the requester. Requests for such reports or documents must be made to Hines Global REIT, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Our telephone number is 1-888-220-6121. Such documents may also be accessed on our website at www.HinesREI.com or directly at www.hinesrei.com/global/investorrelations.com.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits related thereto filed with the Commission, reference to which is hereby made.

We are subject to the informational reporting requirements of the Exchange Act, and we will file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any document that we have filed with the Commission at the public reference facilities of the Commission at 100 F Street, N.E., Washington, DC 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference facilities. These documents also may be accessed through the Commission’s electronic data gathering analysis and retrieval system, or EDGAR, via electronic means, included on the Commission’s Internet website, www.sec.gov.

You may also request a copy of these filings at no cost, by writing or telephoning us at:

Hines Global REIT, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
Tel.: 1-888-220-6121
Attn: Investor Relations

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We maintain a website at www.hinesrei.com/global/investorrelations.com where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

GLOSSARY OF TERMS

Advisor:  means Hines Global REIT Advisors, LP, a Texas limited partnership.

Articles:  means the charter of Hines Global REIT, Inc.

Code:  means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

Core Fund:  means Hines US Core Office Fund LP, a Delaware limited partnership.

Dealer Manager:  means Hines Real Estate Investments, Inc., a Delaware corporation, also referred to as “HREI.”

ERISA:  means the Employee Retirement Income Security Act of 1974, as amended.

Exchange Act:  means the Securities Exchange Act of 1934, as amended.

FINRA:  means the Financial Industry Regulatory Authority.

Hines Real Estate Investments, Inc.: means our Dealer Manager.

Hines:  means Hines Interests Limited Partnership, a Delaware limited partnership.

Hines Global:  means Hines Global REIT, Inc., a Maryland corporation.

Hines Global REIT Advisors LP:  means our Advisor.

Hines Global REIT Properties LP:  means our operating partnership.

Hines REIT:  means Hines Real Estate Investment Trust, Inc., a Maryland Corporation.

HREI:  means Hines Real Estate Investments, Inc., also referred to as the “Dealer Manager.”

Investment Company Act:  means the Investment Company Act of 1940, as amended.

IRA:  means an individual retirement account established pursuant to Section 408 or Section 408A of the Code.

Liquidity Event:  means generally a sale of assets, our sale or merger, a listing of the shares on a national securities exchange or similar transaction.

OP Units:  means partner interests in the Operating Partnership.

Operating Partnership:  means Hines Global REIT Properties LP, a Delaware limited partnership.

Partnership Agreement:  means the Amended and Restated Agreement of Limited Partnership of Hines Global REIT Properties LP.

Plan:  means a pension, profit-sharing, retirement employee benefit plan, individual retirement account or Keogh Plan.

REIT:  means an entity that qualifies as a real estate investment trust for U.S. federal income tax purposes.

SAB:  means a Staff Accounting Bulletin of the Securities and Exchange Commission.

Securities Act:  means the Securities Act of 1933, as amended.

Special OP Units:  means the separate class of OP Units of the Operating Partnership held by Hines Global REIT Associates Limited Partnership with economic terms as more particularly described in “The Operating Partnership — Special OP Units.”

Unimproved Real Property:  means Property in which we have an equity interest that is not acquired for the purpose of producing rental or other operating income, that no development or construction in process and for which no development or construction is planned, in good faith to commence within one year.

U.S. GAAP:  means accounting principles generally accepted in the United States of America.

UBTI:  means unrelated business taxable income, as that term is defined in Sections 511 through 514 of the Code.

UPREIT:  means an umbrella partnership real estate investment trust.

INDEX TO FINANCIAL STATEMENTS

Hines Global REIT, Inc. — As of December 31, 2010, 2009 and For the Years Ended December 31, 2010 and 2009 and for the Period From December 10, 2008 (date of inception) through December 31, 2008
Consolidated Financial Statements:
Report of Independent Registered Public Accounting Firm	*
Consolidated Financial Statements:
Consolidated Balance Sheets	*
Consolidated Statements of Operations	*
Consolidated Statements of Equity	*
Consolidated Statements of Cash Flows	*
Notes to Consolidated Financial Statements	*

17600 Gillette Irvine, California — For the Three Months Ended March 31, 2010 (Unaudited) and the Year Ended December 31, 2009
Independent Auditors’ Report	*
Statements of Revenues and Certain Operating Expenses	*
Notes to Statements of Revenues and Certain Operating Expenses	*

Brindleyplace Project, Birmingham, England — For the Six Months Ended June 30, 2010 (Unaudited) and the Year Ended December 31, 2009
Independent Auditors’ Report	*
Statements of Revenues and Certain Operating Expenses	*
Notes to Statements of Revenues and Certain Operating Expenses	*

Hock Plaza, Durham, North Carolina — For the Six Months Ended June 30, 2010 (Unaudited) and the Year Ended December 31, 2009
Independent Auditors’ Report	*
Statements of Revenues and Certain Operating Expenses	*
Notes to Statements of Revenues and Certain Operating Expenses	*

Southpark, Austin, Texas — For the Nine Months Ended September 30, 2010 (Unaudited) and the Year Ended December 31, 2009
Independent Auditors’ Report	*
Statements of Revenues and Certain Operating Expenses	*
Notes to Statements of Revenues and Certain Operating Expenses	*

Fifty South Sixth, Minneapolis, Minnesota— For the Nine Months Ended September 30, 2010 (Unaudited) and the Year Ended December 31, 2009
Independent Auditors’ Report	*
Statements of Revenues and Certain Operating Expenses	*
Notes to Statements of Revenues and Certain Operating Expenses	*

Hines Global REIT, Inc. —
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2010	*
Notes to Unaudited Pro Forma Consolidated Financial Statements	*

*	See the “Incorporation by Reference” section of this Prospectus.

F-1

APPENDIX A

PRIOR PERFORMANCE TABLES

The following prior performance tables (“Tables”) provide information relating to the real estate investment programs sponsored by Hines and its affiliates which have investment objectives similar to ours. Please see “Risk Factors — Risks Related to Our Business in General — We are different in some respects from other investment vehicles sponsored by Hines, and therefore the past performance of such investments may not be indicative of our future results and Hines has limited experience in acquiring and operating certain types of real estate investments that we may acquire.”

This information should be read together with the summary information included in the “Prior Performance” section of this prospectus, which includes a description of each of Hines’ prior programs included in the Tables below. These Tables provide information on the performance of a number of private programs.

The inclusion of the Tables does not imply that we will make investments comparable to those reflected in the Tables or that investors in our shares will experience returns comparable to the returns experienced in the programs referred to in the Tables. In addition, you may not experience any return on your investment. Please see “Risk Factors — Risks Related to Investments in Real Estate — Due to the risks involved in the ownership of real estate investments and real estate acquisitions, a return on your investment in Hines Global is not guaranteed and you may lose some or all of your investment.” If you purchase our shares, you will not acquire any ownership in any of the programs to which the Tables relate.

The following tables are included herein:

TABLE I	Experience in Raising and Investing Funds
TABLE II	Compensation to Sponsor
TABLE III	Operating Results of Prior Programs
TABLE IV	Results of Completed Programs
TABLE V	Sales or Disposals of Properties

Additional information relating to the acquisition of properties by Hines prior programs is contained in TABLE VI, which is included in Part II of the registration statement of which this prospectus is a part, which we have filed with the Securities and Exchange Commission. Copies of any and all such information will be provided to prospective investors at no charge upon request.

Our determination as to which of Hines’ prior programs have investment objectives similar to ours was based primarily on whether the programs primarily invested through the acquisition or development of properties. Generally, we consider programs that invest in real estate properties through acquisition, and not development, to have investment objectives similar to ours regardless of the class of asset in which they invest.

TABLE I

EXPERIENCE IN RAISING AND INVESTING FUNDS AS OF DECEMBER 31, 2010
(ON A PERCENTAGE BASIS(1))
(Past/Prior Performance is Not Indicative of Future Results)

Table I provides a summary of the experience of Hines as a sponsor in raising and investing funds in programs for which the offerings have closed since January 1, 2008. Information is provided as to the manner in which the proceeds of the offerings have been applied and information pertaining to the timing and length of these offerings and the time period over which the proceeds have been invested. The information set forth below includes amounts related to all offerings of the funds, including those which are currently open. All amounts in thousands, except for percentages.

	Hines Real Estate				Hines US	Hines US	Hines
	Investment		Hines US Core		Office Value	Office Value	Pan-European
	Trust, Inc.		Office Fund LP		Added Fund I	Added Fund II	Core Fund

Dollar amount offered	$8,040,000		$2,150,041		$276,443	$827,895	$408,148
Dollar amount raised	$2,534,035		$2,150,041	(7)	$269,400	$621,500	$336,318
Percentage amount raised	31.5%		100.0%		97.5%	75.1%	100.0%
Less offering expenses:
Selling commissions	7.7	%(5)	0.0%		0.0%	0.0%	0.0%
Organizational expenses	2.1	%(6)	0.1%		0.4%	0.2%	0.0%
Reserves	0.0%		0.0%		0.0%	0.0%	0.0%

Percent available for investment	90.2%		99.9%		99.6%	99.8%	100.0%

Acquisition and development costs:
Prepaid items and fees	0.0%		0.0%		0.0%	0.0%	0.3%
Purchase price (cash down payment)(2)	135.5%		207.1%		267.2%	231.5%	154.2%
Acquisition fees	1.1	%(4)	0.0	%(8)	0.0%	0.0%	1.8%
Other capitalized costs	1.5%		4.1%		0.4%	1.3%	4.9%

Total acquisition and development costs	138.1%		211.2%		267.6%	232.9%	161.2%

Percent leveraged(3)	47%		54%		37%	62%	41%

Date offering began	Jun-04		Aug-03		Jun-02	Jun-06	Dec-05
Length of offering	continuing		continuing		29 months	13 months	continuing
Months to invest 90% of amount available for investment	continuing		continuing		36 months	continuing	continuing

(1)	All percentage amounts except “Percent leveraged” represent percentages of the “Dollar amount raised” for each program.

(2)	“Purchase price (cash down payment)” includes both equity- and debt-financed payments. See “Percent leveraged” line for the approximate percentage of the purchase price financed with mortgage or other debt.

(3)	“Percent leveraged” represents total mortgage financing divided by total acquisition cost for properties acquired.

(4)	This amount includes only the cash portion of this fee.

(5)	This amount includes selling commissions of 5.7% and dealer-manager fees of 2.0%.

(6)	This amount includes organization and offering costs.

(7)	These amounts reflect the total dollar amount committed by Hines US Core Office Fund LP and its subsidiaries.

(8)	Acquisition fees are paid out of distributions to investors in the Hines US Core Office Fund LP.

TABLE II

COMPENSATION TO SPONSOR
(Past/Prior Performance is Not Indicative of Future Results)

Table II summarizes the amount and type of compensation paid to Hines and its affiliates during the three years ended December 31, 2010 in connection with all of Hines’ programs, the offerings of which have closed since January 1, 2008. The information set forth below includes amounts related to all offerings of the funds, including those which are currently open. All amounts in thousands.

	Hines Real Estate	Hines US		Hines US		Hines US		Hines
	Investment	Core Office		Value Added		Value Added		Pan-European
	Trust, Inc.	Office Fund LP		Fund I		Fund II		Core Fund

Date offering commenced	Jun-04	Aug-03		Jun-02		Jun-06		Dec-05
Dollar amount raised(1)	$2,534,035	$2,150,041	(2)	$269,400	(3)	$621,500	(4)	$336,318
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—	—		—		—		—
Acquisition fees:
Real estate commissions	—	—		—		—		—
Advisory fees	14,251	—		—		—		—
Dollar amount of cash generated from operations before deducting payments to sponsor	273,990	444,025		9,945		(15,211)		116,512
Amount paid to sponsor from operations:
Property management fees	23,492	37,114		3,162		6,774		—
Development, acquisition, and disposition fees	313	1,906	(5)	—		—		5,486
Partnership and asset management fees	40,440	—	(5)	—		—		6,240
Reimbursements	51,365	76,429		—		—		—
Leasing commissions	5,617	11,596		2,528		2,269		681
Dollar amount of cash generated from property sales and refinancing before deducting payments to sponsor:
Cash	131,571	133,904		205,778		—		—
Notes	—	—		—		—		—
Amount paid to sponsor from property Sales and refinancing:
Real estate commissions	1,409	—		—		—		—
Incentive fees or distributions	—	—		—		—		—

(1)	“Dollar amount raised” represents the total amount of equity raised over the life of the program. All other amounts on this table for the Hines’ private investment funds are for the three-year period ended December 31, 2010.

(2)	These amounts reflect the total dollar amount committed by Hines US Core Office Fund LP and its subsidiaries.

(3)	For Hines US Value Added Fund I, asset management fees of $5.1 million were paid directly by each investor (other than Hines) to the sponsor. These amounts do not reduce such investor’s total capital commitment.

(4)	For Hines US Value Added Fund II, asset management fees of $27.5 million were paid directly by each investor (other than Hines) to the sponsor. These amounts do not reduce such investor’s total capital commitment.

(5)	Acquisition and asset management fees totaling $2.5 million and $15.7 million, respectively, were paid out of distributions to investors.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS
(Past/Prior Performance is Not Indicative of Future Results)

Table III summarizes the operating results of Hines’ prior programs the offerings of which have closed since December 31, 2005. These results include amounts related to all offerings of the funds, including those which are currently open. All amounts are in thousands as of December 31 of the year indicated except as noted otherwise.

	Hines Real		Hines Real		Hines Real		Hines Real		Hines Real
	Estate		Estate		Estate		Estate		Estate
	Investment		Investment		Investment		Investment		Investment
	Trust, Inc.		Trust, Inc.		Trust, Inc.		Trust, Inc.		Trust, Inc.
	2006		2007		2008		2009		2010

Gross revenues	$63,930		$179,576		$333,336		$355,224		$334,471
Profit (loss) on sale of properties			—		—		—		22,537
Profit (loss) on sale of properties after previously recognized FMV Adj	—		—		—		—		—
Less: Operating expenses	(54,873)		(120,521)		(191,539)		(183,547)		(178,728)
Interest expense	(18,310)		(47,835)		(83,111)		(91,538)		(90,992)
Depreciation	(22,478)		(68,151)		(122,577)		(119,729)		(110,661)
Other gain (loss)	(6,759)		(30,709)		(98,452)		46,275		(12,010)

Net income (loss) — GAAP basis	(38,490)		(87,640)		(162,343)		6,685		(35,383)

Taxable income (loss):
From operations	7,969		25,729		38,603		33,440		31,677

From gain (loss) on sale	—				(2)		234		14,574

Cash generated (deficiency) from operations	7,662		17,190		40,634		68,984		28,894
Cash generated from sales	—		—		4,044		1,231		141,896
Cash generated from refinancing	—		—		—		—		—
Cash generated (deficiency) from investing and financing activities (before distributions and sales)	18,576		140,840		(105,076)		(5,101)		(79,500)

Total cash generated (deficiency)	26,238		158,030		(60,398)		65,114		91,290
Less: Cash distributions to investors:
From operating cash flow	(9,372)		(29,324)		(50,965)		(64,675)		(69,292)
From sales and refinancing	—		—		—		—		—
From other (incentive)	—		—		—		—		—

Cash generated (deficiency) after cash distributions	16,866		128,706		(111,363)		439		21,998
Less: Special items (not including sales and refinancing)	—		—		—		—		—

Cash generated (deficiency) after cash distributions and special items	16,866		128,706		(111,363)		439		21,998

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	10		16		20		16		15
— from recapture(1)	—		—		—		—		7
Capital gain (loss)	—		—		—		—		1
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(12	)(2)	(19	)(2)	(26	)(2)	(31	)(2)	(34	)(2)
— from return of capital	—		—		—		—		—

Total distributions on GAAP basis	(12	)(2)	(19	)(2)	(26	)(2)	(31	)(2)	(34	)(2)

Source (on cash basis):
— from sales	—		—		—		—		—
— from refinancing	—		—		—		—		—
— from operations	(12	)(2)	(19	)(2)	(26	)(2)	(31	)(2)	(34	)(2)
— from other	—		—		—		—		—

Total distributions on cash basis	(12	)(2)	(19	)(2)	(26	)(2)	(31	)(2)	(34	)(2)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table									100%

(1)	Ordinary income (loss) from recapture amounts includes the portion of gains/(losses) on sales subject to tax rates which differ from the preferential capital gains tax rates then in effect. Examples could include unrecaptured section 1250 gains and types of depreciation recapture.

(2)	This amount includes cash distributions paid and distributions reinvested during the year pursuant to the dividend reinvestment plan.

	Hines US Core	Hines US Core	Hines US Core	Hines US Core	Hines US Core
	Office Fund LP	Office Fund LP	Office Fund LP	Office Fund LP	Office Fund LP
	2006	2007	2008	2009	2010

Gross revenues	$264,404	$395,366	$498,710	$505,812	$473,804
Profit (loss) on sale of properties	—	—	—	—	—
Profit (loss) on sale of properties after previously recognized FMV Adj	—	—	—	—	106,830
Less: Operating expenses	(121,855)	(172,370)	(235,636)	(232,593)	(212,856)
Interest expense	(65,239)	(101,568)	(136,686)	(135,888)	(139,499)
Depreciation	(83,739)	(168,430)	(193,369)	(178,808)	(159,688)
Other gain (loss)	(3,485)	20,515	14,873	4,489	(58,455)

Net income (loss) — GAAP basis	(9,914)	(26,487)	(52,108)	(36,988)	10,136

Taxable income (loss):
From operations	41,573	66,217	69,101	42,483	31,987

From gain (loss) on sale	—	—	—	—	106,685

Cash generated (deficiency) from operations	69,879	115,607	136,004	111,308	69,668
Cash generated from sales	—	—	—	—	133,904
Cash generated from refinancing	—	—	—	—	—
Cash generated (deficiency) from investing and financing activities (before distributions and sales)	43,098	61,011	14,265	(81,254)	(72,838)

Total cash generated (deficiency)	112,977	176,618	150,269	30,054	130,734
Less: Cash distributions to investors:
From operating cash flow	(87,464)	(131,964)	(148,096)	(45,991)	(97,828)
From sales and refinancing	—	—	—	—	—
From other (incentive)	—	—	—	—	—

Cash generated (deficiency) after cash distributions	25,513	44,654	2,173	(15,937)	32,906
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	25,513	44,654	2,173	(15,937)	32,906

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	24	32	34	21	15
— from recapture(1)	—	—	—	—	4
Capital gain (loss)	—	—	—	—	45
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(50)	(65)	(72)	(22)	(46)
— from return of capital	—	—	—	—	—

Total distributions on GAAP basis	(50)	(65)	(72)	(22)	(46)

Source (on cash basis):
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—
— from operations	(50)	(65)	(72)	(22)	(46)
— from other	—	—	—	—	—

Total distributions on cash basis	(50)	(65)	(72)	(22)	(46)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table					100%

(1)	Ordinary income (loss) from recapture amounts includes the portion of gains/(losses) on sales subject to tax rates which differ from the preferential capital gains tax rates then in effect. Examples could include unrecaptured section 1250 gains and types of depreciation recapture.

	Hines U.S.	Hines U.S.	Hines U.S.	Hines U.S.	Hines U.S.
	Office Value	Office Value	Office Value	Office Value	Office Value
	Added	Added	Added	Added	Added
	Fund I LP	Fund I LP	Fund I LP	Fund I LP	Fund I LP
	2006	2007	2008	2009	2010

Gross revenues	$36,208	$39,342	$41,303	$44,499	$36,737
Profit (loss) on sale of properties	34,178	133,605	—	—	70,698
Profit (loss) on sale of properties after previously recognized FMV Adj	—	—	—	—	—
Less: Operating expenses	(19,280)	(25,192)	(23,843)	(55,505)	(20,437)
Interest expense	(13,576)	(15,060)	(13,325)	(10,235)	(9,628)
Depreciation	(15,891)	(15,546)	(13,865)	(11,238)	(9,025)
Other gain (loss)	(9,545)	185	91	—	—

Net income (loss) — GAAP basis	12,094	117,334	(9,639)	(32,479)	68,345

Taxable income (loss):
From operations	(10,341)	(16,326)	(4,052)	6,024	(4,790)

From gain (loss) on sale	27,192	143,354	—	—	67,200

Cash generated (deficiency) from operations	(3,817)	(6,097)	(5,492)	17,108	(7,361)
Cash generated from sales	73,376	181,922	—	—	205,778
Cash generated from refinancing	—	—	12,000	—	—
Cash generated (deficiency) from investing and financing activities (before distributions)	11,249	16,277	1,376	(670)	(206,984)

Total cash generated (deficiency)	80,808	192,102	7,884	16,438	(8,567)
Less: Cash distributions to investors:
From operating cash flow	(7,100)	(12,518)	—	—	—
From sales and refinancing	(69,000)	(182,000)	(12,000)	—	—
From other (incentive)	—	—	—	—	—

Cash generated (deficiency) after cash distributions	4,708	(2,416)	(4,116)	16,438	(8,567)
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	4,708	(2,416)	(4,116)	16,438	(8,567)

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	(37)	(59)	(15)	22	(17)
— from recapture(1)	18	27	—	—	56
Capital gain (loss)	80	492	—	—	187
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(107)	(494)	—	—	—
— from return of capital	(168)	(210)	(43)	—	—

Total distributions on GAAP basis	(275)	(704)	(43)	—	—

Source (on cash basis):
— from sales	(249)	(659)	—	—	—
— from refinancing	—	—	(43)	—	—
— from operations	(26)	(45)	—	—	—
— from other	—	—	—	—	—

Total distributions on cash basis	(275)	(704)	(43)	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table					42%

(1)	Ordinary income (loss) from recapture amounts includes the portion of gains/(losses) on sales subject to tax rates which differ from the preferential capital gains tax rates then in effect. Examples could include unrecaptured section 1250 gains and types of depreciation recapture.

	Hines U.S.	Hines U.S.	Hines U.S.	Hines U.S.	Hines U.S.
	Office Value	Office Value	Office Value	Office Value	Office Value
	Added	Added	Added	Added	Added
	Fund II LP	Fund II LP	Fund II LP	Fund II LP	Fund II LP
	2006	2007	2008	2009	2010

Gross revenues	$676	$47,590	$96,091	$112,379	$102,154
Profit (loss) on sale of properties			—	—	—
Profit (loss) on sale of properties after previously recognized FMV Adj	—	—	—	—	—
Less: Operating expenses	(2,196)	(33,228)	(49,447)	(90,371)	(111,880)
Interest expense	(1,092)	(37,539)	(50,398)	(29,014)	(28,163)
Depreciation	(363)	(32,767)	(56,822)	(60,233)	(51,446)
Other gain (loss)	(387)	(176)	—	—	—

Net income (loss) — GAAP basis	(3,362)	(56,120)	(60,576)	(66,879)	(89,335)

Taxable income (loss):
From operations	(378)	(31,527)	(11,331)	(8,669)	(10,136)

From gain (loss) on sale	—	—	—	—	—

Cash generated (deficiency) from operations	(100)	(9,391)	(5,134)	(3,101)	(16,055)
Cash generated from sales	—	—	—	—	—
Cash generated from refinancing	—	—	—	—	—
Cash generated (deficiency) from investing and financing activities (before distributions)	4,380	14,918	8,872	7,276	16,899

Total cash generated (deficiency)	4,280	5,527	3,738	4,175	844
Less: Cash distributions to investors:
From operating cash flow	—	—	—	—	—
From sales and refinancing	—	—	—	—	—
From other (incentive)	—	—	—	—	—

Cash generated (deficiency) after cash distributions	4,280	5,527	3,738	4,175	844
Less: Special items (not including sales and refinancing)	—	—	—	—	—

Cash generated (deficiency) after cash distributions and special items	4,280	5,527	3,738	4,175	844

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	(1)	(38)	(14)	(10)	(12)
— from recapture(1)	—	—	—	—	—
Capital gain (loss)	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	—	—	—	—
— from return of capital	—	—	—	—	—

Total distributions on GAAP basis	—	—	—	—	—

Source (on cash basis):
— from sales	—	—	—	—	—
— from refinancing	—	—	—	—	—
— from operations	—	—	—	—	—
— from other	—	—	—	—	—

Total distributions on cash basis	—	—	—	—	—

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table					75%

(1)	Ordinary income (loss) from recapture amounts includes the portion of gains/(losses) on sales subject to tax rates which differ from the preferential capital gains tax rates then in effect. Examples could include unrecaptured section 1250 gains and types of depreciation recapture.

	Hines Suburban	Hines Suburban	Hines Suburban	Hines Pan-		Hines Pan-
	Office Venture	Office Venture	Office Venture	European		European
	LLC	LLC	LLC	Core Fund LP		Core Fund LP
	2006	2007	2008	2006		2007

Gross revenues	$9,045	$5,956	$44	$1,246		$13,889
Profit (loss) on sale of properties	—	19,738	—	—		—
Profit (loss) on sale of properties after previously recognized FMV Adj	—	—	—	—		—
Less: Operating expenses	(4,782)	(3,691)	(152)	(158)		(1,591)
Interest expense	(1,372)	(810)	—	(461)		(4,447)
Depreciation	(2,938)	(827)	—	—		—
Other gain (loss)	—	—	—	(2,154	)(3)	(11,925	)(3)

Net income (loss) — GAAP basis	(47)	20,366	(108)	(1,527)		(4,074)

Taxable income (loss):
From operations	279	(3,881)	(108)	(2,086)		(403)

From gain (loss) on sale	—	21,705	—	—		—

Cash generated (deficiency) from operations	(5,232)	(6,038)	(190)	1,735		12,999
Cash generated from sales	—	42,049	—	—		—
Cash generated from refinancing	—	—	—	—		—
Cash generated (deficiency) from investing and financing activities (before distributions)	5,711	3,506	—	2,283		(1,683)

Total cash generated (deficiency)	479	39,517	(190)	4,018		11,316
Less: Cash distributions to investors:
From operating cash flow	—	(115)	(1,400)	—		(592)
From sales and refinancing	—	(38,682)	—	—		—
From other (incentive)	—	—	—	—		—

Cash generated (deficiency) after cash distributions	479	720	(1,590)	4,018		10,724
Less: Special items (not including sales and refinancing)	—	—	—	—		—

Cash generated (deficiency) after cash distributions and special items	479	720	(1,590)	4,018		10,724

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	5	69	N/A (2)	(13)		(3)
— from recapture(1)	—	60	—	—		—
Capital gain (loss)	—	325	—	—		—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	—	(312)	N/A (2)	(4)		(46)
— from return of capital	—	(376)	N/A (2)	—		—

Total distributions on GAAP basis	—	(688)	—	(4)		(46)

Source (on cash basis):
— from sales	—	(686)	N/A (2)	—		—
— from refinancing	—	—	N/A (2)	—		—
— from operations	—	(2)	N/A (2)	(4)		(46)
— from other	—	—	N/A (2)	—		—

Total distributions on cash basis	—	(688)	—	(4)		(46)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table			0%

(1)	Ordinary income (loss) from recapture amounts includes the portion of gains/(losses) on sales subject to tax rates which differ from the preferential capital gains tax rates then in effect. Examples could include unrecaptured section 1250 gains and types of depreciation recapture.

(2)	All invested capital was returned to the investors of Hines Suburban Office Venture LLC (HSOV) prior to December 31, 2007. However, during 2008 HSOV made a $1.4 million liquidating distribution and had tax losses of approximately $147,000. Since all invested proceeds were returned prior to 2008, the amount of distributions and ordinary tax losses per $1,000 invested cannot be calculated.

(3)	This amount includes unrealized gains and losses on the fair value of investment properties.

	Hines Pan-		Hines Pan-		Hines Pan-
	European		European		European
	Core Fund LP		Core Fund LP		Core Fund LP
	2008		2009		2010

Gross revenues	$27,439		$31,361		$53,646
Profit (loss) on sale of properties	—		—		—
Profit (loss) on sale of properties after previously recognized FMV Adj	—		—		—
Less: Operating expenses	(2,949)		(3,648)		(3,990)
Interest expense	(4,819)		(9,050)		(11,393)
Depreciation	—		—		—
Other gain (loss)	(80,351	)(2)	(43,061	)(2)	(18,250	)(2)

Net income (loss) — GAAP basis	(60,680)		(24,398)		20,012

Taxable income (loss):
From operations	3,393		12,975		2,423

From gain (loss) on sale	—		—		—

Cash generated (deficiency) from operations	14,900		32,507		41,697
Cash generated from sales	—		—		—
Cash generated from refinancing	—		—		—
Cash generated (deficiency) from investing and financing activities (before distributions)	(26,508)		(8,405)		(6,096)

Total cash generated (deficiency)	(11,608)		24,102		35,601
Less: Cash distributions to investors:
From operating cash flow	(6,627)		(11,743)		(15,779)
From sales and refinancing	—		—		—
From other (incentive)	—		—		—

Cash generated (deficiency) after cash distributions	(18,235)		12,359		19,822
Less: Special items (not including sales and refinancing)	—		—		—

Cash generated (deficiency) after cash distributions and special items	(18,235)		12,359		19,822

Tax and Distribution Data Per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
— from operations	(12)		29		(6)
— from recapture(1)	—		—		—
Capital gain (loss)	—		—		—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	(133)		(33)		(39)
— from return of capital	—		—		—

Total distributions on GAAP basis	(133)		(33)		(39)

Source (on cash basis):
— from sales	—		—		—
— from refinancing	—		—		—
— from operations	(133)		(33)		(39)
— from other	—		—		—

Total distributions on cash basis	(133)		(33)		(39)

Amount (in percentage terms) remaining invested in program properties at the end of the last year reported in the Table					100%

(1)	Ordinary income (loss) from recapture amounts includes the portion of gains/(losses) on sales subject to tax rates which differ from the preferential capital gains tax rates then in effect. Examples could include unrecaptured section 1250 gains and types of depreciation recapture.

(2)	This amount includes unrealized gains and losses on the fair value of investment properties.

TABLE IV

RESULTS OF COMPLETED PROGRAMS
(Past/Prior Performance is Not Indicative of Future Results)

Table IV summarizes the results of prior programs sponsored by Hines, which during the five years ended December 31, 2010 have completed their operations and sold all their properties.

		Hines 1997	Hines 1999
		U.S. Office	U.S. Office	National	Hines
	Hines Suburban	Development	Development	Office	Corporate
	Office Venture(1)	Fund LP(1)	Fund LP(1)	Partners	Properties(1)

Dollar amount raised (in thousands)	$56,426	$243,560	$98,200	$3,445,204	$136,631
Number of properties purchased/developed	3	13	4	30	12
Date of closing of offering	Feb-02	Jan-98	Jan-99	Mar-05	Dec-04
Date of first sale of property	Apr-04	Oct-00	Jun-03	Sep-99	Oct-02
Date of final sale of property	Aug-07	Dec-04	Aug-07	Sep-06	Jun-05
Tax and Distribution data Per $1,000 Invested
Federal income tax results:
Ordinary income (loss):
— from operations	29	164	62	122	(49)
— from recapture(2)	136	73	98	50	268
Capital gain	736	401	1,336	112	1,225
Deferred gain:
Capital	—	—	—	—	—
Ordinary	—	—	—	—	—
Cash distributions to investors:
Source (on GAAP basis):
— from investment income	858	664	1,495	354	1,452
— from return of capital	1,000	1,000	1,000	1,000	1,000

Total distributions on GAAP basis	1,858	1,664	2,495	1,354	2,452

Source (on cash basis):
— from sales	1,724	1,356	2,412	834	2,138
— from refinancing	—	71	—	334	—
— from operations	134	237	83	186	314

Total distributions on cash basis	1,858	1,664	2,495	1,354	2,452

(1)	Dollar amount raised for Hines Suburban Office Venture, Hines 1997 U.S. Office Development Fund LP, Hines 1999 US Office Development Fund LP and Hines Corporate Properties represents the total equity contributed by the partners rather than the equity committed to the partnership.

(2)	Ordinary income (loss) from recapture amounts includes the portion of gains/(losses) on sales subject to tax rates which differ from the preferential capital gains tax rates then in effect. Examples could include unrecaptured Section 1250 gains and types of depreciation recapture.

TABLE V

SALES OR DISPOSALS OF PROPERTIES
(Past/Prior Performance is Not Indicative of Future Results)

Table V presents summary information on the results of sales or disposals of properties from Hines prior programs during the three years ended December 31, 2010. The Table includes information about the sales proceeds received from the sales of the properties, the cash invested in the properties, the taxable gain or loss from the sales and the cash flow from operations of the properties. Amounts are in thousands unless otherwise noted.

			Selling Price, Net of Closing Costs and GAAP Adjustments					Cost of Property,
					Purchase			Including Closing and Soft Costs			Excess
					Money	Adjustments			Total		(Deficiency) of
			Cash	Mortgage	Mortgage	Resulting			Acquisition		Property
			Received, Net	Balance at	Taken	from		Original	Cost, Capital		Operating Cash		Capital	Ordinary
		Date of	of Closing	Time of	Back by	Application		Mortgage	Improvements		Receipts over Cash	Taxable	Gain	Gain
Property	Date Acquired	Sale	Costs	Sale	Program	of GAAP	Total	Financing	and Soft Costs	Total	Expenditures	Gain (Loss)	(Loss)	(Loss)

Hines US Office Value Added Fund I
Union Bank Plaza	Nov-05	Sep-10	—	202,479	—	—	202,479	75,000	67,737	142,737	—	67,200	51,716	15,484

Hines Real Estate Investment Trust, Inc.
Distribution Park Araucaria	Dec-08	Jan- 10	32,255	—	—	—	32,255	—	33,086	33,086	4,427	4,131	—	4,131
Distribution Park Elouveira	Dec-08	Apr-10	52,791	—	—	—	52,791	—	40,806	40,806	5,568	15,350	—	15,350
Distribution Park Vinhedo	Dec-08	Apr-10	45,116	—	—	—	45,116	—	42,127	42,127	4,052	8,325	—	8,325

Hines US Core Office Fund LP
600 Lexington	Feb-04	May-10	133,904	49,850	—	—	183,754	49,850	—	49,850	128,897	106,685	97,358	9,327

APPENDIX B

Hines SUBSCRIPTION AGREEMENT FOR SHARES OF HINES GLOBAL REIT

❶ YOUR INITIAL INVESTMENT
Make all checks* payable to: Hines GLOBAL REIT, Inc.

** Cash, cashier's checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.*

Investment Amount $ ☐ Initial Purchase ☐ Subsequent Purchase	Brokerage Account Number
(The minimum investment is $2,500)	(If Applicable)

☐ **A. Rights of Accumulation** Please link the tax identification numbers or account numbers listed below for rights of accumulation privileges, so that this and future purchases will receive any discount for which they are eligible.

Tax ID/SSN or Account Number	Tax ID/SSN or Account Number	Tax ID/SSN or Account Number

☐ **B. Net Commission Purchases** Please check this box if you are eligible for a Net Commission Purchase. Net commission purchases are available to: employees (and their spouses, parents and minor children) of a Broker-Dealer, employees (and their spouses, parents and minor children) of Hines and its affiliates, participants in a wrap account or commission replacement account approved for a discount by the Broker-Dealer, RIA, bank trust account, etc.

❷ FORM OF OWNERSHIP (Select only one)

Non-Custodial Ownership

- ☐ **INDIVIDUAL OR JOINT TENANT** *(with rights of survivorship)*
  - ☐ **TRANSFER ON DEATH-** *optional designation of beneficiaries for individual, joint owners with rights of survivorship. Please complete Section 3D.*
- ☐ **TENANTS IN COMMON**
- ☐ **COMMUNITY PROPERTY**
- ☐ **UNIFORM GIFT/TRANSFER TO MINORS** *(UGMA/UTMA)* Under the **UGMA/UTMA** of the State of________________
- ☐ **PENSION PLAN** *(Include Certification of Investment Powers Form)*
- ☐ **TRUST** *(Include Certification of Investment Powers Form)*
- ☐ **CORPORATION OR PARTNERSHIP** *(Include Corporate Resolution or Partnership Agreement naming the authorized signatories)*
- ☐ **OTHER** ________________ *(Include title and signature pages)*

Custodial Ownership

☐ **THIRD PARTY ADMINISTERED CUSTODIAL PLAN**

☐ **IRA** ☐ **ROTH/IRA** ☐ **SEP/IRA** ☐ **SIMPLE**

☐ **OTHER** ________________

Name of Custodian________________

Mailing Address________________

City________ State ______ Zip ______

Custodian Information *(To be completed by Custodian above)*

Custodian Tax ID #________________

Custodian Account #________________

Custodian Phone #________________

❸ INVESTOR INFORMATION
Please print name(s) in which Shares are to be registered.

A. Investor

First Name	(MI)	Last Name	Gender
Social Security Number	Drivers License Number/State *(optional)*		Date of Birth (MM/DD/YYYY)
Street Address	City	State	Zip Code
If Non-U.S. Citizen, Specify Country of Citizenship			Daytime Phone Number

B. Co-Investor (If applicable)

First Name	(MI)	Last Name	Gender
Social Security Number	Drivers License Number/State *(optional)*		Date of Birth (MM/DD/YYYY)
Street Address	City	State	Zip Code
If Non-U.S. Citizen, Specify Country of Citizenship			Daytime Phone Number

1

HGR1SUB3 05/10

C. Residential Street Address *(This section must be completed for verification purposes if mailing address in Section 3A is a P.O. Box)*

Street Address	City	State	Zip Code
If Non-U.S., Specify Country		Daytime Phone Number	

D. Transfer on Death Beneficiary Information *(For Individual or Joint Accounts (with rights of survivorship) only) (whole % only. Must equal 100%)*

First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary	______ %
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary	______ %
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary	______ %
First Name	(MI)	Last Name	SSN:	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary	______ %

E. Trust/Corporation/Partnership/Other *(Trustee(s) information must be provided in Sections 3A and 3B)*

Entity Name	Tax ID Number	Date of Trust

4 DISTRIBUTIONS (Select only one)

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive dividend distributions by check mailed to you at the address set forth in Section 3A above, to elect to receive dividend distributions by check mailed to third-party or alternate address, or to elect to receive dividend distributions by direct deposit.

For Custodial held accounts, if you elect cash distributions the funds will be directed back to the Custodian (Select Option C).

I hereby subscribe for Shares of Hines Global REIT and elect the distribution option indicated below:

A. ☐ **Reinvest/Distribution Reinvestment Plan** *(See Prospectus for details)*

B. ☐ **Cash/Check** mailed to the address set forth in Section 3A.

C. ☐ **Cash/Check Mailed to Third-Party/Alternate Address/Custodian**

Name/Entity Name/Financial Institution		Mailing Address	
City	State	Zip Code	Account Number

D. ☐ **Cash/Direct Deposit** Please attach a pre-printed voided check. *(Non-Custodian Investors Only)*

I authorize Hines Global REIT or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Hines Global REIT in writing to cancel it. In the event that Hines Global REIT deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Name/Entity Name/Financial Institution		Mailing Address	
City		State	Zip Code
Your Bank's ABA Routing Number	Your Bank Account Number	☐ Checking Account	☐ Savings Account

Please Attach a Pre-printed Voided Check

103
Your Bank
VOID
:000000000:103 000000000:765
ABA Routing Number
Check Number
Bank Account Number

2

❺ BROKER-DEALER/FINANCIAL ADVISOR INFORMATION *(All fields must be completed)*

The Financial Advisor must sign below to complete order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor's legal residence.

Broker-Dealer	Financial Advisor Name	
Advisor Mailing Address		
City	State	Zip Code
Advisor Number / Branch Number	Telephone Number	
E-mail Address	Fax Number	

Please note that all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. (Section 5 must be completed.)

The undersigned confirm on behalf of the Broker-Dealer that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor's prospective purchase of Shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the Shares; (iv) have delivered or made available a current Prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; and (vi) have reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

The undersigned Financial Advisor further represents and certifies that, in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing Anti-Money Laundering Program and Customer Identification Program.

X ______________________ ________

Financial Advisor Signature *Date*

X ______________________ ________

Branch Manager Signature *Date*
(If required by Broker-Dealer)

3

❻ SUBSCRIBER SIGNATURES

Hines Global REIT is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Hines Global REIT may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Hines Global REIT to accept this subscription, I hereby represent and warrant to you as follows:

PLEASE NOTE: ALL ITEMS MUST BE READ AND INITIALED

	Owner	*Joint Owner*
(a) A copy of the Prospectus of Hines Global REIT, Inc. has been delivered or made available to me.	*Initials*	*Initials*
(b) I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, or that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus under "SUITABILITY STANDARDS."	*Initials*	*Initials*
(c) I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.	*Initials*	*Initials*
(d) I am purchasing the Shares for my own account.	*Initials*	*Initials*
(e) If I am an Alabama resident, I have a liquid net worth of at least 10 times my investment in the Shares and other similar programs.	*Initials*	*Initials*
(f) If I am a Kansas resident, I acknowledge that it is recommended that my aggregate investment in Shares and similar direct participation investments should not exceed 10% of my "liquid net worth" which is that portion of the net worth which consists of cash, cash equivalents and readily marketable securities.	*Initials*	*Initials*
(g) If I am an Iowa or Ohio resident, I have a liquid net worth of at least 10 times my investment in the Shares and other real estate programs sponsored by Hines Interests Limited Partnership.	*Initials*	*Initials*

I declare that the information supplied above is true and correct and may be relied upon by the Company.

TAXPAYER IDENTIFICATION/SOCIAL SECURITY NUMBER CONFIRMATION (required): The investor signing below, under penalties of perjury, certifies: (i) that the number shown on this subscription agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); (ii) that I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. person (including a resident alien). NOTE: You must cross out (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X *Signature of Investor*	*Date*	X *Signature of Co-Investor or Custodian (if applicable)*	*Date*

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

❼ MISCELLANEOUS

Investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Hines Global REIT, agree that, if they experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 6 above, they are required to promptly notify Hines Global REIT and the Broker-Dealer in writing.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Hines Global REIT.

Return to: Hines Global REIT ■ P.O. Box 219010 ■ Kansas City, MO 64121-9010

Overnight Delivery: Hines Global REIT ■ 430 W. 7th St. ■ Kansas City, MO 64105

Hines Global REIT Investor Relations: 1-888-220-6121

4

APPENDIX C

HINES GLOBAL REIT, INC.
DISTRIBUTION REINVESTMENT PLAN

As of August 3, 2009

Hines Global REIT, Inc., a Maryland Corporation (the “Company”), has adopted the following Distribution Reinvestment Plan (the “DRP”). Capitalized terms shall have the same meaning as set forth in the Company’s Charter (the “Articles”) unless otherwise defined herein.

1. Distribution Reinvestment. As an agent for the stockholders (“Stockholders”) of the Company who purchase shares of the Company’s common stock (the “Shares”) pursuant to an offering by the Company (“Offering”), and who elect to participate in the DRP (the “Participants”), the Company will apply all cash distributions, other than Designated Special Distributions (as defined below), (“Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRP, to the purchase of the Shares for such Participants directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence. As used in the DRP, the term “Designated Special Distributions” shall mean those cash or other distributions designated as Designated Special Distributions by the Board of Directors.

2. Procedure for Participation. Any Stockholder who owns Shares and who has received a prospectus, as contained in the Company’s Registration Statement filed with the Commission, may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company from time to time. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the DRP on the date that Distributions are paid by the Company. Each Participant agrees that if, at any time prior to the listing of the Shares on a national securities exchange he or she does not meet the minimum income and net worth standards established for making an investment in the Company or cannot make the other representations or warranties set forth in the subscription agreement or other applicable enrollment form, he or she will promptly so notify the Company in writing.

Participation in the DRP shall continue until such participation is terminated in writing by the Participant pursuant to Section 7 below. If the DRP transaction involves Shares which are registered with the Securities and Exchange Commission (the “Commission”) in a future registration or the Board of Directors elects to change the purchase price to be paid for Shares issued pursuant to the DRP, the Company shall make available to all Participants the prospectus as contained in the Company’s registration statement filed with the Commission with respect to such future registration or provide public notification to all Participants of such change in the purchase price of Shares issued pursuant to the DRP. If, after a price change, a Participant does not desire to continue to participate in the DRP, he should exercise his right to terminate his participation pursuant to the provisions of Section 7 below.

3. Purchase of Shares. Participants will acquire DRP Shares from the Company at a fixed price of $9.50 per share until (i) all DRP Shares registered in the Offering are issued, (ii) the Offering terminates and the Company elects to deregister with the Commission the unsold DRP Shares, or (iii) the Board of Directors of the Company decides to change the purchase price for DRP Shares or terminate the DRP for any reason. Participants in the DRP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire DRP Shares to the extent that any such purchase would cause such Participant to violate any provision in the Articles.

Shares to be distributed by the Company in connection with the DRP may (but are not required to) be supplied from: (a) the DRP Shares which are being registered with the Commission in connection with the Offering, (b) Shares to be registered with the Commission after the Offering for use in the DRP (a “Future Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRP in a secondary market (if available) or on a securities exchange (if listed) (collectively, the “Secondary Market”). Shares purchased on the Secondary Market as set forth in (c) above will be purchased at the then-prevailing

C-1

market price, which price will be utilized for purposes of purchases of Shares in the DRP. Shares acquired by the Company on the Secondary Market will have a price per share equal to the then-prevailing market price, which shall equal the price on the securities exchange, or over-the-counter market on which such shares are listed at the date of purchase if such shares are then listed. If Shares are not so listed, the Board of Directors of the Company will determine the price at which Shares will be issued under the DRP.

If the Company acquires Shares in the Secondary Market for use in the DRP, the Company shall use reasonable efforts to acquire Shares for use in the DRP at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in the Secondary Market or to complete a Future Registration for Shares to be used in the DRP, the Company is in no way obligated to do either, in its sole discretion.

4. Shares Certificates. The ownership of the Shares purchased through the DRP will be in book-entry form only.

5. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distributions and amounts of Distributions paid during the prior fiscal year. In addition, the Company shall provide to each Participant a confirmation at least once every calendar quarter showing the number of Shares owned by such Participant at the beginning of the covered period, the amount of the Distributions paid in the covered period and the number of Shares owned at the end of the covered period.

6. Commissions. The Company will not pay any selling commissions or Dealer Manager fees in connection with Shares sold pursuant to the DRP.

7. Termination by Participant. A Participant may terminate participation in the DRP at any time, upon 10 days’ written notice, without penalty by delivering to the Company a written notice of such termination. Any such withdrawal will be effective only with respect to distributions paid more than 30 days after receipt of such written notice. Prior to listing of the Shares on a national securities exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRP with respect to the transferred Shares. Upon termination of DRP participation, future Distributions, if any, will be distributed to the Stockholder in cash.

8. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment in Shares pursuant to the terms of the DRP.

9. Amendment or Termination of DRP by the Company. The Board of Directors of the Company may by majority vote amend, suspend or terminate the DRP for any reason upon 10 days’ notice to the Participants; provided, however, the Board of Directors may not amend the DRP to eliminate the right of a Participant to terminate participation in the DRP at least annually.

10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability: (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; and (b) with respect to the time and the prices at which Shares are purchased or sold for Participant’s account.

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APPENDIX D

HINES GLOBAL REIT, INC.

HINES REAL ESTATE INVESTMENTS, INC.
PRIVACY POLICY

OUR COMMITMENT TO PROTECTING YOUR PRIVACY

We consider customer privacy to be fundamental to our relationship with our stockholders. In the course of servicing your account, we collect personal information about you (“Nonpublic Personal Information”). We are committed to maintaining the confidentiality, integrity and security of our stockholders’ personal information. It is our policy to respect the privacy of our current and former stockholders and to protect the personal information entrusted to us. This privacy policy (this “Privacy Policy”) describes the standards we follow for handling your personal information and how we use the information we collect about you.

1. Information We May Collect.

We may collect Nonpublic Personal Information about you from the following sources:

•	Information on applications, subscription agreements or other forms which may include your name, address, e-mail address, telephone number, tax identification number, date of birth, marital status, driver’s license number, citizenship, assets, income, employment history, beneficiary information, personal bank account information, broker/dealer, financial advisor, IRA custodian, account joint owners and similar parties;

•	Information about your transactions with us, our affiliates and others, such as the types of products you purchase, your account balances and transactional history; and

•	Information obtained from others, such as from consumer credit reporting agencies which may include information about your creditworthiness, debts, financial circumstances and credit history, including any bankruptcies and foreclosures.

2. Why We Collect Nonpublic Personal Information.

We collect information from and about you:

•	in order to identify you as a customer;

•	in order to establish and maintain your customer accounts;

•	in order to complete your customer transactions;

•	in order to market investment products or services that may meet your particular financial and investing circumstances;

•	in order to communicate and share information with your broker/dealer, financial advisor, IRA custodian, joint owners and other similar parties acting at your request and on your behalf; and

•	in order to meet our obligations under the laws and regulations that govern us.

3. Use and Disclosure of Information.

We may disclose all of the Nonpublic Personal Information we collect about you as described above to the following types of third parties:

•	Our Affiliated Companies. We may offer investment products and services through certain of our affiliated companies, and we may share all of the Nonpublic Personal Information we collect on you with such affiliates. We believe that by sharing information about you and your accounts among our companies, we are better able to serve your investment needs and to suggest services or educational materials that may be of interest to you. You may limit the information we share with our affiliate companies as described at the end of this notice below.

•	Nonaffiliated Financial Service Providers and Joint Marketing Partners. From time to time, we use outside companies to perform services for us or functions on our behalf, including marketing of our own investment products and services or marketing products or services that we may offer jointly with other financial institutions. We may disclose all of the Nonpublic Personal Information we collect as described above to such companies. However, before we disclose Nonpublic Personal Information to any of our service providers or joint marketing partners, we require them to agree to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us.

•	Other Nonaffiliated Third Parties. We do not sell or share your Nonpublic Personal Information with nonaffiliated outside marketers, for example, retail department stores, grocery stores or discount merchandise chains, who may want to offer you their own products and services. However, we may also use and disclose all of the Nonpublic Personal Information we collect about you to the extent permitted by law. For example, to:

•	correct technical problems and malfunctions in how we provide our products and services to you and to technically process your information;

•	protect the security and integrity of our records, Web Site and customer service center;

•	protect our rights and property and the rights and property of others;

•	take precautions against liability;

•	respond to claims that your information violates the rights and interests of third parties;

•	take actions required by law or to respond to judicial process;

•	assist with detection, investigation or reporting of actual or potential fraud, misrepresentation or criminal activity; and

•	provide personal information to law enforcement agencies or for an investigation on a matter related to public safety to the extent permitted under other provisions of law.

4. Protecting Your Information.

Our employees are required to follow the procedures we have developed to protect the integrity of your information. These procedures include:

•	Restricting physical and other access to your Nonpublic Personal Information to persons with a legitimate business need to know the information in order to service your account;

•	Contractually obligating third parties doing business with us to keep your Nonpublic Personal Information confidential and secure and to use it only as authorized by us;

•	Providing information to you only after we have used reasonable efforts to assure ourselves of your identity by asking for and receiving from you information only you should know; and

•	Maintaining reasonably adequate physical, electronic and procedural safeguards to protect your information.

5. Former Customers.

We treat information concerning our former customers the same way we treat information about our current customers.

6. Keeping You Informed.

We will provide notice of our Privacy Policy annually, as long as you maintain an ongoing relationship with us. If we decide to change our Privacy Policy, we will post those changes on our Web Site so our users and customers are always aware of what information we collect, use and disclose. If at any point we decide to use or disclose your Nonpublic Personal Information in a manner different from that stated at the time it was collected, we will notify you in writing, which may or may not be by e-mail. If you object to the change to our Privacy Policy, then you must contact us using the information provided in the notice. We will otherwise use and disclose a user’s or a customer’s Nonpublic Personal Information in accordance with the Privacy Policy that was in effect when such information was collected.

7. Questions About Our Privacy Policy.

If you have any questions about our Privacy Policy, please contact us via telephone at 888.220.6121 or email at                    .

8. Your Right to Limit our Information Sharing with Affiliates.

This Privacy Policy applies to Hines Global REIT, Inc. and Hines Real Estate Investments, Inc. Federal law gives you the right to limit some but not all marketing from our affiliates. Federal law also requires us to give you this notice to tell you about your choice to limit marketing from our affiliates. You may tell us not to share information about your creditworthiness with our affiliated companies, except where such affiliate is performing services for us. We may still share with them other information about your experiences with us. You may limit our affiliates in the Hines group of companies, such as our securities affiliates from marketing their products or services to you based on your personal information that we collect and share with them. This information includes you account and investment history with us and your credit score.

If you want to limit our sharing of your information with our affiliates, you may contact us:

By telephone at:  888.220.6121

By mail:  Mark your choices below, fill in and send to:

HINES GLOBAL REIT, INC.
2800 Post Oak Blvd., Suite 5000
Houston, TX 77056

Do not share information about my creditworthiness with your affiliates for their everyday business purposes.

Do not allow your affiliates to use my personal information to market to me.

Name:

Signature:

Your choice to limit marketing offers from our affiliates will apply for at least 5 years from when you tell us your choice. Once that period expires, you will receive a renewal notice that will allow you to continue to limit marketing offers from our affiliates for at least another 5 years. If you have already made a choice to limit marketing offers from our affiliates, you do not need to act again until you receive a renewal notice. If you have not already made a choice, unless we hear from you, we can begin sharing your information 30 days from the date we sent you this notice. However, you can contact us at any time to limit our sharing as set forth above.

Residents of some states may have additional privacy rights. We adhere to all applicable state laws.

APPENDIX E

HINES HISTORY, EXPERIENCE AND TIMELINE

Hines, our sponsor, has over 50 years of experience. This timeline briefly summarizes this history. Our Advisor relies on Hines to locate, evaluate and assist in the acquisition of our real estate investments and to perform many of our day-to-day operations. Hines also manages all of our direct and indirect real estate investments.

We do not have an interest in any of the funds, properties or projects listed below. This summary is included to provide potential investors with additional historical information about our sponsor. See “Risk Factors — Risks Related to Our Business in General — We are different in some respects from prior programs sponsored by Hines, and therefore the past performance of such programs may not be indicative of our future results.” Hines’ past performance may not be indicative of our future results. In addition, certain other programs sponsored by Hines have experienced declines in the appraisal value of their assets and net asset values of their funds.

Please see “Investment Objectives and Policies With Respect to Certain Activities” for a description of our investment objectives and policies, which differ from some of the current and historical projects sponsored by Hines. For example, Hines’ previous programs and investments were conducted through privately held entities not subject to the up-front commissions, fees and expenses associated with this offering or all of the laws and regulations to which we are subject to; and a significant portion of the prior programs, financial results and history of Hines involve development projects. We do not currently expect to undertake significant development projects.

For the 10-years ended December 31, 2010, Hines sponsored 25 privately offered programs in which Hines co-invested with various institutional and other third-party investors, and one other publicly offered investment program. For these prior programs in this time period:

•	Funds raised from investors: $15.7 billion

•	Aggregate amount of real estate investments: $18.0 billion

•	Number of properties: 206

•	In the U.S., 104 properties with a cost of $12.1 billion

•	Outside of the U.S., 102 properties with a cost of $6.0 billion

—  51% in Western Europe

—  4% in Canada

—  45% in emerging markets

•	122 dispositions with an aggregate cost basis of $8.0 billion and sales price of $10.5 billion

Development (Dev)
	U.S. or Non U.S.	and Acquisition (Acq)

Summary of Hines closed investment programs*
Programs in the investment phase†

Hines Real Estate Investment Trust, Inc.	U.S. and Non U.S.	Acq
Hines US Core Office Fund LP	U.S.	Acq
Hines Pan-European Core Fund	Non U.S.	Acq
Hines India Fund	Non U.S.	Acq, Dev
Hines European Development Fund II, L.P.	Non U.S.	Dev
HCM Holdings II, LP (Mexico)	Non U.S.	Acq, Dev
HCB Interests II, LP (Brazil)	Non U.S.	Acq, Dev
Hines U.S. Office Value Added Fund II, L.P.	U.S.	Acq
Hines CalPERS Green Development Fund	U.S.	Dev
Hines International Real Estate Fund	Non U.S.	Dev, Acq
HCC Interests LP (China)	Non U.S.	Dev, Acq
HCS Interest LP (Sunbelt Spain)	Non U.S.	Dev, Acq
National Office Partners	U.S.	Acq, Dev

Programs in the operations/dispositions phase

Hines European Value Added Fund	Non U.S.	Dev, Acq
HCB Interests, LP (Brazil)	Non U.S.	Dev, Acq
HCM Holdings LP (Mexico)	Non U.S.	Dev, Acq
Hines U.S. Office Value Added Fund I	U.S.	Acq
Hines European Development Fund	Non U.S.	Dev
Emerging Markets Real Estate Fund II	Non U.S.	Dev, Acq
Emerging Markets Real Estate Fund I	Non U.S.	Dev, Acq

Programs that have gone full cycle

Hines Suburban Office Venture	U.S.	Acq
Hines 1999 U.S. Office Development Fund	U.S.	Dev
National Office Partners (Initial Phase — pre 4/05)	U.S.	Acq, Dev
Hines Corporate Properties	U.S.	Dev, Acq
Hines 1997 U.S. Office Development Fund	U.S.	Dev
HMS Office	U.S.	Acq

*	Certain of these programs have experienced adverse developments in the past.

†	The list does not include private investment programs that are open to new investors.

The following is a list of Hines’ current U.S. and foreign institutional investor partners. These institutional investor partners have invested in other Hines programs, not in Hines Global, and we have no expectation that these institutional partners will invest or partner with us. In addition, institutional investors often invest on substantially different terms and conditions, including lower fees and expenses, than the terms and conditions that are applicable to this offering.

•	Caixa

•	California Public Employees’ Retirement System

•	Colorado Public Employees’ Retirement Association

•	Deutsche Bank

•	E. ON Energie AG

•	Florida State Board of Administration

•	General Motors Pension Trust

•	Ideenkapital AG

•	Illinois Teachers Retirement System

•	MEAG (Munich Ergo Asset Management)

•	New York State Teachers Retirement System

•	Pennsylvania Public School Employees’ Retirement System

•	Sparinvest S.A.

•	State Teachers’ Retirement Systems of Ohio

•	Stichting Pensioenfonds ABP

•	Teachers Insurance and Annuity Association

•	Westdeutsche Immobilien Bank (West Immo)

Establishment Through Recognized Performance: The Late 50s, 60s & 70s

Originally a developer of warehouse and distribution buildings with some ancillary office space in the 1960s, Hines shifted its strategy during the 1970s from smaller industrial and office properties to large and distinctive office towers, anticipating corporate America’s interest in signature office buildings.

1957	—	Gerald D. Hines Interests founded as a sole proprietorship.
1958	—	After six office/warehouse projects, Hines completes the firm’s first Class A Office Project, 4219 Richmond Ave., Houston, Texas.
1967	—	Gerald D. Hines Interests celebrates its 10th anniversary with 97 office, warehouse, retail, parking and residential projects in its portfolio.
1971	—	Hines builds its first office tower in downtown Houston, the 50-story One Shell Plaza.
1973	—	Banking Division is formed to pursue development of bank headquarters in joint ventures outside Houston, starting national expansion of firm.
1975	—	Pennzoil Place is completed and named building of the year by the NY Times.
1976	—	Hines sells a major interest in Pennzoil Place to an international investor. Hines completes its first international development in Montreal.
1978	—	Construction of Three First National Plaza (Chicago) begins.
1979	—	The West Region office opens in San Francisco.

Equity Joint Ventures and Selective Recapitalization: The 80s

During the high interest rate environment of the 1980s, Hines structured development partnerships with providers of long term equity to capitalize larger and more complex development projects in central business districts.

1981	—	The East Region office opens in New York City.
1982	—	The Southeast Region office opens in Atlanta.
1983	—	Transco Tower, now called Williams Tower, and Republic Bank Center, now called Bank of America Center (both in Houston) are completed, as is United Bank Center, now Wells Fargo Center (Denver) is completed.
1984	—	580 California (San Francisco), Huntington Center (Columbus) and Southeast Financial Center, now Wachovia Financial Center (Miami) are completed.
1985	—	Ravinia Center (Atlanta) is completed.
1986	—	53rd At Third and 31 West 52nd Street are completed (both in New York). The Midwest Region office opens in Chicago.

1987	—	Hines celebrates its 30th anniversary with 373 projects completed and 921 employees throughout the U.S. The Norwest Center (Minneapolis) and Columbia Square (Washington, D.C.) buildings are completed.
1988 — 1989	—	500 Bolyston (Boston) and Franklin Square (Washington, D.C.) are completed.

Global Expansion, Acquisitions and Investment Management: The 90s

In the early 1990s, Hines strategically decided to expand internationally, seeing an opportunity to provide quality space in overseas markets to multi-national firms. Domestically, as real estate markets softened in the early 90s, Hines saw an opportunity to buy buildings below replacement cost and purchased over 27 million square feet in existing properties during the decade.

In the late 90s, Hines formed a series of co-investment partnerships with major investors to execute a suburban office market development strategy.

1990	—	Jeffrey C. Hines appointed President of Hines Interests Limited Partnership; Gerald D. Hines becomes Chairman. 343 Sansome (San Francisco), 225 High Ridge Road (Stamford) and Figueroa at Wilshire (Los Angeles) are completed.
1991	—	The first international office opens in Berlin. 450 Lexington (New York) and One Detroit Center, now Comerica Tower (Detroit) are completed.
1992	—	Mexico City and Moscow offices open. The renovation and development of the historic Postal Square (Washington, D.C.) is completed.
1993	—	700 11th Street (Washington, D.C.) is acquired, the first building acquisition by Hines.
1994	—	Hines begins the year with 18 major developments in progress in the U.S. and three foreign countries. Greenspoint Plaza (Houston) is acquired. Del Bosque is completed in Mexico City and sold to Coca-Cola for its Latin America headquarters.
1995	—	Paris, London, Frankfurt and Prague offices are all opened. In partnership with Morgan Stanley, Hines acquires the Homart portfolio (15 U.S. office buildings).
1996	—	The Barcelona and Beijing offices open. Hines closes its first international fund, Emerging Markets Fund I.
1997	—	Hines celebrates its 40th anniversary with 2,700 employees worldwide. Warsaw office opens. Construction begins on Diagonal Mar in Barcelona, the largest European undertaking for Hines to date.
1998	—	Hines completes its first international property acquisition, Reforma 350 in Mexico City. Hines Corporate Properties (Hines’ first Build-to-Suit Fund) closes. Hines U.S. Development Fund I closes. CalPERS selects Hines as partner and investment manager for its $950 million portfolio of 18 properties. Sào Paulo office opens.
1999	—	The Hines U.S. Office Development Fund II and Emerging Markets Real Estate Fund II close. Hines completes Mala Sarka (Prague), DZ Bank (Berlin), and Main Tower (Frankfurt). Hines acquires Figueroa at Wilshire (Los Angeles), 1100 Louisiana (Houston), and Bank of America Tower (Miami).

Continuing Development, Expanded Investment Vehicles: The 00s

2000	—	Hines starts major office projects in the central business districts of Seattle, Chicago, New York and San Francisco. Hines acquires 750 Seventh Avenue (New York).
2001	—	Hines develops, Gannett/USA Today headquarters in Virginia and projects for Morgan Stanley Dean Witter, Bear Stearns and Swiss Bank Corporation (now UBS Warburg) in New York. Hines is named “ENERGY STAR” Partner of the year.
2002	—	Hines initiates the Hines Suburban Office Venture to acquire suburban office properties. Hines completes 745 Seventh Avenue in New York City and the resort community of Aspen Highlands Village in Aspen, Colorado. Hines is named “ENERGY STAR” Partner of the year.

2003	—	Completed projects include Hilton Americas-Houston, Toyota Center and Calpine Center (all in Houston), 2002 Summit Boulevard (Atlanta), ABN AMRO (Chicago), Benrather Karree (Düsseldorf) and Panamérica Park (São Paulo). Hines expands its presence in Paris with three significant projects. Hines begins the urban planning project Garibaldi Repubblica (Milan), a master plan project which includes residential, office, retail and a hotel as well as a 26-acre public park. Additional residential projects include Tower I of Park Avenue (Beijing), River Valley Ranch (Colorado) and master-planned community Diagonal Mars Illa de Llac in Barcelona. The Hines European Development Fund is formed to focus on Class A office properties in Western Europe. The Hines U.S. Core Fund acquires its first buildings, three New York City office buildings and a building in Washington D.C. The Hines U.S. Office Value Added Fund offering is closed. Construction begins on One South Dearborn (Chicago), 2525 Ponce de Leon (Coral Gables), 1180 Peachtree (Atlanta) and Torre Almirante (Rio de Janeiro). Hines is named “ENERGY STAR” Partner of the year.
2004	—	Hines sponsors its first public program, Hines REIT, which commences its first public offering. Development continues on Cannon Place, 99 Queen Victoria and the new world headquarters for the Salvation Army (all in London), and International Plaza-Kempinski Hotel (São Paulo). Hines is honored with the Environmental Protection Agency’s ENERGY STAR Sustained Excellence Award.
2005	—	Hines continues to seek out new development and investment opportunities in over 100 markets around the world. Hines and CalPERS create funds to invest in Mexico’s real estate market and Brazil’s office, industrial and residential markets. Properties in development include 300 North LaSalle and One South Dearborn in Chicago and 900 de Maisonneuve, (Montreal).
2006	—	Hines and CalPERS establish the nation’s first real estate investment fund devoted solely to sustainable development. New Delhi office opens. Hines develops new region called Eurasia, which includes Poland, Russia and now India.
2007	—	Hines celebrates its 50th anniversary with more than 3,150 employees and almost 900 projects completed and under way around the globe. The Dubai office opens.
2008	—	Gerald D. Hines receives the first ever Visionary Leadership in Real Estate Development Award from Harvard Design School. Hines introduces Hines GREEN OFFICE (HinesGO), a voluntary, internal program created to measure and reward sustainability within all Hines offices worldwide. Hines employees lead the effort in setting the standard for a sustainable future by “walking the walk” in Hines’ own offices. Hines REIT, which is sponsored by Hines, wins the NAREIT Gold Leader in the Light Award for demonstrating superior and sustained energy practices.
2009	—	Hines launches its second public program, Hines Global REIT, which commences its first public offering. Hines expands the Hines GREEN OFFICE program by offering it to its more than 3,500 tenants worldwide. Hines is honored with the Environmental Protection Agency’s 2009 ENERGY STAR Sustained Excellence Award in recognition of the firm’s continued leadership in superior energy management. Hines REIT receives NAREIT Bronze Leader in the Light Award for its continuing demonstration of superior and sustained energy practices.
2010	—	Hines is honored with the Environmental Protection Agency’s 2010 ENERGY STAR Sustained Excellence Award in recognition of the firm’s continued leadership in superior energy management. Hines Global REIT acquires Fifty South Sixth in Minneapolis; Southpark Commerce Center II in Austin, TX; Hock Plaza in Durham, NC; Brindleyplace in London; and 17600 Gillette in Irvine, CA. MainPlace in downtown Houston becomes BG Group Place with the signing of a major lease. CalPERS commits $190 million to Hines CalPERS Brazil Fund. City Council approves Waterfront Toronto’s Bayside development project, which will transform the city’s waterfront into an active and diverse mixed-use community connected by major parks and public spaces. Hines sells trophy tower in Chicago, 300 N. LaSalle and retains management of 60-story LEED Gold tower. Hines’ Zielo Shopping Pozuelo chosen as “Best Small Shopping Centre in Spain” by Spanish Association of Shopping Centres. Hines begins construction on 43-story luxury residential tower in Warsaw, Poland called Twarda 2/4, as well as the Arboretum, a 12-story residential building in Lodz. Hines’ GREEN OFFICE program grows to 19 million square feet in first year including more than 400 tenants occupying more than 19 million square feet. Hines’ Pan-European Core Fund acquires 12-story Domkaskaden office building in Hamburg.

2011	—	Hines receives Environmental Protection Agency’s 2010 ENERGY STAR® Sustained Excellence Award. Hines receives top ranking as “Greenest Company” from Commercial Property Executive magazine. Hines chosen by Private Equity Real Estate as Latin America Firm of the Year. Hines Global REIT acquires Stonecutter Court (UK). Hines begins construction on 280 High Holborn in Midtown (UK). Hines hires Alan Patton to lead new Multifamily Division to expand firm’s development activity throughout the U.S. working with Hines’ domestic regions on for-rent residential. Hines opens office in Dublin to target real estate opportunities emerging from the restructuring of Irish banking and real estate sectors. Construction begins on HinesïArchstone’s CityCenterDC 10-acre mixed-use development in Washington, DC.

Up to $3,500,000,000 in Common Shares

Hines Global REIT, Inc.

Offered to the Public

PROSPECTUS

April [  ], 2011

Hines Real Estate Investments, Inc.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in the prospectus and supplemental literature authorized by Hines Global REIT, Inc. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct of any time subsequent to the date of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

All capitalized terms used and not defined in Part II of this registration statement shall have the meanings assigned to them in the prospectus which forms a part of this registration statement.

Item 30.	Quantitative and Qualitative Disclosure About Market Risk

For information required by this item please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Qualitative Disclosures About Market Risk” in the prospectus included in this registration statement.

Item 31.	Other Expenses of Issuance and Distribution

The following is a statement of estimated expenses to be incurred by Hines Global REIT, Inc. in connection with the issuance and distribution of the securities being registered pursuant to this registration statement. All amounts are estimated except the Securities Act registration fee and the FINRA filing fee.

	Amount

Securities Act registration fee	$137,550	(1)
FINRA filing fee	75,500
Blue sky qualification fees and expenses	500,000
Printing and mailing expenses	6,000,000
Legal fees and expenses	4,000,000
Accounting fees and expenses	1,000,000
Advertising and sales literature	1,200,000
Transfer agent fees	3,750,000
Bank and other administrative expenses	250,000
Due diligence expense reimbursements	7,500,000

Total	$24,413,050

(1)	$117,900 of this fee was paid for the primary offering and $19,650 was paid for shares that may be issued in connection with the Distribution Reinvestment Plan as disclosed on the cover page of this Registration Statement.

Item 32.	Sales to Special Parties

We may sell shares to retirement plans of participating broker dealers, to participating broker dealers themselves (and their employees), to IRAs and qualified plans of their registered representatives or to any one of their registered representatives in their individual capacities (and to each of their spouses, parents and minor children) at a 7.5% discount, or $9.25 per share, reflecting that no selling commissions will be paid in connection with such transactions. The net proceeds we receive will not be affected by such sales of shares at a discount.

Our directors and officers, both current and retired, as well as affiliates of Hines and their directors, officers and employees, both current and retired (and their spouses, parents and minor children) and entities owned substantially by such individuals, may purchase shares in this offering at a 10.00% discount, or $9.00 per share, reflecting the fact that no selling commissions or dealer manager fees will be paid in connection with any such sales. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

In addition, Hines, the Dealer Manager or one of their affiliates may form one or more foreign-based entities for the purpose of raising capital from foreign investors to invest in our shares. Sales of our shares to any such foreign entity may be at a 7.5% discount, or $9.25 per share, reflecting the fact that no selling commissions will be paid in connection with any such transactions. The net offering proceeds we receive will not be affected by such sales of shares at a discount.

Item 33.	Recent Sales of Unregistered Securities

Hines Global REIT, Inc. issued 1,111.111 common shares to Hines Global REIT Investor Limited Partnership, in exchange for an investment of $10,000 in connection with the formation of Hines Global REIT, Inc. in January 2009 in an offering exempt from registration under Section 4(2) of the Securities Act of 1933, as amended. There have been no other sales of unregistered securities within the past three years.

Item 34.	Indemnification of Directors and Officers

The Maryland General Corporation Law (the “MGCL”) permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (ii) the director or officer actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL a Maryland corporation may not provide indemnification for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification; and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it shall ultimately be determined that the standard of conduct was not met.

Subject to the conditions set forth in this Item, our charter provides that no director or officer of Hines Global will be liable to Hines Global or its stockholders for money damages and that Hines Global shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay, advance or reimburse the reasonable expenses of any director or officer of Hines Global against any and all losses or liabilities reasonably incurred by any such person in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacities. Under our charter, we shall not indemnify a director, an advisor or an affiliate of the advisor (each an “Indemnified Party”) for any liability or loss suffered by such Indemnified Party, nor shall we provide that such Indemnified Party be held harmless for any loss or liability suffered by us, unless all of the following conditions are met: (i) the Indemnified Party determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests; (ii) the Indemnified Party was acting on behalf of or performing services for us; (iii) such liability or loss was not the result of negligence or misconduct by such Indemnified Party except in the event that the Indemnified Party is or was an independent director, such liability or loss was not the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our stockholders.

Notwithstanding the foregoing, we shall not indemnify any Indemnified Party or any person acting as a broker dealer, for any loss, liability or expenses arising from or out of an alleged violation of federal or state securities laws unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws. Our charter provides that the advancement of our funds to an Indemnified Party for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party on behalf of us; (ii) the legal action is initiated by a third party who is not a stockholder of ours or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnified Party provides us with written affirmation of his good faith belief that he met the standard of conduct necessary for indemnification and undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, in cases in which such Indemnified Party is found not to be entitled to indemnification.

Indemnification under the provisions of the MGCL is not deemed exclusive of any other rights, by indemnification or otherwise, to which an officer or director may be entitled under our charter or bylaws, or under resolutions of stockholders or directors, contract or otherwise. We intend to enter into separate indemnification agreements with each of our directors and officers. The indemnification agreements will require, among other things, that we indemnify our directors and officers to the fullest extent permitted by law and our charter, and advance to the directors and officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. We also must indemnify and advance all expenses incurred by directors and officers seeking to enforce their rights under the indemnification agreements and cover directors and officers under our directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by provisions in the charter and bylaws, as a contract, it cannot be unilaterally modified by the board of directors or by the stockholders to eliminate the rights it provides. We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability. Our charter provides that neither the amendment, nor the repeal, nor the adoption of any other provision of the charter or bylaws will apply to or affect, in any respect, any party’s right to indemnification for actions or failures to act which occurred prior to such amendment, repeal or adoption.

To the extent that the indemnification may apply to liabilities arising under the Securities Act, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and, therefore, unenforceable pursuant to Section 14 of the Securities Act.

Item 35.	Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36.	Financial Statements and Exhibits

(a) Financial Statements:

(1) The following financial statements are incorporated by reference as part of the Prospectus included in this registration statement as set forth in the section of the Prospectus titled “Incorporation by Reference.”

Hines Global REIT, Inc. — As of December 31, 2010, 2009 and For the Years Ended December 31, 2010 and 2009 and for the Period From December 10, 2008 (date of inception) through December 31, 2008
Consolidated Financial Statements:
Report of Independent Registered Public Accounting Firm	*
Consolidated Financial Statements:
Consolidated Balance Sheets	*
Consolidated Statements of Operations	*
Consolidated Statements of Equity	*
Consolidated Statements of Cash Flows	*
Notes to Consolidated Financial Statements	*
17600 Gillette Irvine, California — For the Three Months Ended March 31, 2010 (Unaudited) and the Year Ended December 31, 2009
Independent Auditors’ Report	*
Statements of Revenues and Certain Operating Expenses	*
Notes to Statements of Revenues and Certain Operating Expenses	*
Brindleyplace Project, Birmingham, England — For the Six Months Ended June 30, 2010 (Unaudited) and the Year Ended December 31, 2009
Independent Auditors’ Report	*
Statements of Revenues and Certain Operating Expenses	*
Notes to Statements of Revenues and Certain Operating Expenses	*
Hock Plaza, Durham, North Carolina — For the Six Months Ended June 30, 2010 (Unaudited) and the Year Ended December 31, 2009
Independent Auditors’ Report	*
Statements of Revenues and Certain Operating Expenses	*
Notes to Statements of Revenues and Certain Operating Expenses	*
Southpark, Austin, Texas — For the Nine Months Ended September 30, 2010 (Unaudited) and the Year Ended December 31, 2009
Independent Auditors’ Report	*
Statements of Revenues and Certain Operating Expenses	*
Notes to Statements of Revenues and Certain Operating Expenses	*
Fifty South Sixth, Minneapolis, Minnesota — For the Nine Months Ended September 30, 2010 (Unaudited) and the Year Ended December 31, 2009
Independent Auditors’ Report	*
Statements of Revenues and Certain Operating Expenses	*
Notes to Statements of Revenues and Certain Operating Expenses	*
Hines Global REIT, Inc. —
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2010	*
Notes to Unaudited Pro Forma Consolidated Financial Statements	*

*	See the “Incorporation by Reference” section of the Prospectus included in this Registration Statement.

(b) Exhibits:

The documents listed on the Index to Exhibits are filed as exhibits to this registration statement.

Item 37.	Undertakings

The undersigned registrant hereby undertakes:

(a) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)(i) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed; and

(iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) if the registrant is relying on Rule 430B:

(A) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(e) to send to each stockholder at least on annual basis a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f) to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the company.

(g) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each material property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

(h) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period and during a period when the undersigned registrant is not engaged in an offering of its shares of common stock, involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

TABLE VI

ACQUISITIONS OF PROPERTIES BY PROGRAM
(Past/Prior Performance is Not Indicative of Future Results)

Table VI presents information concerning the acquisition of properties during the three years ended December 31, 2010 by prior programs sponsored by Hines. For development properties acquired, the contract purchase price includes all acquisition and development costs incurred through December 31, 2010. Amounts are in thousands unless otherwise noted.

					Contract
					Purchase
	Gross		Original	Cash Down	Price Plus	Other Cash	Other Cash
	Leasable	Date Of	Mortgage	Payment	Acquisition	Expenditures	Expenditures	Total Cost
Property and Location	Space (sq. ft.)	Purchase(1)	Financing	(Equity)	Fee	Expensed	Capitalized	of Property

Acquisitions:
Hines Real Estate Investment Trust, Inc.
2555 Grand, Kansas City, MO	595,607	Feb-08	86,000	70,013	157,358	—	213	157,571
Raytheon/DIRECTV Buildings, El Segundo, CAL	550,579	Mar-08	54,200	77,580	121,335	—	11,780	133,115
Williams Tower, Houston, TX	1,480,623	May-08	165,000	106,854	274,215	—	354	274,569
4050/4055 Corporate Drive, Dallas, TX	643,429	May-08	—	42,916	43,228	—	116	43,344
Grocery-Anchored Portfolio, Multi-State	1,137,875	Nov-08	70,000	74,241	147,892	—	657	148,549
Distribution Park Araucaria, Curitiba, Brazil	459,587	Dec-08	—	32,762	33,703	—	41	33,744
Distribution Park Elouveira, Sao Paulo, Brazil	534,794	Dec-08	—	40,430	41,591	—	50	41,641
Distribution Park Vinhedo, Sao Paulo, Brazil	609,474	Dec-08	—	41,794	42,994	—	52	43,046
345 Inverness Drive, Denver, CO	175,287	Dec-08	15,500	10,240	26,471	—	40	26,511
Arapahoe Business Parks, Denver, CO	309,450	Dec-08	20,250	20,622	42,024	—	72	42,096
Grocery-Anchored Portfolio, Multi-State (2009)	379,664	Jan-09- Mar-09	24,190	23,303	47,788	—	1,097	48,885
Hines US Core Office Fund LP(2)
One North Wacker, Chicago, IL	1,373,754	Mar-08	213,967	349,449	540,000		23,416	563,416
Hines US Office Value Added Fund II LP
Citigroup Center, Los Angeles, CA	891,056	Sep-08	160,000	117,200	277,200	—	1,642	278,842
Hines Pan-European Core Fund
Marienstrasse 15, Frankfurt, Germany	60,461	Sep-08	15,766	18,528	32,717	85	1,492	34,294
Domkaskaden, Hamburg, Germany	85,778	Aug-10	24,048	27,487	48,307	—	3,228	51,535

(1)	Date of purchase disclosed for developments is the completion date of the project.

(2)	Hines US Core Office Fund LP does not own 100% of this property; its ownership interests in this property is 83.0%.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 15, 2011.

Hines Global REIT, Inc.

By:	/s/ Charles N. Hazen
Charles N. Hazen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey C. Hines* Jeffrey C. Hines	Chairman of the Board of Directors	April 15, 2011

/s/ Charles N. Hazen Charles N. Hazen	President and Chief Executive Officer (Principal Executive Officer)	April 15, 2011

/s/ Sherri W. Schugart* Sherri W. Schugart	Chief Financial Officer (Principal Financial Officer)	April 15, 2011

/s/ Ryan T. Sims Ryan T. Sims	Chief Accounting Officer (Principal Accounting Officer)	April 15, 2011

/s/ Charles M. Baughn* Charles M. Baughn	Director	April 15, 2011

/s/ Jack L. Farley* Jack L. Farley	Director	April 15, 2011

/s/ C. Hastings Johnson* C. Hastings Johnson	Director	April 15, 2011

/s/ Thomas L. Mitchell* Thomas L. Mitchell	Director	April 15, 2011

/s/ John S. Moody* John S. Moody	Director	April 15, 2011

/s/ Peter Shaper* Peter Shaper	Director	April 15, 2011

*	Signed on behalf of the named individuals by Ryan T. Sims under power of attorney.

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Dealer Manager Agreement, dated as of August 3, 2009, by and between Hines Global REIT, Inc. and Hines Real Estate Investments, Inc. (filed as Exhibit 1.1 to Pre-Effective Amendment No. 3 to the Registration Statement on Form S-11 filed by the Registrant on January 15, 2009, as amended on March 18, 2009, June 16, 2009 and August 3, 2009 (File no. 333-156742) (the “Registration Statement”) on August 3, 2009 and incorporated by reference herein)
1.2	Form of Selected Dealer Agreement (filed as Exhibit 1.2 to Pre-Effective Amendment No. 3 to the Registration Statement on August 3, 2009 and incorporated by reference herein)
1.3	Selected Dealer Agreement, dated May 19, 2010, by and among Hines Global REIT, Inc., Hines Real Estate Investments, Inc., Hines Global REIT Advisors LP and Ameriprise Financial Services, Inc. (filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K on May 25, 2010, and incorporated by reference herein)
1.4	Selected Dealer Agreement, dated September 28, 2010, by and among Hines Global REIT, Inc., Hines Real Estate Investments, Inc., Hines Global REIT Advisors LP and Securities America, Inc. (filed as Exhibit 1.4 to Post-Effective Amendment No. 3 to the Registration Statement on December 1, 2010 and incorporated by reference herein)
3.1	Articles of Amendment and Restatement of Hines Global REIT, Inc. (filed as Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Registration Statement on August 3, 2009 and incorporated by reference herein)
3.2	Bylaws of Hines Global REIT, Inc. (filed as Exhibit 3.2 to Pre-Effective Amendment No. 1 to the Registration Statement on March 18, 2009 and incorporated by reference herein)
4.1	Form of Subscription Agreement (included in the Prospectus as Appendix B)
4.2	Hines Global REIT, Inc. Distribution Reinvestment Plan (included in the Prospectus as Appendix C)
5.1	Opinion of Venable LLP, dated August 3, 2009 (filed as Exhibit 5.1 to Pre-Effective Amendment No. 3 to the Registration Statement on August 3, 2009 and incorporated by reference herein)
8.1	Opinion of Greenberg Traurig, LLP as to tax matters, dated August 3, 2009 (filed as Exhibit 8.1 to Pre-Effective Amendment No. 3 to the Registration Statement on August 3, 2009 and incorporated by reference herein)
10.1	Agreement of Limited Partnership of Hines Global REIT Properties LP, dated as of August 3, 2009 (filed as Exhibit 10.1 to Pre-Effective Amendment No. 3 to the Registration Statement on August 3, 2009 and incorporated by reference herein)
10.2	Advisory Agreement, dated as of August 3, 2009, among Hines Global REIT Advisors LP, Hines Global REIT Properties LP and Hines Global REIT, Inc. (filed as Exhibit 10.2 to Pre-Effective Amendment No. 3 to the Registration Statement on August 3, 2009 and incorporated by reference herein)
10.3	Escrow Agreement, dated as of August 3, 2009, by and among Hines Real Estate Investments, Inc., Hines Global REIT, Inc. and UMB Bank, N.A. (filed as Exhibit 10.4 to Pre-Effective Amendment No. 3 to the Registration Statement on August 3, 2009 and incorporated by reference herein)
10.4	Form of Indemnification Agreement entered into between Hines Global REIT, Inc. and each of the following persons as of August 3, 2009: Jeffrey C. Hines, C. Hastings Johnson, Charles M. Baughn, Jack L. Farley, Thomas L. Mitchell, John S. Moody, Peter Shaper, Charles N. Hazen, Sherri W. Schugart, Edmund A. Donaldson, Frank R. Apollo, Kevin L. McMeans and Ryan T. Sims (filed as Exhibit 10.5 to Pre-Effective Amendment No. 3 to the Registration Statement on August 3, 2009 and incorporated by reference herein)
10.5	Purchase and Sale Agreement dated as of March 5, 2010 between Brickman Durham LLC and Hines Global REIT Properties LP (filed as Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q on May 17, 2010, and incorporated by reference herein)
10.6	Contract of Sale and Purchase, dated as of May 13, 2010, by and between AJ Irvine Owner Corporation and Hines Global REIT Properties LP (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on May 19, 2010, and incorporated by reference herein)
10.7	First Amendment to Purchase and Sale Agreement dated as of March 22, 2010 between Brickman Durham LLC and Hines Global REIT Properties LP (filed as Exhibit 99.1 to the Registrant’s Quarterly Report on Form 10-Q on May 17, 2010, and incorporated by reference herein)

Exhibit No.	Description

10.8	Second Amendment to Purchase and Sale Agreement dated as of March 24, 2010 between Brickman Durham LLC and Hines Global REIT Properties LP (filed as Exhibit 99.2 to the Registrant’s Quarterly Report on Form 10-Q on May 17, 2010, and incorporated by reference herein)
10.9	Third Amendment to Purchase and Sale Agreement dated as of March 25, 2010 between Brickman Durham LLC and Hines Global REIT Properties LP (filed as Exhibit 99.3 to the Registrant’s Quarterly Report on Form 10-Q on May 17, 2010, and incorporated by reference herein)
10.10	Fourth Amendment to Purchase and Sale Agreement dated as of March 26, 2010 between Brickman Durham LLC and Hines Global REIT Properties LP (filed as Exhibit 99.4 to the Registrant’s Quarterly Report on Form 10-Q on May 17, 2010, and incorporated by reference herein)
10.11	Fifth Amendment to Purchase and Sale Agreement dated as of April 12, 2010 between Brickman Durham LLC and Hines Global REIT Properties LP (filed as Exhibit 99.5 to the Registrant’s Quarterly Report on Form 10-Q on May 17, 2010, and incorporated by reference herein)
10.12	Sixth Amendment to Purchase and Sale Agreement dated as of April 22, 2010 between Brickman Durham LLC and Hines Global REIT Properties LP (filed as Exhibit 99.6 to the Registrant’s Quarterly Report on Form 10-Q on May 17, 2010, and incorporated by reference herein)
10.13	Purchase and Sale Agreement and Escrow Instructions, dated as of May 24, 2010, by and between KBS Southpark Commerce Center II, LLC and Hines Global REIT Properties LP (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on May 28, 2010, and incorporated by reference herein)
10.14	First Amendment to the Contract of Sale and Purchase dated as of June 2, 2010 between AJ Irvine Owner Corporation and Hines Global REIT Properties, LP (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on June 15, 2010, and incorporated by reference herein)
10.15	Second Amendment to the Contract of Sale and Purchase dated as of June 4, 2010 by and between AJ Irvine Owner Corporation and Hines Global REIT Properties, LP (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on June 15, 2010, and incorporated by reference herein)
10.16	Bill of Sale and Assignment, dated as of June 9, 2010, by and between AJ Irvine Owner Corporation and Hines Global REIT 17600 Gillette LP (filed as Exhibit 10.16 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to the Registration Statement on September 1, 2010, and incorporated by reference herein)
10.17	Form of Property Management and Lease Agreement between Subsidiary of Hines Global REIT and Hines Interests Limited Partnership (Domestic Office Properties) (filed as Exhibit 10.17 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to the Registration Statement on September 1, 2010, and incorporated by reference herein)
10.18	Joint Venture Agreement, dated as of July 1, 2010, by and between Hines Global REIT Properties LP and MREF II MH S.Á.R.L. (filed as Exhibit 10.18 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to the Registration Statement on September 1, 2010, and incorporated by reference herein)
10.19	Agreement for Sale of Land and Buildings, dated as of July 1, 2010, by and among Brindleyplace Nominee Limited, Brindleyplace Co-Nominee Limited, Brindleyplace (Headlease) Limited and Brindleyplace (Headlease) (No 2) Limited, as the sellers, and Hines — Moorfield Brindley 100 S.Á.R.L., Hines — Moorfield Brindley 3 S.Á.R.L., Hines — Moorfield Brindley 4 S.Á.R.L., Hines — Moorfield Brindley 5 S.Á.R.L., Hines — Moorfield Brindley 6 S.Á.R.L. and Hines — Moorfield Brindley 9 S.Á.R.L., as the buyers (filed as Exhibit 10.19 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to the Registration Statement on September 1, 2010, and incorporated by reference herein)
10.20	Facility Agreement, dated as of July 1, 2010, by and among Hines — Moorfield Brindley 3 S.Á.R.L., Hines — Moorfield Brindley 4 S.Á.R.L., Hines — Moorfield Brindley 5 S.Á.R.L., Hines — Moorfield Brindley 6 S.Á.R.L., Hines — Moorfield Brindley 9 S.Á.R.L. and Hines — Moorfield Brindley 100 S.Á.R.L., as borrowers, Eurohypo AG, London Branch, as lender, and Eurohypo AG, London Branch, as agent (filed as Exhibit 10.20 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to the Registration Statement on September 1, 2010, and incorporated by reference herein)
10.21	Form of Brindleyplace Estate, Birmingham Property Management Agreement, entered into between subsidiaries of Hines Global REIT, Inc. and GVA Grimley Limited, each dated as of July 7, 2010 (filed as Exhibit 10.21 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to the Registration Statement on September 1, 2010, and incorporated by reference herein)

Exhibit No.	Description

10.22	Asset Management Agreement, dated as of July 7, 2010, by and among Hines — Moorfield Brindley 3 S.Á.R.L., Hines — Moorfield Brindley 4 S.Á.R.L., Hines — Moorfield Brindley 5 S.Á.R.L., Hines — Moorfield Brindley 6 S.Á.R.L., Hines — Moorfield Brindley 9 S.Á.R.L. and Hines — Moorfield Brindley 100 S.Á.R.L. and Argent Estates Limited (filed as Exhibit 10.22 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to the Registration Statement on September 1, 2010, and incorporated by reference herein)
10.23	Seventh Amendment to Purchase and Sale Agreement dated as of August 27, 2010, between Brickman Durham LLC and Hines Global REIT Properties LP (filed as Exhibit 10.23 to Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 2 to the Registration Statement on September 1, 2010, and incorporated by reference herein)
10.24	Purchase and Sale Agreement, dated as of September 24, 2010, by and between KanAm Grund Kapitalanlagegesellschaft mbH, for the benefit of KanAm US-grundinvest Fonds, and Hines Global 50 South Sixth LLC (filed as exhibit 10.1 to the Registrant’s Current Report on Form 8-K on September 27, 2010 and is incorporated by reference herein)
10.25	Loan Assumption and Substitution Agreement, dated as of September 8, 2010, by and among Hines Global REIT Hock Plaza I LLC, Hines Global REIT Properties LP, Brickman Durham LLC, and Bruce S. Brickman, Kathleen Corton, and Roderick O’Connor in favor of Bank of America, N.A., as trustee for the registered holders of GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2006-GG6 (filed as Exhibit 10.9 to the Registrant’s Current Report on Form 8-K/A on November 12, 2010 and is incorporated by reference herein)
10.26	Loan Agreement, dated as of November 17, 2005, between Brickman Durham LLC and Greenwich Capital Financial Products, Inc. (filed as Exhibit 10.10 to the Registrant’s Current Report on Form 8-K/A on November 12, 2010 and is incorporated by reference herein)
10.27	Promissory Note, issued by Brickman Durham LLC to Greenwich Capital Financial Products, Inc., dated as of November 17, 2005 (filed as Exhibit 10.11 to the Registrant’s Current Report on Form 8-K/A on November 12, 2010 and is incorporated by reference herein)
10.28	Note and Deed of Trust Assumption Agreement, dated as of October 19, 2010, among Bank of America, N.A., as Trustee for the Registered Holders of Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2007-GG9, Commercial Mortgage Pass-Through Certificates, Series 2007-GG9; KBS Southpark Commerce Center II, LLC, and Hines Global REIT Southpark Center II LP (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K/A on December 1, 2010 and is incorporated by reference herein)
10.29	Loan Agreement, dated as of November 14, 2006 between KBS Southpark Commerce Center II, LLC and Greenwich Capital Financial Products, Inc. (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K/A on December 1, 2010 and is incorporated by reference herein)
10.30	Promissory Note, issued by KBS Southpark Commerce Center II, LLC to Greenwich Capital Financial Products, Inc., dated as of October 19, 2010 (filed as Exhibit 10.4 to the Registrant’s Current Report on Form 8-K/A on December 1, 2010 and is incorporated by reference herein)
10.31	Loan Agreement, dated as of November 4, 2010 by and among Hines Global REIT 50 South Sixth LLC, PB Capital Corporation (in its individual capacity and not as Administrative Agent) and PB Capital Corporation, as Administrative Agent (filed as Exhibit 10.31 to Post-Effective Amendment No. 3 to the Registration Statement on December 1, 2010 and incorporated by reference herein)
10.32	Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing from Hines Global REIT 50 South Sixth LLC to PB Capital Corporation, dated as of November 4, 2010 (filed as Exhibit 10.32 to Post-Effective Amendment No. 3 to the Registration Statement on December 1, 2010 and incorporated by reference herein)
10.33	Agreement for the Sale and Purchase of the Entire Issued Share Capital of Sofina Properties Limited, dated as of March 3, 2011, by and between Shalati Investments Limited and Hines Global REIT Holdco Sárl (filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K on March 17, 2011 and is incorporated by reference herein)
10.34	Facility Agreement, dated as of March 11, 2011, by and among Sofina Properties Limited, as borrower, and Landesbank Baden-Württemberg, as lender and agent (filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K on March 17, 2011 and is incorporated by reference herein)

Exhibit No.		Description

10.35		Deed of Debenture, dated as of March 11, 2011, by and between Sofina Properties Limited, as chargor, and Landesbank Baden-Württemberg, as security agent (filed as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K on March 17, 2011 and is incorporated by reference herein)
21.1		List of Subsidiaries of Hines Global REIT, Inc. (filed as Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K on March 30, 2011 and incorporated by reference herein)
23	.1*	Consent of Deloitte & Touche LLP
23	.2*	Consent of Deloitte & Touche LLP
23	.3*	Consent of Saville Dodgen & Company PLLC
23.4		Consent of Venable LLP (included in Exhibit 5.1)
23.5		Consent of Greenberg Traurig, LLP (included in Exhibit 8.1)
24.1		Power of Attorney of certain signatories (included in the signature pages to Pre-Effective Amendment No. 3 to the Registration Statement on August 3, 2009 and the signature pages to the initial Registration Statement on January 15, 2009 and incorporated by reference herein)

*	Filed herewith